                                                                     EXHIBIT 1.1

        THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

IF YOU ARE IN ANY DOUBT as to any aspect of this circular or as to the action to be taken, you should consult your licensed securities dealer, bank manager, solicitor, professional accountant or other professional adviser.

IF YOU HAVE SOLD OR TRANSFERRED all your shares in GUANGSHEN RAILWAY COMPANY LIMITED, you should at once hand this circular and the accompanying form of proxy to the purchaser or the transferee or to the bank, licensed securities dealer or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee.

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this circular, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.

This circular is for information purposes only and does not constitute an invitation or offer to acquire, purchase or subscribe for the securities of the Company.

                    [GUANGSHEN RAILWAY COMPANY LIMITED LOGO]

 (a joint stock limited company incorporated in the People's Republic of China)
                                (Stock Code: 525)

                             PROPOSED A SHARE ISSUE
                 PROPOSED AMENDMENTS TO ARTICLES OF ASSOCIATION
             VERY SUBSTANTIAL ACQUISITION AND CONNECTED TRANSACTION
                         ONGOING CONNECTED TRANSACTIONS

      INDEPENDENT FINANCIAL ADVISER TO THE INDEPENDENT BOARD COMMITTEE AND
                          THE INDEPENDENT SHAREHOLDERS

                          [BNP PARIBAS PEREGRINE LOGO]

A letter from the Board is set out on pages 6 to 39 of this circular.

A letter from the Independent Board Committee containing its advice to the Independent Shareholders is set out on page 40 of this circular.

A letter from the Independent Financial Adviser containing its opinion and advice to the Independent Board Committee and the Independent Shareholders is set out on pages 41 to 71 of this circular.

Notices all dated 15 November 2004 convening the class meeting of holders of Domestic Shares and the class meeting of holders of H Shares to be held on 30 December 2004 (Thursday) at 9:00 a.m. and 9:30 a.m. (or immediately after the conclusion or adjournment of the class meeting of holders of Domestic Shares), respectively, and the EGM at 10:00 a.m. (or immediately after the conclusion or adjournment of the class meeting of holders of H Shares) at the Meeting Room, 3/F., No. 1052 Heping Road, Shenzhen, Guangdong Province, the PRC are reproduced on pages 250 to 259 of this circular.

Whether or not you are able to attend the respective meetings, you are requested to complete and return the enclosed form of proxy in accordance with the instructions printed thereon. If you intend to attend the respective meetings, you are required to complete and return the reply slip to the registered office of Guangshen Railway Company Limited at No. 1052 Heping Road, Shenzhen, Gunagdong Province, the PRC before 10 December 2004. The proxy form should be returned to the registered office of the Company not less than 24 hours before the time appointed for the holding of the respective meetings (or any adjournment thereof).

                                                                 5 December 2004

                                    CONTENTS

                                                                                          Pages
DEFINITIONS ..........................................................................      1
LETTER FROM THE BOARD ................................................................      6
LETTER FROM THE INDEPENDENT BOARD COMMITTEE ..........................................     40
LETTER FROM THE INDEPENDENT FINANCIAL ADVISER  .......................................     41
APPENDIX I     -   FINANCIAL INFORMATION RELATING TO THE GROUP .......................     72
APPENDIX II    -   FINANCIAL INFORMATION RELATING TO THE BUSINESS ....................    113
APPENDIX III   -   PRO FORMA FINANCIAL INFORMATION RELATING TO THE ENLARGED GROUP ....    149
APPENDIX IV    -   PRO FORMA INFORMATION RELATING TO THE BUSINESS ....................    159
APPENDIX V     -   PROPERTY VALUATION REPORT .........................................    166
APPENDIX VI    -   BUSINESS VALUATION REPORT .........................................    184
APPENDIX VII   -   REPORT OF FACTUAL FINDINGS ........................................    193
APPENDIX VIII  -   GENERAL INFORMATION ...............................................    195
APPENDIX IX    -   PROPOSED AMENDMENTS TO ARTICLES OF ASSOCIATION ....................    202
APPENDIX X     -   MISCELLANEOUS .....................................................    223
NOTICE OF CLASS MEETING OF DOMESTIC SHARES ...........................................    250
NOTICE OF CLASS MEETING OF H SHARES ..................................................    252
NOTICE OF EXTRAORDINARY GENERAL MEETING  .............................................    254

                                   DEFINITIONS

In this circular, the following expressions shall have the meanings set out below unless the context requires otherwise:

"A Share(s)"

the Domestic Share(s), which are proposed to be allotted and issued to institutional and public investors in the PRC by the Company and listed on the Shanghai Stock Exchange

"A Share Issue"

the proposed issue of not more than 2.75 billion A Shares to institutional and public investors in the PRC by the Company, which are proposed to be listed on the Shanghai Stock Exchange

"Acquired

Assets" the railway transportation business between Guangzhou and Pingshi currently operated by the Vendor and all assets and liabilities relating to such business

"Acquisition"

the acquisition of the Acquired Assets pursuant to the Acquisition Agreement

"Acquisition Agreement"

the conditional sale and purchase agreement entered into between the Vendor and the Company dated 15 November 2004 in relation to the Acquisition

"Acquisition Commencement Date"

the date on which the A Share Issue is completed, the proceeds thereof are received by the Company and a capital verification report is issued by a qualified PRC accountant hired by the Company

"ADSs"

American depository shares, each representing 50 H Shares

"Articles"

the articles of association of the Company from time to time

"associate(s)"

has the meaning ascribed thereto under the Listing Rules

"Board"

the board of Directors

"Business"

the railway transportation business between Guangzhou and Pingshi operated by the Acquired Assets

                                   DEFINITIONS

"CEA-Renda"

CEA-Renda Real Estate Appraisal (Chinese Characters), a state approved valuer which is qualified under the relevant PRC regulations to conduct, and has prior experience in conducting, valuation of land in the PRC. It is independent of and not connected with the Company, its subsidiaries or any of their chief executives, directors, supervisors or substantial shareholders or any of their associates

"Company"

Guangshen Railway Company Limited (Chinese Characters), a joint stock limited company incorporated in the PRC, the H Shares of which are listed on HKSE and the ADSs of which are listed on NYSE

"Consideration"

the consideration payable for the Acquisition under the Acquisition Agreement

"CSRC"

China Securities Regulatory Commission (Chinese Characters)

"Day(s)"

working day(s), not including Saturdays, Sundays and PRC public holidays

"Directors"

the directors of the Company

"Domestic Share(s)"

domestic invested Share(s), which are subscribed for in RMB by PRC investors

"EGM"

the extraordinary general meeting of the Company to be held at 10 a.m. or immediately after the conclusion or adjournment of the class meeting of holders of H Shares on 30 December 2004

"Enlarged Group"

the Group as enlarged by, or taking into account the impact of, the Acquisition

"GDP"

Gross domestic product

"Group"

the Company and its subsidiaries

"GS"

Guangshen Railway Enterprise Development Company (Chinese Characters), a wholly-owned subsidiary of the Parent Company

                                   DEFINITIONS

"H Share(s)"

overseas listed foreign Share(s), which are subscribed for and traded in Hong Kong dollars on HKSE

"HKSE"

The Stock Exchange of Hong Kong Limited

"Hong Kong"

The Hong Kong Special Administrative Region of the PRC

"Independent Board Committee"

an independent committee of the Board comprising Mr. Chang Loong Cheong, Ms. Deborah Kong and Mr. Wilton Chau Chi Wai who are independent non-executive Directors

"Independent Financial Adviser"

BNP Paribas Peregrine Capital Limited, a corporation licensed to conduct type 1 (dealing in securities) and type 6 (advising on corporate finance) regulated activities under the SFO

"Independent Shareholders"

Shareholders other than the Parent Company and its associates

"Latest Practicable Date"

30 November 2004, being the latest practicable date prior to the printing of this circular for ascertaining certain information contained in this circular

"Leasing Agreement"

the conditional leasing agreement entered into between the Parent Company and the Company dated 15 November 2004 in relation to the lease of various pieces of land along the railway between Guangzhou and Pingshi

"Listing Rules"

the Rules Governing the Listing of Securities on HKSE

"MOR"

Ministry of Railways (Chinese Characters), PRC

"NDRC"

National Development and Reform Commission (Chinese Characters)

"NYSE"

The New York Stock Exchange, Inc.

"Ongoing Connected Transactions"

collectively, the transactions contemplated under any of the Leasing Agreement, the Parent Comprehensive Services Agreement and the YC Comprehensive Services Agreement

                                  DEFINITIONS

"Parent Company"

Guangzhou Railway (Group) Company (Chinese Characters), a state-owned enterprise under the administration of the MOR and also the controlling shareholder of the Company

"Parent Comprehensive Services Agreement"

the conditional comprehensive services agreement entered into between the Parent Company and the Company dated 15 November 2004 in relation to the provision of services by the Parent Company and/or its associates to the Company or vice versa

"PRC"

The People's Republic of China

"Reference Date"

30 June 2004 or such later date as required by the relevant PRC laws or regulations

"Relevant Ratio"

any of the five ratios (other than the profits ratio in the case of connected transactions) as set out in Rule 14.07 of the Listing Rules

"RMB"

Renminbi, the lawful currency of the PRC

"SFO"

the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong)

"Shanghai Stock Exchange"

Shanghai Stock Exchange (Chinese Characters)

"Shareholder(s)"

holder(s) of Shares

"Share(s)"

shares of nominal value RMB1.00 each in the share capital of the Company

"Supervisors"

supervisors of the Company

"Valuation Report"

a valuation report prepared by the Valuer in relation to the assessment of the Acquired Assets as at 30 June 2004

                                  DEFINITIONS

"Valuer"

Beijing Pan-china Assets Appraisal Co. Ltd. (Chinese Characters), a state-approved valuer which is qualified under the relevant PRC regulations to conduct, and has prior experience in conducting, valuation of business/assets in the PRC. It is independent of and not connected with the Company, its subsidiaries or any of their chief executives, directors, supervisors or substantial shareholders or any of their associates

"Vendor"

Guangzhou Railway Group Yang Cheng Railway Company (Chinese Characters), a PRC state-owned enterprise and a wholly-owned subsidiary of the Parent Company

"YC Comprehensive Services Agreement"

the conditional comprehensive services agreement entered into between the Vendor and the Company dated 15 November 2004 in relation to the provision of certain services by the Vendor

"HK$"

Hong Kong dollars, the lawful currency of Hong Kong

"%"

per cent

Unless otherwise specified, the Renminbi amounts shown in this circular have been translated into Hong Kong dollars at an exchange rate of HK$1.00=RMB1.07. Such translation should not be construed as a representation that the RMB amounts have been, could have been or could be converted into HK$, as the case may be, at this or any other rates or at all.

                              LETTER FROM THE BOARD

                    [GUANGSHEN RAILWAY COMPANY LIMITED LOGO]

 (a joint stock limited company incorporated in the People's Republic of China)
                                (Stock Code: 525)

Executive Directors:                             Registered Address:
Wu Junguang (Chairman)                           No. 1052 Heping Road
Li Qingyun                                       Shenzhen, Guangdong Province
Li Peng                                          The People's Republic of China
                                                 Postal Code: 518010
Non-executive Directors:
Feng Qifu
Hu Lingling
Wu Houhui
Wen Weiming

Independent Non-executive Directors:
Chang Loong Cheong
Deborah Kong
Wilton Chau Chi Wai

Company Secretary:
Guo Xiangdong

                                                                 5 December 2004

To the Shareholders

Dear Sir/Madam,

                             PROPOSED A SHARE ISSUE
                 PROPOSED AMENDMENTS TO ARTICLES OF ASSOCIATION
             VERY SUBSTANTIAL ACQUISITION AND CONNECTED TRANSACTION
                         ONGOING CONNECTED TRANSACTIONS

INTRODUCTION

On 15 November 2004, the Board announced that the Company intends to apply to the relevant PRC authorities for the allotment and issue of A Shares to institutional and public investors in the PRC and such A Shares are proposed to be listed on the Shanghai Stock Exchange. At present, the H Shares are listed on HKSE and the ADSs are listed on NYSE. The Company intends to use the net proceeds of the A Share Issue to finance the Acquisition as detailed below. The Company also proposes to make certain amendments to the Articles.

                              LETTER FROM THE BOARD

On 15 November 2004, the Board also announced that the Vendor, a wholly-owned subsidiary of the Parent Company, and the Company entered into the Acquisition Agreement with respect to the sale and purchase of the Acquired Assets, for a consideration to be determined with reference to the net asset value of the Acquired Assets as at the Reference Date as assessed by the Valuer and reported in the valuation report (which is required to be filed with the relevant PRC authorities). Such value as at 30 June 2004 was assessed and reported in the Valuation Report as RMB10,264,120,700, which amount was however subject to the confirmation by the relevant PRC authorities and certain adjustments as detailed below.

The Acquisition constitutes a very substantial acquisition of the Company requiring the approval of the Shareholders under the Listing Rules. The Vendor is a wholly-owned subsidiary of the Parent Company, which is the controlling shareholder of the Company; hence the Vendor is a connected person of the Company under the Listing Rules. Accordingly, the Acquisition also constitutes a connected transaction of the Company and is subject to, among other things, the approval of the Independent Shareholders. In anticipation of the A Share Issue and the Acquisition, the Company has entered into various agreements in respect of the Ongoing Connected Transactions with the Vendor and the Parent Company.

This circular contains, among other things, (1) details of the A Share Issue, the proposed amendments to the Articles, the Acquisition and the Ongoing Connected Transactions; (2) a letter from the Independent Board Committee with its recommendation to the Independent Shareholders; (3) a letter from the Independent Financial Adviser containing its advice to the Independent Board Committee and the Independent Shareholders; and (4) the notices of the class meeting of holders of Domestic Shares, class meeting of holders of H Shares and the EGM.

PROPOSED A SHARE ISSUE

The Company intends to apply to the relevant PRC authorities for the allotment and issue of A Shares to institutional and public investors in the PRC and such A Shares are proposed to be listed on the Shanghai Stock Exchange. At present, the H Shares are listed on HKSE and the ADSs are listed on NYSE. The Company has not engaged in any fund raising activities within the 12 months prior to the Latest Practicable Date.

STRUCTURE OF THE A SHARE ISSUE

Number of A Shares to be issued:

Not more than 2.75 billion A Shares, representing approximately 63.43% of the existing issued share capital of the Company and approximately 38.81% of the issued share capital of the Company as enlarged by the A Share Issue

Nominal value:

RMB1.00 each

                              LETTER FROM THE BOARD

Share rights:

The A Shares shall rank pari passu with the existing H Shares and state-owned Domestic Shares

Target subscribers:

Natural persons and institutional investors within the PRC (except those restricted by the applicable PRC laws and regulations). It is not expected that the Parent Company or any other connected persons of the Company will subscribe for the A Shares. If they do, the Company will then comply with the relevant requirements of the Listing Rules

Basis for determining the issue price:

The issue price for the proposed A Share Issue will be determined on the basis of market demand and the applicable CSRC regulations and thus the amount to be raised cannot be determined as at the Latest Practicable Date

Use of proceeds:

To finance the Acquisition (the consideration of which is set out below) and any surplus will be used as general working capital of the Company

Expected timing:

It is expected that the application for the A Share Issue will be submitted to the CSRC by the end of 2004 and that the A Share Issue will be completed by the end of the 2nd Quarter of 2005, subject to the market conditions and the policies of the CSRC

The Company was advised by its PRC lawyers that a dilution in the Parent Company's shareholding of the Company as a result of the A Share Issue is not subject to any specific approval of government authorities in the PRC.

SHAREHOLDERS' APPROVAL

Class meeting of holders of Domestic Shares and class meeting of holders of H Shares will be held on 30 December 2004 to consider and, if thought fit, approve the A Share Issue. The EGM will also be held on 30 December 2004 at which special resolutions will be proposed to consider and, if thought fit, to approve, among other things, the A Share Issue. It should be noted that the A Share Issue, upon the approval of the Shareholders at the class meeting of holders of Domestic Shares, class meeting of holders of H Shares and the EGM, is still subject to, among others, the approval of the CSRC. In addition, the approval of the Shanghai Stock Exchange as to the listing and dealings in the A Shares on the Shanghai Stock Exchange is also required.

                              LETTER FROM THE BOARD

EFFECT OF THE A SHARE ISSUE ON THE COMPANY'S SHAREHOLDING STRUCTURE

Set out below is the shareholding structure of the Company as at the Latest Practicable Date and immediately upon completion of the A Share Issue based on the assumption that an aggregate of 2.75 billion new A Shares will be issued under the A Share Issue:

                                                   AS AT THE                IMMEDIATELY UPON COMPLETION
                                            LATEST PRACTICABLE DATE            OF THE A SHARE ISSUE
   NAMES OF             TYPES OF         NUMBER OF         SHAREHOLDING      NUMBER OF       SHAREHOLDING
SHAREHOLDERS             SHARES          SHARES HELD        PERCENTAGE      SHARES HELD       PERCENTAGE
                                           Shares                %             Shares              %
The Parent        State-owned
  Company           Domestic Shares    2,904,250,000             66.99    2,904,250,000            40.99
Shareholders of   H Shares
  H Shares                             1,431,300,000             33.01    1,431,300,000            20.20
Shareholders      A Shares
  of A Shares                                      -                 -    2,750,000,000            38.81
                                       -------------            ------    -------------           ------
TOTAL                                  4,335,550,000            100.00    7,085,550,000           100.00
                                       =============            ======    =============           ======

PROPOSED AMENDMENTS TO THE ARTICLES

To cater for the A Share Issue and the amendments to the Listing Rules which took effect on 31 March 2004 and to enhance corporate governance, amendments will be made to the Articles in compliance with all such legal and regulatory requirements as will then be applicable to the Company.

Details of the proposed amendments to the Articles are set out in Appendix IX to this circular. Part (A) of Appendix IX sets out the proposed amendment to the Articles which shall take effect upon approval of the Shareholders at the EGM and the obtaining of necessary approvals, endorsements or registration from the relevant PRC authorities. Part (B) of Appendix IX sets out an extract of the major amendments as proposed in a new set of Articles which is to be adopted by the Company to cater for the A Share Issue and shall take effect upon approval of the Shareholders at the EGM, completion of the A Share Issue and the obtaining of necessary approvals, endorsements or registration from the relevant PRC authorities. Such major amendments deal with matters including, among other things: (a) alteration of the Company's registered capital and shareholding structure; (b) restrictions on the utilisation of the Company's funds; (c) definition of and procedures for approving connected transactions (in accordance with the requirements of CSRC); and (d) qualifications and rights of independent directors, etc..

                              LETTER FROM THE BOARD

PROPOSED ADOPTION OF CERTAIN REGULATIONS

To cater for, among other things, the A Share Issue, the Company proposes to adopt: (1) Decision Making System Concerning Connected Transactions of Guangshen Railway Company Limited; (2) Working Regulations for Independent Directors of Guangshen Railway Company Limited; and (3) System for Shareholders' General Meeting (Amended), all of which are subject to Shareholders' approval at the EGM. Details regarding each of such proposed regulations and systems are set out in Appendix X to this circular.

THE ACQUISITION

THE ACQUISITION AGREEMENT

DATE

15 November 2004

PARTIES

(1)    the Vendor

(2)    the Company

The Vendor is a wholly-owned subsidiary of the Parent Company. As at the Latest Practicable Date, the Parent Company, the controlling shareholder of the Company, and its associates beneficially owned 66.99% of the issued share capital of the Company. The Vendor is hence a connected person of the Company under the Listing Rules.

ASSETS TO BE ACQUIRED

The assets to be acquired pursuant to the Acquisition Agreement essentially comprise the railway transportation business between Guangzhou and Pingshi currently operated by the Vendor and all assets and liabilities relating to such business. Such Acquired Assets include, without limitation, properties, buildings, projects under construction, railroads, locomotives, trains, transportation facilities, the transfer of employees, rights and obligations under outstanding contracts, all in relation to the operation of the Guangzhou - Pingshi railway transportation business.

CONSIDERATION

The Consideration shall equal the net asset value of the Acquired Assets as at the Reference Date as assessed by the Valuer and reported in the valuation report (which is required to be filed with the relevant PRC authorities), subject to certain adjustments as described below.

                              LETTER FROM THE BOARD

Such value as at 30 June 2004 was assessed and reported in the Valuation Report as RMB10,264,120,700 (the "ASSESSED AMOUNT"), which is however subject to the confirmation by the relevant PRC authorities and adjustments for the following changes or matters revealed in a completion audit undertaken by the Company's domestic auditors (which audit shall commence within 5 Days from the Acquisition Commencement Date and be completed within 60 Days):

(a)   any depreciation on the Acquired Assets which are fixed assets;

(b)   any loss, damages or diminution in or to any of the Acquired Assets;

(c) any additions to the Vendor's operating assets made in accordance with the ordinary budget of the Vendor, which shall have been confirmed by the Company and audited by the Company's domestic auditors;

(d) any additions to or construction of the railway facilities that may be required by the MOR or other state authorities (the method and price for the acquisition of such additions or construction shall be determined in a supplemental agreement to be entered into between the parties); and

(e) any other adjustments which are necessary in accordance with domestic accounting principles in the PRC.

The amount to be adjusted in accordance with the above-mentioned principles is not expected to exceed a band of 10% higher or lower than the Assessed Amount. In other words, the actual amount of Consideration shall be ranged between RMB9,237,708,630 and RMB11,290,532,770 (the "AGREED CONSIDERATION RANGE"). In the event that the adjusted amount falls outside the Agreed Consideration Range, any party to the Acquisition Agreement may rescind it unless the parties, subject to the Company having complied with the necessary requirements in the Listing Rules, are able to come to an agreement. A further announcement will be made by the Company once the actual amount of the Consideration is determined and confirmed.

Under the relevant PRC laws, the Valuation Report is only valid for 1 year until 30 June 2005 for the purpose of the Acquisition. Accordingly, depending on, among other things, the progress of the A Share Issue, the Company may have to do a further valuation on the Acquired Assets with a date subsequent to 30 June 2004 as the reference date. As with the Assessed Amount, such re-assessed value will be subject to adjustments arising from the completion audit as described above. In the event that the re-assessed value as adjusted falls outside the Agreed Consideration Range, any party to the Acquisition Agreement may rescind it unless the parties, subject to the Company having complied with the necessary requirements in the Listing Rules, are able to come to an agreement.

                              LETTER FROM THE BOARD

The Company intends to finance the payment of the Consideration with the net proceeds of the A Share Issue and, if there is any shortfall, by way of internal resources / bank borrowings, etc.. Since the issue price of the proposed A Share Issue will be determined on the basis of market demand and the applicable CSRC regulations, the amount to be raised cannot be determined as at the Latest Practicable Date.

PAYMENT TERMS

Upon fulfillment of all conditions precedent to the Acquisition Agreement (as set out below), the Consideration shall be satisfied in the following manner:

(1) 51% of the Consideration (as determined solely on the basis of the Assessed Amount as reported in the valuation report) shall be paid by the Company within 5 Days from the Acquisition Commencement Date; and

(2) the balance of the Consideration (as determined or adjusted as mentioned above) shall be paid by the Company within 15 Days from the date upon which the completion audit is completed. In the event that the proceeds from the A Share Issue is insufficient to satisfy the payment of the Consideration in full, the Company shall pay all the remaining proceeds from the A Share Issue (after deducting all relevant expenses) within the said 15-Day period and the shortfall shall be paid by the Company within 6 months from the date upon which the completion audit is completed.

In the event that any party rescinds the Acquisition Agreement for whatever reason after payment of the first instalment of the Consideration by the Company (in accordance with paragraph (1) above), the amount paid shall be returned to the Company without interest.

CONDITIONS

The Acquisition Agreement is conditional upon the fulfilment of, among other things, the following conditions:

(1) the formal approval of the relevant authorities or bodies in relation to the A Share Issue being obtained;

(2) the A Share Issue having completed and raised an amount of not less than 65% of the Consideration;

(3) the approval of the Independent Shareholders at the EGM in relation to the Acquisition being obtained;

(4) the approval of the Independent Shareholders at the EGM in relation to the Ongoing Connected Transactions being obtained;

                              LETTER FROM THE BOARD

(5) the approval of the relevant government bodies responsible for the supervision and management of state-owned assets in relation to the Vendor's proposal on disposal of state-owned assets being obtained; and

(6) the approval of the NDRC in relation to the price determination for passenger and freight railway transportation between Guangzhou to Pingshi being obtained.

Save for condition (2) which can be waived by the Company, none of the above conditions can be waived. If the above conditions are not fulfilled within 2 years from the date of signing of the Acquisition Agreement, the Acquisition Agreement shall lapse and no party shall have any liability thereunder. In the event that any party rescinds the Acquisition Agreement for whatever reason after the A Share Issue has been completed, it is expected that the Company will retain the proceeds from the A Share Issue as general working capital.

INFORMATION ON THE VENDOR

The Vendor is a PRC state-owned enterprise and a wholly-owned subsidiary of the Parent Company. The Vendor operates the railroads from Guangzhou to Pingshi and related freight and passenger railway transportation business.

INFORMATION ON THE ACQUIRED ASSETS

The Acquired Assets comprise the railway transportation business between Guangzhou and Pingshi currently operated by the Vendor and all assets and liabilities relating to such business. Such assets include, without limitation, properties, buildings, projects under construction, railroads, locomotives, trains, transportation facilities, the transfer of employees, rights and obligations under outstanding contracts, all in relation to the operation of the Guangzhou - Pingshi railway transportation business.

The land along the railway line between Guangzhou and Pingshi which is occupied by the Vendor for the operation of the Business will not form part of the Acquired Assets to be transferred to the Company. This is because land use right certificates have not been obtained in respect of some portion of the land in question. However, the land will be made available to the Company for the operation of the Business after completion of the Acquisition by way of a lease arrangement (details of which are set out on page 30 of this circular). Such lease arrangement has been endorsed by the MOR. On the other hand, the buildings and structures erected on the land will form part of the Acquired Assets. In respect of some of these buildings and structures which do not have building ownership certificates, the Company has obtained an undertaking from the Vendor and the Parent Company that in the event that the Vendor fails to transfer to the Company proper title to such buildings upon completion of the Acquisition, both the Vendor and the Parent Company shall fully indemnify the Company from any loss or damage that it may have suffered.

                              LETTER FROM THE BOARD

The exact scope of the Acquired Assets is set out in the Valuation Report, which will be filed with the relevant government bodies responsible for the supervision and management of state-owned assets. The Valuation Report is not included in this circular as it was prepared by the Valuer, a PRC valuer, whose qualification is not recognised by HKSE under the Listing Rules. However, a property valuation report and a business valuation report prepared by Vigers Appraisal & Consulting Limited are set out in Appendices V and VI to this circular, respectively.

The net asset value of the Acquired Assets as at 30 June 2004 was approximately RMB6,648,967,000. For the financial information on the Acquired Assets, Shareholders are urged to read Appendices II and IV to this circular for details.

REASONS FOR THE ACQUISITION

The Company is principally engaged in railway passenger and freight transportation businesses between Guangzhou and Shenzhen and certain long-distance passenger transportation services. The Vendor is principally engaged in the railway passenger and freight transportation businesses of the southern end (Guangzhou - Pingshi) of the Beijing - Guangzhou line of the national main railway line, which lies in Guangdong Province, where sources of passenger and freight are abundant. The Vendor operates double track electric train with an operating distance of 329.2 kilometres. It runs a trunk line of
696.5 kilometres with a total track length of 1,215.19 kilometres.

Upon completion of the Acquisition, the operating distance of the Company will extend from 152 kilometres to approximately 481.2 kilometres. Such extension will run through the whole Guangdong Province vertically connecting different railway lines such as the Beijing - Guangzhou line, Beijing - Kowloon line, Guangzhou - Maoming line, Guangzhou - Meishan line, Pingnan line, Pingyan line and Kowloon and Canton Railway. The service areas of passenger and freight transportation services will cover the Pearl River Delta regions and even the northern, western and eastern part of Guangdong Province, the Hunan, Fujian and south-west regions. The operating scale and room for development of passenger and freight transportation will therefore expand significantly.

The operations of passenger and freight transportation of the Guangzhou - Shenzhen line and the railroad between Guangzhou and Pingshi of the Beijing - Guangzhou line will be unified upon completion of the Acquisition. Competition within the region will be avoided and the efficiency of railway transportation and the competitiveness in the regional transportation system will be enhanced significantly. Through the effective consolidation of railroads and rationalization of operation distribution, the allocation of transportation resources can be improved and economy of scale can be achieved. In addition, the Company considers that the Acquisition is essential in eliminating or minimizing the possible duplication of resources deployed in the respective railway transportation businesses of, and certain avoidable connected transactions between, the Company and the Vendor.

                              LETTER FROM THE BOARD

As the Acquired Assets will have good economic efficiency under the new settlement method and new pricing policy, the Board considers that the profitability of the Company will be significantly increased upon completion of the Acquisition (details of which are set out in the section headed "Management Discussion and Analysis" below). The implementation of the Acquisition shall enhance the overall operating results of the Company.

The Board believes that the Acquisition will bring business synergy and enhance the income and asset base of the Group, thus creating significant value for Shareholders in the long run.

FINANCIAL EFFECTS OF THE ACQUISITION

The effect of the Acquisition on the financial position of the Company is subject to the amount of proceeds which the Company may raise from the A Share Issue, the actual amount of Consideration payable for the Acquisition and the manner of payment of shortfall of the Consideration, if any. Assuming that the Consideration is fully settled by the proceeds raised from the A Share Issue, the consolidated net asset value of the Enlarged Group will be RMB20,586,479,000, representing an increase of 99.44% as compared to the consolidated net asset value of the Group as at 31 December 2003 which was RMB10,322,358,000, and the gearing ratio of the Group, which is determined by dividing the total liabilities by the total assets, will be increased from 6.3% as at 31 December 2003 to 8.3% immediately following the completion of the Acquisition.

PROSPECTS OF THE ENLARGED GROUP

The Board sees the Acquisition as an essential strategy in its expansion of the service territory of the passenger and freight transportation businesses. The Acquisition will allow the Company to become one of the largest providers of railway transportation services in Guangdong Province. It will enable the Company to establish a Guangzhou-based hub of railway lines and to unify the operations of the Guangzhou - Shenzhen railway line and the Beijing - Guangzhou railway line (the section lying to the south of Pingshi). It will also enable the Company to increase its market share in the railway transportation industry in the Pearl River Delta. Through such expansion, the Enlarged Group may optimize and consolidate its deployment of resources, thereby achieving economies of scale.

The Acquisition will provide the Enlarged Group with an exposure to the established and profitable operations in the Guangzhou - Pingshi railway. The Board believes that the financial performance of the Business will be improved with the policies (as more particularly described in the paragraphs headed "Settlement Policies", "Taxation Policies" and "Pricing Policies" below) to be implemented after the Acquisition. In addition, it is expected that the Acquisition will contribute positively to the net cash flows of the Enlarged Group. Details of the financial effect of each such policy on the Business are set out below.

                              LETTER FROM THE BOARD

MANAGEMENT DISCUSSION AND ANALYSIS

BUSINESS REVIEW AND RESULTS OF OPERATIONS OF THE GROUP

Below summarizes the results of operations and financial performance of the Company for the three years ended 31 December 2003 and the six months ended 30 June 2004:

FOR THE SIX MONTHS ENDED 30 JUNE 2004 (UNAUDITED RESULTS)

The total revenues of the Company for the six months ended 30 June 2004 were RMB1,402.6 million, representing an increase of approximately 36.3% from RMB1,029.4 million in the same period of 2003. The Company recorded a profit attributable to Shareholders of RMB299.4 million for the first half of the year, representing an increase of approximately 76.1% from RMB170.0 million in the same period of 2003.

As of 30 June 2004, the Company had current assets and current liabilities of RMB3,103.2 million and RMB1,283.2 million respectively with a current ratio of approximately 2.42.

As of 30 June 2004, the Company had non-current assets of RMB8,398.6 million and total assets of RMB11,501.8 million. The Company had total liabilities of RMB1,283.2 million. The gearing ratio (the "GEARING RATIO", which is equal to total liabilities divided by total assets) of the Company as at 30 June 2004 was approximately 11.2%.

During the first half of 2004, the main source of the Company's capital was its operation revenues. Such capital was used primarily for capital and operational expenditures and tax payments.

In the first half of 2004, the Company had not charged any of its assets and had not provided any guarantee.

During the first half of 2004, the Company held a certain amount of United States dollars ("US DOLLARS") and Hong Kong dollars ("HK DOLLARS") deposits. It also earned revenues in HK dollars from its railway transportation businesses. Some of the Company's contracts, particularly with respect to the high-speed passenger train projects, were payable by the Company in foreign currencies. If the exchange rate of RMB to the relevant foreign currencies fluctuated, the operating results of the Company would have been affected.

As of 30 June 2004, the Company had a total of 9,028 employees, representing a decrease of one person from that of 31 December 2003.

The Company implemented a salary distribution policy which links remuneration closely with operating results, labour efficiency and individual performance. Employees' salary distribution was subject to macroeconomic control and was based on their post scores and performance reviews. In the first half of 2004, the Company paid RMB216.1 million for salary in total.

                              LETTER FROM THE BOARD

In the first half of 2004, the Company had provided 4,794 employees with relevant training, including knowledge about the adjustment of train schedule for the "Fifth Great Speed Up Project in China Railways", office automation, etiquette, continuing education for professionals and measures under emergency, etc.. The Company provided most of these training courses and also employed certain external experts for training purposes. The Company had completed 50% of its full-year training plans in the first half of 2004 and the direct cost of these training programs was about RMB1.4 million.

During the first half of 2004, the Company had made no material acquisition or disposal.

As of 30 June 2004, the Company's interest in an associated company, Guangzhou Tiecheng Enterprise Company Limited ("TIECHENG"), amounted to approximately RMB140 million. In 1996, Tiecheng and a Hong Kong incorporated company jointly established Guangzhou Guantian Real Estate Company Limited ("GUANGZHOU GUANTIAN"), a sino-foreign cooperative joint venture to develop certain properties near a railway station operated by the Company.

On 27 October 2000, Guangzhou Guantian together with Guangzhou Guanhua Real Estate Company Limited ("GUANGZHOU GUANHUA") and Guangzhou Guanyi Real Estate Company Limited ("GUANGZHOU GUANYI") agreed to act as joint guarantors of certain payables of Guangdong Guancheng Real Estate Company Limited ("GUANGDONG GUANCHENG") to an independent third party. Guangzhou Guanhua, Guangzhou Guanyi, Guangdong Guancheng and Guangzhou Guantian were related companies with a common chairman. As Guangdong Guancheng failed to repay the payables, according to a court verdict dated 4 November 2001, Guangzhou Guanhua, Guangzhou Guanyi and Guangzhou Guantian were liable to pay an amount of approximately RMB257 million plus interest. As such, if Guangzhou Guantian was held responsible for the guarantee, the Company may need to make provision on its interest in Tiecheng.

On 15 December 2003, the High People's Court of Guangdong Province (the "COURT") received Guangzhou Guantian's application for discharging the aforesaid guarantee. As a necessary procedure for the Court to decide whether to grant a re-trial, a hearing was held on 18 March 2004. Up to the Latest Practicable Date, the Court has not yet determined whether to grant a re-trial as the necessary procedures have not been completed. However, having consulted an independent lawyer, the Directors were of the opinion that the guarantee arrangement should be invalid according to the relevant rules and regulations of the PRC. Accordingly, no provision on the interests in Tiecheng was made in the accounts. For the purposes of this section headed "Management Discussion and Analysis", the above incident shall be referred to as the "TIECHENG CONTINGENCY".

                              LETTER FROM THE BOARD

FOR THE YEAR ENDED 31 DECEMBER 2003

Although the Company's business in the second quarter of 2003 was affected by the outbreak of the Severe Acute Respiratory Syndrome ("SARS") epidemic in some provinces of mainland China and Hong Kong, the Company has implemented various marketing measures to increase its transportation volume which helped to reduce the negative impact brought about by the SARS epidemic. The total revenues of the Company for the year were RMB2,413.4 million, representing a decrease of approximately 4.1% from RMB2,517.5 million in 2002. The Company recorded a profit attributable to Shareholders of RMB511.8 million for the year, representing a decrease of approximately 8.1% from RMB557.1 million for the year ended 31 December 2002.

As of 31 December 2003, the Company had current assets and current liabilities of RMB2,598 million and RMB699.2 million respectively with a current ratio of approximately 3.72.

As of 31 December 2003, the Company had non-current assets of RMB8,476 million and total assets of RMB11,074 million. The Company had total liabilities of RMB699.2 million. The Gearing Ratio of the Company as at 31 December 2003 was approximately 6.3%.

The principal source of capital of the Company was revenues generated from operations. In 2003, the net cash flow from the Company's operations were RMB798.4 million, representing a decrease of RMB358.7 million from RMB1,157.2 million in 2002. The decrease in net cash flow from the Company's operations was mainly due to the decrease in the Company's total revenues, the increase in receivables and reduction in payables in its day-to-day operations when compared to those of 2002.

The Company's capital was mainly used for capital and operating expenses and payment of taxes and dividends. In 2003, the Company expended RMB339.2 million on the purchase of fixed assets and construction-in-progress. It also paid RMB99.68 million for income tax and RMB433.6 million for dividends.

As of 31 December 2003, the Company had no charge on any of its assets and had not provided any guarantees.

As of 31 December 2003, the Company had no commercial loans. The Company had a credit facility of RMB3 billion from China Development Bank, which had not been utilized as of 31 December 2003.

                              LETTER FROM THE BOARD

During 2003, the Company held a certain amount of US dollars and HK dollars deposits. It also earned revenues in HK dollars from its railway transportation businesses. Dividends to the shareholders of H shares and ADSs were paid in foreign currencies. Some of the Company's contracts, particularly with respect to the high-speed passenger train project, were payable by the Company in foreign currencies. If the exchange rate of RMB to the relative foreign currencies fluctuated, the operating results of the Company would have been affected. The Company had not entered into any contract for the purpose of hedging.

As of 31 December 2003, save for the Tiecheng Contingency, the Company did not have any contingent liabilities.

As of 31 December 2003, the Company had in total 9,029 employees.

The Company implemented a salary policy which closely links with operating results, labour efficiency and individual performance. Employees' salaries distribution was subject to macro-control and was based on their post scores and performance reviews. The Company paid approximately RMB347.6 million in total for salary and benefits on its railroad businesses in 2003.

During 2003, the Company provided 388 employees with training on post standardization and 4,294 employees with training on adaptability and knowledge about prevention of SARS. The training plan of 2003 was fully implemented and the total expenses for these training programmes in 2003 was approximately RMB2.46 million.

FOR THE YEAR ENDED 31 DECEMBER 2002

In 2002, the Company continued its growth from 2001 and achieved commendable operating results. The total revenues of the Company for the year were RMB2,517.5 million, representing an increase of 16.9% from RMB2,153.6 million in 2001. The Company recorded a profit attributable to Shareholders of RMB557.1 million for the year, representing an increase of approximately 4.4% from RMB533.5 million for the year ended 31 December 2001.

As of 31 December 2002, the Company had current assets and current liabilities of RMB2,633.3 million and RMB1,001.9 million respectively with a current ratio of approximately 2.63.

As of 31 December 2002, the Company had non-current assets of RMB8,624.3 million and total assets of RMB11,257.6 million. The Company had total liabilities of RMB1,001.9 million. The Gearing Ratio of the Company as at 31 December 2002 was approximately 8.9%.

The main source of the Company's capital was revenues generated from operations. Cash flows from operating activities increased from RMB886.0 million in 2001 to RMB1,157.2 million in 2002, representing an increase of 30.6%. The capital was mainly used for capital expenditures, operating expenses, tax payments and dividend payments.

                              LETTER FROM THE BOARD

As of 31 December 2002, the Company had not charged any of its assets and had not provided any guarantees.

Under the approval of the PRC foreign exchange authorities, Hong Kong dollar-denominated income from the Hong Kong Through-Trains between Guangzhou and Kowloon may be deposited in PRC banks in foreign currencies and need not to be exchanged into RMB. Before paying dividends to the holders of H Shares and ADSs, the Company may have to convert RMB at the rate set by the People's Bank of China into the relevant foreign currencies. Some of the Company's purchase contracts and equipment leases or contracts for the provision of parts or services, particularly with respect to the high-speed passenger train project, were also payable by the Company in foreign currencies. While the exchange rates used by the Company as set by the People's Bank of China are comparatively stable, in case the foreign exchange reserves of the Company are not sufficient to pay the dividends and the operating expenses, the Company would be subject to foreign exchange risk when RMB is exchanged into the relevant foreign currencies. The Company did not enter into any hedging transactions with respect to the Company's exposure to foreign currency movements during the year.

As of 31 December 2002, save for the Tiecheng Contingency, the Company did not have any contingent liabilities.

As of 31 December 2002, the Company had in total 9,258 employees.

The Company implemented a salary distribution policy which links remuneration closely with operating results, labour efficiency and individual contribution. Employees' salaries distribution was subject to macro-control and was based on their post scores and performance reviews. The Company paid approximately RMB373.8 million in total for salary and benefits in 2002.

During 2002, the Company has trained 556 employees on modern management techniques and 5,552 employees on adaptability. The training programmes included: knowledge about the World Trade Organization, office automation, human resources management, maintenance of the homemade high-speed electric trains, foreign-related services and safety regulations. The training courses were mainly organized by the Company's Employee Training Centre. The Company also employed certain external experts for these purposes. The total direct cost for the training programmes in 2002 was approximately RMB2.395 million.

FOR THE YEAR ENDED 31 DECEMBER 2001

Both of the Company's passenger transportation and freight transportation businesses recorded a steady and continued growth in 2001. The total revenues of the Company for the year were RMB2,153.6 million, representing an increase of approximately 8.7% from RMB1,980.4 million in 2000. The Company recorded a profit attributable to Shareholders of RMB533.5 million for the year, representing an increase of approximately 8.4% from RMB492.1 million for the year ended 31 December 2000.

                              LETTER FROM THE BOARD

As of 31 December 2001, the Company had current assets and current liabilities of RMB2,471.5 million and RMB861 million respectively with a current ratio of approximately 2.87.

As of 31 December 2001, the Company had non-current assets of RMB8,526 million and total assets of RMB10,997 million. The Company had total liabilities of RMB861 million. The Gearing Ratio of the Company as of 31 December 2001 was approximately 7.8%.

The Company's principal sources of capital have been cash flow from operations. Its principal uses of capital are to fund capital expenditures, investment and payment of taxes and dividends.

The Company generated approximately RMB886.0 million net cash flow from operating activities in 2001. Substantially all of the Company's railway business revenues were received in cash, with accounts receivable arising primarily from long-distance passenger and pass-through freight transactions originating from other railway companies whose lines connect to the Company's railway. Similarly, some accounts payable arose from payments for railway transportation services that the Company collected on behalf of other railway companies. Accounts receivable and payable were generally settled either quarterly or monthly between the Company and the other railway companies. Most of the Company's revenues generated from other businesses were received in cash. There were also accounts payable associated with purchase of materials and supplies in other businesses.

In 2001, other than the operating expenses, the Company's cash outflow were mainly related to the following:

- capital expenditure of approximately RMB430.4 million, representing a decrease of 6% when compared with that of 2000; such expenditure was mainly used for the purchase of long-distance passenger coaches and renovation and expansion of other facilities; and

-     payment of dividends of approximately RMB420.0 million.

Funds not needed for immediate use were kept in short and medium-term investments and bank deposits.

As of 31 December 2001, the Company had not charged any of its assets and had not provided any guarantee.

Under PRC law, Hong Kong dollar-denominated income from the Guangzhou-Kowloon through trains must be deposited to PRC banks in exchange for RMB at the rate set by the People's Bank of China. Subsequent payment of Hong Kong dollar-denominated and U.S. dollar-denominated dividends to the holders of H Shares and ADSs, respectively, can only be made after reconverting RMB at the applicable People's Bank of China rate into the relevant foreign currencies. Some of the Company's vendor contracts and equipment leases for the provision

                              LETTER FROM THE BOARD

of equipment, parts and services, particularly with respect to the high-speed passenger train project, are also payable by the Company in foreign currencies. While the exchange rates used by the Company as set by the People's Bank of China is comparatively stable, in case the foreign currencies generated from transit train services are converted into RMB and subsequently reconverted into foreign currencies for the payment of dividends, the Company would be subject to foreign exchange risk. The Company did not enter into any hedging transactions with respect to the Company's exposure to foreign currency movements during the year.

The Company did not have any contingent liability as of 31 December 2001.

As of 31 December 2001, the Company had in total 9,132 employees.

The Company's employees were paid on the basis of their positions and performance. The employees' salaries were determined in accordance with the operating income, workload, costs, safety and quality. The Company paid RMB320.6 million in total as labour and benefits of railway business operation expenses for the year.

The Company carried out training programmes for approximately 2,005 employees during 2001. 644 of them were trained for the implementation of ISO 9000 standards or management of the team leaders, whereas the others were trained for office automation, human resources management, operation and management of high-speed electric trains, management of equipments and materials, modern financial and accounting management, and etiquette. The training courses were mainly organized by the Company's Employee Training Centre. The Company also employed certain outside experts for these purposes. The total direct cost for the training programme in 2001 was approximately RMB1.564 million.

BUSINESS REVIEW AND RESULTS OF OPERATIONS OF THE ACQUIRED ASSETS/BUSINESS

Below summarizes the results of operations and financial performance of the Acquired Assets/ Business for the three years ended 31 December 2003 and the six months ended 30 June 2004:

                              LETTER FROM THE BOARD

OPERATION STATISTICS OF THE BUSINESS

The table below sets out the operation statistics on the two major segments of the Business, i.e., passenger transportation and freight transportation businesses for the three years ended 31 December 2003 and the six months ended 30 June 2004:

                                                  FOR THE
                                                 SIX MONTHS                  FOR THE YEAR ENDED
                                                   ENDED                       31 DECEMBER
                                                30 JUNE 2004       2003           2002                  2001
(A)    Passenger Transportation
       Total number of
         passengers departing from
         stations along the Guangzhou
         - Pingshi line (persons)                15,381,734     26,379,987        26,786,770         25,767,190
       Occupancy rate (%)                             71.47%         58.56%            74.64%             72.09%

(B)    Freight Transportation
       Total tonnage (tonnes)                    33,117,103     63,743,900        63,553,225         66,879,999

FOR THE SIX MONTHS ENDED 30 JUNE 2004

The total number of passengers travelling on the Guangzhou-Pingshi trains in the first half of 2004 was 15,381,734, representing an increase of approximately 22.78% from 12,527,583 for the same period in 2003. The average occupancy rate of the Guangzhou-Pingshi passenger trains for the six months ended 30 June 2004 was 71.47%.

The total tonnage of freight transported by the trains in the operation of the Business in the six months ended 30 June 2004 was 33,117,103 tonnes, representing an increase of approximately 15.23% from 28,740,850 in the same period in 2003.

The total revenues of the Business for the six months ended 30 June 2004 were RMB2,365.6 million, representing an increase of approximately 8.80% from RMB2,174.3 million (unaudited) in the same period of 2003. The Business recorded a loss of RMB48.3 million for the first half of the year, representing a decrease in loss of approximately 78.4% from a loss of RMB223.8 million (unaudited) in the same period of 2003.

As of 30 June 2004, the Business had current assets and current liabilities of RMB625.9 million and RMB1,401.5 million respectively with a current ratio of approximately 0.45.

As of 30 June 2004, the Business had non-current assets of RMB7,424.6 million and total assets of RMB8,050.4 million. The Business had total liabilities of RMB1,401.5 million. The Gearing Ratio of the Business as at 30 June 2004 was approximately 17.4%.

                              LETTER FROM THE BOARD

FOR THE YEAR ENDED 31 DECEMBER 2003

The operating results of the Business for 2003 were adversely affected by factors such as the outbreak of the SARS epidemic in the second quarter of the year. The total number of passengers travelling on the Guangzhou-Pingshi trains in 2003 was 26,379,987, representing a decrease of approximately 1.52% from 26,786,770 in 2002. The average occupancy rate of the Guangzhou-Pingshi passenger trains in 2003 was 58.56%, representing a decrease of approximately 21.54% from 74.64% in 2002.

The total tonnage of freight transported by the trains in the operation of the Business in 2003 was 63,743,900 tonnes, representing a slight increase of 0.30% from 63,553,225 tonnes in 2002.

The total revenues of the Business for the year were RMB4,625.8 million, representing a decrease of approximately 2.1% from RMB4,726.6 million in 2002. The Business recorded a profit of RMB146.2 million for the year, representing an increase of approximately 88.9% from RMB77.4 million for the year ended 31 December 2002.

As of 31 December 2003, the Business had current assets and current liabilities of RMB527.5 million and RMB1,163.8 million respectively with a current ratio of approximately 0.45.

As of 31 December 2003, the Business had non-current assets of RMB6,538.9 million and total assets of RMB7,066.4 million. The Business had total liabilities of RMB1,163.8 million. The Gearing Ratio of the Business as at 31 December 2003 was approximately 16.5%.

FOR THE YEAR ENDED 31 DECEMBER 2002

The total number of passengers travelling on the Guangzhou-Pingshi trains in 2002 was 26,786,770, representing an increase of approximately 3.96% from 25,767,190 in 2001. The average occupancy rate of the Guangzhou-Pingshi passenger trains in 2002 was 74.64%, representing an increase of approximately 3.54% from 72.09% in 2001.

The total tonnage of freight transported by the trains in the operation of the Business in 2002 was 63,553,225 tonnes, representing a decrease of approximately 4.97% from 66,879,999 tonnes in 2001.

The total revenues of the Business for the year were RMB4,726.6 million, representing an increase of approximately 0.62% from RMB4,697.5 million in 2001. The Business recorded a profit of RMB77.4 million for the year, representing a decrease of approximately 68.0% from RMB241.5 million for the year ended 31 December 2001.

As of 31 December 2002, the Business had current assets and current liabilities of RMB581.3 million and RMB1,265.6 million respectively with a current ratio of approximately 0.46.

                              LETTER FROM THE BOARD

As of 31 December 2002, the Business had non-current assets of RMB6,447.4 million and total assets of RMB7,028.8 million. The Business had total liabilities of RMB1,265.6 million. The Gearing Ratio of the Business as at 31 December 2002 was approximately 18.0%.

FOR THE YEAR ENDED 31 DECEMBER 2001

The total number of passengers travelling on the Guangzhou-Pingshi trains in 2001 was 25,767,190, representing an increase of approximately 2.33% from 25,181,496 in 2000. The average occupancy rate of the Guangzhou-Pingshi passenger trains in 2001 was 72.09%.

The total tonnage of freight transported by the trains in the operation of the Business in 2001 was 66,879,999 tonnes, representing an increase of approximately 0.98% from 66,232,809 tonnes in 2000.

The total revenues of the Business for the year were RMB4,697.5 million. The Business recorded a profit of RMB241.5 million for the year.

As of 31 December 2001, the Business had current assets and current liabilities of RMB684.3 million and RMB1,284.5 million respectively with a current ratio of approximately 0.53.

As of 31 December 2001, the Business had non-current assets of RMB6,502.7 million and total assets of RMB7,187.0 million. The Business had total liabilities of RMB1,284.5 million. The Gearing Ratio of the Business as at 31 December 2001 was approximately 17.9%.

FINANCIAL PERFORMANCE OF THE BUSINESS

The Board is of the view that the historical profit and loss figures in respect of the Business as reported in the accountants' report for the three years ended 31 December 2003 and the six months ended 30 June 2004 (the "HISTORICAL P & L FIGURES") (which are disclosed below and details of which are set out in Appendix II to this circular) do not reflect, and cannot serve as a yardstick for assessing, the actual operating capabilities and financial position of the Business operated as if it were an independent entity. This is because the Historical P & L Figures were administratively-dictated by the MOR and only reflected the revenues and expenditures arbitrarily allocated by the MOR.

The MOR is the authority responsible for supervising and managing the nationwide railway system in the PRC. All industry players have to comply with the policies and regulations promulgated by the MOR from time to time. As the watchdog of the national railway system, the MOR has been monitoring the financial performance of each railway operator. It has been adopting an allocation policy with regard to revenues and expenditures of the railway operators (the "ALLOCATION POLICY"). Under the Allocation Policy, all railway operators (save for the Company which operates under a different regime) are required to contribute to a common pool of revenues by handing over all of its revenues to the MOR. The MOR retains a proportion

                              LETTER FROM THE BOARD

of the revenues collected and distributes the balance in the common pool to the railway operators. In addition, the MOR has also been exercising influence on the expenditures incurred by the railway operators in running their respective businesses. As a result, the historical financial figures of each such railway operator are not reflective of the actual performance of that operator operating as if it were an independent entity.

As with other state-owned operators, the Vendor has been operating the Business in the same highly-regulated regime as mentioned above. As a consequence, the Historical P & L Figures do not reflect the actual revenues received by the Business from the provision of railway transportation services nor do they reflect the actual expenditures incurred by the Business in the provision of such services operated as if it were an independent entity.

SHAREHOLDERS AND INVESTORS ARE THEREFORE CAUTIONED THAT THE FOLLOWING HISTORICAL P & L FIGURES MAY NOT BE APPROPRIATE FOR ASSESSING THE ACTUAL FINANCIAL PERFORMANCE OF THE BUSINESS OPERATED AS IF IT WERE AN INDEPENDENT ENTITY:

The loss after taxation in respect of the Business for the six months ended 30 June 2004 was RMB48,346,000. The profits after taxation in respect of the Business were RMB241,543,000, RMB77,433,000 and RMB146,163,000 for the three financial years ended 31 December 2003, respectively.

The potential distortion by the Allocation Policy of the financial performance of the Business may be evidenced from the results in 2003. Despite the outbreak of the SARS epidemic in 2003 which had caused the occupancy rate of the Guangzhou-Pingshi passenger trains to drop from 74.64% in 2002 to 58.56% in 2003, representing a decrease of 21.54%, the audited profit after taxation in respect of the Business for the year ended 31 December 2003 increased to RMB146,163,000, representing an increase of 88.76% from RMB77,433,000 in 2002. Such inconsistency in the operation statistics and the financial results may be interpreted as an illustration that the Historical P & L Figures do not reflect the true financial performance of the Business.

SETTLEMENT POLICIES

Upon the completion of the Acquisition, a new settlement policy governing the operations of the Business will take effect in replacement of the Allocation Policy. Pursuant to the settlement guideline (Chinese Characters) (Opinion on the Principle of Settlement Method of Transportation Income for State-owned Railway Transportation Enterprises after Converting into a Joint Stock Company (Caiyun 2004 No. 86)), the Company will be allowed to run the Business in the market regime subject to lesser extent of restrictions or control of the MOR. In particular, the Company will be allowed to retain the full amount of revenues that it receives from passengers and freight users, and to bear only the actual amount of expenses that it will incur for the Business.

                              LETTER FROM THE BOARD

In order to show the underlying performance of the Business, pro forma financial information has been prepared for the year ended 31 December 2003 and the six months ended 30 June 2004 to illustrate how the removal of the effect of the Allocation Policy might have affected the historical operating results of the Business. In particular, adjustments have been made to reflect the revenues received by the Business from the provision of railway transportation services and the expenditures incurred by the Business in the provision of such services by removing the effect of the Allocation Policy.

The pro forma financial information which is prepared for illustrative purposes, together with the basis of the pro forma information and the report issued by the Company's reporting accountants, are set out in Appendix IV to this circular. In summary, the historical and pro forma profit/loss figures are as follows:

                                        FOR THE YEAR ENDED                    FOR THE SIX MONTHS ENDED
                                         31 DECEMBER 2003                           30 JUNE 2004
                                             (RMB'000)                                (RMB'000)
                                 HISTORICAL           PRO FORMA           HISTORICAL            PRO FORMA
Total Revenues                   4,625,802            5,047,479           2,365,561            2,810,280
Profit/(Loss)                      146,163              329,183             (48,346)             538,293

TAXATION POLICIES

The Business under the operation of the Vendor has been subject to income tax assessment together with the Parent Company and its other subsidiaries on a consolidation basis at an enterprise income tax rate of 33%, a rate applicable to all enterprises in general (except for foreign-invested enterprises and foreign enterprises). Upon completion of the Acquisition, the Business will become part of the Company and will be subject to an enterprise income tax rate of 15% applicable to enterprises in Shenzhen as a special economic zone.

ADDITIONAL DEPRECIATION EXPENSE

As mentioned earlier, the Valuer had performed an independent valuation on the Acquired Assets for the purpose of determining the amount of the Consideration payable for the Acquisition. The amount so assessed as at 30 June 2004 was RMB10,264,120,700, which is however subject to the confirmation by the relevant PRC authorities and adjustments for certain matters which may be revealed in the completion audit. Such assessed amount is substantially higher than the net asset value of the Acquired Assets as recorded in the books and records of the Vendor as at 30 June 2004. As a result, the Company is expected to incur an annual additional depreciation expense of approximately RMB90.4 million following completion of the Acquisition.

                              LETTER FROM THE BOARD

PRICING POLICIES

Unlike their counterparts in other countries, state-owned railway companies in the PRC (other than the Company which had been restructured as a joint stock company) are not entities which see profit-making as the only objective. Their principal objective is to fulfil administrative roles in the national railway system assigned to them by the MOR. As mentioned previously, state-owned railway enterprises such as the Vendor have to strictly abide by the policies prescribed by the MOR from time to time, such as pricing. Fares and tariffs of the Vendor's passenger and freight transportation services, respectively, are set by the MOR. The MOR determines such fares and tariffs based on policy considerations rather than by reference to the demand and supply of such services in the market. As the charges of the Vendor's transportation services are dictated by the State rather than the market, the financial figures as stated in the books and records of the Vendor are not fully reflective of the performance of the Vendor operating as if it were an independent entity.

To facilitate the acquisition of the Business by the Company, the MOR has granted an in-principle approval which will allow the Company to charge a premium of 20% to 50% over the current fees for the passenger transportation service and the current tariffs for the freight transportation service between Guangzhou and Pingshi upon completion of the Acquisition. This approval is still subject to the final endorsement of the NDRC, which is a condition precedent to the completion of the Acquisition. The approval from NDRC is the single most fundamental premise on which the Acquisition is based. It can be interpreted as an acknowledgement on the part of the MOR that the current fees and tariffs for the passenger transportation service and the freight transportation service, respectively, provided by the Vendor are lower than the market equilibrium price. In addition, the completion of the Acquisition will result in the Business being subject to a new mode of charging system for freight transportation which is expected to bring to the Company an additional amount of revenue.

Given the potentially substantial change in nature of the Acquired Assets from state-owned assets to properties in a listed company, and the mode under which they will operate consequentially after completion of the Acquisition, the Board believes that it is absolutely necessary to afford the Shareholders and investors with a fair opportunity to evaluate the performance of the Vendor (currently a state-owned enterprise) and to appraise the real potentials of the Acquired Assets under the market regime. The Board is also of the view that an increase in the fares and tariffs, if implemented, not only brings the operation of the Business more in line with market practice, but it also helps reflect the true market condition in which the Business will be operated after the Acquisition is completed.

Subject to the endorsement of the NDRC, the management of the Company currently intends to charge a 20% premium, being the bottom end of the permissible range, over the current fares for the passenger transportation service and the current tariffs for the freight transportation service between Guangzhou and Pingshi after completion of the Acquisition.

                              LETTER FROM THE BOARD

FURTHER DETAILS ABOUT THE ACQUISITION

The Board considers that the Acquisition is in the interests of the Company and the Shareholders taken as a whole and the terms are fair and reasonable so far as the Company and the Shareholders taken as a whole are concerned. By virtue of the size of the Acquisition and the relationship between the parties thereto, the Acquisition constitutes a very substantial acquisition and connected transaction of the Company. It is therefore subject to the announcement and prior approval of Independent Shareholders requirements pursuant to the Listing Rules.

ONGOING CONNECTED TRANSACTIONS

In anticipation of the A Share Issue and the Acquisition, the Company has entered into: (a) the Leasing Agreement and the Parent Comprehensive Services Agreement with the Parent Company; and (b) the YC Comprehensive Services Agreement with the Vendor. These agreements have been entered into on a continuing and regular basis, in the ordinary and usual course of business of the Group, and on arm's length basis between the relevant parties.

The Vendor is a wholly-owned subsidiary of the Parent Company, which is the controlling shareholder of the Company. As at the Latest Practicable Date, the Parent Company and its associates beneficially owned 66.99% of the issued share capital of the Company. Each of the Parent Company and the Vendor is hence a connected person of the Company under the Listing Rules. Accordingly, the transactions contemplated under the Leasing Agreement, the Parent Comprehensive Services Agreement and the YC Comprehensive Services Agreement will constitute continuing connected transactions of the Company under Chapter 14A of the Listing Rules.

Each of the Leasing Agreement, the Parent Comprehensive Services Agreement and the YC Comprehensive Services Agreement is conditional upon the fulfilment of, among other things, the following conditions (none of which may be waived):

(1) the formal approval of the relevant authorities or bodies in relation to the A Share Issue being obtained;

(2)   the A Share Issue having completed;

(3)   the Acquisition having completed; and

(4) the approval of the Independent Shareholders at the EGM in relation to the Ongoing Connected Transactions being obtained.

                              LETTER FROM THE BOARD

1.    LEASING AGREEMENT

      1.1   Date:

            15 November 2004

      1.2   Parties:

            (a)   the Parent Company (as the landlord)

            (b)   the Company (as the tenant)

      1.3   Subject land:

            Various pieces of land along the railway line between Guangzhou and Pingshi of approximately 28,194,642 square meters. The exact size of the land is subject to the confirmation of the State-owed Land Bureau.

      1.4   Term and termination:

            20 years renewable at the discretion of the Company.

            The Directors note that the term of the Leasing Agreement exceeds the 3-year term as required by Rule 14A.35 of the Listing Rules and are of the view that it is justifiable for the Leasing Agreement to have a term longer than 3 years as a means to minimize the commercial uncertainties in its operations of the railway transportation between Guangzhou and Pingshi.

      1.5   Rent:

            Such amount as shall be determined with reference to the assessed value of the land use rights in respect of the subject land as shall be assessed by CEA-Renda and to be amortized over 50 years (or such other period as may be permitted by the State or prescribed in the land use right certificates), which in any event shall not exceed RMB74 million per year. Vigers Appraisal & Consulting Limited confirmed that the open market rental value of the subject land as at 30 September 2004 was RMB74 million per annum.

      1.6   Payment:

            The rent is payable quarterly in advance, within 15 Days from the end of the previous quarter.

                              LETTER FROM THE BOARD

2.    PARENT COMPREHENSIVE SERVICES AGREEMENT

      2.1   Date:

            15 November 2004

      2.2   Parties:

            (a) the Parent Company (which by definition shall, for the purpose of the Parent Comprehensive Services Agreement only, include all the companies, units or departments owned, controlled, managed or used by it during the term of the Parent Comprehensive Services Agreement, save and except GS and the Vendor and all the companies, units or departments controlled or managed by GS and the Vendor)

            (b)   the Company

      2.3   Services to be provided:

            The comprehensive service arrangement involves a mutual provision of certain services between the Parent Company and the Company. Services to be provided by the Parent Company to the Company include: (a) social and related services; (b) transportation services; and (c) railway related services, whereas services to be provided by the Company to the Parent Company include certain transportation and related services.

      2.4   Term:

            3 years to the effect that such agreement, once taking effect, shall replace all the existing agreements or arrangements which have been entered into between the Company and the Parent Company and/or its subsidiaries or controlled entities to the extent that they covered the same services. In respect of such existing agreements, the Company has obtained waivers from strict compliance with the relevant requirements relating to ongoing connected transactions under the Listing Rules when it was listed on HKSE in 1996.

                              LETTER FROM THE BOARD

      2.5   Pricing and cap determination:

                                                              HISTORICAL       ESTIMATED
                                                                FIGURES         FIGURES
                                                                (RMB             (RMB
                                                               MILLION)         MILLION)
                                    HISTORICAL FIGURES         FOR THE          FOR THE               PROPOSED ANNUAL CAPS
                                     (RMB MILLION)            SIX MONTHS       SIX MONTHS                 (RMB MILLION)
                                   FOR THE YEAR ENDED           ENDED          ENDING 31              FOR THE YEAR ENDING
                                       31 DECEMBER             30 JUNE         DECEMBER               31 DECEMBER (NOTE 5)
TYPES OF SERVICES               2001        2002      2003       2004           2004          2005          2006            2007
Social and related
  services (Note 1)              5.90        6.53       8.06      2.88           3.32           7.00           7.70           8.50

Transportation services
  provided to the
  Company (Note 2)             863.61      923.47   1,037.77    493.83         497.78       1,080.00       1,175.00       1,270.00

Railway related services
  (Note 3)
  (Note 6)                     376.85      333.23     519.13    320.07         327.71         900.00       1,000.00       1,100.00

Transportation services
  provided by the
  Company (Note 4)             209.28      287.03     270.65    139.82         139.82         310.00         345.00         380.00

Note 1: Social and related services to be provided by the Parent Company to the Company (or its employees) shall include:

        (a) hygiene and epidemic prevention services, the prices of which are determined based on standards set by the relevant provincial government (without any adjustments); and

        (b) recuperative and nursery services, the prices of which are determined based on the actual costs or expenses incurred by the Parent Company for the provision of such services (without any mark-up).

Note 2: Transportation services to be provided by the Parent Company to the Company shall include:

        (a) production co-ordination, safety management and scheduling, the prices of which are determined with reference to the unit cost and the actual volume of services provided by the Parent Company;

        (b) leasing of passenger coaches and freight trains, the prices of which are determined in accordance with the settlement method issued by the MOR;

                              LETTER FROM THE BOARD

        (c) passenger co-ordination, locomotive traction, train repair and ticket sale services, etc., the prices of which are determined in accordance with the following principles:

                (i)     market price (if available);

                (ii) if market price is not available, settlement method or pricing standards issued by the MOR;

                (iii) if neither (i) nor (ii) is available, the pricing shall be determined with reference to the full cost incurred by the Parent Company for the provision of such services plus a mark-up of 8%; and

        (d) passenger services such as sale of train tickets, provision of catering services on board and sale of merchandise on trains, the prices of which comprise of a service contract fee and a portion of revenue from fare adjustment, which are determined after arm's length negotiations between the parties.

Note 3: Railway related services to be provided by the Parent Company to the Company shall include:

        (a) maintenance service of large scale railroad machinery, track replacement and overhauling services for railroads and bridges, and train repair and maintenance services, the prices for all of which (in case no standard set by the MOR for charging fees is available for track replacement and overhauling services or train repair and maintenance services) are determined with reference to the costs incurred by the Parent Company for the provision of such services plus a mark-up of 8%;

        (b) agency services for purchase of railway transportation related materials on behalf of the Company, the service fees for which are: (i) 1.5% of the purchased amount for diesel, steel tracks, wheel band, wheel axis, rolled steel wheels and special purpose lubricant for railroads; and (ii) 5% for other materials. Such service fees are determined on an arm's length basis taking into account the past dealings between the parties; and

        (c) settlement related services, such as settlement service, provision of financial facilities at prices or on terms either in accordance with the standards set by the MOR, or not less favourable than that offered by the People's Bank of China or other banks.

Note 4: Transportation and related services to be provided by the Company to the Parent Company shall include:

        (a) passenger co-ordination, locomotive traction, train repair and ticket sale services, etc., to the Parent Company, the prices of which are determined in accordance with the principles set out in Note 2(c); and

        (b) wheel repair service, the price of which is determined with reference to the costs incurred by the Company for the provision of such services plus a mark-up of 8%.

                              LETTER FROM THE BOARD

        Note 5: The caps are determined based on: (i) the estimated aggregate figures for the entire year of 2004 set out in the table above;
                (ii) an estimated annual growth rate of 3% for production co-ordination, safety management and scheduling services based on an estimated annual growth rate of 3% in the transportation volume; and (iii) an expected annual growth rate of approximately 10% for other kinds of services, with reference to the 2003 GDP growth rate in Guangdong Province (which was approximately 13.6%). The Directors are of the view that the projected growth rates adopted for determining the above caps are fair and reasonable.

        Note 6: The cap for railway related services for year 2005 is significantly greater than the estimated aggregate figure for year 2004, representing a growth rate of approximately 39%. This is because: (i) prior to completion of the Acquisition, most of such services were/are/will be provided by the Parent Company to the Vendor only and the Company has been receiving only limited services from the Parent Company; and (ii) it is expected that the Company will require substantively increased volume of all such services from the Parent Company after completion of the Acquisition.

        General

        Note 1: The historical growth rates in relation to the services provided by or to the Parent Company were as follows:

                                                      APPROXIMATE AVERAGE ANNUAL GROWTH
TYPES OF SERVICES                                         RATES FOR 2001 TO 2003 (%)
Social and related services                                         17
Transportation services provided to the Company                     10
Railway related services                                            17
Transportation services provided by the Company                     14

        General
        Note 2: The mark-up of 8% is determined by the Company and the Parent Company after negotiations with regard to: (i) the guideline issued by the local taxation authority in Guangdong Province which suggests that the profit rate for the purpose of calculating enterprise's business operating tax should be 10%; and (ii) the fact that "the costs plus 8% mark up" has been the basis upon which the comprehensive services have been, or are currently, provided by GS to the Company.

3.    YC COMPREHENSIVE SERVICES AGREEMENT

      3.1   Date:

            15 November 2004

      3.2   Parties:

            (a) the Vendor (which by definition shall, for the purpose of the yc Comprehensive Services Agreement only, include companies, units or departments owned, controlled, managed or used by it during the term of the YC Comprehensive Services Agreement)

            (b)   the Company

                              LETTER FROM THE BOARD

      3.3   Services to be provided:

            Services to be provided by the Vendor shall include social services, passenger services and other services.

      3.4   Term:

            3 years to the effect that such agreement, once taking effect, shall replace all the existing agreements or arrangements which have been entered into between the Company and the Vendor to the extent that they covered the same services.

      3.5   Pricing and cap determination:

                                                                       HISTORICAL     ESTIMATED
                                                                         FIGURES       FIGURES
                                                                          (RMB          (RMB
                                               HISTORICAL FIGURES       MILLION)       MILLION)
                                                  (RMB MILLION)         FOR THE        FOR THE        PROPOSED ANNUAL CAPS
                                                FOR THE YEAR ENDED      SIX MONTHS    SIX MONTHS          (RMB MILLION)
                                                  31 DECEMBER             ENDED       ENDING 31        FOR THE YEAR ENDING
                                                    (Note 5)             30 JUNE       DECEMBER      31 DECEMBER (Note 4)
TYPES OF SERVICES                        2001        2002        2003     2004           2004      2005     2006     2007
Social Services (Note 1)                90.22       101.98      107.16    55.78         57.67    135.00   150.00   165.00
Passenger Services (Note 2)                 -            -       13.63    10.54         11.05     25.00    28.00    31.00
Other Welfare or
  Railway-related
  Services (Note 3)                     41.36        39.62       35.11    19.84         20.15     52.00    58.00    64.00
  (Note 6)

            Note 1: Social services shall include hygiene and epidemic prevention services, security services and nursery services, the prices of all of which are determined with reference to the costs incurred by the Vendor for the provision of such services.

            Note 2: Passenger services include, without limitation, sale of train tickets, provision of catering services on board and sale of merchandise on trains. Prices payable for the passenger services comprise of service contract fee and a portion of revenue from fare adjustment, which are determined after arm's length negotiations between the parties.

            Note 3: Other welfare or railway-related services shall include:

                        (a) property management, and construction and maintenance services, etc., the prices of most of which are determined with reference to the costs incurred by the Vendor for the provision of such services plus a mark-up of 8%;

                              LETTER FROM THE BOARD

                        (b) leasing of properties, the rental of which shall not exceed the market price or an amount payable by any third parties to the Vendor for the same properties;

                        (c) sale of residential properties to the Company's employees at a price to be determined with reference to the costs of construction and the selling price as prescribed by the local government; and

                        (d) sale of railway tracks, the price of which is to be determined with reference to the market price or an applicable guidance price in the industry.

            Note 4: The caps are determined based on: (i) the estimated aggregate figures for the entire year of 2004 set out in the table above and (ii) an expected annual growth rate of approximately 10%, with reference to the 2003 GDP growth rate in Guangdong Province (which was approximately 13.6%). The Directors are of the view that the projected growth rate adopted for determining the above caps is fair and reasonable.

            Note 5: Prior to completion of the Acquisition, the Company did not and will not receive any of the services described above from the Vendor. The historical figures for the three years ended 31 December 2003 and the six months ended 30 June 2004 and the estimated figures for the six months ending 31 December 2004 set out above only reflected the value of services that the Vendor provided/will provide to its own business units or entities. It is expected that the Company (or the employees who have joined the Company) will require the services in question after the Acquisition. The historical figures for the three years ended 31 December 2003 and the six months ended 30 June 2004 and the estimated figures for the six months ending 31 December 2004 were included in order to work out the proposed annual cap of each type of service for years 2005 to 2007.

            Note 6: The cap for other welfare or railway-related services for year 2005 is significantly greater than the estimated aggregate figure for year 2004, representing a growth rate of approximately 30%. This is because: (i) prior to completion of the Acquisition, the services described above were/are/will be provided on a cost basis without any mark-up as the provision of these services were/are/will be internal corporate transactions amongst different units or entities of the Vendor; and (ii) it is expected that the number of recipients of such services might increase after completion of the Acquisition.

            General
            Note 1: The historical growth rates in relation to the services provided amongst different units or entities of the Vendor were as follows:

                                                APPROXIMATE AVERAGE ANNUAL GROWTH
TYPES OF SERVICES                                    RATES FOR 2001 TO 2003 (%)
Social services                                                               9
Passenger services                             Not applicable as these services
                                                              were not provided
                                                               in 2001 and 2002
Other welfare or railway-related services                                    -8

                              LETTER FROM THE BOARD

            General
            Note 2: The mark-up of 8% is determined by the Company and the Vendor after negotiations with regard to: (i) the guideline issued by the local taxation authority in Guangdong Province which suggests that the profit rate for the purpose of calculating operating tax should be 10%; and (ii) the fact that the "costs plus 8% mark-up" has been the basis upon which the comprehensive services have been or are currently provided by GS to the Company.

FURTHER DETAILS OF THE ONGOING CONNECTED TRANSACTIONS

As the aggregate annual amount of the Ongoing Connected Transactions is expected to exceed 2.5% of the Relevant Ratio, the Ongoing Connected Transactions are subject to the reporting, announcement and independent shareholders' approval requirements as prescribed under Chapter 14A of the Listing Rules. The Board considers that the Ongoing Connected Transactions are entered into in the ordinary and usual course of business of the Group, on normal commercial terms, and are fair and reasonable and in the interests of the Company and the Shareholders as a whole.

REASONS FOR ENTERING INTO THE ONGOING CONNECTED TRANSACTIONS

The Parent Company controls the operation of railway transportation businesses in Guangdong Province, Hunan Province and Hainan Province. With this background and its special role in the railway transportation industry, the Parent Company is the only available provider in the market for certain services that the Company requires in its operations. For services that are possibly available in the market, they are provided by the Parent Company on a cost basis (plus a mark-up of 8%, where applicable) and on terms no less favourable than those obtainable from independent third parties. In addition, certain support or cooperation service arrangements are also required, as a matter of course, from the Parent Company which administers and controls the operation of the neighbouring railway lines. It is therefore not only beneficial but also necessary for the Company to enter into the Ongoing Connected Transactions in order to facilitate the operations of the Company.

ANNUAL REVIEW OF THE ONGOING CONNECTED TRANSACTIONS

The Company undertakes to comply with the rules in relation to the annual review of continuing connected transactions set out in Rules 14A.37 to 14A.41 of the Listing Rules. The Company further undertakes, upon any variation or renewal of the Ongoing Connected Transactions, to comply in full with all applicable requirements set out in Chapter 14A of the Listing Rules.

INDEPENDENT SHAREHOLDERS' APPROVAL

By virtue of the size of the Acquisition and the relationship of the parties thereto, the Acquisition constitutes a very substantial acquisition and a connected transaction of the Company requiring prior Shareholders' approval under the Listing Rules.

                              LETTER FROM THE BOARD

It is therefore proposed that an EGM is to be convened on 30 December 2004, at which resolutions to approve the Acquisition and the Ongoing Connected Transactions will be proposed. In this connection, the Parent Company and its associates will abstain from voting for the resolutions in respect of the Acquisition and the Ongoing Connected Transactions.

CLASS MEETINGS OF HOLDERS OF DOMESTIC SHARES AND HOLDERS OF H SHARES AND EGM

Ordinary resolutions to approve, among other things, the Acquisition and the Ongoing Connected Transactions and special resolution to approve the proposed amendments to the Articles will be proposed at the EGM. In addition, special resolutions to approve the A Share Issue will be proposed at the class meeting of holders of Domestic Shares, class meeting of holders of H Shares and the EGM.

The voting in respect of the approval of the resolutions regarding the Acquisition and the Ongoing Connected Transactions will be conducted by way of poll. The Parent Company and its associates will abstain from voting for such resolutions.

Notices all dated 15 November 2004 convening the class meeting of holders of Domestic Shares, the class meeting of holders of H Shares and the EGM are reproduced on pages 250 to 259 of this circular.

Reply slips for confirming attendance at the respective meetings have been sent to the relevant Shareholders. A form of proxy for use at the respective meetings is enclosed with this circular. Whether or not you are able to attend the respective meetings, you are requested to complete and return the enclosed form of proxy in accordance with the instructions printed thereon as soon as possible. If you intend to attend the respective meetings, you are required to complete and return the reply slip to the registered office of the Company at No. 1052 Heping Road, Shenzhen, Gunagdong Province, the PRC before 10 December 2004. The proxy form should be returned to the registered office of the Company not less than 24 hours before the time appointed for the holding of the respective meetings (or any adjournment thereof).

An announcement will be made by the Company following the conclusion of the class meeting of holders of Domestic Shares, the class meeting of holders of H Shares and the EGM to inform you of the results of such meetings.

INDEPENDENT BOARD COMMITTEE

The Independent Board Committee, comprising Mr. Chang Loong Cheong, Ms. Deborah Kong and Mr. Wilton Chau Chi Wai, none of whom is interested or involved in the Acquisition and/or the Ongoing Connected Transactions, has been established to advise the Independent Shareholders in respect of the Acquisition and the Ongoing Connected Transactions. Your attention is drawn to the advice from the Independent Board Committee set out in its letter dated 5 December 2004 on page 40 of this circular.

                              LETTER FROM THE BOARD

INDEPENDENT FINANCIAL ADVISER

The Independent Financial Adviser has been appointed as the independent financial adviser to advise the Independent Board Committee and the Independent Shareholders in respect of the Acquisition and the Ongoing Connected Transactions. Your attention is drawn to the letter from the Independent Financial Adviser to the Independent Board Committee and the Independent Shareholders dated 5 December 2004 on pages 41 to 71 of this circular.

RECOMMENDATION

The Board considers that the terms of the Acquisition and the Ongoing Connected Transactions are fair and reasonable and in the interests of the Company and the Shareholders as a whole. Accordingly, the Board recommends the Independent Shareholders to vote in favour of the resolutions to be proposed at the EGM.

ADDITIONAL INFORMATION

Your attention is drawn to the information set out in the appendices to this circular.

                                                       Yours faithfully,
                                                           WU JUNGUANG
                                                            Chairman

                   LETTER FROM THE INDEPENDENT BOARD COMMITTEE

                      [GUANGSHEN RAILWAY COMPANY LIMITED]

 (a joint stock limited company incorporated in the People's Republic of China)
                                (Stock Code: 525)

                                                                 5 December 2004

To the Independent Shareholders

Dear Sir/Madam,

                             PROPOSED A SHARE ISSUE
                 PROPOSED AMENDMENTS TO ARTICLES OF ASSOCIATION
             VERY SUBSTANTIAL ACQUISITION AND CONNECTED TRANSACTION
                         ONGOING CONNECTED TRANSACTIONS

As the Independent Board Committee, we have been appointed to advise you as to whether, in our opinion, the terms of the Acquisition and the Ongoing Connected Transactions are fair and reasonable so far as the Independent Shareholders are concerned and the Acquisition and the Ongoing Connected Transactions are in the interests of the Company and the Shareholders as a whole. We refer to the circular to the Shareholders dated 5 December 2004 (the "CIRCULAR"), of which this letter forms part. Terms defined in the Circular shall have the same meanings when used herein unless the context otherwise requires.

BNP Paribas Peregrine Capital Limited has been appointed as the independent financial adviser to advise the Independent Board Committee and the Independent Shareholders in respect of the Acquisition and the Ongoing Connected Transactions.

Having considered the terms and conditions of the Acquisition and the Ongoing Connected Transactions and the opinion and advice of BNP Paribas Peregrine Capital Limited in relation thereto as set out on pages 41 to 71 of the Circular, we are of the opinion that the terms of the Acquisition and the Ongoing Connected Transactions are fair and reasonable so far as the Independent Shareholders are concerned and the Acquisition and the Ongoing Connected Transactions are in the interests of the Company and the Shareholders as a whole. We therefore recommend you to vote in favour of the ordinary resolutions to be proposed at the EGM to approve the Acquisition and the Ongoing Connected Transactions.

                                Yours faithfully,

                              For and on behalf of

                         the Independent Board Committee

                                  DEBORAH KONG

             CHANG LOONG CHEONG                 WILTON CHAU CHI WAI

                       Independent Non-executive Directors

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

The following is the text of a letter prepared by the Independent Financial Adviser for the purposes of inclusion in this circular:

[BNP PARIBAS PEREGRINE LOGO]

                                                                 5 December 2004

The Independent Board Committee
Guangshen Railway Company Limited
No. 1052 Heping Road
Shenzhen, Guangdong Province
The People's Republic of China
Postal Code: 518010

The Independent Shareholders

Dear Sirs,

             VERY SUBSTANTIAL ACQUISITION AND CONNECTED TRANSACTION
                                       AND
                         ONGOING CONNECTED TRANSACTIONS

INTRODUCTION

We refer to our appointment as the independent financial adviser to advise the Independent Board Committee and the Independent Shareholders in respect of the Acquisition and the Ongoing Connected Transactions, details of which are set out in the letter from the Board contained in the circular of the Company dated 5 December 2004 (the "Circular"), of which this letter forms part. Terms defined in the Circular shall have the same meanings when used in this letter unless the context requires otherwise.

On 15 November 2004, the Company entered into the Acquisition Agreement with the Vendor, a wholly-owned subsidiary of the Parent Company. As at the Latest Practicable Date, the Parent Company (the controlling shareholder of the Company) and its associates beneficially owned 2,904,250,000 Domestic Shares in the Company, representing approximately 66.99% of the issued share capital (comprising Domestic Shares and H Shares) of the Company. Accordingly, the Acquisition contemplated by the Acquisition Agreement constitutes a connected transaction of the Company under the Listing Rules and is subject to the approval of the Independent Shareholders. The Acquisition also constitutes a very substantial acquisition of the Company under the Listing Rules as certain Relevant Ratios are over 100%.

[BNP PARIBAS LOGO]         BNP Paribas Peregrine Capital Limited
                           36/F., ICBC Tower, 3 Garden Road, Central, Hong Kong
                           Tel: (852) 2825 1888    Fax: (852) 2845 5300

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

In anticipation of the A Share Issue and the Acquisition, the Company has entered into: (a) the Leasing Agreement and the Parent Comprehensive Services Agreement with the Parent Company; and (b) the YC Comprehensive Services Agreement with the Vendor. The Directors confirmed that these agreements have been entered into on a continuing and regular basis, in the ordinary and usual course of business of the Group, and on arm's length basis between the relevant parties. The transactions contemplated under the Leasing Agreement, the Parent Comprehensive Services Agreement and the YC Comprehensive Services Agreement will constitute continuing connected transactions of the Company under Chapter 14A of the Listing Rules. As the aggregate amount of such transactions are expected to be over 2.5% of certain Relevant Ratios, they will also be subject to the Independent Shareholders' approval under the Listing Rules.

The Parent Company and its associates (as defined under the Listing Rules) will abstain from voting on the resolutions to approve the Acquisition and the Ongoing Connected Transactions. Under the Listing Rules, the voting in respect of the approval of such resolutions must be taken by poll at the EGM. The Independent Board Committee has been formed by the Company for the purposes of considering the terms of the Acquisition and the Ongoing Connected Transactions and advising the Independent Shareholders in relation to the Acquisition and the Ongoing Connected Transactions. This letter contains our advice to the Independent Board Committee and the Independent Shareholders as to the fairness and reasonableness of the Acquisition and the Ongoing Connected Transactions.

On 15 November 2004, the proposed A Share Issue was also announced by the Company. It is noted that the net proceeds from the A Share Issue would be applied to finance the Acquisition. Nevertheless, for the avoidance of doubt, we have been appointed only to advise the Independent Board Committee and the Independent Shareholders in relation to the Acquisition and the Ongoing Connected Transactions. It is not within our scope of work to comment on the A Share Issue.

Apart from normal professional fees for our services to the Company as described above, no arrangement exists whereby we will receive any fees or benefits from the Company, the Parent Company, their respective subsidiaries, or any of their respective associates (as defined under the Listing Rules). We are independent of the directors, chief executive or substantial shareholders of the Company, the Parent Company, any of their respective subsidiaries or any of their respective associates (as defined under the Listing Rules). We consider ourselves suitable to give independent financial advice to the Independent Board Committee and the Independent Shareholders in relation to the Acquisition and the Ongoing Connected Transactions. As at the Latest Practicable Date, BNP Paribas Arbitrage (HK) Ltd, a member of a group of companies to which we belong, held 64,000 H Shares, representing approximately 0.0015% of the issued share capital of the Company. We do not consider this shareholding interest would affect the objectivity of our advice, given the fact that the interests of so held in the Company is the same as the Independent Shareholders in respect of the transactions; the value of the H Shares is immaterial in terms of either the consolidated gross or net assets of BNP Paribas group taken as a whole.

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

In arriving at our advice, we have relied on the statements, information and facts supplied, the opinions expressed and the representations made by the Directors and management of the Company and assumed that all statements, intentions, opinions and representations made were true, complete and accurate at the time they were made and continue to be so in all respects at the date of the Circular. We have assumed that all of the expectations of the Directors can be met. We have also relied on the assumptions described in the Circular and certain information available to the public and we have assumed such information to be accurate and reliable. We have reviewed, inter alia: (1) the Acquisition Agreement; (2) the Leasing Agreement and the Parent Comprehensive Services Agreement; (3) the YC Comprehensive Services Agreement; (4) the property valuation report from Vigers Appraisal & Consulting Limited ("Vigers") as at 30 September 2004 (Appendix V to the Circular); (5) the business valuation report prepared by Vigers in relation to the Acquired Assets as at 14 October 2004 (Appendix VI to the Circular); (6) the audited financial information of the Group for the three years ended 31 December 2003 prepared by PricewaterhouseCoopers (Appendix I to the Circular) and the unaudited financial information of the Group for the six months ended 30 June 2004 prepared by the Company; (7) the accountants' report of the Acquired Assets for the three years ended 31 December 2003 and the six months ended 30 June 2004 prepared by Deloitte Touche Tohmatsu (Appendix II to the Circular); (8) the pro forma financial information on the Enlarged Group for the year ended 31 December 2003 prepared by the Company and the comfort letter in respect of such information issued by Deloitte Touche Tohmatsu (Appendix III to the Circular); (9) the pro forma financial information on the railway transportation business (the "Railway Business") operated by the Acquired Assets for the year ended 31 December 2003 and the six months ended 30 June 2004 prepared by the Company and the comfort letter in respect of such information issued by Deloitte Touche Tohmatsu (Appendix IV to the Circular); (10) certain reports of factual findings, which have been prepared based on agreed upon procedures, issued by Deloitte Touche Tohmatsu in respect of certain financial information of the Acquired Assets; and
(11) a PRC legal opinion dated 5 December 2004 issued by China Commercial Law Firm. We consider that we have reviewed sufficient information to enable us to reach an informed view. We have not, however, carried out any independent verification of such information, nor have we conducted an independent investigation into the business affairs or assets and liabilities of the Acquired Assets or the Company. We have been advised by the Directors that no material facts have been omitted from the information and representations provided in and referred to in the Circular and we have no reasons to believe that any material information has been withheld, or doubt the truth or accuracy of the information provided.

Our opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information publicly available to us as of the date of the opinion. We have no obligation to update this opinion to take into account events occurring after this opinion is delivered to the Independent Board Committee and the Independent Shareholders. As a result, circumstances could develop prior to completion of the A Share Issue and the Acquisition that, if known at the time we rendered our opinion, would have altered our opinion.

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

THE ACQUISITION OF THE ACQUIRED ASSETS

In assessing the Acquisition and giving our independent financial advice to the Independent Board Committee and the Independent Shareholders, we have taken into consideration the principal factors and reasons as set out below.

A.    REASONS FOR THE ACQUISITION

      BUSINESS OPERATION AND STRATEGY

      The Company is the only railway operator in the PRC whose H Shares are listed on the HKSE. The Company's approximately 152 kilometers long passenger and freight railway covers major cities including Guangzhou and Shenzhen. The Company, in cooperation with The Kowloon-Canton Railway Corporation (the "KCRC"), also provides long-haul passenger railway services covering Northern Guangzhou, Dongguan and Kowloon of Hong Kong.

      We have discussed with the Directors and understand that the Acquired Assets are employed for the operation of the Railway Business.

      It is stated in the letter from the Board contained in the Circular that, the Acquired Assets comprise the railway transportation business between Guangzhou and Pingshi currently operated by the Vendor and all assets and liabilities relating to such business. Such assets include, without limitation, properties, buildings, projects under construction, railroads, locomotives, trains, transportation facilities, the transfer of employees, rights and obligations under outstanding contracts, all in relation to the operation of the Guangzhou - Pinshi railway transportation business. The total length of the route encompassed by the Acquired Assets is approximately 329 kilometers. Set out below is a general overview of the railway routes of the Acquired Assets.

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

                                     [MAP]

      Source: The Company

      Please note that the above diagram may not be drawn in scale and is intended for general information purpose only.

      SYNERGISTIC OPPORTUNITIES

      It is stated in the letter from the Board contained in the Circular that, upon completion of the Acquisition, the passenger and freight transportation of the Guangzhou-Shenzhen route will immediately be extended from approximately 152 kilometres to approximately 481 kilometres, being the whole Shenzhen-Guangzhou-Pingshi section. Such extension will run through the whole Guangdong Province vertically connecting different railway lines such as the Beijing - Guangzhou line, Beijing - Kowloon line, Guangzhou -

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

      Maoming line, Guangzhou - Meishan line, Pingnan line, Pingyan line and Kowloon and Canton Railway. The service areas of passenger and freight transportation services will cover the Pearl River Delta regions and even the northern, western and eastern part of Guangdong Province, the Hunan, Fujian and south-west regions. The operating scale and room for development of passenger and freight transportation will therefore expand significantly.

      It is stated in the letter from the Board contained in the Circular that the operations of passenger and freight transportation of the Guangzhou - Shenzhen line and the railroad between Guangzhou and Pingshi of the Beijing - Guangzhou line will be unified upon completion of the Acquisition. Competition within the region will be avoided and the efficiency of railway transportation and the competitiveness of railway transportation in the regional transportation system will be enhanced significantly. Through the effective consolidation of railroads and rationalisation of operation distribution, the allocation of transportation resources can be improved and economy of scale can be achieved. In addition, the Company considers that the Acquisition is essential in eliminating or minimising the possible duplication of resources deployed in the respective railway transportation businesses of, and certain avoidable connected transactions between, the Company and the Vendor.

      It is stated in the letter from the Board contained in the Circular that as the Acquired Assets will have good economic efficiency under the new settlement method and transportation pricing policy, the Board considers that the profitability of the Company will be significantly increased upon completion of the Acquisition. The implementation of the Acquisition shall enhance the overall operating results of the Company. The Board believes that the Acquisition will bring business synergy and enhance the income and asset base of the Group, thus creating significant value for Shareholders in the long run.

      Having considered the above reasons for the Acquisition, we concur with the view of the Directors that the Group will benefit from the synergistic opportunities arising from the Acquisition.

B.    TERMS OF THE ACQUISITION

      CONSIDERATION

      The Consideration shall equal the net asset value of the Acquired Assets as at 30 June 2004 or such later date as required by the relevant PRC laws or regulations (the "Reference Date") as assessed by the Valuer and reported in the valuation report (which is required to be filed with the relevant PRC authorities), subject to certain adjustments as described below. Such value as at 30 June 2004 was assessed and reported in a valuation report (the "Valuation Report") as RMB10,264,120,700 (the "Assessed

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

      Amount"), which is however subject to the confirmation by the relevant PRC authorities and adjustments for the changes or matters (set out in the paragraph headed "Adjustment mechanism" below) revealed in a completion audit undertaken by the Company's domestic auditors (which audit shall commence within 5 Days from the Acquisition Commencement Date and be completed within 60 Days). We have not, however, relied on the Valuation Report when performing our financial analysis.

      ADJUSTMENT MECHANISM

      Under the Acquisition Agreement, the Consideration is subject to the following adjustments:

      (a)   any depreciation on the Acquired Assets which are fixed assets;

      (b)   any loss or damages or diminution in or to any of the Acquired
            Assets;

      (c) any additions to the Vendor's operating assets made in accordance with the ordinary budget of the Vendor, which shall have been confirmed by the Company and audited by the Company's domestic auditors;

      (d) any additions to or construction of the railway facilities that may be required by the MOR or other state authorities (the method and price for the acquisition of such additions or construction shall be determined in a supplemental agreement to be entered into between the parties); and

      (e) any other adjustments which are necessary in accordance with domestic accounting principles in the PRC.

      The amount to be adjusted in accordance with the above-mentioned principles is not expected to exceed a band of 10% higher (the "Expected Maximum Amount") or lower (the "Expected Minimum Amount") than the Assessed Amount. In other words, the actual amount of Consideration shall be ranged between RMB9,237,708,630 and RMB11,290,532,770 (the "Agreed Consideration Range"). In the event that the adjusted amount falls outside the Agreed Consideration Range, any party to the Acquisition Agreement may rescind it unless the parties, subject to the Company having complied with the necessary requirements in the Listing Rules, are able to come to an agreement. A further announcement will be made by the Company once the actual amount of the Consideration is determined and confirmed.

      Under the relevant PRC laws, the Valuation Report is only valid for 1 year until 30 June 2005 for the purpose of the Acquisition. Accordingly, depending on, among other things, the progress of the A Share Issue, the Company may have to do another valuation

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

      on the Acquired Assets with a date subsequent to 30 June 2004 as the reference date. Under the Acquisition Agreement, as with the Assessed Amount, such re-assessed value will be subject to adjustments arising from the completion audit as described above. In the event that the re-assessed value as adjusted falls outside the Agreed Consideration Range, any party to the Acquisition Agreement may rescind it unless the parties, subject to the Company having complied with the necessary requirements in the Listing Rules, are able to come to an agreement.

      PAYMENT TERMS

      Under the Acquisition Agreement, upon fulfillment of all conditions to the Acquisition Agreement (as set out below), the Consideration shall be satisfied in the following manner:

      (1) 51% of the Consideration (as determined solely on the basis of the Assessed Amount as reported in the valuation report), shall be paid by the Company within 5 Days from the Acquisition Commencement Date; and

      (2) the balance of the Consideration (as determined or adjusted as mentioned above) shall be paid by the Company within 15 Days from the date upon which the completion audit is completed. In the event that the proceeds from the A Share Issue is insufficient to satisfy the payment of the Consideration in full, the Company shall pay all the remaining proceeds from the A Share Issue (after deducting all relevant expenses) within the said 15-Day period and the shortfall shall be paid by the Company within 6 months from the date upon which the completion audit is completed.

      In the event that any party rescinds the Acquisition Agreement for whatever reason after payment of the first installment of the Consideration by the Company (in accordance with paragraph (1) above), the amount paid shall be returned to the Company without interest.

      SOURCE OF FUND

      As referred to in the letter from the Board contained in the Circular, the Consideration will be funded initially by the proceeds raised from the proposed A Share Issue. In case of any shortfall arising from the difference between the proceeds of the A Share Issue and the Consideration (the "Shortfall"), the Company intends to satisfy such amount by utilising its internal cashflow and/or banking facilities. As referred to in the letter from the Board contained in the Circular, it is expected that the application for the A Share Issue will be submitted to the CSRC by the end of 2004 and that the A Share Issue will be completed by the end of the second quarter of 2005, subject to the market conditions and the policies of the CSRC.

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

      As disclosed in the 2004 interim report of the Company, the Company had net cash position of approximately RMB1.78 billion as at 30 June 2004. Whilst we cannot express any view on whether the A Share Issue may or may not proceed within the time frame or the eventual size of any funds which may be raised, taking into account the proposed A Share Issue and the financial position, including the existing net cash position of the Company, we have no reason to believe that the Company may not be able to fund the Acquisition.

      CONDITIONS OF THE ACQUISITION

      The Acquisition Agreement is conditional upon the fulfilment of, among other things, the following conditions:

      (1) the formal approval of the relevant authorities or bodies in relation to the A Share Issue being obtained;

      (2) the A Share Issue having completed and raised an amount of not less than 65% of the Consideration;

      (3) the approval of the Independent Shareholders at the EGM in relation to the Acquisition being obtained;

      (4) the approval of the Independent Shareholders at the EGM in relation to the Ongoing Connected Transactions being obtained;

      (5) the approval of the relevant government bodies responsible for the supervision and management of state-owned assets in relation to the Vendor's proposal on disposal of state-owned assets being obtained; and

      (6) the approval of the NDRC in relation to the price determination for passenger and freight railway transportation between Guangzhou and Pingshi being obtained.

      Save for condition (2) which can be waived by the Company, none of the above conditions can be waived. If the above conditions are not fulfilled within 2 years from the date of signing of the Acquisition Agreement, the Acquisition Agreement shall lapse and no party shall have any liability thereunder. In the event that any party rescinds the Acquisition Agreement for whatever reason after the A Share Issue has been completed, it is expected that the Company will retain the proceeds from the A Share Issue as general working capital.

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

C.    THE RAILWAY BUSINESS

      HISTORICAL RECORDS OF THE VENDOR

      Prior to the Acquisition, the Railway Business operated by the Acquired Assets was the principal part of the business of the Vendor, a PRC state-owned enterprise and a wholly-owned subsidiary of the Parent Company under the administration of the MOR. As referred to in the letter from the Board contained in the Circular, the operation and financial performance of the Railway Business were historically subject to and significantly affected by regulatory measures and public policy considerations.

      However, it should be noted that certain income and expenses of the Vendor as recorded in its accounts have been determined ultimately by the MOR on the basis of certain arbitrary allocation (the "Allocation") and that the accounts prepared by the Vendor for the Railway Business have been based on such historical records, on which the auditors have undertaken their work. For the audited financial information of the Railway Business for the three years ended 31 December 2003 and the six months ended 30 June 2004 (the "Track Record Period"), please refer to Appendix II to the Circular. In the circumstances, for the purpose of assessing the Acquisition, we consider that the historical records of the Vendor may not be able to reflect the full financial performance of the Railway Business and thus may not be relevant for this purpose.

      PRO FORMA FINANCIAL INFORMATION

      It is noted that upon completion of the Acquisition, the "Opinion on the Principle of Settlement Method of Transportation Income for State-owned Railway Transportation Enterprises after Converting into a Joint Stock Company (Caiyun [2004] No.86)(Chinese Characters)[2004]86 (Chinese Characters)(the "Settlement Guideline") will become effective. Under the Settlement Guideline, the Railway Business would be entitled to, inter alia, certain income, which had otherwise been retained by the MOR under the Allocation.

      In order to provide further financial information on the Railway Business, the Company has prepared the pro forma financial information by assuming that the Settlement Guideline were in place for the year ended 31 December 2003 and the six months ended 30 June 2004 for illustration purpose. For the purpose of including such pro forma financial information in the Circular, Deloitte Touche Tohmatsu has reported that the pro forma financial information has been properly compiled in accordance with the stated assumptions as set out in Appendix IV to the Circular.

      We note that Deloitte Touche Tohmatsu are of the view that as the Settlement Guideline was not implemented prior to or during the Track Record Period, thus, they have prepared the audited financials for the Railway Business on the basis as set out in Appendix II to the Circular. Nevertheless, we consider it more appropriate to assess the

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

      financial performance of the Railway Business using the pro forma financial information set out in Appendix IV to the Circular. As such, we have applied such financial information in conducting the ratio analysis. It is noted that such pro forma financial information has been prepared for illustrative purpose only. For details of such basis, please refer to Section A of Appendix IV to the Circular.

      Set out below is the financial summary to illustrate how the Allocation might have affected the historical operating results of the Railway Business.

                         AUDITED HISTORICAL FINANCIALS     PRO FORMA FINANCIALS
                                           SIX MONTHS                    SIX MONTHS
                         YEAR ENDED 31       ENDED      YEAR ENDED 31      ENDED
                         DECEMBER 2003   30 JUNE 2004   DECEMBER 2003  30 JUNE 2004
                          RMB million     RMB million     RMB million    RMB million
Revenue                      4,626           2,366           5,047           2,810

Net profit/(loss)              146             (48)            329             538

      After discussions with the Directors, the reasons for the robustness of the Railway Business in the first half of year 2004 were mainly: (i) the strong demand in passenger and freight transportation service market in the regions where the Railway Business was operated, as a result of the gradual implementation of the Closer Economic Partnership Arrangement between Hong Kong and Chinese mainland and the implementation of the Relaxed Individual Travel program; and (ii) the recovery of the economy from the outbreak of the severe acute respiratory syndrome ("SARS") in Hong Kong and other neighboring areas in the PRC which had an adverse effect on the consumer and traveling activities within Hong Kong and China during the first half of 2003. It is noted that the railroad operating expenses (mostly fixed costs to the operations) were generally stable and were not sensitive to the increase in revenue from railroad businesses.

      AFTER COMPLETION OF THE ACQUISITION

      Upon completion of the Acquisition, the Railway Business will become part of the Enlarged Group and its operating environment is expected to experience certain important changes as a result of the following factors (the "Factors"):

      -     Settlement Guideline becoming effective

            As stated in the letter from the Board contained in the Circular, it is expected that upon completion of the Acquisition, the relevant Settlement Guideline applicable to the Railway Business will be similar to that of the Company, which means the

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

            Company will be allowed to run the Railway Business in the market regime and subject to lesser extent of restrictions or control of the MOR. In particular, the Company will be allowed to retain the full amount of revenues that it receives from passengers and freight users, and to bear only the actual amount of expenses that it incurs for the Railway Business.

      - Upward adjustments of passenger fares and freight tariffs, and new mode of charging system for freight transportation

            As advised by the Directors, the MOR has granted an in-principle approval on 12 October 2004 which allows the Company to charge a premium of 20% to 50% over the current fees for the Guangzhou - Pingshi passenger transportation and freight transportation services, subject to completion of the Acquisition. Such pricing treatment was a flexibility given to the Company in connection with the restructuring of the railway industry in the PRC. However, such pricing treatment is subject to the final endorsement of the NDRC. It should be noted that such endorsement is one of the conditions precedent to the Acquisition as stated in the letter from the Board contained in the Circular.

            As stated in the letter from the Board contained in the Circular, subject to the endorsement of the NDRC, the management of the Company currently intends to charge a 20% premium, being the bottom end of the permissible range, over the current fares for the passenger transportation service and the current tariffs for the freight transportation service between Guangzhou and Pingshi after the completion of the Acquisition (the "Pricing Factor"). In this connection, the Company has commissioned Northern Jiaotong University to conduct an analysis of the price elasticity of the passenger flow and freight volume of the Railway Business (the "Analysis"). As referred to in the business valuation report (the "Business Valuation Report") issued by Vigers dated 5 December 2004, the conclusion of the Analysis is that no significant effect can be observed on the passenger flow and freight volume upon the implement of the new pricing policy. We have not, however, relied on the Analysis when performing our financial analysis. In conducting our financial analysis, we have assumed that, as far as the Pricing Factor is concerned, the increase in passenger fares and freight tariffs respectively would not change the passenger and the freight transportation service demanded.

            Besides, the completion of the Acquisition will result in the Railway Business being subject to a new mode of charging system for freight transportation that is expected to bring to the Company an additional amount of revenue.

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

      -     Decrease in applicable income tax rate

            As stated in the letter from the Board contained in the Circular, the Railway Business under the operation of the Vendor has been subject to income tax assessment together with the Parent Company and its other subsidiaries on a consolidation basis at an enterprise income tax rate of 33%, a rate applicable to all enterprises in general (except for foreign-invested enterprises and foreign enterprises). Upon completion of the Acquisition, the Business will become part of the Company and will be subject to an enterprise income rate of 15% (the "Preferential Tax Treatment") applicable to enterprises in Shenzhen as a special economic zone.

      -     Ongoing Connected Transactions

            The following agreements as detailed in the letter from the Board contained in the Circular will become effective upon completion of the Acquisition, namely:

            -     the Leasing Agreement;

            -     the Parent Comprehensive Services Agreement; and

            -     the YC Comprehensive Services Agreement.

            As disclosed in the audited financial information during the Track Record Period for the Railway Business in Appendix II to the Circular, prior to the completion of the Acquisition, certain buildings, tracks and services roads of the Railway Business are erected on land in which the Parent Company is entitled to use over their relevant lease periods at nil consideration. Should the Leasing Agreement have been effective, the rental expenses should not exceed RMB74.0 million for the year ended 31 December 2003 and RMB37.0 million for the six months ended 30 June 2004 (30 June 2003:
            RMB37.0 million).

            Moreover, prior to completion of the Acquisition, the Vendor, the Parent Company and certain of its subsidiaries have provided to the Railway Business certain transportation services, certain repair and maintenance and related services, and certain social services (including property management, hygiene and epidemic prevention services, recuperative services and nursery services) at nil consideration. Should the Parent Comprehensive Services Agreement and the YC Comprehensive Services Agreement have been effective, the aforesaid expenses would be approximately RMB248.3 million for the year ended 31 December 2003 and approximately RMB133.0 million for the six months ended 30 June 2004 (30 June 2003: RMB124.1 million).

            The Company estimates that the aggregate amount to be incurred under the Parent Comprehensive Services Agreement will not exceed RMB2,297.0 million, RMB2,527.7 million and RMB2,758.5 million in 2005, 2006 and 2007 respectively;

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

            and that the aggregate amount to be incurred under the YC Comprehensive Services Agreement will not exceed RMB212.0 million, RMB236.0 million and RMB260.0 million in 2005, 2006 and 2007 respectively.

      - Increase in depreciation cost to be incurred by Railway Business based on the Valuation Report

            Based on the Valuation Report prepared by the Valuer as at 30 June 2004, a revaluation surplus of approximately RMB3,615 million on assets (including property, plant and equipment) of the Railway Business is recorded and an annual additional depreciation of approximately RMB90.4 million is expected to be incurred upon completion of the Acquisition.

      RATIO ANALYSIS

      We have considered the measures (the "Measures") which are commonly used yardstick for comparison purpose as follows:

      As mentioned above, given that in the first half of 2003, the outbreak of SARS in Hong Kong and other neighboring areas in the PRC had an adverse effect on the consumer and traveling activities within Hong Kong and China, we have included in the analysis below the results of the Railway Business for the trailing 12 months (the "Trailing 12 Months") ended 30 June 2004, that is the 6 months ended 31 December 2003 and the 6 months ended 30 June 2004. In this regards, the analysis set out below contain certain extracted pro forma financial information for the Trailing 12 Months ended 30 June 2004 in relation to the Railway Business from certain reports of factual findings issued by Deloitte Touche Tohmatsu, which have been prepared based on agreed upon procedures. For the purpose of comparison, a summary of the results of the Company and the Railway Business for the Trailing 12 Months ended 30 June 2004 is set out below.

                                                               NET PROFIT FOR
                                         NET PROFIT FOR THE     THE TRAILING
                          MARKET           YEAR ENDED 31      12 MONTHS ENDED
                      CAPITALISATION       DECEMBER 2003        30 JUNE 2004
                        RMB million         RMB million         RMB million
The Company                   10,866(1)         512(2)             641(2)
The Railway Business  Not applicable            329(3)             775(4)

      Notes:

      (1) Market capitalisation is calculated based on the average closing price of the Company for the last 30 trading days up to and including the Latest Practicable Date. An exchange rate of RMB1.06 = HK$1.00 has been used.

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                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

      (2) Based on historical figures of the Company. Accordingly, the P/E of the Company based on the net profit for the year ended 31 December 2003 and the Trailing 12 Months ended 30 June 2004 is approximately
            21.2 times and 17.0 times respectively.

      (3) Based on the pro forma financial information of the Railway Business for the year ended 31 December 2003 contained in Appendix IV to the Circular. Accordingly, the P/E of the Railway Business based on the net profit for the year ended 31 December 2003 is approximately 31.2 times.

      (4) Based on the pro forma financial information of the Railway Business for the Trailing 12 Months ended 30 June 2004. Accordingly, the P/E of the Railway Business based on the net profit for the Trailing 12 Months ended 30 June 2004 is approximately 13.2 times.

      -     Price to earnings multiple ("P/E")

            Based on the pro forma financial information on the Trailing 12 Months ended 30 June 2004, the implied P/E multiple based on the Assessed Amount is approximately 13.2 times. After taking account of the Factors, the implied P/E multiple based on the Assessed Amount is approximately 12.2 times.

            It is noted that based on the pro forma financial information on the Trailing 12 Months ended 30 June 2004, the implied P/E multiple based on the Expected Minimum Amount and the Expected Maximum Amount is approximately 11.9 and 14.6 times respectively. It is further noted that, after taking account of the Factors, the implied P/E multiple based on the Expected Minimum Amount and the Expected Maximum Amount is approximately 11.0 times and 13.4 times respectively.

      - Enterprise value ("EV") to earnings before interest, tax, depreciation and amortisation expense ("EBITDA") multiple

            When comparing companies listed in different markets using varying accounting standards, a commonly used valuation ratio is the EV to EBITDA multiple. In comparison to the P/E, this ratio minimises the effects of different accounting methods and produces a multiple which is more consistent when comparing companies listed internationally.

            The EBITDA of the Railway Business for the Trailing 12 Months ended 30 June 2004 based on the pro forma information is approximately RMB1,260 million. Based on the Assessed Amount, the implied EV is approximately RMB10,541 million (being the equity value (the total consideration to be paid for the Acquisition) plus net debt of the Railway Business to be assumed by the Company of approximately RMB277 million). Accordingly, the implied EV to EBITDA multiple for the Trailing 12 Months ended 30 June 2004 based on the pro forma information is approximately 8.4 times. After taking account of the Factors, the implied EV to EBITDA multiple for the Trailing 12 Months ended 30 June 2004 base on the Assessed Amount is approximately 6.8 times.

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

            It is noted that based on the pro forma financial information for the Trailing 12 Months ended 30 June 2004, the implied EV to EBITDA multiple based on the Expected Minimum Amount and the Expected Maximum Amount is approximately 7.6 and 9.2 times respectively. It is further noted that, after taking account of the Factors, the implied EV to EBITDA multiple based on the Expected Minimum Amount and the Expected Maximum Amount is approximately 6.1 times and 7.5 times respectively.

      -     Price to book value multiple ("P/BV")

            Comparing to the audited net book value of the Railway Business as at 30 June 2004 of approximately RMB6.6 billion, the Consideration based on the Assessed Amount represents approximately 1.5 times of such book value. It is noted that based on the audited net book value of the Railway Business, as at 30 June 2004, the P/BV based on the Expected Minimum Amount and the Expected Maximum Amount is approximately 1.4 and 1.7 times respectively.

            It should be noted that the Consideration shall equal to the net asset value of the Railway Business as at the Reference Date as assessed by the Valuer and reported in the Valuation Report (which is required to be filed with the relevant PRC authorities), subject to certain adjustments. This implies that the Consideration is equivalent to such adjusted revalued net asset value of the Railway Business on a dollar to dollar basis. Details of the basis of determining the Consideration are set out in the paragraph headed "Consideration" in the letter from the Board contained in the Circular.

      -     Market comparables

            In formulating our opinion, we have conducted the ratio analysis set out above and have considered such ratios of certain listed companies principally engaged in the railway transportation services. The following table sets out the relevant ratios of certain comparable listed companies based on their respective average closing price for the last 30 trading days up to and including the Latest Practicable Date and their latest publicly available 12 months financial information.

                                                                   EV TO
                                                           P/E     EBITDA       P/BV
                 COMPANY NAME                   LOCATION  times    times        times
ASIA (EXCLUDING JAPAN)
The Company(1)                                     China   17.0       8.7            1.1

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

                                                                   EV TO
                                                           P/E     EBITDA       P/BV
                 COMPANY NAME                   LOCATION  times    times        times
JAPAN
East Japan Railway Company(2)                      Japan   17.2       6.9            1.9
Central Japan Railway Company(2)                   Japan   24.7      10.2            2.5
AVERAGE - JAPAN                                            21.0       8.6            2.2

NORTH AMERICA
Union Pacific Corporation                             US   16.6       8.2            1.3
Burlington Northern Santa
  Fe Corporation                                      US   18.6       8.0            1.8
Norfolk Southern Corporation                          US   23.9      11.7            1.8
CSX Corporation                                       US   46.7      12.1            1.2
Canadian National Railway                         Canada   15.0       8.8            1.8
Canadian Pacific Railway                          Canada   12.7       8.1            1.3
AVERAGE - NORTH AMERICA                                    22.3       9.5            1.5
MEDIAN - NORTH AMERICA                                     17.6       8.5            1.5

OVERALL AVERAGE                                            21.4       9.2            1.6
OVERALL MEDIAN                                             17.2       8.7            1.8

THE RAILWAY BUSINESS
based on Assessed Amount and:
- audited financial statements as
    referred to in Appendix II to the Circular             70.2(3)   17.7(3)         1.5
- pro forma financial statements as
    referred to in Appendix IV                                                       Not
    to the Circular (1)(4)                                 13.2       8.4     applicable
- pro forma financial statements as
    referred to in Appendix IV
    to the Circular after taking account                                             Not
    of the Factors (1)(5)                                  12.2       6.8     applicable

            Source: Annual reports of the respective company, Bloomberg

            Notes:

            For the purpose of comparison only:

            (1) As the outbreak of SARS in Hong Kong and other neighboring areas in the PRC had an adverse effect on the consumer and traveling activities within Hong Kong and China during the first half of 2003, we have adopted the Trailing 12 Months ended 30 June 2004, instead of the net profit of 2003 for the purpose of comparison in this table.

            (2) Financial year end date for East Japan Railway Company and Central Japan Railway Company is as at 31 March. For CSX Corporation, the year end date is as at 27 December and other companies are as at 31 December.

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

            (3) Net profit and EBITDA figures are extracted from the audited financial information for the year ended 31 December 2003 contained in Appendix II to the Circular. However, as stated above, as we consider that the historical records of the Vendor may not be able to reflect the full financial performance of the Railway Business, thus, it may not be applicable to use the audited historical financial information as set out in Appendix II for the purpose of comparison.

            (4) It should be noted that based on the pro forma financial information for the Trailing 12 Months ended 30 June 2004, the implied P/E multiple based on the Expected Minimum Amount and the Expected Maximum Amount is approximately 11.9 and 14.6 times respectively. The implied EV to EBITDA multiple based on the Expected Minimum Amount and the Expected Maximum Amount is approximately 7.6 and 9.2 times respectively.

            (5) It should be noted that, after taking account of the Factors, the implied P/E multiple based on the Expected Minimum Amount and the Expected Maximum Amount is approximately 11.0 times and 13.4 times respectively. The implied EV to EBITDA multiple, after taking account of the Factors, based on the Expected Minimum Amount and the Expected Maximum Amount is approximately 6.1 and 7.5 times respectively.

            General notes:

            (1) In summary, each of such comparable company is selected based on certain criteria, including: (i) the core revenue of such company is generated from railway business services, of which, around 70% of the source of revenue is generated from passenger and freight transportation services; (ii) the operation of such company during the period under consideration should be profit making; and (iii) it should be a company listed on a recognised stock exchange.

            (2) Respective companies' market capitalisation were determined according to information available on Bloomberg based on the average closing price for the last 30 trading days up to and including the Latest Practicable Date.

            (3) Earnings refers to net profit excluding extraordinary items as set out in the financial statements of the respective company for the latest publicly available 12 months financial information available on Bloomberg.

            (4) Enterprise value refers to the sum of: (1) market capitalisation determined according to information available on Bloomberg based on the average closing price for the last 30 trading days up to and including the Latest Practicable Date; and (2) the net debt of the respective company as at the latest publicly available financial information available on Bloomberg.

            (5) EBITDA refers to the earnings before interest, tax, depreciation and amortisation expenses of the respective company for the latest publicly available 12 months financial information available on Bloomberg.

            (6)   An exchange rate of RMB1.06 = HK$1.00 has been used.

            It should however be noted that the businesses, operations and prospects of the Railway Business are not completely the same as those companies set out in the table above. As such, such information should be used with care.

            On the basis of the outcomes of the Measures set out above, we regard the Consideration of the Acquisition to be comparable to the stated market comparables.

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

      BUSINESS VALUATION

      As referred to in the Business Valuation Report, Vigers considers that the use of P/E is the appropriate valuation methodology for the valuation of the Vendor's interest as the method reflects the going concern of the Railway Business and provides reference to a group of comparable companies in the market. As at 14 October 2004, the fair market value of the Railway Business interest owned by the Vendor is reasonably stated as RMB12,000 million by Vigers. The Consideration based on the Assessed Amount represents a discount of approximately 14.5% to such valuation. It is noted that based on the Expected Minimum Amount and Expected Maximum Amount, such valuation represents a discount of approximately 23.0% and 5.9% respectively. Taking account of the basis and assumption of such business valuation, we regard the aforesaid discounts as being acceptable.

      By comparing our selected market comparables with those appeared in the Business Valuation Report, we note that Vigers did not include certain listed comparables, namely, East Japan Railway Company, Central Japan Railway Company and CSX Corporation. We further note from the Business Valuation Report that for comparison purposes, Vigers has restricted its sample of the comparable companies from a homogeneous market with the exclusion of companies having material side-business or outliers as observed by their P/E. Vigers has identified a group of companies listed on the HKSE and the stock exchanges in the North America, which are commonly traded on the NYSE and are principally engaged in railway business. Vigers considered these companies as good references on the estimation of P/E for the Acquired Assets since the Company, being one of the selected comparables, whose H Shares and ADSs are also traded on the HKSE and NYSE respectively.

      Particulars of the basis and assumptions under which Vigers prepared its valuation are set out in the Business Valuation Report.

D.    FINANCIAL EFFECTS OF THE ACQUISITION

      The effect of the Acquisition on the financial position of the Company is subject to, among others, the amount of proceeds which the Company may raise from the A Share Issue, the actual amount of Consideration payable for the Acquisition and the manner of payment of the Shortfall, if any. It is noted that, as stated in the letter from the Board contained in the Circular, the Board believes that the financial performance of the Railway Business will be improved with the Factors to take effect after the Acquisition. It is further expected by the Directors that the Acquisition will contribute positively to the net cash flows of the Enlarged Group. Whilst we cannot express any view on whether the A Share Issue may or may not proceed within the time frame or the eventual size of any funds which may be raised, taking account of the proposed A Share Issue, the existing net cash position of the Company, the possible effects of the Factors, we concur with the above views of the Board.

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

E.    ADVICE

      On the above basis, we regard the Acquisition as being fair and reasonable and in the interest of the Company and its Shareholders as a whole.

ONGOING CONNECTED TRANSACTIONS

In anticipation of the A Share Issue and the Acquisition, the Company has entered into: (a) the Leasing Agreement and the Parent Comprehensive Services Agreement with the Parent Company; and (b) the YC Comprehensive Services Agreement with the Vendor. We note that similar agreements were entered into between the Parent Company, YC and the Company (where applicable) at the time of listing of the Company in connection with the operations of the Company.

The aggregate amount of the Ongoing Connected Transactions are expected to be over 2.5% of certain Relevant Ratios on an annual basis. Accordingly, they will be subject to reporting, announcement and independent shareholders' approval requirements under Chapter 14A of the Listing Rules.

Each of the Leasing Agreement, the Parent Comprehensive Services Agreement and the YC Comprehensive Services Agreement is conditional upon the fulfillment of, among other things, the following conditions (none of which may be waived):

- the formal approval of the relevant authorities or bodies in relation to the A Share Issue being obtained;

-     the A Share Issue having completed;

-     the Acquisition having completed; and

- the approval of the Independent Shareholders at the EGM in relation to the Ongoing Connected Transactions being obtained.

In formulating our view on the Ongoing Connected Transactions, we have taken into consideration the principal factors and reasons as set out below.

A.    REASONS FOR ENTERING INTO THE ONGOING CONNECTED TRANSACTIONS

      The Parent Company is responsible for the operation of railway transportation businesses in Guangdong Province, Hunan Province and Hainan Province. With this background and its special role in the railway transportation industry, the Parent Company is the only available provider in the market for the services that the Company requires in its operations. Under the agreements for the services that are possibly available in the market, they will be provided by the Parent Company on a cost basis (plus a mark-up of

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

      8%, where applicable) and on terms no less favourable than those obtainable from independent third parties. In addition, certain support or cooperation service arrangements are also required, as a matter of course, from the Parent Company which administers and controls the operation of the neighbouring railway lines. It is therefore not only beneficial but also necessary for the Company to enter into the Ongoing Connected Transactions in order to facilitate the operations of the Company.

B.    LEASING AGREEMENT

      The Leasing Agreement has been entered into between the Parent Company (as the landlord) and the Company (as the tenant). The Leasing Agreement is for a period of 20 years, renewable on the terms and conditions of the Leasing Agreement at the discretion of the Company. As stated in the letter from the Board contained in the Circular, the exact size of the land is subject to the confirmation of the state-owned Land Bureau.

      The Directors note that the term of the Leasing Agreement exceeds the three-year term as required by Rule 14A.35 of the Listing Rules and are of the view that it is justifiable for the Leasing Agreement to have a term longer than 3 years as a means to minimise the commercial uncertainties in its operations of the railway transportation between Guangzhou and Pingshi.

      As advised by the Directors, given that (i) the Railway Business is the operation of railway transportation services between Guangzhou and Pingshi; (ii) the railway line of the Railway Business is situated on or around the subject land; and (iii) the extended period of duration could allow the Company to maintain a stable operation of the Railway Business on the subject land throughout the term of the agreement, we are of the view that it is justified for the Leasing Agreement to have a term longer than three years. In the circumstances, we consider that the nature of this transaction requires the Leasing Agreement to be of a duration longer than three years and that it is normal for contract of this type to be of such duration.

C.    PARENT COMPREHENSIVE SERVICES AGREEMENT

      The Parent Comprehensive Services Agreement has been entered into between the Parent Company (which by definition shall, for the purpose of the Parent Comprehensive Services Agreement only, include all the companies, units or departments owned, controlled, managed or used by it during the term of the Parent Comprehensive Services Agreement, save and except GS and the Vendor and all the companies, units or departments controlled or managed by GS and the Vendor) and the Company. The Parent Comprehensive Services Agreement is for a period of 3 years and once taking effect, shall replace all the existing agreements or arrangements which have been entered into between the Company and the Parent Company and/or its subsidiaries or controlled entities to the extent that they covered the same services.

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

      As referred to in the letter from the Board contained in the Circular, it should be noted that, in respect of such existing agreements, the Company has obtained waivers from strict compliance with the relevant requirements relating to ongoing connected transactions under the Listing Rules when it was listed on HKSE in 1996.

      The comprehensive service arrangement involves mutual provision of certain services between the Parent Company and the Company. Services to be provided by the Parent Company to the Company include (a) social and related services; (b) transportation services; and (c) railway related services, whereas services to be provided by the Company to the Parent Company include certain transportation and related services. The prices at which such services are provided are different in each case. In general,

      1. social and related services to be provided by the Parent Company to the Company (or its employees) shall include: (a) hygiene and epidemic prevention services, the prices of which are determined based on standards set by the relevant provincial government (without any adjustments); and (b) recuperative and nursery services, the prices of which are determined based on the actual costs or expenses incurred by the Parent Company for the provision of such services (without any mark-up);

      2. transportation services to be provided by the Parent Company to the Company shall include: (a) production co-ordination, safety management and scheduling, the prices of which are determined with reference to the unit cost and the actual volume of services provided by the Parent Company; (b) leasing of passenger coaches and freight trains, the prices of which are determined in accordance with the settlement method issued by the MOR; (c) passenger co-ordination, locomotive traction, train repair and ticket sale services, etc, the prices of which are determined in accordance with the following principles: (i) market price (if available); (ii) if market price is not available, settlement method or pricing standards issued by the MOR; (iii) if neither (i) or (ii) is available, the pricing shall be determined with reference to the full cost incurred by the Parent Company for the provision of such services plus a mark-up of 8%; and (d) passenger services such as sale of train tickets, provision of catering services on board and sale of merchandise on trains, the price of which comprises of a service contract fee and a portion of revenue from fare adjustment, which are determined on an arm's length negotiation between the parties;

      3. railway related services to be provided by the Parent Company to the Company shall include: (a) maintenance service of large scale railroad machinery, track replacement and overhauling services for railroads and bridges, and train repair and maintenance services, the prices for all of which (in case no standard set by the MOR for charging fees is available for track replacement and overhauling services or train repair and maintenance services) are determined with reference to the costs incurred by the Parent Company for the provision of such services plus a mark-up of 8%; (b) agency services for purchase of railway transportation

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

            related materials on behalf of the Company, the service fee for which is 1.5% of the purchased amount for diesel, steel tracks, wheel band, wheel axis, rolled steel wheels and special purpose lubricant for railroads and 5% for other materials. Such service fees are determined on an arm's length basis taking account of the past dealings between the parties; and (c) settlement related services, such as settlement service, provision of financial facilities at prices or on terms either in accordance with the standards set by the MOR, or not less favourable than that offered by the People's Bank of China or other banks; and

      4. transportation and related services to be provided by the Company to the Parent Company shall include: (a) passenger co-ordination, locomotive traction, train repair and ticket sale services, etc, to the Parent Company, the prices of which are determined in accordance with the principles set out in 2(c) above; and (b) wheel repair service, the price of which is determined with reference to the costs incurred by the Company for the provision of such services plus a mark-up of 8%.

      Given that: the basis for determining the Parent Comprehensive Services Agreement are either market price, settlement method or pricing standards issued by the MOR, at costs or at costs plus a mark-up of 8% profit rate (which is determined by the Company and the Parent Company after negotiations with regard to: (i) the guideline issued by the local taxation authority in Guangdong Province which suggests that the profit rate for the purpose of calculating enterprise's business operating tax should be 10%; and (ii) the fact that the 8% mark-up has been the basis upon which the comprehensive services have been or are currently provided by GS to the Company), we are of the view that the terms of the Parent Comprehensive Services Agreement are fair and reasonable and the transaction is in the interests of the Independent Shareholders.

D.    YC COMPREHENSIVE SERVICES AGREEMENT

      The YC Comprehensive Services Agreement has been entered into between the Vendor which by definition shall, for the purpose of the YC Comprehensive Services Agreement, include companies, units or departments owned, controlled, managed or used by it during the term of the YC Comprehensive Services Agreement) and the Company. The YC Comprehensive Services Agreement is for a period of 3 years to the effect that such agreement, once taking effect, shall replace all the existing agreements or arrangements which have been entered into between the Company and the Vendor to the extent that they covered the same services.

      As referred to in the letter from the Board contained in the Circular, it should be noted that, in respect of such existing agreements, the Company has obtained waivers from strict compliance with the relevant requirements relating to ongoing connected transactions under the Listing Rules when it was listed on HKSE in 1996.

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

      Services to be provided by the Vendor shall include social services, passenger services and other welfare or railway-related services. The prices at which such services are provided are different in each case. In general,

      1. social services shall include hygiene and epidemic prevention services, security services and nursery services, the price of all of which are determined with reference to the costs incurred by the Vendor for the provision of such services;

      2. passenger services include without limitation sale of train tickets, provision of catering services on board and sale of merchandise on trains. Price payable for the passenger services comprises of service contract fee and a portion of revenue from fare adjustment, which are determined after arm's length negotiation between the parties; and

      3. other welfare or railway-related services shall include: (a) property management and construction and maintenance services, etc., the prices for most of which are determined with reference to the costs incurred by the Vendor for provision of such services plus a mark-up of 8%; (b) leasing of properties, the rental of which shall not exceed the market price or an amount payable by any third parties to the Vendor for the same property; (c) sale of residential properties to the Company's employees at a price to be determined with reference to the costs of construction and the selling price as prescribed by the local government; and (d) sale of railway tracks, the price of which is to be determined with reference to the market price or an applicable guidance price in the industry.

      Given that: the basis for determining the YC Comprehensive Services Agreement are either market price, pricing standards issued by the relevant government, at costs or at costs plus a mark-up of 8% profit rate (which is determined by the Company and the Parent Company after negotiations with regard to: (i) the guideline issued by the local taxation authority in Guangdong Province which suggests that the profit rate for the purpose of calculating enterprise's business operating tax should be 10%; and (ii) the fact that the 8% mark-up has been the basis upon which the comprehensive services have been or are currently provided by GS to the Company), we are of the view that the terms of the YC Comprehensive Services Agreement are fair and reasonable and the transaction is in the interests of the Independent Shareholders.

E.    PROPOSED ANNUAL MONETARY LIMITS FOR THE ONGOING CONNECTED TRANSACTIONS

      Each type of the Ongoing Connected Transactions will be subject to, among other things, the relevant annual monetary limit for each of the 3 financial years ending 31 December 2007. As referred to in the letter from the Board contained in the Circular,

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

      the Company proposes to set the following annual monetary limit for each of these categories of Ongoing Transactions for the Group:

                               HISTORICAL FIGURES

                                                                             PROJECTION
                                                                   FOR THE    FOR THE
                                                                 SIX MONTHS  SIX MONTHS        PROPOSED ANNUAL CAP
                                       FOR THE YEAR ENDED           ENDED     ENDING 31        FOR THE YEAR ENDING
                                           31 DECEMBER             30 JUNE    DECEMBER             31 DECEMBER
                                  2001       2002       2003        2004        2004       2005       2006       2007
                                  RMB        RMB        RMB         RMB         RMB        RMB        RMB        RMB
           AGREEMENT            million    million    million     million     million     million    million    million
PARENT COMPREHENSIVE
  SERVICES AGREEMENT
- Social and related services       5.90       6.53       8.06       2.88        3.32         7.00       7.70       8.50
- Transportation services
    provided to
    the Company                   863.61     923.47   1,037.77     493.83      497.78     1,080.00   1,175.00   1,270.00
- Railway related services        376.85     333.23     519.13     320.07      327.71       900.00   1,000.00   1,100.00
- Transportation services
    provided by
    the Company                   209.28     287.03     270.65     139.82      139.82       310.00     345.00     380.00

YC COMPREHENSIVE
  SERVICES AGREEMENT
- Social Services                  90.22     101.98     107.16      55.78       57.67       135.00     150.00     165.00
- Passenger services                   -          -      13.63      10.54       11.05        25.00      28.00      31.00
- Other welfare or
    railway related
    Services                       41.36      39.62      35.11      19.84       20.15        52.00      58.00      64.00

      In determining whether the above annual monetary limits proposed by the Company are fair and reasonable in so far as the Independent Shareholders are concerned, we have discussed with the Directors the basis for setting the annual monetary limits for the above Ongoing Connected Transactions and have taken into account the reasons and factors as set out below.

      1.    LEASING AGREEMENT

            The rent of the Leasing Agreement is payable quarterly in advance, within 15 Days from the end of the previous quarter. It should be noted that such amount as shall be determined with reference to the assessed value of the land use rights in respect of the subject land as shall be assessed by CEA-Renda, a PRC qualified

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

            property valuer, and to be amortised over 50 years (or such other period as may be permitted by the state or prescribed in the land use right certificate), which in any event shall not exceed RMB74 million per year.

            Vigers has reviewed the Leasing Agreement and confirmed that such leasing payment payable by the Company to the Parent Company are comparable to current available market rates.

      2. PARENT COMPREHENSIVE SERVICES AGREEMENT AND THE YC COMPREHENSIVE SERVICES AGREEMENT

            (a)   The Parent Comprehensive Services Agreement

                  As stated in the letter from the Board contained in the Circular, the caps are determined based on (i) the estimated aggregate figures for the entire year of 2004 set out in the table above; (ii) an estimated growth rate of 3% for production co-ordination, safety management and scheduling services based on an estimated growth rate of 3% in the transportation volume; and (iii) an expected growth rate of approximately 10% per annum for other kinds of services, with reference to the 2003 GDP growth rate in Guangdong Province (which was approximately 13.6%). The Directors are of the view that the projected growth rates adopted for determining the above caps are fair and reasonable.

                  It should be noted that the cap for railway related services for year 2005 is significantly greater than the estimated aggregate figure for year 2004, representing a growth rate of approximately 39%. As stated in the letter from the Board contained in the Circular, this increase in growth rate is because: (i) prior to completion of the Acquisition, most of such services were/are/will be provided by the Parent Company to the Vendor only and the Company has been receiving only limited services from the Parent Company; and (ii) it is expected that the Company will require substantively increased volume of all such services from the Parent Company after completion of the Acquisition.

            (b)   The YC Comprehensive Services Agreement

                  As stated in the letter from the Board contained in the Circular, the caps of the YC Comprehensive Services Agreement are determined based on (i) the estimated aggregate figures for the entire year of 2004 set out in the table above and
                  (ii) an expected growth rate of approximately 10% per annum, with reference to the 2003 GDP in the Guangdong Province (which was approximately 13.6%). The Directors are of the view that the projected growth rates adopted for determining the above caps are fair and reasonable.

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

                  As stated in the letter from the Board contained in the Circular, prior to completion of the Acquisition, the Company did not and will not receive any of the services described above from the Vendor. The historical figures for the three years ended 31 December 2003 and the six months ended 30 June 2004 and the estimated figures for the six months ending 31 December 2004 set out above only reflected the value of services that the Vendor provided/will provide to its own business units or entities. It is expected that the Company (or the employees who have joined the Company) will require the services in question after the Acquisition. The historical figures for the three years ended 31 December 2003 and the six months ended 30 June 2004 and the estimated figures for the six months ending 31 December 2004 were included in order to work out the proposed annual cap of each type of service for years 2005 to 2007.

                  It should be noted that the cap for other welfare or railway-related services for year 2005 is significantly greater than the estimated aggregate figure for year 2004, representing a growth rate of approximately 30%. As stated in the letter from the Board contained in the Circular, the increase in growth rate is because: (i) prior to completion of the Acquisition, the services described above were/are/will be provided on a cost basis without any mark-up as the provision of these services were/are/will be internal corporate transactions amongst different units or entities of the Vendor; and (ii) it is expected that the number of recipients of such services might increase after completion of the Acquisition.

            Given that: (i) the services to be provided in the Parent Comprehensive Services Agreement and the YC Comprehensive Services Agreement are generally related to the operations of the railway business; (ii) transportation demand (including railway) is related to the general economic activity of a country; and (iii) based on the review of recent publicly available information in regards to the trend of the economic growth of China, the ascribed growth rate of GDP by the Company is within the common range while Guangdong Province, in the past 3 years, recorded one of the highest GDP growth among provinces in China (in 2003, the Guangzhou province recorded a GDP growth rate of approximately 14%), and having reviewed the aforesaid bases of determination of the annual monetary limits, we consider the bases and assumptions to be fair and reasonable, and the annual monetary limit for the Ongoing Connected Transactions is fair and reasonable in so far as the Company and the Independent Shareholders are concerned.

      We also note that, save for the Leasing Agreement, upon the expiry of the three-year period of the annual monetary limits as approved by the Independent Shareholders by poll at the EGM, the Company shall fully comply with the requirement of the Listing Rules, including but not limited to, seeking Independent Shareholders' approval by poll

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

      at general meeting. We consider this approval requirement provides the Independent Shareholders with an opportunity to review and reconsider the renewal of the annual monetary limits upon the expiry of the three-year term, and hence is fair and reasonable in so far as the Independent Shareholders are concerned.

RISK FACTORS

As the primary funding source of the Acquisition is from the A Share Issue, in the event that the proceeds from the A Share Issue are not sufficient to finance the Acquisition, the Shortfall would be covered by the Group's internal resources or bank loans. As a result, the payment of the Shortfall may increase the outstanding debt of the Company and increase the gearing ratio of the Company.

The completion of the Acquisition is subject to, among others, the full satisfaction of the conditions as set out in the Acquisition Agreement, including the completion of the A Share Issue. In turn, the A Share Issue is, among others, subject to a number of regulatory approvals in the PRC, including: the formal approval in relation to the A Share Issue from the CSRC being obtained; the approval of the State Assets Management Commission with regarding to the Acquisition being obtained, and the capital market conditions during the time of the launching of the A Share Issue. As a result, there is no assurance that the A Share Issue could be completed and that the Acquisition may or may not proceed as proposed.

We note from the property valuation report prepared by Vigers that certain properties have yet to obtain the relevant land use rights certificate and/or building ownership certificates. As stated in the property valuation report (Appendix V to the Circular), of the 2,034 buildings of the Acquired Assets, 1,629 buildings with a total floor area of approximately 506,282.69 sq.m. have obtained building ownership certificates; while 405 buildings with a total gross floor area of approximately 175,002.30 sq.m have not obtained building ownership certificates. It also stated that of the 200 lots of land occupied for the operation of the Railway Business, 178 lots with a total site area of approximately 25,969,286.45 sq.m have obtained land use right certificates, while 22 lots with a total site area of approximately 2,225,373.86 sq.m have not obtained land use right certificates. After discussion with the Directors, they have confirmed that the the Vendor have been operating the business along with these properties for many years as the Company and the Vendor were both under the administration of the MOR. As advised by the Company, the Vendor is in the process of obtaining the relevant land use rights certificates and building ownership certificates and expects that all outstanding certificates could be obtained within months. As such, the Directors do not anticipate any difficulties in continuing to use these properties. In addition, the Company has obtained an undertaking from the Vendor and the Parent Company that in the event that the Vendor fails to transfer to the Company proper title to such land and buildings upon completion of the Acquisition, both the Vendor and the Parent Company shall fully indemnify the Company from any loss or damage that it may have suffered. However, there is no assurance that the relevant government authorities would not challenge the land use right and property ownership of these lands. Such challenge could have adverse impact on the operations of the Railway Business.

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

As advised by the Company, subject to the endorsement of the NDRC, the Company intends to implement the Pricing Factor after the Acquisition is completed. However, there is no assurance that the general transportation fare of the Railway Business could be maintained at this level (as a result of the Pricing Factor) in the future. In that case, the profitability of the Railway Business might be adversely affected.

It should be noted that the Pricing Factor as discussed above takes no account of the possible adverse effect of the increment in fare / tariff on the flow of passengers and freights, if any. There is no assurance that there will be no adverse effect on the flow of passengers and freights as a result of the implementation of the Pricing Factor. Should there be any adverse effect on the flow of passengers and freights as a result of the implementation of the Pricing Factor, the total revenue of the Railway Business might be negatively affected.

CONCLUSION

In summary, we would draw your attention to the following key reasons and factors on which we formulate our view:

IN RESPECT OF THE ACQUISITION

- The Directors have confirmed their view that the Acquisition will enhance the Company's market position and competitiveness, improve its growth prospects and enable it to realise operating synergies and improve operating efficiency, in particular, the synergistic opportunities arising from the Acquisition.

- Prior to the Acquisition, the Railway Business operated by the Acquired Assets was the principal part of the business of the Vendor, a PRC state-owned enterprise and a wholly-owned subsidiary of the Parent Company under the administration of the MOR. As referred to the letter from the Board contained in the Circular, the operation and financial performance of the Railway Business were historically subject to and significantly affected by regulatory measures and public policy considerations.

- However, it should be noted that certain income and expenses of the Vendor as recorded in its accounts have been determined ultimately by the MOR on the basis of the Allocation and that the accounts prepared by the Vendor for the Railway Business have been based on such historical records, on which the auditors have undertaken their work. In the circumstances, for the purpose of assessing the Acquisition, we consider that the historical records of the Vendor may not be able to reflect the full financial performance of the Railway Business and thus may not be relevant for this purpose.

- It is noted that upon completion of the Acquisition, the Settlement Guideline should have become effective. Under the Settlement Guideline, the Railway Business would be entitled to, inter alia, certain income, which had otherwise been retained by the MOR under the Allocation.

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

- In order to provide further financial information on the Railway Business, the Company has prepared the pro forma financial information by assuming that the Settlement Guideline were in place for the year ended 31 December 2003 and the six months ended 30 June 2004 for illustration purpose.

- For the purpose of including such pro forma financial information in the Circular, Deloitte Touche Tohmatsu has reported that the pro forma financial information has been properly compiled in accordance with the stated assumptions. We note that Deloitte Touche Tohmatsu are of the view that as the Settlement Guideline was not implemented prior or during the Track Record Period, thus, they have prepared the audited financials for the Railway Business on the basis as set out in Appendix II to the Circular. Nevertheless, as discussed in the section headed "The Railway Business" contained in this letter, we consider it more appropriate to assess the financial performance of the Railway Business on the basis of such pro forma financial information. As such, we have applied such financial information in conducting the ratio analysis.

- Upon completion of the Acquisition, the Railway Business will become part of the Enlarged Group and its operating environment is expected to experience certain important changes as a result of the Factors.

- Based on the pro forma financial information for the Trailing 12 Months ended 30 June 2004, the implied P/E multiple based on the Assessed Amount is approximately 13.2 times. After taking account of the Factors, the implied P/E multiple based on the Assessed Amount is approximately 12.2 times.

- The Consideration shall equal to the net asset value of the Acquired Assets as at the Reference Date as assessed by the Valuer and reported in the Valuation Report (which is required to be filed with the relevant PRC authorities), subject to certain adjustments. This implies that the Consideration is equivalent to such adjusted revalued net asset value of the Acquired Assets on a dollar to dollar basis.

- The Railway Business has been valued by Vigers, as at 14 October 2004, at a fair market value of RMB12,000 million. The Consideration based on the Assessed Amount represents a discount of approximately 14.5% to such valuation. It is noted that based on the Expected Minimum Amount and Expected Maximum Amount, such valuation represents a discount of approximately 23.0% and 5.9%.

IN RESPECT OF THE ONGOING CONNECTED TRANSACTIONS

- The Directors have confirmed that the Acquisition was negotiated and entered into on an arm's length basis and on normal commercial terms, the Consideration payable by the Company for the Railway Business is, in the opinion of the Directors, fair and reasonable, and the Acquisition is in the best interests of the Company and its Shareholders as a whole. The Directors are also of the opinion that the Ongoing

                  LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

      Connected Transactions to be entered into between the Group, the Parent Company or the Vendor (where applicable) will be carried out in the ordinary and usual course of business of the Group and on normal commercial terms.

- Given the historical background and the relationship between the Company, the Parent Company and the Vendor, the Directors are of the view that the Parent Company is the only available provider in the market for certain of the services that are required by the Company in its operations.

- The Directors note that the term of the Leasing Agreement exceeds the three-year term as required by Rule 14A.35 of the Listing Rules and are of the view that it is justifiable for the Leasing Agreement to have a term longer than 3 years as a means to minimise the commercial uncertainties in its operations of the railway transportation between Guangzhou and Pingshi.

- Under the Parent Comprehensive Services Agreement and the YC Comprehensive Services Agreement, for the services that are possibly available in the market, they will be provided by the Parent Company on a cost basis (plus a mark-up of 8%, where applicable) and on terms no less favourable than those obtainable from independent third parties. In addition, certain support or cooperation service arrangements are also required, as a matter of course, from the Parent Company which is the operator of the neighbouring railway operators. It is therefore not only beneficial but also necessary for the Company to enter into the Ongoing Connected Transactions in order to facilitate the operations of the Company.

Having considered the principal reasons and factors set out in this letter, we are of the view that the Acquisition, and the terms of the Ongoing Connected Transactions and their annual monetary limits are fair and reasonable and in the interest of the Company and its Shareholders as a whole. Accordingly, we advise the Independent Board Committee and the Independent Shareholders to vote in favour of the resolutions to be proposed at the EGM to approve (i) the Acquisition; and (ii) the Ongoing Connected Transactions and their annual monetary limits.

                                                     Yours faithfully,
                                                    For and on behalf of
                                           BNP PARIBAS PEREGRINE CAPITAL LIMITED
                                                         ISADORA LI
                                                     Managing Director

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

The following is a summary of the audited financial information of the Group for the three years ended 31 December 2003, the audited consolidated income statement of the Group for the two years ended 31 December 2003, the audited consolidated balance sheet of the Group and the audited balance sheet of the Company as at 31 December 2003 and 31 December 2002, the audited consolidated statement of changes in equity and the audited consolidated cash flow statement of the Group for the two years ended 31 December 2003, together with the accompanying notes extracted from the annual report of the Company for the year ended 31 December 2003. The financial statements of the Group have been prepared in accordance with the International Financial Reporting Standard ("IFRS") promulgated by the International Accounting Standards Board.

(a)   THREE YEAR FINANCIAL SUMMARY

      Summary of results for the three years ended 31 December 2003

                                           FOR THE YEAR ENDED 31 DECEMBER
                                             2003        2002        2001
                                           RMB'000     RMB'000     RMB'000
Total revenues                            2,413,387   2,517,528   2,153,592
                                          =========   =========   =========
Profit before tax                           605,169     661,587     631,293
                                          =========   =========   =========

Profit attributable to the shareholders     511,762     557,083     533,495
                                          =========   =========   =========

Earnings per Share                          RMB0.12     RMB0.13     RMB0.12
                                          =========   =========   =========

Dividends                                   433,555     433,555     433,555
                                          =========   =========   =========

      For the three years ended 31 December 2003, no exceptional items or extraordinary items has been recorded.

      Summary of consolidated balance sheet as at 31 December 2003, 2002 and
      2001

                                                 AS AT 31 DECEMBER
                                           2003         2002         2001
                                         RMB'000      RMB'000      RMB'000
Non-current assets                       8,475,967    8,624,314    8,525,687

Current assets                           2,597,986    2,633,280    2,471,529

Current liabilities                        699,237    1,001,866      860,976

Net current assets                       1,898,749    1,631,414    1,610,553

Total assets less current liabilities   10,374,716   10,255,728   10,136,240

Minority interests                          52,358       11,577       15,617

Net assets                              10,322,358   10,244,151   10,120,623
                                        ==========   ==========   ==========

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

(b)   AUDITED FINANCIAL STATEMENTS OF THE GROUP FOR THE YEAR ENDED 31 DECEMBER
      2003

      CONSOLIDATED INCOME STATEMENT
      For the year ended December 31 2003
      (All amounts in Renminbi thousands, except for per share data)

                                                    Notes      2003          2002
Revenues from railroad businesses
 Passenger                                                   1,754,223     1,846,599
 Freight                                                       514,794       514,036
                                                            ----------    ----------
 Sub-total                                                   2,269,017     2,360,635
Revenues from other businesses                                 144,370       156,893
                                                            ----------    ----------
Total revenues                                               2,413,387     2,517,528
                                                            ----------    ----------

Operating expenses
 Railroad businesses
  Labour and benefits                                         (347,649)     (373,781)
  Equipment leases and services                               (437,739)     (433,918)
  Materials and supplies                                      (216,993)     (192,141)
  Repair costs, excluding materials and supplies               (89,640)     (102,377)
  Depreciation                                                (290,014)     (335,508)
  Amortisation of leasehold land payments                      (15,602)      (15,131)
  Fees for social services                                     (62,579)      (57,385)
  General and administrative expenses                         (134,688)     (123,800)
  Others                                                      (113,382)     (101,251)
                                                            ----------    ----------

  Sub-total                                                 (1,708,286)   (1,735,292)
                                                            ----------    ----------

 Other businesses
  Materials and supplies                                      (112,677)     (124,602)
  General and administrative expenses                          (29,711)      (35,137)
                                                            ----------    ----------

  Sub-total                                                   (142,388)     (159,739)
                                                            ----------    ----------

Total operating expenses                                    (1,850,674)   (1,895,031)
                                                            ----------    ----------

Profit from operations                                         562,713       622,497
Other income                                                    47,341        43,495
Finance costs                                                   (2,468)       (4,208)
Share of losses of associates before tax             14         (2,417)         (197)
                                                            ----------    ----------

Profit before tax                                     4        605,169       661,587
Income tax expense                                    6        (93,439)     (104,391)
                                                            ----------    ----------

Profit from ordinary activities after tax                      511,730       557,196
Minority interests                                                  32          (113)
                                                            ----------    ----------

Profit attributable to shareholders                   7        511,762       557,083
                                                            ==========    ==========
Earnings per share                                    8
 - Basic                                                       RMB0.12       RMB0.13
                                                            ==========    ==========
 - Diluted                                                         N/A           N/A
                                                            ==========    ==========

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

      CONSOLIDATED BALANCE SHEET
      As of December 31 2003
      (All amounts in Renminbi thousands)

                                                    Notes      2003          2002
NON-CURRENT ASSETS
Fixed assets                                          10     6,952,878     6,798,280
Construction-in-progress                              11       390,393       672,827
Leasehold land payments                               12       652,083       656,998
Interests in associates                               14       140,494       140,842
Available-for-sale investments                        15       167,962       166,695
Deferred tax assets                                   16         6,154         7,577
Deferred staff costs                                  17       166,003       181,095
                                                            ----------    ----------

                                                             8,475,967     8,624,314
                                                            ----------    ----------

CURRENT ASSETS
Materials and supplies                                          38,692        34,105
Trade receivables, net                                18        80,614        51,457
Due from Parent Company                               27(b)          -        39,374
Due from related parties                              27(b)    199,921       267,885
Prepayments and other receivables, net                19       248,960       260,075
Temporary cash investments                            20       627,440       567,339
Cash and cash equivalents                             26(b)  1,402,359     1,413,045
                                                            ----------    ----------

                                                             2,597,986     2,633,280
                                                            ----------    ----------

CURRENT LIABILITIES
Trade payables                                        21        34,625        41,734
Payables for construction of fixed assets                      148,258       181,473
Due to Parent Company                                 27(b)     37,230             -
Due to related parties                                27(b)    120,605       158,199
Dividends payable                                                  232        90,663
Taxes payable                                                   49,494        71,844
Accrued expenses and other payables                   22       308,793       457,953
                                                            ----------    ----------

                                                               699,237     1,001,866
                                                            ----------    ----------

NET CURRENT ASSETS                                           1,898,749     1,631,414
                                                            ----------    ----------

TOTAL ASSETS LESS CURRENT LIABILITIES                       10,374,716    10,255,728
                                                            ----------    ----------

MINORITY INTERESTS                                              52,358        11,577
                                                            ----------    ----------

NET ASSETS                                                  10,322,358    10,244,151
                                                            ==========    ==========
REPRESENTING:
Share capital                                         23     4,335,550     4,335,550
Reserves                                              24     5,986,808     5,908,601
                                                            ----------    ----------

TOTAL CAPITAL AND RESERVES                                  10,322,358    10,244,151
                                                            ==========    ==========

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

      BALANCE SHEET
      As of December 31 2003
      (All amounts in Renminbi thousands)

                                                    Notes      2003          2002
NON-CURRENT ASSETS
Fixed assets                                         10      6,839,844     6,684,687
Construction-in-progress                             11        380,543       664,679
Leasehold land payments                              12        637,380       652,496
Interests in subsidiaries                            13        215,803       180,236
Interests in associates                              14        140,293       139,574
Available-for-sale investments                       15        167,962       166,695
Deferred tax assets                                  16          6,154         7,577
Deferred staff costs                                 17        166,003       181,095
                                                            ----------    ----------

                                                             8,553,982     8,677,039
                                                            ----------    ----------

CURRENT ASSETS
Materials and supplies                                          24,930        20,829
Trade receivables, net                               18         25,952        21,910
Due from Parent Company                              27(b)           -        37,575
Due from related parties                             27(b)     193,730       263,873
Prepayments and other receivables, net               19        203,514       214,731
Temporary cash investments                           20        627,440       562,033
Cash and cash equivalents                                    1,291,700     1,316,993
                                                            ----------    ----------

                                                             2,367,266     2,437,944
                                                            ----------    ----------

CURRENT LIABILITIES
Trade payables                                       21         23,689        31,080
Payables for construction of fixed assets                      143,139       171,810
Due to Parent Company                                27(b)      40,140             -
Due to related parties                               27(b)     112,104       156,909
Dividends payable                                                  232        90,663
Taxes payable                                                   43,622        66,296
Accrued expenses and other payables                  22        280,308       389,764
                                                            ----------    ----------

                                                               643,234       906,522
                                                            ----------    ----------

NET CURRENT ASSETS                                           1,724,032     1,531,422
                                                            ==========    ==========

TOTAL ASSETS LESS CURRENT LIABILITIES                       10,278,014    10,208,461
                                                            ==========    ==========

NET ASSETS                                                  10,278,014    10,208,461
                                                            ==========    ==========

REPRESENTING:
Share capital                                        23      4,335,550     4,335,550
Reserves                                             24      5,942,464     5,872,911
                                                            ----------    ----------
TOTAL CAPITAL AND RESERVES                                  10,278,014    10,208,461
                                                            ==========    ==========

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

      CONSOLIDATED CASH FLOW STATEMENT
      For the year ended December 31 2003
      (All amounts in Renminbi thousands)

                                                       Notes      2003       2002
CASH FLOWS FROM OPERATING ACTIVITIES
Cash generated from operations                         26(a)     900,487   1,261,728
Interest paid                                                     (2,359)     (4,064)
Tax paid                                                         (99,679)   (100,487)
                                                               ---------   ---------

Net cash from operating activities                               798,449   1,157,177
                                                               ---------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets and payments for
 construction-in-progress, net of related payables              (339,208)   (553,337)
Proceeds from sale of fixed assets                                 1,105      12,369
Increase in interests in associates                                 (374)     (4,761)
(Increase)/decrease in temporary cash investments                (60,101)    777,898
Purchase of available-for-sale investments                             -     (14,108)
Interest received                                                 23,109      32,942
                                                               ---------   ---------

Net cash (used in)/from investing activities                    (375,469)    251,003
                                                               ---------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid to group shareholders                            (433,561)   (356,490)
Dividends paid to minority interests                                (105)     (4,153)
                                                               ---------   ---------

Net cash used in financing activities                           (433,666)   (360,643)
                                                               ---------   ---------

NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS             (10,686)  1,047,537

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                 1,413,045     365,508
                                                               ---------   ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR               26(b)   1,402,359   1,413,045
                                                               =========   =========

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

      STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
      For the year ended December 31 2003
      (All amounts in Renminbi thousands)

                                                                         RESERVES
                                                 ----------------------------------------------------------
                                                                       STATUTORY
                                                            STATUTORY    PUBLIC    DISCRETIONARY
                                       SHARE       SHARE     SURPLUS    WELFARE       SURPLUS      RETAINED
                             Notes    CAPITAL     PREMIUM    RESERVE      FUND        RESERVE      EARNINGS     TOTAL
GROUP
Balance at January 1 2002            4,335,550   3,984,135    432,108    424,568         341,659    602,603   10,120,623
Profit attributable
 to shareholders                             -           -          -          -               -    557,083      557,083
Appropriation from
 retained earnings             24            -           -     59,301     29,734               -    (89,035)           -
Dividends relating to 2001      9            -           -          -          -               -   (433,555)    (433,555)
                                     ---------   ---------  ---------  ---------   -------------   --------   ----------

Balance at January 1 2003            4,335,550   3,984,135    491,409    454,302         341,659    637,096   10,244,151
Profit attributable
 to shareholders                             -           -          -          -               -    511,762      511,762
Appropriation from
 retained earnings             24            -           -     54,165     27,092               -    (81,257)           -
Dividends relating to 2002      9            -           -          -          -               -   (433,555)    (433,555)
                                     ---------   ---------  ---------  ---------   -------------   --------   ----------

Balance at
 December 31 2003                    4,335,550   3,984,135    545,574    481,394         341,659    634,046   10,322,358
                                     =========   =========  =========  =========   =============   ========   ==========

COMPANY
Balance at January 1 2002            4,335,550   3,984,135    414,210    414,210         306,521    621,595   10,076,221
Profit attributable
 to shareholders                             -           -          -          -               -    565,795      565,795
Appropriation from
 retained earnings             24            -           -     57,613     28,806               -    (86,419)           -
Dividends relating to 2001      9            -           -          -          -               -   (433,555)    (433,555)
                                     ---------   ---------  ---------  ---------   -------------   --------   ----------

Balance at January 1 2003            4,335,550   3,984,135    471,823    443,016         306,521    667,416   10,208,461
Profit attributable
 to shareholders                             -           -          -          -               -    503,108      503,108
Appropriation from
 retained earnings             24            -           -     53,384     26,692               -    (80,076)           -
Dividends relating to 2002      9            -           -          -          -               -   (433,555)    (433,555)
                                     ---------   ---------  ---------  ---------   -------------   --------   ----------

Balance at
 December 31 2003                    4,335,550   3,984,135    525,207    469,708         306,521    656,893   10,278,014
                                     =========   =========  =========  =========   =============   ========   ==========

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

      NOTES TO THE FINANCIAL STATEMENTS
      December 31 2003
      (All amounts expressed in Renminbi ("RMB") unless otherwise stated)

      1.    ORGANISATION AND OPERATIONS

            Guangshen Railway Company Limited (the "Company") was established as a joint stock limited company in the People's Republic of China (the "PRC") on March 6 1996 to take over and operate certain railroad and other businesses (the "Businesses").

            Prior to the formation of the Company, the Businesses were carried on by the Company's predecessor, Guangshen Railway Company (the "Predecessor"), and certain of its subsidiaries, and in certain cases, by Guangzhou Railway (Group) Company (the "Parent Company") and certain of its subsidiaries, which were all under the common control and jurisdiction of the PRC Ministry of Railways (the "MOR"). The Predecessor was controlled by and under the administration of the Parent Company. Pursuant to a restructuring agreement entered into among the Parent Company, the Predecessor and the Company on March 8 1996 and with effect from March 6 1996 (the "Restructuring Agreement"), the Company issued to the Parent Company 100% of its equity interest in the form of 2,904,250,000 shares of ordinary shares (the "State-owned Domestic Shares") in exchange for the assets and liabilities of the Businesses (the "Restructuring").

            In May 1996, the Company issued 1,431,300,000 shares, represented by 217,812,000 H Shares ("H Shares") and 24,269,760 American Depositary Shares ("ADSs", one ADS represents 50 H Shares) in a global public offering for cash of approximately RMB4,214,000,000 to finance the capital expenditures and working capital requirements of the Company and its subsidiaries (the "Group").

            The principal activities of the Group are railroad passenger and freight transportation. The Group also operate certain other businesses, principally services in the stations and sales of food, beverages and merchandise aboard the trains and in the stations.

            The directors of the Company considered Guangzhou Railway (Group) Company, a state-owned enterprise established in the PRC, to be the ultimate holding company.

      2.    PRINCIPAL ACCOUNTING POLICIES

            (a)   BASIS OF PRESENTATION

                  The financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") and the disclosure requirements of the Hong Kong Companies Ordinance. This basis of accounting differs in certain material respects from that used in the preparation of the Group's statutory accounts in the PRC, which have been prepared in accordance with generally accepted principles and relevant financial regulations in the PRC ("PRC GAAP"). In preparing these financial statements, appropriate restatements have been made to the Group's statutory accounts to conform with IFRS. Differences arising from the restatements are not incorporated in the accounting records of the Company and its subsidiaries.

                  The principal adjustments made to conform to IFRS include the following:

                  -     Additional depreciation charges on fixed assets;

                  -     Write-down of reclaimed rails to realisable value;

                  - Difference in the recognition policy on housing benefits to the employees;

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

                  -     Recording of deferred tax impact according to IFRS;

                  - Reversal of amortisation of deferred renovation expenses;

                  - Difference in depreciation charges on fixed assets resulting from reclassification; and

                  - Recognition of government grants by deducting the carrying value of fixed assets.

                  The financial statements have been prepared under the historical cost convention except that certain fixed assets are stated at valuation less accumulated depreciation and impairment losses.

                  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management's best knowledge of current event and actions, actual results ultimately may differ from those estimates.

                  During the year, there is a change of accounting estimate in respect of the useful lives of certain fixed assets. Details of such change are set out in Note 2(g) and Note 10.

            (b)   GROUP ACCOUNTING

                  The consolidated financial statements include those of the Company and its subsidiaries and also incorporate the Group's interest in associates on the basis as set out in Note 2(c) and 2(d) below. The equity and net income attributable to minority shareholders' interests are shown separately in the consolidated balance sheet and consolidated income statement, respectively.

                  All significant intercompany balances and transactions, including intercompany profits and unrealised profits and losses are eliminated on consolidation; unrealised losses are also eliminated unless cost cannot be recovered. Consolidated financial statements are prepared using uniform accounting policies for like transactions and other events in similar circumstances.

            (c)   SUBSIDIARIES

                  Subsidiaries, which are those entities in which the Group has an interest of more than one half of the voting rights or otherwise has power to govern the financial and operating policies are consolidated.

                  In the Company's financial statements, the Company's share of the post-acquisition profits or losses of subsidiaries is recognised in the income statement and its share of post-acquisition movements in reserves is recognised in reserves. The cumulative post-acquisition movements are adjusted against the cost of the investment. An assessment of interests in subsidiaries is performed when there is an indication that the asset has been impaired or the impairment losses recognised in prior years no longer exist.

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

            (d)   ASSOCIATES

                  Associates are entities over which the Group generally has between 20% and 50% of the voting rights, or over which the Group has significant influence, but which it does not control.

                  Investments in associates are accounted for by the equity method of accounting. Under this method the Company's share of the post-acquisition profits or losses of associates is recognised in the income statement and its share of post-acquisition movements in reserves is recognised in reserves. The cumulative post-acquisition movements are adjusted against the cost of the investment.

                  Unrealised gains on transactions between the Group and its associates are eliminated to the extent of the Group's interest in the associates; unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. When the Group's share of losses in an associate equals or exceeds its interest in the associate, the Group does not to recognise further losses, unless the Group has incurred obligations or made payments on behalf of the associates.

                  In the Company's financial statements, interests in associates are carried at cost less provision for impairment in value. An assessment of interests in associates is performed when there is an indication that the asset has been impaired or the impairment losses recognised in prior years no longer exist.

            (e)   FOREIGN CURRENCY TRANSACTIONS

                  The Group maintains its books and records in RMB.

                  Foreign currency transactions are translated into RMB using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies, are recognised in the income statement in the period in which they arise. Translation differences on monetary assets measured at fair value are recognised in foreign exchange gains and losses.

                  The Group did not enter into any hedge contracts during any of the periods presented.

                  No foreign currency exchange gains or losses were capitalised for any periods presented.

            (f)   FINANCIAL INSTRUMENTS

                  Financial assets and financial liabilities carried on the balance sheet include cash and cash equivalents, temporary cash investments, trade receivables and payables, other receivables and payables and available-for-sale investments. The accounting policies on recognition and measurement of these items are disclosed in the respective accounting policies.

                  The Group had no derivative financial instruments in any of the years presented.

            (g)   FIXED ASSETS

                  Fixed assets are initially recorded at cost less accumulated depreciation and impairment loss. Cost represents the purchase price of the asset and other costs incurred to bring the asset into existing use.

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

                  Subsequent to the initial recognition, fixed assets are stated at cost or valuation less accumulated depreciation and impairment losses. Independent valuations, on a market value basis or depreciated replacement cost basis when there is no evidence of market value for such an item, are performed at least every five years or sooner if considered necessary by the directors. In the intervening years, the directors review the carrying values of the fixed assets and adjustment is made where there has been a material change. Increases in valuation are credited to the revaluation reserve. Decreases in valuation of fixed assets are first offset against increases from earlier valuations in respect of the same asset and are thereafter charged to the income statement. Any subsequent increases are credited to the income statement up to the amount previously charged. Upon the disposal of the fixed assets, the relevant portion of the realised revaluation reserve of previous valuations is transferred from the revaluation reserve to retained earnings and is shown as a movement in reserves.

                  Depreciation is calculated using the straight-line method to write off the cost or revalued amount, after taking into account the estimated residual value of 4% to 10% of cost, of each asset over its estimated useful life. Effective from January 1 2003, the Group changed the estimated useful lives of track, bridges and service roads from 44 years to a range from 55 years to 100 years and changed the useful lives of locomotives and rolling stock from 16 years to 20 years. Effect of such change of accounting estimates to the consolidated income statement for the year ended December 31 2003 is set out in Note 10. The estimated useful lives are as follows:

                  Buildings                              25 to 40 years
                  Leasehold improvements                 over the lease terms
                  Track, bridges and service roads       55 to 100
                  years Locomotives and rolling stock    20 years
                  Communications and signalling systems  8 to 20 years
                  Other machinery and equipment          7 to 25 years

                  Where the carrying amount of an asset is greater than its estimated recoverable amount, it is written down immediately to its recoverable amount.

                  Gains and losses on disposals are determined by comparing proceeds with carrying amount and are included in the income statement. When revalued assets are sold, the amounts included in fair value and other reserves are transferred to retained earnings.

                  Repairs and maintenance are charged to the income statement during the financial period in which they are incurred. The cost of major renovations is included in the carrying amount of the asset when it is probable that future economic benefits in excess of the originally assessed standard of performance of the existing asset will flow to the Group. Major renovations are depreciated over the remaining useful life of the related asset.

            (h)   CONSTRUCTION-IN-PROGRESS

                  Construction-in-progress represents plant and facilities, including railroad stations and maintenance facilities under construction and machinery pending for installation. This includes the costs of construction and acquisition. No depreciation is provided on construction in progress until the asset is completed and put into use.

            (i)   LEASEHOLD LAND PAYMENTS

                  All land in the PRC is state-owned and no individual land ownership right exists. The Group acquired the right to use certain land for its rail line, stations and other businesses. The premium paid for such leasehold land payments represents pre-paid lease payments, which are amortised over the lease terms of 36.5 to 50 years.

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

            (j)   IMPAIRMENT OF LONG LIVED ASSETS

                  Fixed assets and other non-current assets are reviewed for impairment losses whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the carrying amount of the asset exceeds its recoverable amount which is the higher of an asset's net selling price and value in use. For the purposes of assessing impairment, assets are grouped at the lowest level for which there are separately identifiable cash flows.

            (k)   AVAILABLE-FOR-SALE INVESTMENTS

                  Investments intended to be held for an indefinite period of time, which may be sold in response to needs for liquidity or changes in interest rates, are classified as available-for sale investments; these are included in non-current assets unless management has the express intention of holding the investment for less than 12 months from the balance sheet date or unless they will need to be sold to raise operating capital, in which case they are included in current assets. All purchases and sales of available-for-sale investments are recognised on the date that the transaction is effective. Cost of purchase includes transaction costs. Available-for-sale investments are not subsequently fair-valued because they do not have quoted market prices in active markets and whose fair values cannot be reliably measured. These investments are carried at cost, and are subject to review for impairments.

            (l)   DEFERRED STAFF COSTS

                  The Group have finalised a scheme for selling staff quarters to its staff in 2000. Under the scheme, the Group sold certain staff quarters to their employees at preferential prices as housing benefits to the employees. The total housing benefits, which represented the difference between the net book value of the staff quarters sold and the proceeds collected from the employees, are expected to benefit the Group over 15 years, which is the estimated remaining average service lives of the employees participating in the scheme. Upon the sales of staff quarters to the employees, the housing benefits incurred are recorded as deferred staff costs and amortised over the remaining average service lives of the employees participating in the scheme.

            (m)   OPERATING LEASES

                  Leases where a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases are charged to the income statement on a straight-line basis over the period of the lease.

            (n)   MATERIALS AND SUPPLIES

                  Materials and supplies consist mainly of items for repair and maintenance of track, and are stated at weighted average cost. Materials and supplies are expensed when used.

            (o)   RECEIVABLES

                  Receivables are carried at original invoice amount less provision made for impairment of these receivables. A provision for impairment of receivables is established when there is an objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables. The amount of the provision is the difference between the carrying amount and the recoverable amount, being the present value of expected cash flows, discounted at the market rate of interest for similar borrowers.

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

            (p)   TEMPORARY CASH INVESTMENTS

                  Temporary cash investments represent short-term deposits with original maturities ranging from three months to one year, which are held for investment purpose and are stated at cost.

            (q)   CASH AND CASH EQUIVALENTS

                  Cash and cash equivalents are carried in the balance sheet at cost. For the purposes of the cash flow statement, cash and cash equivalents comprise cash on hand, deposits held at call with banks and other financial institutions, other short-term highly liquid investments with original maturities of three months or less.

            (r)   INCOME TAX EXPENSE

                  The Group provides for income tax expense on the basis of the results for the year as adjusted for items which are not assessable or deductible for income tax purposes. Taxation of the Group is determined in accordance with the relevant tax rules and regulations applicable to enterprises established/incorporated in the PRC.

                  Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. Currently enacted tax rates are used in the determination of deferred income tax. Deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised. Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

            (s)   EMPLOYEE BENEFITS

                  Pursuant to the PRC laws and regulations, contributions to the basic old age insurance for the Group' local staff are to be made monthly to a government agency based on 26% of the standard salary set by the provincial government, of which 18% is borne by the Company or its subsidiaries and the remainder 8% is borne by the staff. The government agency is responsible for the pension liabilities relating to such staff on their retirement. The Group accounts for these contributions on an accrual basis and charges the related contributions to income in the year to which the contributions relate.

            (t)   GOVERNMENT GRANTS

                  Grants from the government are recognised at their fair value where there is a reasonable assurance that the grant will be received and the Group will comply with all attached conditions. Government grants relating to the purchase of fixed assets are deducted against the carrying value of the fixe assets and are credited to the income statement on a straight-line basis over the useful lives of the fixed assets.

            (u)   PROVISIONS

                  Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount can be made.

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

            (v)   REVENUE RECOGNITION

                  Provided it is probable that the economic benefits associated with a transaction will flow to the Group and the revenues and costs, if applicable, can be measured reliably, revenue is recognised on the following bases:

                  (i)   Rendering of services and sales of goods

                        Railroad revenues are recognised when services are performed. Revenues from other businesses include sales aboard the trains and in the stations of food, beverages and other merchandise and revenues from operating restaurants in major stations. Revenues from operating restaurants are recognised when services are rendered.

                        Sales aboard the trains and in the stations of food, beverages and merchandise are recognised upon delivery, when the significant risks and rewards of ownership of these goods have been transferred to the buyers.

                        Revenues are net of turnover tax.

                  (ii)  Interest income

                        Interest income from bank deposits is recognised on a time proportion basis, taking into account of the principal outstanding and the effective rate over the period to maturity, when it is determined that such income will accrue to the Group.

                  (iii) Dividend income

                        Dividend income is recognised when the right to receive payment is established.

            (w)   DIVIDENDS

                  Dividends are recorded in the Group's financial statements in the period in which they are approved by the Group's shareholders.

            (x)   SEGMENTS

                  Business segments: for management purposes the Group are organised into railroad transportation and other business operations. The divisions are the basis upon which the Group reports their primary segment information. Financial information on business segments is presented in Note 3.

                  Intersegment transactions: segment revenues, segment expenses and segment performance include transfers between business segments. Those transfers are eliminated on consolidation.

      3.    SEGMENT INFORMATION

            (a)   BUSINESS SEGMENTS

                  The Group conducts the majority of its business activities in railroad and other business operations (see Note 1). These segments are determined primarily because the senior management makes key operating decisions and assesses performance of the segments separately. The accounting policies of the Group's segments are the same as those described in the principal accounting policies in Note 2. The Group evaluates performance based on profit from operations. Segment assets consist primarily of fixed assets, materials and supplies, receivables and operating cash, and mainly exclude deferred tax assets and interests in associates. Segment liabilities comprise operating liabilities and exclude taxes payable. Capital expenditure comprises additions to fixed assets (see Note 10) and construction-in-progress (see
                  Note 11).

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

                  An analysis by business segment is as follows:

                                 RAILROAD BUSINESSES       OTHER BUSINESSES
                                 2003          2002         2003       2002
                                RMB'000       RMB'000     RMB'000    RMB'000
Revenues
 - External                     2,269,017     2,360,635    144,370    156,893
 - Inter-segment                        -             -     52,172     75,188
                              -----------   -----------   --------   --------
                                2,269,017     2,360,635    196,542    232,081
                              ===========   ===========   ========   ========
Segment results                   560,731       625,343      1,982     (2,846)
Other income                       46,158        37,692      1,183      5,803
Including:
 Interest income                   29,349        36,281        406        639
Finance costs                           -             -          -          -
Share of losses of
 associates before tax             (2,417)         (197)         -          -
Income tax expense
Minority interests

Profit attributable to
 shareholders

Other information
Segment assets                 10,082,637    10,147,098    844,668    962,077
Deferred tax assets                     -             -          -          -
Interests in associates           140,494       139,972          -        870
Total assets

Segment liabilities               429,123       678,303    220,620    251,719
Taxes payable                           -             -          -          -

Total liabilities

Capital expenditure               298,890       526,700      7,103      8,330

Non-cash expenses
 - Depreciation                   290,014       335,508      1,639      2,289

 - Amortisation of leasehold
   land payments                   15,602        15,131          -          -

 - Provision for

   doubtful accounts                  123         4,257         49        341

 - Amortisation of
   deferred staff costs            15,092        15,092          -          -


                                  UNALLOCATED            ELIMINATION                  TOTAL
                               2003       2002        2003        2002         2003          2002
                              RMB'000    RMB'000    RMB'000     RMB'000       RMB'000       RMB'000
Revenues
 - External                          -          -          -            -     2,413,387     2,517,528
 - Inter-segment                     -          -    (52,172)     (75,188)            -             -
                              --------   --------    -------   ----------   -----------   -----------
                                     -          -    (52,172)     (75,188)    2,413,387     2,517,528
                              ========   ========   ========   ==========   ===========   ===========
Segment results                      -          -          -            -       562,713       622,497
Other income                         -          -          -            -        47,341        43,495
Including:
 Interest income                     -          -          -            -        29,755        36,920
Finance costs                   (2,468)    (4,208)         -            -        (2,468)       (4,208)
Share of losses of
 associates before tax               -          -          -            -        (2,417)         (197)
Income tax expense                                                              (93,439)     (104,391)
Minority interests                                                                   32          (113)
                                                                            -----------   -----------
Profit attributable to
 shareholders                                                                   511,762       557,083
                                                                            ===========   ===========
Other information
Segment assets                       -          -          -            -    10,927,305    11,109,175
Deferred tax assets              6,154      7,577          -            -         6,154         7,577
Interests in associates              -          -          -            -       140,494       140,842
                                                                            -----------   -----------
Total assets                                                                 11,073,953    11,257,594
                                                                            ===========   ===========
Segment liabilities                  -          -          -            -       649,743       930,022
Taxes payable                   49,494     71,844          -            -        49,494        71,844
                                                                            -----------   -----------
Total liabilities                                                               699,237     1,001,866
                                                                            ===========   ===========
Capital expenditure                  -          -          -            -       305,993       535,030
                                                                            ===========   ===========
Non-cash expenses
 - Depreciation                      -          -          -            -       291,653       337,797
                                                                            ===========   ===========
 - Amortisation of leasehold
   land payments                     -          -          -            -        15,602        15,131
                                                                            ===========   ===========
 - Provision for

   doubtful accounts                 -          -          -            -           172         4,598
                                                                            ===========   ===========
 - Amortisation of
   deferred staff costs              -          -          -            -        15,092        15,092
                                                                            ===========   ===========

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

            (b)   GEOGRAPHICAL SEGMENTS

                  For the year ended December 31 2003, all of the Group's business operations are conducted in the PRC.

      4.    PROFIT BEFORE TAX

            The following items have been (credited)/charged in arriving at profit before tax:

                                                                    2003      2002
                                                                  RMB'000   RMB'000
Interest income (included in other income)                        (29,755)  (36,920)
Investment income (included in other income)                       (7,897)   (2,400)
Finance costs
 - Interest expenses for balances with related parties wholly
   repayable within five years                                      2,359     4,064
 - Bank charges                                                       109       144
Staff costs
 - Salaries and wages                                             214,502   231,720
 - Provision for staff welfare and bonus                          163,006   174,807
 - Retirement benefits                                             39,999    31,858
 - Employee benefits                                               18,779    17,864
 - Amortisation of deferred staff costs (included in general
   and administrative expenses of railroad businesses)             15,092    15,092
Operating lease rentals of locomotive, machinery and equipment    173,950   211,896
Depreciation of fixed assets
 - Included in railroad businesses                                290,014   335,508
 - Included in other businesses                                     1,639     2,289
Loss on disposal of fixed assets                                   16,935    29,339
Cost of materials and supplies
 - Included in railroad businesses                                216,993   192,141
 - Included in other businesses                                   112,677   124,602
Repair costs, excluding materials and supplies                     89,640   102,377
Provision for doubtful accounts                                       172     4,598
Auditors' remuneration                                              3,300     3,300
Amortisation of leasehold land payments                            15,602    15,131
                                                                  =======   =======

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

      5.    DIRECTORS', SUPERVISORS' AND SENIOR EXECUTIVES' EMOLUMENTS

            (a) Details of directors', supervisors' and senior executives' emoluments were as follows:

                                                  2003     2002
                                                RMB'000  RMB'000
Fees for executive directors                       371      461
Fees for non-executive directors                   309      255
Fees for supervisors                                 -        -
Other emoluments for executive directors
 - Basic salaries and allowances                    59       64
 - Bonus                                             -        -
 - Retirement benefits                              12       14
Other emoluments for non-executive directors        69       46
Other emoluments for supervisors                   321      397
Emoluments for senior executives
 - Basic salaries and allowances                   198      124
 - Bonus                                           360      276
 - Retirement benefits                              18       12
                                                 -----    -----
                                                 1,717    1,649
                                                 =====    =====

                  No directors, supervisors or senior executives waived any emoluments during the year.

            (b) Analysis of directors' emoluments by number of directors and emolument ranges was as follows:

                                                      2003   2002
Executive directors
 - Nil to HK$1,000,000 (equivalent to RMB1,060,000)    5      5
                                                      ==     ==
Non-executive directors
 - Nil to HK$1,000,000 (equivalent to RMB1,060,000)    4      4
                                                      ==     ==

            (c) Details of emoluments paid to the five highest paid individuals (including directors and supervisors) were as follows:

                                  2003      2002
                                 RMB'000   RMB'000
Fees for directors                 461       618
Basic salaries and allowances       81        62
Bonus                               73         -
Retirement benefits                  9        11
                                   ---       ---
                                   624       691
                                   ===       ===

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

                        2003   2002
Number of directors        4     5
Number of supervisors      1     -
                          --    --
                           5     5
                          ==    ==

            (d) Analysis of emoluments paid to the five highest paid individuals (including directors and supervisors) by number of individuals and emolument ranges was as follows:

                                                   2003   2002
Nil to HK$1,000,000 (equivalent to RMB1,060,000)    5      5
                                                   ==     ==

                  During the year, no emolument (2002: Nil) were paid to the five highest paid individuals (including directors and supervisors) as inducement to join or upon joining the Group or as compensation for loss of office.

      6.    INCOME TAX EXPENSE

            Enterprises established in Shenzhen Special Economic Zone are subject to income tax at a reduced rate of 15% as compared with the standard rate for PRC companies of 33%. The Shenzhen Municipal Tax Bureau confirmed in 1996 that the Company is subject to a reduced income tax rate of 15% starting from the same year. The income tax rate of the Company for the year ended December 31 2003 is 15%.

            According to the relevant income tax laws, other businesses of the Group are subject to income tax rates of 15% or 33%, depending mainly on their places of incorporation/establishment. Furthermore, certain subsidiaries engaged in other businesses are Sino-foreign joint ventures which are entitled to full exemption from the PRC income tax for two years and a 50% reduction in the next three years starting from the first profit-making year, after offsetting available tax losses carried forward from prior years.

            Save as described above, the directors of the Company are not being informed of any change in the enterprise income tax treatment applicable to the Group.

            Details of taxation charged to the consolidated income statement during the year were as follows:

                                                         2003      2002
                                                        RMB'000   RMB'000
Provision for PRC income tax                             91,925   106,649
Deferred tax loss/(income) resulting from provision
 for doubtful accounts                                      316    (1,173)
Deferred tax loss/(income) resulting from loss
 on the disposal of fixed assets                          1,107    (1,211)
Share of tax of associates                                   91       126
                                                         ------   -------
                                                         93,439   104,391
                                                         ======   =======

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

            The tax on the Group's profit before tax differs from the theoretical amount that would arise using the applicable tax rate of of the Company as follows:

                                                2003       2002
                                               RMB'000    RMB'000
Accounting profit                              605,169    661,587
                                               =======    =======
Income tax at the statutory tax rate of
 15% (2002:15%)                                 90,775     99,238
Tax effect of expenses that are not
 deductible in determining taxable profit:
  - Amortisation of deferred staff costs         2,264      2,264
Effect of different tax rates for
 certain subsidiaries                              400      2,889
                                               -------    -------
Income tax expense                              93,439    104,391
                                               =======    =======

      7.    PROFIT ATTRIBUTABLE TO SHAREHOLDERS

            In the consolidated profit attributable to shareholders for the year, approximately RMB503,108,000 (2002: approximately RMB565,795,000) was dealt with in the financial statements of the Company.

      8.    EARNINGS PER SHARE

            The calculation of basic earnings per share is based on the profit attributable to shareholders for the year attributable to ordinary shareholders of RMB511,762,000 (2002: RMB557,083,000 ), divided by the weighted average number of ordinary shares outstanding during the year of 4,335,550,000 shares (2002: 4,335,550,000 shares). No diluted earnings per share was presented as there were no dilutive potential ordinary shares as of year end.

      9.    DIVIDENDS

            In 2003, the directors have recommended and declared a final dividend of RMB0.10 (2002: RMB0.10) per share in respect of the financial year ended December 31 2002, totalling RMB433,555,000 (2002: RMB433,555,000).

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

      10.   FIXED ASSETS

                                                                          GROUP
                           ------------------------------------------------------------------------------------------------------
                                                           TRACKS,      LOCOMOTIVES    COMMUNICATIONS       OTHER
                                          LEASEHOLD     BRIDGES AND         AND        AND SIGNALLING     MACHINERY
                           BUILDINGS    IMPROVEMENTS   SERVICE ROADS   ROLLING STOCK       SYSTEMS      AND EQUIPMENT     TOTAL
                            RMB'000        RMB'000        RMB'000         RMB'000          RMB'000         RMB'000        RMB'000
COST OR VALUATION
At beginning of year        1,941,156       38,500       4,245,546       1,026,205         297,106        1,585,712     9,134,225
Additions                         260            -               -          21,679             916           32,823        55,678
Transfer from
 construction-in-progress     209,479            -         123,832               -             720          198,718       532,749
Government grants             (17,000)           -               -               -               -                -       (17,000)
Reclassification*            (154,024)           -         (37,113)              -           5,936          185,201             -
Disposals                     (92,503)           -         (16,560)         (4,992)         (4,600)         (33,116)     (151,771)
                            ---------       ------       ---------       ---------         -------        ---------     ---------
At end of year              1,887,368       38,500       4,315,705       1,042,892         300,078        1,969,338     9,553,881
                            ---------       ------       ---------       ---------         -------        ---------     ---------
Representing:
At cost                       220,433       38,500         164,088          22,549          48,092          287,127       780,789
At 2002 professional
 valuation                  1,666,935            -       4,151,617       1,020,343         251,986        1,682,211     8,773,092
                            ---------       ------       ---------       ---------         -------        ---------     ---------
                            1,887,368       38,500       4,315,705       1,042,892         300,078        1,969,338     9,553,881
                            ---------       ------       ---------       ---------         -------        ---------     ---------
ACCUMULATED DEPRECIATION
At beginning of year          376,192       13,475       1,037,553         271,152         178,397          459,176     2,335,945
Charges for the year           54,399        7,700          46,476          47,648          34,144          101,286       291,653
Reclassification*                   -            -         (16,682)              -             563           16,119             -
Disposals                        (921)           -          (2,550)         (4,992)         (4,417)         (13,715)      (26,595)
                            ---------       ------       ---------       ---------         -------        ---------     ---------
At end of year                429,670       21,175       1,064,797         313,808         208,687          562,866     2,601,003
                            ---------       ------       ---------       ---------         -------        ---------     ---------
NET BOOK VALUE
At end of year              1,457,698       17,325       3,250,908         729,084          91,391        1,406,472     6,952,878
                            =========       ======       =========       =========         =======        =========     =========
At beginning of year        1,564,964       25,025       3,207,993         755,053         118,709        1,126,536     6,798,280
                            =========       ======       =========       =========         =======        =========     =========

            Had the fixed assets been carried at cost less accumulated depreciation, the carrying amounts at December 31 2003 would have been:

Cost                        1,048,829       38,500       3,537,104       1,019,170         269,152        1,853,887     7,766,642
Accumulated depreciation      214,612       21,175         696,853         256,906         189,263          513,581     1,892,390
                            ---------       ------       ---------       ---------         -------        ---------     ---------
                              834,217       17,325       2,840,251         762,264          79,889        1,340,306     5,874,252
                            =========       ======       =========       =========         =======        =========     =========

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

                                                                          COMPANY
                           ------------------------------------------------------------------------------------------------------
                                                          TRACKS,       LOCOMOTIVES    COMMUNICATIONS      OTHER
                                         LEASEHOLD      BRIDGES AND         AND        AND SIGNALLING     MACHINERY
                           BUILDINGS    IMPROVEMENTS   SERVICE ROADS   ROLLING STOCK      SYSTEMS       AND EQUIPMENT     TOTAL
                             RMB'000      RMB'000         RMB'000         RMB'000         RMB'000          RMB'000       RMB'000
COST OR VALUATION
At beginning of year        1,831,523      38,500        4,171,001       1,026,205        297,021         1,541,068     8,905,318
Additions                           -           -                -          21,679            917            28,357        50,953
Transfer from
 construction-in-progress     208,568           -          123,833               -            720           197,499       530,620
Government grants             (17,000)          -                -               -              -                 -       (17,000)
Reclassification*            (197,980)          -            6,843               -          5,936           185,201             -
Disposals                     (92,207)          -          (16,560)         (4,992)        (4,600)          (30,982)     (149,341)
                            ---------      ------        ---------       ---------        -------         ---------     ---------
At end of year              1,732,904      38,500        4,285,117       1,042,892        299,994         1,921,143     9,320,550
                            ---------      ------        ---------       ---------        -------         ---------     ---------
Representing:
At cost                       216,956      38,500          164,088          22,549         48,092           279,799       769,984
At 2002 professional
 valuation                  1,515,948           -        4,121,029       1,020,343        251,902         1,641,344     8,550,566
                            ---------      ------        ---------       ---------        -------         ---------     ---------
                            1,732,904      38,500        4,285,117       1,042,892        299,994         1,921,143     9,320,550
                            ---------      ------        ---------       ---------        -------         ---------     ---------
ACCUMULATED DEPRECIATION
At beginning of year          326,986      13,475        1,002,182         271,152        178,371           428,465     2,220,631
Charges for the year           50,308       7,700           46,746          47,648         34,142            98,137       284,681
Reclassification*             (16,760)          -               78               -            563            16,119             -
Disposals                        (700)          -           (2,550)         (4,992)        (4,417)          (11,947)      (24,606)
                            ---------      ------        ---------       ---------        -------         ---------     ---------
At end of year                359,834      21,175        1,046,456         313,808        208,659           530,774     2,480,706
                            ---------      ------        ---------       ---------        -------         ---------     ---------
NET BOOK VALUE
At end of year              1,373,070      17,325        3,238,661         729,084         91,335         1,390,369     6,839,844
                            =========      ======        =========       =========        =======         =========     =========
At beginning of year        1,504,537      25,025        3,168,819         755,053        118,650         1,112,603     6,684,687
                            =========      ======        =========       =========        =======         =========     =========

            Had the fixed assets been carried at cost less accumulated depreciation, the carrying amounts at December 31 2003 would have been:

Cost                          894,365      38,500        3,506,516       1,019,171        269,067         1,805,692     7,533,311
Accumulated depreciation      147,663      21,175          678,512         271,190        189,241           483,352     1,791,133
                              -------      ------        ---------       ---------        -------         ---------     ---------
                              746,702      17,325        2,828,004         747,981         79,826         1,322,340     5,742,178
                              =======      ======        =========       =========        =======         =========     =========

            * During the year ended December 31 2003, based on the construction completion reports, the directors reclassified certain fixed assets to appropriate categories. Accordingly, the carrying amounts of the aforesaid fixed assets are depreciated over their remaining useful lives under the respective categories.

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

            On March 6 1996, the fixed assets of the Group were revalued by Vigers Hong Kong Limited (the "Valuer"), a qualified independent valuer in Hong Kong, using a replacement cost approach and open market value approach. The replacement cost approach considers the cost to replace in new condition the assets appraised for similar assets, and includes purchase price, delivery charge and installation cost. The purchase price is based on the open market value. The Valuer assumed that the assets will be used for the purposes for which they are presently used and did not consider alternative uses. The total revalued amount based on the aforesaid 1996 revaluation was RMB5,318,202,000. The revaluation surplus of fixed assets amounting to approximately RMB1,492,185,000 was recorded by the Group as of March 6 1996, and depreciation on the increment to fixed assets commenced on that date. Upon the Restructuring, the revaluation surplus was converted to shares allotted to the Parent Company.

            On September 30 2002, the fixed assets were revalued by Pan-China (Schinda) Certified Public Accountants, a qualified independent valuer registered in the PRC, on a replacement cost approach and open market value approach, where applicable. These fixed assets were stated at their revalued amounts in the financial statements as of September 30 2002.

            The directors of the Company are of the opinion that the carrying values of fixed assets as of December 31 2003 approximated to their fair values.

            With reference to "Cai Jian Han (2002) No. 42" and "Cai Jian Han
            (2002) No. 349" issued by Ministry of Finance ("MOF") and "Ban Cai Fa (2003) No. 10" issued by MOR and to further comply with international practice in railway industry, the management reassessed the estimated useful lives and depreciation rates of fixed assets. The assessment is based on the experience and maintenance program established by the management and the engineering personnel. Effective from January 1 2003, the Group changed the estimated useful lives of track, bridges and service roads from 44 years to a range from 55 years to 100 years and changed the useful lives of locomotives and rolling stock from 16 years to 20 years. This change in accounting estimates resulted in a decrease in depreciation expenses and an increase in profit attributable to shareholders for the year ended December 31 2003 by approximately RMB 63,610,000.

      11.   CONSTRUCTION-IN-PROGRESS

                                 GROUP                COMPANY
                            2003       2002       2003       2002
                          RMB'000    RMB'000    RMB'000    RMB'000
At beginning of year       672,827    446,399    664,679    438,732
Additions                  250,315    382,918    246,484    376,775
Disposals                        -    (10,204)         -     (5,102)
Transfer to fixed assets  (532,749)  (146,286)  (530,620)  (145,726)
                          --------   --------   --------   --------
At end of year             390,393    672,827    380,543    664,679
                          ========   ========   ========   ========

            As of December 31 2003, there was no interest capitalised in the construction-in-progress as the Group had no bank borrowings.

            Disposals in 2002 mainly represented injection in available-for-sale investments (see Note 15).

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

      12.   LEASEHOLD LAND PAYMENTS

                                 GROUP               COMPANY
                            2003      2002       2003      2002
                          RMB'000   RMB'000    RMB'000   RMB'000
COST
At beginning of year       760,087   762,087    755,760   755,760
Additions                   10,687         -          -         -
Disposals                        -    (2,000)         -         -
                           -------   -------    -------   -------
At end of year             770,774   760,087    755,760   755,760
                           -------   -------    -------   -------
ACCUMULATED AMORTISATION
At beginning of year       103,089    88,341    103,264    88,237
Amortisation charge         15,602    15,131     15,116    15,027
Disposals                        -      (383)         -         -
                           -------   -------    -------   -------
At end of year             118,691   103,089    118,380   103,264
                           -------   -------    -------   -------
NET BOOK AMOUNT
At end of year             652,083   656,998    637,380   652,496
                           =======   =======    =======   =======
At beginning of year       656,998   673,746    652,496   667,523
                           =======   =======    =======   =======

      13.   INTERESTS IN SUBSIDIARIES

            In the balance sheet of the Company, interests in subsidiaries as of December 31 2003 comprised the following:

                              COMPANY
                           2003     2002
                          RMB'000  RMB'000
Unlisted shares, at cost  185,232  118,892
Due from subsidiaries      30,571   61,344
                          -------  -------
                          215,803  180,236
                          =======  =======

            The amounts due from subsidiaries were unsecured, interest free and had no fixed repayment terms.

            The Company's directors are of the opinion that the recoverable amount of its investments in its subsidiaries was not less than the Company's carrying value of the subsidiaries as of December 31 2003.

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

            As of December 31 2003, the Company had direct or indirect interests in the following principal subsidiaries which were incorporated/established and are operating in the PRC:

                                                        PERCENTAGE OF
                                       DATE OF         EQUITY INTEREST
                                     INCORPORATION/    ATTRIBUTABLE TO
NAME OF THE ENTITY                   ESTABLISHMENT        THE COMPANY     PAID-UP CAPITAL     PRINCIPAL ACTIVITIES
DIRECTLY HELD BY THE COMPANY

Shenzhen Guangshen Railway         March 1984                100%          RMB55,000,000    Construction of railroad
 Civil Engineering Company                                                                   properties

Shenzhen Fu Yuan Enterprise        November 1 1991           100%          RMB18,500,000    Hotel management
 Development Company

Shenzhen Guangshen Railway         August 16 1995            100%           RMB2,400,000    Travel agency
 Travel Service Ltd.

Shenzhen Jing Ming Industrial &    January 18 1994           100%           RMB2,110,000    Maintenance of water
 Commercial Company Limited                                                                  and electrical
                                                                                             equipment

Shenzhen Jian Kai Trade Company    December 6 1993           100%           RMB2,000,000    Construction materials
                                                                                             trading

Shenzhen Xiang Qun Enterprise      June 30 1994              100%           RMB2,000,000    Sales of merchandise
 Company

Shenzhen Railway Station           December 18 1986          100%           RMB1,500,000    Food services and sale
 Passenger Services Company                                                                  of merchandise

Shenzhen Guangshen Railway         August 31 1999            100%           RMB1,040,000    Repair and maintenance
 Electric Section Service Limited                                                            of railroad
                                                                                             communications
                                                                                             systems

Guangzhou East Station Dongqun     November 23 1992          100%           RMB1,020,000    Sale of merchandise
 Trade and Commerce Service
 Company

Shenzhen Railway Station           January 1 1990             75%           RMB2,129,400    Food services and sales
 Travel Service Company                                                                      of merchandise

Shenzhen Longgang Pinghu           September 11 1993          55%          RMB10,000,000    Cargo loading and
 Qun Yi Railway Store Loading                                                                unloading,
 and Unloading Company                                                                       warehousing, freight
                                                                                             transportation

Dongguan Changsheng                May 22 1992                51%          RMB38,000,000     Warehousing
 Enterprise Company

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

                                                        PERCENTAGE OF
                                       DATE OF         EQUITY INTEREST
                                     INCORPORATION/    ATTRIBUTABLE TO
NAME OF THE ENTITY                   ESTABLISHMENT        THE COMPANY     PAID-UP CAPITAL     PRINCIPAL ACTIVITIES
INDIRECTLY HELD BY THE COMPANY

Shenzhen North Station Loading     September 20 1993         100%          RMB3,750,000     Cargo loading and
 and Unloading Transportation                                                                 unloading, freight
 Company                                                                                      transportation

Shenzhen North Station Auto        April 19 1993             100%          RMB3,500,000     Repair and maintenance
 Repair Plant                                                                                 of vehicles

Shenzhen Railway Property          November 13 2001          100%          RMB3,000,000     Property management
 Management Company Limited

Shenzhen Nantie Construction       May 8 1995                100%          RMB2,000,000     Supervision of
 Supervision Company                                                                          construction projects

Shenzheu Guangshen Railway         March 7 2002              100%          RMB2,000,000     Culinary management
 Economic and Trade
 Enterprise Company

Shenzhen North Station Railway     March 10 1993             100%          RMB1,640,000     Maintenance of
 Industry Technology                                                                          equipment
 Development Company

Shenzhen Yuezheng Enterprise       June 24 1996              100%          RMB1,000,000     Freight transport agency,
 Company Limited                                                                              cargo loading and
                                                                                              unloading,
                                                                                              warehousing

Shenzhen Road Multi-modal          March 17 1994              60%          RMB1,000,000     Freight transportation
 Transportation Company Limited

            All the above subsidiaries are limited liability companies.

      14.   INTERESTS IN ASSOCIATES

                                               GROUP                COMPANY
                                          2003       2002       2003       2002
                                        RMB'000    RMB'000    RMB'000    RMB'000
Unlisted shares, at cost                       -          -    134,263    135,306
Share of net assets                      134,066    136,574          -          -
Due from associates                       48,437     48,095     48,036     48,095
Due to associates                             (8)       (40)        (5)       (40)
                                         -------    -------    -------    -------
                                         182,495    184,629    182,294    183,361
Less:Provision for impairment in value   (29,689)   (29,689)   (29,689)   (29,689)
     Provision for doubtful accounts     (12,312)   (14,098)   (12,312)   (14,098)
                                         -------    -------    -------    -------
                                         140,494    140,842    140,293    139,574
                                         =======    =======    =======    =======

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

            Analysis of share of net assets of the associates is as follows:

                                   GROUP
                              2003       2002
                            RMB'000    RMB'000
At beginning of year         136,574    117,477
Addition                           -     19,420
Share of losses before tax    (2,417)      (197)
Share of taxation                (91)      (126)
                             -------    -------
At end of year               134,066    136,574
                             =======    =======

            The amounts due from/to associates were unsecured, interest free and had no fixed repayment terms.

            As of December 31 2003, the Company had direct or indirect interests in the following companies which were incorporated/established and are operating in the PRC:

                                                     PERCENTAGE OF
                                     DATE OF        EQUITY INTEREST
                                  INCORPORATION/     ATTRIBUTABLE TO
NAME OF THE ENTITY                ESTABLISHMENT        THE COMPANY     PAID-UP CAPITAL   PRINCIPAL ACTIVITIES
DIRECTLY HELD BY THE COMPANY

Guangzhou Tiecheng Enterprise    May 2 1995                 49%         RMB245,000,000   Properties management
 Company Limited                                                                           and trading of
                                                                                           merchandise

Zengcheng Lihua Stock            July 30 1992               27%         RMB100,000,000   Real estate,
 Company Limited                                                                           warehousing, cargo
                                                                                           loading and
                                                                                           unloading

INDIRECTLY HELD BY THE COMPANY

Guangzhou Tielian Economy        December 27 1994           34%           RMB1,000,000   Warehousing and
 Development Company Limited                                                               freight transport
                                                                                           agency

Guangzhou Huangpu Yuehua         July 20 1990             33.3%           RMB6,610,000   Cargo loading and
 Freight Transportation Joint                                                              unloading,
 Venture Company Limited                                                                   warehousing, freight
                                                                                           transport agency

APPENDIX I FINANCIAL INFORMATION RELATING TO THE GROUP

      15.   AVAILABLE-FOR-SALE INVESTMENTS

                                             GROUP AND COMPANY
                                               2003     2002
Name of the investee company                 RMB'000  RMB'000
China Railway Communication Company Limited
 ("China Railcom") *                         121,854  120,587
Shenzhen Innovation Technology Investment
 Company Limited                              30,000   30,000
China Railway Express Company Limited         13,608   13,608
Shenzhen Huatie Enterprise Company Limited     2,000    2,000
Zhongtie Information Company Limited             500      500
                                             -------  -------
                                             167,962  166,695
                                             =======  =======

            The Company's share of equity interests in each of the respective companies is not more than 10%. No quoted market prices are available for the above unlisted companies as of year end.

            * In 2003, the Company invested in China Railcom by injecting certain communication and signalling systems with their respective carrying value of approximately RMB1,267,000 (in 2002 the Company invested in China Railcom by injecting certain communication and signalling systems and construction-in progress with carrying value of approximately RMB120,587,000). China Railcom has confirmed in writing that the Group is entitled to the 0.69% equity interest in China Railcom as of December 31 2003 (2002: 0.85%). The relevant legal registration procedures are still in progress.

      16.   DEFERRED TAX ASSETS

                                                                   2003
                                                  PROVISION       LOSS ON
                                                 FOR DOUBTFUL   DISPOSAL OF
                                                   ACCOUNTS     FIXED ASSETS    TOTAL
                                                   RMB'000        RMB'000      RMB'000
At beginning of year                                3,015           4,562       7,577
Charged to profit attributable to shareholders       (316)         (1,107)     (1,423)
                                                    -----           -----       -----
At end of year                                      2,699           3,455       6,154
                                                    =====           =====       =====

            The amounts shown in the balance sheets include the following:

                                       GROUP AND COMPANY
                                        2003      2002
                                       RMB'000   RMB'000
Deferred tax assets to be recovered
  after more than 12 months             2,699     6,154
                                        =====     =====

APPENDIX I       FINANCIAL INFORMATION RELATING TO THE GROUP

17.   DEFERRED STAFF COSTS

                                                         GROUP AND COMPANY
                                                        2003          2002
                                                       RMB'000      RMB'000
COST, AT BEGINNING AND END OF YEAR                     226,369      226,369
                                                       -------      -------
ACCUMULATED AMORTISATION
At beginning of year                                   (45,274)     (30,182)
Charges for the year                                   (15,092)     (15,092)
                                                       -------      -------
At end of year                                         (60,366)     (45,274)
                                                       -------      -------
NET BOOK AMOUNT
At end of year                                         166,003      181,095
                                                       =======      =======

At beginning of year                                   181,095      196,187
                                                       =======      =======

18.   TRADE RECEIVABLES, NET

                                                 GROUP                     COMPANY
                                           2003         2002         2003          2002
                                         RMB'000       RMB'000      RMB'000       RMB'000
Trade receivables                         96,037        67,416       39,772        36,588
Less: Provision for doubtful
   accounts                              (15,423)      (15,959)     (13,820)      (14,678)
                                         -------       -------      -------       -------
                                          80,614        51,457       25,952        21,910
                                         =======       =======      =======       =======

      The credit terms of trade receivables are within one year. The aging analysis of trade receivables, net was as follows:

                                                 GROUP                     COMPANY
                                          2003           2002        2003           2002
                                         RMB'000       RMB'000      RMB'000       RMB'000
Within 1 year                             75,674        44,986       21,233        18,379
Over 1 year but within 2 years             4,719         3,490        4,719         3,490
Over 2 years but within 3 years              221         1,652           --            41
Over 3 years                                  --         1,329           --            --
                                         -------       -------      -------       -------
                                          80,614        51,457       25,952        21,910
                                         =======       =======      =======       =======

      Concentrations of credit risk with respect to trade receivables are limited due to the Group's large number of customers, who are widely dispersed. Due to this factor, management believes that no additional credit risk beyond amounts provided for collection losses is inherent in the Group's trade receivables.

APPENDIX I       FINANCIAL INFORMATION RELATING TO THE GROUP

19.   PREPAYMENTS AND OTHER RECEIVABLES, NET

                                                   GROUP                  COMPANY
                                             2003         2002       2003        2002
                                            RMB'000     RMB'000     RMB'000     RMB'000
Other receivables                           183,187     168,236     170,605     149,167
Less: Provision for doubtful
   accounts                                 (38,288)    (39,898)    (38,288)    (39,898)
                                            -------     -------     -------     -------
Other receivables, net                      144,899     128,338     132,317     109,269
Prepayments                                 104,061     131,737      71,197     105,462
                                            -------     -------     -------     -------
                                            248,960     260,075     203,514     214,731
                                            =======     =======     =======     =======

      As of December 31 2003, the Company had fixed deposit with the principal amount of approximately RMB31.365 million in Zeng Cheng City Li Cheng Credit Cooperative ("Li Cheng"). The Company had not been able to recover the principal from Li Cheng upon the expiry of the fixed deposit term . In March 1999, the Company instituted legal proceedings against Li Cheng to recover the deposit and the related interest. According to the court verdict dated October 12 1999, Li Cheng was required to repay the deposit principal and the related interest to the Company. As Li Cheng failed to execute the court ruling, the Company further applied to the court for compulsory enforcement of the court order. In July 2000, Li Cheng filed a petition to the court for winding up. On November 9 2000, the court ordered the suspension of execution of the court ruling dated October 12 1999, while Li Cheng was undergoing a winding-up. On November 23 2000, the Company applied to the Guangdong Provincial Government for allocation of special funds by the government to Li Cheng for repayment of the Company's deposit principal. The provincial government accepted the petition and requested the municipal government to follow up on the case. As of the date of this report, the fixed deposit has not yet been collected. Accordingly, the Company reclassified such amount from temporary cash investments to other receivables and accounted for provision for doubtful accounts pursuant to management's estimates.

20.   TEMPORARY CASH INVESTMENTS

                                                   GROUP                  COMPANY
                                             2003        2002         2003       2002
                                   Note     RMB'000     RMB'000     RMB'000     RMB'000
Time deposits with maturities
 over three months in banks        (a)      459,440     399,339     459,440     394,033
Time deposits with maturities
 over three months in the MOR's
 Railway Deposit-taking Centre     (b)      168,000     168,000     168,000     168,000
                                            -------     -------     -------     -------
                                            627,440     567,339     627,440     562,033
                                            =======     =======     =======     =======

      (a) Time deposits with maturities over three months in banks consist of short-term deposits denominated in RMB and United States dollars ("USD") (2002: RMB, Hong Kong dollars "HK$", and USD) with original maturities ranging from six months to one year, placed with banks in the PRC. The annual interest rates of RMB deposits was 1.98% in 2003 (2002: 1.98%), the annual interest rate of HK$ deposit was 1.13% in 2002, and the annual interest rates of USD deposits were LIBOR plus a floating rate ranged from -0.2% to 0% (2002: from -0.2% to 0.1%). Total interest earned from such deposits amounted to approximately RMB11,868,000 for the year (2002: approximately RMB15,121,000).

APPENDIX I       FINANCIAL INFORMATION RELATING TO THE GROUP

      (b) Time deposits with maturities over three months in the MOR's Railroad Deposit-taking Center consist of short-term deposits denominated in RMB (in 2002 included both RMB and USD) with original maturities of one year (2002: ranging from six months to one year). The annual interest rates of RMB deposits was 1.98% in 2003 (2002:
            1.98% ) and the annual interest rates of USD deposits were LIBOR plus a floating rate ranged from -0.2% to 0.1% in 2002. Total interest earned from such deposits amounted to approximately RMB3,326,000 (2002: approximately RMB3,239,000) for the year (see
            Note 27).

21.   TRADE PAYABLES

      The aging analysis of trade payables was as follows:

                                                  GROUP                 COMPANY
                                             2003        2002      2003       2002
                                            RMB'000    RMB'000    RMB'000    RMB'000
Within 1 year                                32,356     40,677     21,978     30,638
Over 1 year but within 2 years                1,726        850      1,661        369
Over 2 years but within 3 years                 543        207         50         73
                                            -------    -------    -------    -------
                                             34,625     41,734     23,689     31,080
                                            =======    =======    =======    =======

22.   ACCRUED EXPENSES AND OTHER PAYABLES

                                                  GROUP                 COMPANY
                                             2003       2002       2003       2002
                                            RMB'000    RMB'000    RMB'000    RMB'000
Advances from customers                      89,840    143,388     67,204     78,659
Accrued expenses                             24,000     79,790     23,785     79,790
Salary and welfare payables                  15,138     21,260     14,946     20,767
Other payables                              179,815    213,515    174,373    210,548
                                            -------    -------    -------    -------
                                            308,793    457,953    280,308    389,764
                                            =======    =======    =======    =======

      Other payables mainly represented various payables and deposits for daily operation of business.

      Pursuant to Caishui [2004] No.36 and Caishui [2003] No.149 issued by MOF and State Administration of Taxation, the Group exempt from certain real estate taxes amounting to approximately RMB12,000,000 during the year ended December 31 2003. The grant of such exemption is subject to the acknowledgement of relevant authorities that the Company is a transportation company under the MOR. The directors believe that the Group is qualified for such exemption and is in the process of seeking the acknowledgement from the relevant authorities. Accordingly, such real estate taxes have not been accrued for in the accompanying financial statements.

APPENDIX I       FINANCIAL INFORMATION RELATING TO THE GROUP

23.   SHARE CAPITAL

      As of December 31 2003, the authorised capital of the Company consisted of ordinary shares of par value RMB1.00 per share:

                                           NUMBER OF    NOMINAL
                                             SHARES      VALUE      PERCENTAGE OF
                                              '000      RMB'000     SHARE CAPITAL
Authorised, issued and fully paid:
 State-owned Domestic Shares               2,904,250   2,904,250              67%
 H Shares                                  1,431,300   1,431,300              33%
                                           ---------   ---------    ------------
                                           4,335,550   4,335,550             100%
                                           =========   =========    ============

24.   RESERVES

      According to the articles of association of the Company, when distributing profit attributable to shareholders of each year, the Company shall set aside 10% of its profit attributable to shareholders after tax based on the Company's local statutory accounts for the statutory surplus reserve (except where the reserve has reached 50% of the Company's registered share capital) and 5% to 10% for the statutory public welfare fund at a percentage determined by the directors. The Company may make appropriation from its profit attributable to shareholders to the discretionary surplus reserve provided it is approved by a resolution of a shareholders' general meeting. These reserves cannot be used for purposes other than those for which they are created and are not distributable as cash dividends without prior approval from a shareholders' general meeting under certain conditions.

      When the statutory surplus reserve is not sufficient to make good for any losses of the Company from previous years, current year profit attributable to shareholders shall be used to make good the losses before allocations are set aside for the statutory surplus reserve or the statutory public welfare fund.

      The statutory public welfare fund is used to build or acquire capital items, such as dormitories and other facilities for the Company's employees and cannot be used to pay for welfare expenses. Title of these capital items will remain with the Company.

      The statutory surplus reserve, the discretionary surplus reserve and the share premium may be converted into share capital provided it is approved by a resolution at a shareholders' general meeting and the balance of the statutory surplus reserve does not fall below 25% of the registered share capital. The Company may either distribute new shares in proportion to the number of shares held by shareholders, or increase the par value of each share.

APPENDIX I       FINANCIAL INFORMATION RELATING TO THE GROUP

      The directors proposed the following appropriations to reserves:

                                              2003                     2002
                                     Percentage    RMB'000    Percentage    RMB'000
The Company
  Statutory surplus reserve                  10%    53,384            10%    57,613
  Statutory public welfare fund               5%    26,692             5%    28,806
  Discretionary surplus reserve              --         --            --         --
                                     ----------    -------    ----------    -------
                                             15%    80,076            15%    86,419
                                     ----------    -------    ----------    -------
Subsidiaries
  Statutory surplus reserve                            781                    1,688
  Statutory public welfare fund                        400                      928
                                                   -------                  -------
                                                     1,181                    2,616
                                                   -------                  -------
                                                    81,257                   89,035
                                                   =======                  =======

      In accordance with the articles of association of the Company, dividends are determined based on the least of retained earnings determined in accordance with (a) PRC GAAP, (b) IFRS and (c) the accounting standards of the countries in which its shares are listed. As the statutory accounts have been prepared in accordance with PRC GAAP, the retained earnings as reported in the statutory accounts may be different from the amount reported in the accompanying statement of changes in shareholders' equity.

      As of December 31 2003, the reserve of the Company available for distribution was approximately RMB656,893,000 (2002: approximately RMB667,416,000).

25.   RETIREMENT BENEFITS

      All the full-time staff of the Group are covered by a defined-contribution pension scheme. Pursuant to a circular dated October 24 1995 issued by the Parent Company, the Company is required to pay to the Parent Company an amount equivalent to 19% of the salary and certain amount of bonus of the staff for pension benefits, and the Parent Company is responsible for the ultimate pension liability to the staff. Starting from December 2000, the percentage borne by the Company changed to 18% pursuant to another circular dated December 21 2000 issued by the Parent Company. As of December 31 2003, payable for pension obligations was nil (2002: nil).

APPENDIX I       FINANCIAL INFORMATION RELATING TO THE GROUP

26.   NOTES TO THE CONSOLIDATED CASHFLOW STATEMENT

      (a) RECONCILIATION FROM PROFIT ATTRIBUTABLE TO SHAREHOLDERS TO CASH GENERATED FROM OPERATIONS:

                                                                   2003          2002
                                                                  RMB'000      RMB'000
Profit attributable to shareholders                               511,762       557,083
Adjustments for:
  Minority interests                                                  (32)          113
  Income tax expense                                               93,439       104,391
  Depreciation                                                    291,653       337,797
  Amortisation of leasehold land payments                          15,602        15,131
  Loss on disposal of fixed assets                                 16,935        29,339
  Amortisation of deferred staff costs                             15,092        15,092
  Share of losses of associates                                     2,417           197
  Provision for doubtful accounts                                     172         4,598
  Interest expense                                                  2,359         4,064
  Interest income                                                 (29,755)      (36,920)
                                                                  -------     ---------
Operating profit before working capital changes                   919,644     1,030,885
  (Increase)/decrease in trade receivables                        (28,621)       24,064
  (Increase)/decrease in materials and supplies                    (4,587)           86
  Decrease in prepayments and other current assets                 17,320        87,676
  Increase in due from Parent Company                                  --        (9,875)
  Decrease in due from related parties                             66,179         8,128
  Decrease in trade payables                                       (7,109)      (27,314)
  Decrease in due to Parent Company                               (13,821)           --
  (Decrease)/increase in due to related parties                   (37,594)       99,549
  (Decrease)/increase in accrued expenses and
     other payables                                               (10,924)       48,529
                                                                  -------     ---------
Cash generated from operations                                    900,487     1,261,728
                                                                  =======     =========

      (b)   ANALYSIS OF THE BALANCE OF CASH AND CASH EQUIVALENTS

                                                        2003       2002
                                                      RMB'000     RMB'000
Cash at bank and in hand                               580,226     842,549
Short term time deposits                               822,133     570,496
                                                     ---------   ---------
Cash and deposits                                    1,402,359   1,413,045
                                                     =========   =========

      Short term time deposits with maturities no more than three months consist of deposits denominated in RMB, USD and HK$ (in 2002: USD and HK$). The effective interest rate of RMB deposits was 1.71%. The effective interest rates of USD deposits ranged from 0.94% to 1.88% (2002: 1.22% to 1.64%), the effective interest rates of HK$ deposits ranged from 0.90% to 0.96% (2002: 1.34% to 1.70%). These deposits have an average maturity of 90 days.

      Cash and bank deposits include a deposit of approximately RMB321,985,000 (2002: RMB206,452,000) with the MOR's Railway Deposit-taking Centre at an annual interest rate normally granted by banks.

APPENDIX I       FINANCIAL INFORMATION RELATING TO THE GROUP

      (c)   NON-CASH TRANSACTIONS

            (i) During the year ended December 31 2003, the Group disposed certain staff quarters of approximately RMB92 million (2002: approximately RMB63 million) to their employees pursuant to its housing benefit scheme.

            (ii) During the year ended December 31 2003, the Company and the minority shareholder increased their investments in a subsidiary by capitalising approximately RMB42 million and RMB41 million due from that subsidiary respectively.

            (iii) During the year ended December 31 2003, the Company invested of approximately RMB1,267,000 (2002: approximately RMB120,587,000) in China Railcom by injecting certain communication and signalling systems (see Note 15).

27.   RELATED PARTY TRANSACTIONS

      Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

      (a) DURING THE YEAR, THE GROUP HAD THE FOLLOWING MATERIAL TRANSACTIONS WITH RELATED PARTIES:

            Recurring transactions

            A significant portion of transactions undertaken by the Group during the year was with related PRC state-owned enterprises and on such terms as determined by the relevant PRC authorities and stipulated in the related agreements entered into with these parties. The

APPENDIX I       FINANCIAL INFORMATION RELATING TO THE GROUP

            following is a summary of significant recurring transactions carried out in the ordinary course of business by the Group with its related parties during the year:

                                                                      2003       2002
                                                                     RMB'000    RMB'000
Lease of locomotives and related services from
 Yang Cheng Railway Company, a subsidiary
 of the Parent Company (i)                                            40,882     42,047
Provision of trains and related services from
 Guangmeishan Railway Company Limited,
 a subsidiary of the Parent Company                                    5,305      4,864
Purchases of materials and supplies from
 Guangzhou Railway Material Supply Company,
 a subsidiary of the Parent Company                                   50,687     33,074
Social services (employee housing, health care, educational
 and public security services and other ancillary services)
 provided by the Parent Company and related parties
 (including Guangzhou Railway (Group) Guangshen
 Railway Enterprise Development Company)                              68,079     66,744
Operating lease rentals paid to the MOR (i)                           58,904     57,298
Provision of trains and related services through MOR                 201,870    211,667
Provision of trains usage and related services from
 Guangzhou Railway (Group) Passenger Transportation
 Company, a subsidiary of the Parent Company                           2,207      6,681
Interest expenses paid to the Parent Company (ii)                      2,037      2,443
Interest received from the MOR's Railroad
 Deposit-taking Centre (see Note 20 (b) and 26(b))                     3,516      3,239
Interest received from Pingnan Railway Company Limited,
 an associate of the Parent Company (ii)                                 827        806
Interest received from Guangmeishan Railway
 Company Limited (ii)                                                    901      1,884

      (i) The lease agreement with Yang Cheng Railway Company was revised on March 6 1996 and provides for a 10-year lease period starting from 1996. The lease with MOR is based on the uniform rate set by MOR and is renewable annually.

      (ii) The interest was resulted from the long-distance transportation services, which was calculated based on the average balances due from/to related parties on a quarterly basis, at the prevailing interest rates of six-month bank loans.

APPENDIX I       FINANCIAL INFORMATION RELATING TO THE GROUP

      (b) AS OF DECEMBER 31 2003, THE GROUP AND THE COMPANY HAD THE FOLLOWING MATERIAL BALANCES WITH RELATED PARTIES:

                                                                 GROUP                  COMPANY
                                                            2003        2002        2003       2002
                                                          RMB'000      RMB'000    RMB'000     RMB'000
Temporary cash investments in
 the MOR's Railroad Deposit-
 taking Centre (see Note 20(b))                            168,000     168,000     168,000     168,000
Bank deposits in the MOR's
 railroad Deposit-taking Centre
 (see Note 26 (b))                                         321,985     206,452     286,793     206,452
Due from Parent Company                                         --      39,374          --      37,575
Due to Parent Company                                      (37,230)         --     (40,140)         --
Due from related parties                                   199,921     267,885     193,730     263,873
 - Trading balance                                          10,608      54,425      10,608      52,255
 - Non-trading balance                                     189,313     213,460     183,122     211,618
Due to related parties                                    (120,605)   (158,199)   (112,104)   (156,909)
 - Trading balance                                         (60,128)   (125,847)    (59,827)   (124,557)
 - Non-trading balance                                     (60,477)    (32,352)    (52,277)    (32,352)

            As of December 31 2003, the balances with the MOR, the Parent Company and related parties are unsecured, non-interest bearing and repayable on demand, except for those disclosed in Notes 20(b), 26(b) and 27(a). These balances resulted from transactions carried out by the Group with related parties in the ordinary course of business. The balances with the Parent Company are all non-trading in nature. The balances with related parties, which are of trading in nature, all aged within one year.

28.   CONTINGENCY

      As of December 31 2003, the Company's interest in an associated company, Guangzhou Tiecheng Enterprise Company Limited ("Tiecheng"), amounted to approximately RMB140,000,000. In 1996, Tiecheng entered into an agreement with a Hong Kong incorporated company to establish Guangzhou Guantian Real Estate Company ("Guangzhou Guantian"), a sino-foreign contractual joint venture to develop certain properties near a railway station operated by the Group.

      On October 27 2000, Guangzhou Guantian together with Guangzhou Guanhua Real Estate Company Limited ("Guangzhou Guanhua" ) and Guangzhou Guanyi Real Estate Company Limited ("Guangzhou Guanyi") agreed to act as joint guarantors (the "Guarantors") of certain payables of Guangdong Guancheng Real Estate Company Limited ("Guangdong Guancheng") to an independent third party. Guangzhou Guantian, Guangzhou Guanhua, Guangzhou Guanyi and Guangdong Guancheng were related companies with a common chairman. As Guangdong Guancheng failed to repay the payables, according to a court verdict on November 4 2001, Guangzhou Guantian, Guangzhou Guanhua and Guangzhou Guanyi were liable to the independent third party to recover an amount of approximately RMB257,000,000 plus interest from Guangdong Guancheng. As such, if Guangzhou Guantian were held responsible for the guarantee, the Company may need to provide for impairment on its interests in Tiecheng.

APPENDIX I       FINANCIAL INFORMATION RELATING TO THE GROUP

      On December 15 2003, the High People's Court of Guangdong Province (the "Court") received the Guangzhou Guantian's application for discharging the aforesaid guarantee. As a necessary procedure for the Court to decide to reassess the previous court verdict, a hearing was held on March 18 2004. In this respect, Guangzhou Guantian appointed an independent lawyer to represent on its behalf to attend the hearing. Up to the date of this report, the Court is yet to finish the necessary procedures before making decision to reassess the previous court verdict. However, having consulted that independent lawyer, the directors are of the opinion that the guarantee arrangement should be invalid according to the relevant PRC rules and regulations. Accordingly, the directors consider that as of the date of this report, the chance of Guangzhou Guantian to settle the above claim is remote and no provision for impairment on the interests in Tiecheng was made in the accounts.

29.   FINANCIAL INSTRUMENTS

      The carrying amounts of the cash and cash equivalents, temporary cash investments and accounts receivable and payables of the Group approximate their fair values because of the short maturity of those instruments. Cash and cash equivalents and temporary cash investments denominated in foreign currencies have been translated at the applicable market exchange rates prevailing at the balance sheet date. The Company has not had and does not believe it will have any difficulty in exchanging its foreign currency cash and cash equivalents for RMB.

      As of December 31 2003, cash and cash equivalents and temporary cash investments were mainly maintained with commercial banks in the PRC and the MOR's Railroad Deposit-taking Centre.

      As of December 31 2003, balances denominated in USD and HK$ have been translated into RMB at the applicable market exchange rates as of that date.

30.   CONCENTRATION OF RISKS

      (a)   CREDIT RISK

            The carrying amount of cash and cash equivalents, accounts receivable and other receivables, and due from related parties and other current assets except for prepayments and deferred tax assets, represent the Group' maximum exposure to credit risk in relation to financial assets.

            The majority of the Group' accounts receivable relate to the rendering of services or sales of products to third party customers. The Group perform ongoing credit evaluations of their customers' financial condition and generally do not require collateral on accounts receivable. The Group maintain a provision for doubtful accounts and actual losses have been within management's expectation.

            No other financial assets carry a significant exposure to credit risk.

      (b)   INTEREST RATE RISK

            The directors of the Group believe that the exposure to interest rate risk of financial assets and liabilities as of December 31 2003 was minimum since their deviation from their respective fair values was not significant.

APPENDIX I       FINANCIAL INFORMATION RELATING TO THE GROUP

      (c)   CURRENCY RISK

            Substantially all of the revenue-generating operations of the Group are transacted in Renminbi, which is not freely convertible into foreign currencies. On January 1 1994, the Mainland China government abolished the dual rate system and introduced single rate of exchange as quoted by the People's Bank of China. However, the unification of the exchange rate does not imply free convertibility of Renminbi into foreign currencies. All foreign exchange transactions continue to take place either through the People's Bank of China or other banks authorised to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the People's Bank of China or other institution requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.

31.   COMMITMENTS

      (a)   CAPITAL COMMITMENTS

            As of December 31 2003, the Group had the following capital commitments of which all are authorized and contracted for:

                                                2003           2002
                                              RMB'000         RMB'000
Authorised and contracted for                      --          10,158
                                              =======         =======

      (b)   OPERATING LEASE COMMITMENTS

            Total future minimum lease payments under non-cancellable operating leases were as follows:

                                                                 2003            2002
                                                                RMB'000         RMB'000
Machinery and equipment

  - not more than one year                                      108,000         108,000
  - more than one year but not more than five years             183,375         291,375
                                                                -------         -------
                                                                291,375         399,375
                                                                =======         =======

32.   POST BALANCE SHEET EVENTS

      Pursuant to a board resolution dated April 20 2004, the directors recommended the payment of a final dividend of RMB0.105 per share, totalling RMB455,232,750.

33.   FOREIGN CURRENCY EXCHANGE

      The books and records of the Group are maintained in RMB, their functional currency. RMB is not freely convertible into foreign currencies. All foreign exchange transactions involving RMB must take place through the banks and other institutions authorised by the People's Bank of China ("PBOC") to buy and sell foreign exchange. The applicable market exchange rates used for the transactions are administered by the PBOC. Enterprises can deal with an approved bank for foreign exchange on recurring items and approved capital items.

34.   APPROVAL OF ACCOUNTS

      The financial statements were approved by the Board of Directors on April 20 2004.

APPENDIX I       FINANCIAL INFORMATION RELATING TO THE GROUP

      SUPPLEMENTAL FINANCIAL INFORMATION

      CONSOLIDATED PROFIT ATTRIBUTABLE TO SHAREHOLDERS AND CONSOLIDATED NET ASSETS RECONCILIATION BETWEEN PRC GAAP AND IFRS

      The financial statements, which are prepared by the Company and its subsidiaries in conformity with PRC GAAP, differ in certain respects from IFRS (audited by PricewaterhouseCoopers). Major differences between PRC GAAP and IFRS which affect the consolidated profit attributable to shareholders and the consolidated net assets of the Company and its subsidiaries are summarized as follows:

                                                               CONSOLIDATED PROFIT
                                                                  ATTRIBUTABLE TO                  CONSOLIDATED NET
                                                             SHAREHOLDERS FOR THE YEAR               ASSETS AS OF
                                                                ENDED DECEMBER 31                    DECEMBER 31
                                                              2003           2002               2003           2002
                                                            RMB'000        RMB'000             RMB'000        RMB'000
As reported in statutory accounts (audited
 by certified public accountants in the PRC)                530,728        580,029            10,346,110      9,894,511

Impact of IFRS adjustments:
 Additional depreciation charges on
  fixed assets (a)                                           (9,065)            --              (159,716)      (150,651)
 Write-down of reclaimed rails to
  realisable value (b)                                           --             --               (44,123)       (44,123)
 Amortisation of deferred staff costs (c)                   (15,092)       (15,092)              (60,366)       (45,274)
 Reversal of staff costs charged to
  retained earnings (c)                                          --             --               221,113        165,746
 Housing benefits for retired employees (c)                      --             --                (3,602)        (3,602)
 Dividends in respect of the year but
  declared after the end of the year (d)                         --             --                    --        433,555
 Deferred tax (utilised)/provided (e)                        (1,423)         2,384                 6,154          7,577
 Reversal of amortisation/(write-off) of
  deferred renovation expenses (f)                            3,144         (7,365)               (4,221)        (7,365)
 Difference in depreciation charges on fixed
  assets resulting from reclassification (g)                   (950)            --                31,118             --
 Recognition of government grants by
  deducting the carrying value of fixed
  assets (h)                                                     --             --               (17,000)            --
 Others                                                       4,420         (2,873)                6,891         (6,223)
                                                            -------        -------            ----------     ----------
As restated for the Group                                   511,762        557,083            10,322,358     10,244,151
                                                            =======        =======            ==========     ==========

APPENDIX I       FINANCIAL INFORMATION RELATING TO THE GROUP

      (a)   ADDITIONAL DEPRECIATION CHARGES ON FIXED ASSETS

            (i) Certain tracks were recorded as construction-in-progress under PRC GAAP before 1995. As such rails had been put into use before 1995 and hence under IFRS, they were reclassified as fixed assets and subject to annual depreciation from the year they were put into use.

            (ii) Pursuant to "Cai Jian Han [2002] No.42" and "Cai Jian Han [2002] No.349" issued by MOF and "Ban Cai Fa [2003] No.10" issued by MOR(collectively known as the "Circulars"), effective from 1 January 2003, the Group changed the useful life of tracks from 44 years to indefinite period. All subsequent replacement costs of tracks are charged to income statement. Under PRC GAAP, the Group follows the requirements of the Circulars and no depreciation charged on tracks.

                  Under IFRS, the above change of accounting treatment of tracks is not acceptable. The Group based on the experience and maintenance programs established by the management and the engineering personnel and considered the estimated useful life of tracks is 100 years. Accordingly, depreciation charges on tracks were based on their estimated remaining useful life.

      (b)   WRITE-DOWN OF RECLAIMED RAILS TO REALISABLE VALUE

            Under PRC GAAP, certain reclaimed rails were recorded at historical costs. Under IFRS, such reclaimed rails were written down to realisable value.

      (c) DIFFERENCE IN THE RECOGNITION POLICY ON HOUSING BENEFITS TO THE EMPLOYEES

            The Company and its subsidiaries provided housing benefits to certain qualified employees of the Company and its subsidiaries whereby the living quarters owned by the Company and its subsidiaries were sold to these employees at preferential prices. The housing benefits represent the difference between the cost of the staff quarters sold to and the net proceeds collected from the employees, which are borne by the Company and its subsidiaries.

            For PRC statutory reporting purposes, in accordance with the relevant regulations issued by the Ministry of Finance, the total housing benefits provided by the Company and its subsidiaries are directly charged to net assets. Under IFRS, the housing benefits provided by the Company and its subsidiaries are recognised on a straight-line basis over the estimated remaining average service lives of the employees.

APPENDIX I       FINANCIAL INFORMATION RELATING TO THE GROUP

      (d)   DIVIDEND APPROPRIATION

            Before July 1 2003, under PRC GAAP, dividends proposed or declared after the balance sheet date but before the date when the financial statements are authorised for issue are deducted from the undistributed profit and recognise as a liability as at the balance sheet date. Under IFRS, the dividends are recorded in the year in which the dividends are declared.

            Effective from July 1 2003, the accounting treatment of dividends proposed or declared after the balance sheet date but before the date when the financial statements authorised for issue under the PRC GAAP and IFRS are the same.

      (e)   DEFERRED TAX IMPACT

            Under PRC GAAP, the Group provides for taxation on the basis of the results for the year as adjusted for items which are not assessable or deductible for income tax expenses. No deferred taxation was provided.

            Under IFRS, deferred taxation is provided using the liability method on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements.

      (f)   REVERSAL OF AMORTISATION/(WRITE-OFF) OF DEFERRED RENOVATION EXPENSES

            Under PRC GAAP, the Group recorded certain renovation expenses as deferred assets, which are subject to annual amortisation.

            Under IFRS, such renovation expenses were directly charged to the consolidated income statement as incurred.

      (g) DIFFERENCE IN DEPRECIATION CHARGES ON FIXED ASSETS RESULTING FROM RECLASSIFICATION

            Under PRC GAAP, the Group provides additional depreciation charges on certain fixed assets retrospectively resulting from reclassifying the aforesaid fixed assets to appropriate categories which depreciated at a higher rate.

            Under IFRS, such reclassification is a change in accounting estimate. Accordingly, the depreciation charges on those fixed assets should be adjusted prospectively and no adjustment in prior years is required.

APPENDIX I       FINANCIAL INFORMATION RELATING TO THE GROUP

      (h) RECOGNITION OF GOVERNMENT GRANTS BY DEDUCTING THE CARRYING VALUE OF FIXED ASSETS

            Under PRC GAAP, government grants as a subsidy to construct certain buildings are credited to reserve account.

            Under IFRS, such government grants are deducted against the carrying amount of the aforesaid buildings. The grants are recognised as income over the life the depreciable asset by way of a reduced depreciation charge.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

[DELOITTE.LOGO]             (Chinese Characters)                           Deloitte Touche Tohmatsu
(CHINESE CHARACTER)         (Chinese Characters) 111 (Chinese Character)   26/F Wing Of Centre
                            (Chinese Characters) 26 (Chinese Character)    111 Connaught Road Central
                                                                           Hong Kong

                                                                 5 December 2004

The Directors
Guangshen Railway Company Limited

Dear Sirs,

We set out below our report on the financial information regarding the railroad transportation business between Guangzhou and Pingshi (hereinafter referred to as the "Business") operated by (Chinese Characters) Guangzhou Railway Group Yang Cheng Railway Company (the "Vendor") to be acquired by (Chinese Characters) Guangshen Railway Company Limited (the "Company") for each of the three years ended 31 December 2003 and the six months ended 30 June 2004 (the "Relevant Periods"), prepared on the basis set out in note 1 of Section A below, for inclusion in the circular of the Company dated 5 December 2004 (the "Circular").

The Vendor is a wholly-owned subsidiary of (Chinese Characters) Guangzhou Railway (Group) Company (the "Parent Company"), a state-owned enterprise established in the People's Republic of China (the "PRC") under the administration of the (Chinese Characters) Ministry of Railways (the "MOR") and also the controlling shareholder of the Company.

On 15 November 2004, the Vendor and the Company entered into an acquisition agreement with respect to the sale and purchase of the assets, liabilities and operations of the Business. Details of the assets, liabilities and operations of the Business to be acquired by the Company are described in the section headed Information on the Acquired Assets in the "Letter from the Board" of the Circular.

For the purpose of this report, the Vendor has prepared financial statements of the Business for the Relevant Periods in accordance with the relevant accounting principles and financial regulations applicable to enterprises established in the PRC (the "Underlying Financial Statements"). The Underlying Financial Statements were audited jointly by (Chinese Characters) Deloitte Touche Tohmatsu CPA Ltd. and (Chinese Characters) Pan-China Schinda Certified Public Accountants, firms of certified public accountants in the PRC in accordance with PRC's independent Auditing Standards issued by China Institute of Certified Public Accountants.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

For the purpose of this report, we have examined the Underlying Financial Statements and carried out such additional procedures as we consider necessary in accordance with the Auditing Guideline "Prospectuses and the Reporting Accountant" as recommended by the Hong Kong Institute of Certified Public Accountants.

The financial information of the Business for the Relevant Periods (the "Financial Information") set out in this report has been prepared based on the Underlying Financial Statements on the basis set out in note 1 of Section A below, after making such adjustments as are appropriate to comply with International Financial Reporting Standards promulgated by the International Accounting Standard Board for the purpose of inclusion in the Circular.

The preparation of the Underlying Financial Statements are the responsibility of the supervisors and management of the Vendor who approved for their issue. The directors of the Company are responsible for the contents of the Circular in which this report is included. It is our responsibilities to compile the Financial Information set out in this report from the Underlying Financial Statements, to form an independent opinion on the Financial Information and to report our opinion to you.

In our opinion, on the basis of presentation set out in note 1 of Section A below, the Financial Information together with the notes thereon give, for the purpose of this report, a true and fair view of the state of affairs of the Business as at 31 December 2001, 2002 and 2003 and 30 June 2004 and of the results and cash flows of the Business for each of the three years ended 31 December 2003 and the six months ended 30 June 2004.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

A.    FINANCIAL INFORMATION

      INCOME STATEMENTS

                                                                                                    SIX MONTHS ENDED
                                                                                                30 JUNE
                                                         YEAR ENDED 31 DECEMBER                   2003          30 JUNE
                                                    2001            2002           2003         RMB'000           2004
                                     Notes        RMB'000         RMB'000        RMB'000      (unaudited)       RMB'000
Revenues from railroad businesses
 Passenger                                       3,540,938       3,578,474       3,532,336      1,721,861       1,923,072
 Freight                                           558,115         586,388         554,464        228,538         208,251
                                                ----------      ----------      ----------     ----------      ----------
 Sub-total                                       4,099,053       4,164,862       4,086,800      1,950,399       2,131,323

Revenues from other businesses                     598,425         561,739         539,002        223,934         234,238
                                                ----------      ----------      ----------     ----------      ----------
Total revenues                         3         4,697,478       4,726,601       4,625,802      2,174,333       2,365,561
                                                ----------      ----------      ----------     ----------      ----------
Operating expenses
 Railroad businesses

  Labour and benefits                             (585,414)       (596,748)       (611,493)      (345,716)       (312,509)
  Equipment leases and services                 (2,027,801)     (2,192,646)     (2,185,085)    (1,048,195)     (1,062,191)
  Materials and supplies                          (505,849)       (458,359)       (468,593)      (205,429)       (244,741)
  Repair costs, excluding
   materials and supplies                         (516,422)       (472,868)       (481,016)      (232,651)       (209,697)
  Depreciation                                    (326,392)       (394,345)       (364,285)      (154,531)       (194,312)
  Transportation                                  (159,727)       (164,131)       (210,033)      (103,442)        (87,577)
  General and administrative
   expenses                                        (68,956)        (67,690)        (74,139)       (37,655)        (46,748)
  Others                                          (114,095)        (97,660)       (133,733)       (65,823)        (62,564)
                                                ----------      ----------      ----------     ----------      ----------
  Sub-total                                     (4,304,656)     (4,444,447)     (4,528,377)    (2,193,442)     (2,220,339)
                                                ==========      ==========      ==========     ==========      ==========

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

                                                                                                    SIX MONTHS ENDED
                                                                                                 30 JUNE
                                                           YEAR ENDED 31 DECEMBER                 2003           30 JUNE
                                                  2001             2002             2003         RMB'000           2004
                                       Notes     RMB'000          RMB'000         RMB'000      (unaudited)       RMB'000
Operating expenses (continued)
 Other businesses
  Labour and benefits                            (115,480)         (90,042)        (82,069)       (42,088)        (45,862)
  Depreciation                                    (11,189)         (10,576)         (9,240)        (4,416)         (3,652)
  Materials and supplies                         (113,176)         (91,022)       (103,232)       (47,267)        (47,940)
  Repair costs, excluding
   materials and supplies                        (126,525)        (138,298)       (162,475)       (86,179)        (76,387)
  Others                                          (49,756)         (68,193)        (42,429)       (29,036)        (32,429)
                                               ----------       ----------      ----------     ----------      ----------
  Sub-total                                      (416,126)        (398,131)       (399,445)      (208,986)       (206,270)
                                               ----------       ----------      ----------     ----------      ----------
Total operating expenses                       (4,720,782)      (4,842,578)     (4,927,822)    (2,402,428)     (2,426,609)
                                               ----------       ----------      ----------     ----------      ----------
Loss from operations                              (23,304)        (115,977)       (302,020)      (228,095)        (61,048)
Other income                             4        385,327          289,690         569,272         59,088          52,029
Other expenses                                     (2,519)          (1,117)        (44,617)       (40,477)        (20,633)
Finance costs                            5        (84,125)         (85,541)        (66,568)       (12,994)        (15,342)
                                               ----------       ----------      ----------     ----------      ----------
Profit (loss) before tax                 6        275,379           87,055         156,067       (222,478)        (44,994)
Income tax expense                       7        (33,836)          (9,622)         (9,904)        (1,288)         (3,352)
                                               ----------       ----------      ----------     ----------      ----------
Profit (loss) for the year/period                 241,543           77,433         146,163       (223,766)        (48,346)
                                               ==========       ==========      ==========     ==========      ==========

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

       BALANCE SHEETS

                                                  AT 31 DECEMBER                AT 30 JUNE
                                                2001         2002           2003          2004
                                Notes         RMB'000       RMB'000        RMB'000       RMB'000
NON-CURRENT ASSETS
Property, plant
 and equipment                   11          6,413,396     6,345,731      6,444,557     7,269,604
Construction-in-progress         12             89,008       100,961         93,853       154,478
Available-for-sale
 investments                     13                250           750            500           500
                                             ---------     ---------      ---------     ---------
                                             6,502,654     6,447,442      6,538,910     7,424,582
                                             ---------     ---------      ---------     ---------
CURRENT ASSETS

Materials and supplies                         147,362       137,885        131,877       106,434
Trade receivables, net           14            222,288       230,629        219,050       283,839
Prepayments and other
 receivables, net                15            185,108       117,723         44,423        84,029
Cash and cash equivalents        16            129,543        95,086        132,113       151,565
                                             ---------     ---------      ---------     ---------
                                               684,301       581,323        527,463       625,867
                                             ---------     ---------      ---------     ---------
CURRENT LIABILITIES

Trade payables                   17            294,487       222,902        234,584       270,540
Accrued expenses and
 other payables                  18            323,342       358,471        438,615       326,723
Taxes payable                                    2,982         2,201          5,642         1,836
Due to Parent Company            19            255,157       253,069         55,994       373,383
Bank and other borrowings        20            408,500       429,000        429,000       429,000
                                             ---------     ---------      ---------     ---------
                                             1,284,468     1,265,643      1,163,835     1,401,482
                                             ---------     ---------      ---------     ---------
NET CURRENT LIABILITIES                       (600,167)     (684,320)      (636,372)     (775,615)
                                             ---------     ---------      ---------     ---------
NET ASSETS                                   5,902,487     5,763,122      5,902,538     6,648,967
                                             =========     =========      =========     =========
EQUITY ATTRIBUTABLE
 TO THE VENDOR                               5,902,487     5,763,122      5,902,538     6,648,967
                                             =========     =========      =========     =========

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

STATEMENT OF CHANGES IN EQUITY ATTRIBUTABLE TO THE VENDOR

                                                                                         RMB'000
Balance at 1 January 2001                                                               5,228,781
Profit for the year                                                                       241,543
Assets/liabilities transfer in/out, net                                                   432,163
                                                                                        ---------
Balance at 31 December 2001                                                             5,902,487
Profit for the year                                                                        77,433
Assets/liabilities transfer in/out, net                                                  (216,798)
                                                                                        ---------
Balance at 31 December 2002                                                             5,763,122
Profit for the year                                                                       146,163
Assets/liabilities transfer in/out, net                                                    (6,747)
                                                                                        ---------
Balance at 31 December 2003                                                             5,902,538
Loss for the period                                                                       (48,346)
Assets/liabilities transfer in/out, net                                                   794,775
                                                                                        ---------
Balance at 30 June 2004                                                                 6,648,967
                                                                                        =========

Note:

Assets/liabilities transfer in/out, net mainly represented the relevant equity contributions from the Vendor and distributions to the Vendor.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

       CASH FLOW STATEMENTS

                                                                                               SIX MONTHS ENDED
                                                            YEAR ENDED 31 DECEMBER           30 JUNE       30 JUNE
                                                       2001         2002        2003          2003           2004
                                                      RMB'000     RMB'000     RMB'000        RMB'000       RMB'000
                                                                                           (unaudited)
OPERATING ACTIVITIES
Profit (loss) before tax                              275,379      87,055     156,067       (222,478)       (44,994)

Adjustments for:
 Interest expense                                      84,125      85,541      66,568         12,994         15,342
 Interest income                                      (18,202)    (19,247)    (14,301)        (7,150)        (7,289)
 Loss (gain) on disposal of property,
  plant and equipment                                   3,208       1,416        (511)            --          1,670
 Allowances for doubtful accounts                       2,884       1,130       2,338          1,553          3,243
 Impairment loss on property,
  plant and equipment                                      --          --      38,198         38,198            686
 Depreciation                                         337,581     404,921     373,525        158,947        197,964
                                                      -------     -------     -------       --------       --------
Operating cash flows before
 movements in working capital                         684,975     560,816     621,884        (17,936)       166,622
(Increase) decrease in materials
 and supplies                                         (32,844)      9,477       6,008         34,806         25,443
(Increase) decrease in trade receivable,
 prepayments and other receivables                    (28,347)     57,914      82,541         42,028       (107,638)
(Decrease) increase in trade payable,
 accrued expenses and other payable                   (94,231)    (36,456)     91,826         (5,869)       (75,936)
                                                      -------     -------     -------       --------       --------
Cash generated from operations                        529,553     591,751     802,259         53,029          8,491
Interest paid                                         (84,125)    (85,541)    (66,568)       (12,994)       (15,342)
Income tax (paid) refund                              (33,133)    (10,403)     (6,463)         2,409         (7,158)
                                                      -------     -------     -------       --------       --------
NET CASH FROM (USED IN)
 OPERATING ACTIVITIES                                 412,295     495,807     729,228         42,444        (14,009)
                                                      =======     =======     =======       ========       ========

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

                                                                                           SIX MONTHS ENDED
                                                        YEAR ENDED 31 DECEMBER            30 JUNE    30 JUNE
                                                       2001        2002        2003         2003       2004
                                                     RMB'000     RMB'000      RMB'000     RMB'000    RMB'000
                                                                                        (unaudited)
INVESTING ACTIVITIES
Interest received                                      18,202      19,247      14,301        7,150      7,289
Purchase of available-for-sale investments                 --        (500)         --           --         --
Proceeds on disposal of property,
 plant and equipment                                   17,630       5,550      11,935           --     25,858
Proceed on disposal of
 available-for-sale investments                           600          --         250          250         --
Additions to property, plant and equipment           (195,748)    (45,489)    (83,869)     (52,238)  (246,929)
Additions to construction-in-progress                 (48,913)    (43,097)    (35,061)     (12,351)   (72,212)
                                                     --------    --------    --------   ----------   --------
NET CASH USED IN
 INVESTING ACTIVITIES                                (208,229)    (64,289)    (92,444)     (57,189)  (285,994)
                                                     --------    --------    --------   ----------   --------
FINANCING ACTIVITIES
New bank and other borrowings raised                  185,300      80,000          --           --         --
Repayment of other borrowings                              --     (59,500)         --           --         --
Net cash (outflow to) inflow from the Vendor         (354,731)   (484,387)   (402,682)     (80,501)     2,066
(Repayment to) advance from the Parent Company        (72,787)     (2,088)   (197,075)     125,636    317,389
                                                     --------    --------    --------   ----------   --------
NET CASH (USED IN) FROM
 FINANCING ACTIVITIES                                (242,218)   (465,975)   (599,757)      45,135    319,455
                                                     --------    --------    --------   ----------   --------
NET (DECREASE) INCREASE
 IN CASH AND CASH
 EQUIVALENTS                                          (38,152)    (34,457)     37,027       30,390     19,452

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF
 THE YEAR/PERIOD                                      167,695     129,543      95,086       95,086    132,113
                                                     --------    --------    --------   ----------   --------
CASH AND CASH EQUIVALENTS
 AT END OF THE YEAR/PERIOD                            129,543      95,086     132,113      125,476    151,565
                                                     ========    ========    ========     ========   ========

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

NOTES TO THE FINANCIAL INFORMATION

1.    BASIS OF PRESENTATION OF FINANCIAL INFORMATION

      The income statements, statements of changes in equity attributable to the Vendor and cash flow statements of the Business have been prepared, as if the Business had been a single reporting entity throughout the Relevant Periods. The balance sheets of the Business as at 31 December 2001, 2002 and 2003 and 30 June 2004 have been prepared to present the assets and liabilities of the Business as if it had been a single reporting entity in existence as at those dates.

      The financial information has been prepared on a going concern basis because the Parent Company has agreed to provide adequate funds and not to demand repayment for the amount due to Parent Company to enable the Business to meet in full its financial obligations as they fall due for the foreseeable future.

2.    SIGNIFICANT ACCOUNTING POLICIES

      The Financial Information is presented in Renminbi (the "RMB") as the books and records of the Business are maintained in RMB. The Financial Information has been prepared under the historical cost convention and in accordance with International Financial Reporting Standards ("IFRS"). The principal accounting policies adopted are as follows:

      REVENUE RECOGNITION

      Provided it is probable that the economic benefits associated with a transaction will flow to the Business and the revenues and costs, if applicable, can be measured reliably, revenue is recognised on the following basis:

      (i)   Rendering services and sales of goods

            Railroad revenues are recognised when services are performed. The amount of railroad revenues recognised is allocated by the MOR with reference to the services rendered by the Business according to the allocation policies determined by MOR (the "Allocation Policies").

            Revenues from other businesses includes sales aboard the trains and in the stations of food, beverages and other merchandise and revenues from operating restaurants in major stations. Sales aboard the trains and in the stations of food, beverages and merchandise are recognised upon delivery, when the significant risks and rewards of ownership of these goods have been transferred to the buyers. Revenues from operating restaurants are recognised when services are rendered.

            Revenues are net of turnover tax.

      (ii)  Interest income

            Interest income is accrued on a time proportion basis by reference to the principal outstanding and at the interest rate applicable.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

      PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment loss.

      Depreciation is provided to write off the cost of items of property, plant and equipment over their estimated useful lives and after taking into account their estimated residual value of 4% to 10% of the cost, using the straight-line method, as below:

Buildings                                                    25 to 40 years
Track, bridges and service roads                             55 to 100 years
Locomotives and rolling stock                                20 years
Communications and signalling systems                        8 to 20 years
Other machinery and equipment                                7 to 25 years

      With reference to (Chinese Characters) Cai Jian Han (2002) No. 42" and (Chinese Characters) Cai Jian Han (2002) No. 349" issued by Ministry of Finance ("MOF") and in order to comply with international practice in railway industry, the management of the Business had reassessed the estimated useful lives and depreciation rates of property, plant and equipment. The assessment is based on the experience and maintenance program established by the management and the engineering personnel. Effective from 1 January 2003, the Vendor changed the estimated useful lives of track, bridges and service roads from 44 years to a range from 55 years to 100 years and changed the useful lives of locomotives and rolling stock from 16 years to 20 years. This change in accounting estimates resulted in a decrease in depreciation expenses and a decrease in loss from operations for the six months ended 30 June 2003 and the year ended 31 December 2003 by approximately RMB31,130,000 and RMB62,263,000 respectively. It is impracticable to estimate the effect of such changes in future periods.

      The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sale proceeds and the carrying amount of the asset and is recognised in the income statement.

      Repairs and maintenance are charged to the income statement during the financial period in which they are incurred. The cost of major renovations is included in the carrying amount of the asset when it is probable that future economic benefits in excess of the originally assessed standard of performance of the existing asset will flow to the Business. Major renovations are depreciated over the remaining useful life of the related asset.

      CONSTRUCTION-IN-PROGRESS

      Construction-in-progress represents plant and facilities, including railroad stations and maintenance facilities under construction and machinery pending for installation. This includes the costs of construction and acquisition. No depreciation is provided on construction in progress until the asset is completed and put into use.

      AVAILABLE-FOR-SALE INVESTMENTS

      Investments intended to be held for an indefinite period of time, which may be sold in response to needs for liquidity or changes in interest rates, are classified as available-for sale investments; these are included in non-current assets unless management has the express intention of holding the investment for less than 12 months from the balance sheet date or unless they will need to be sold to raise operating capital, in which case they are included in current assets. All purchases and sales of available-for-sale investments are recognised on the date that the transaction is effective. Cost of

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

      purchase includes transaction costs. Available-for-sale investments are not subsequently fair-valued because they do not have quoted market prices in active markets and whose fair values cannot be reliably measured. These investments are carried at cost, and are subject to review for impairments.

      IMPAIRMENT

      At each balance sheet date, the management of the Business reviews the carrying amounts of the assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the management of the Business estimates the recoverable amount of the cash-generating unit to which the asset belongs.

      Recoverable amount is the greater of net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the assets.

      If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. Impairment losses are recognised as an expense immediately.

      Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset in prior years. A reversal of an impairment loss is recognised as income immediately.

      MATERIALS AND SUPPLIES

      Materials and supplies consist mainly of items for repair and maintenance of track, and are stated at the lower of cost and net realisable value. Cost, which comprises all costs of purchase and where applicable, cost of conversion and other costs that have been incurred in bringing the materials and supplies to their present location and condition, is calculated using the weighted average cost method. Net realisable value represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Materials and supplies are expensed when used.

      CASH AND CASH EQUIVALENTS

      Cash and cash equivalents are carried in the balance sheet at cost. For the purposes of the cash flow statement, cash and cash equivalents comprise cash on hand, deposits held at call with banks, other financial institutions and MOR, other short-term highly liquid investments with original maturities of three months or less.

      TAXATION

      Income tax expense represents the sum of the tax currently payable and deferred tax.

      The tax currently payable is based on the results for the year/period. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years/periods and it further excludes items that are never taxable or deductible. The liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

      Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amount of assets and liabilities in the balance sheet and the corresponding tax bases used in the computation of taxable profit and is accounted for using the balance sheet liability method. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised. Such assets and liabilities are not recognised if the temporary differences arises from the initial recognition of assets and liabilities in a transaction which affects neither the taxable profit nor the accounting profit.

      The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

      Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled. Deferred tax is charged or credited in the income statement, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

      GOVERNMENT GRANTS

      Government grants are recognised as income over the periods necessary to match them with the related costs. Grants related to depreciable assets are presented as a deduction from the carrying amount of the relevant asset and are released to income over the useful lives of the assets. Grants related to expense items are recognised in the same period as those expenses are charged in the income statement and are deducted in reporting the related expense.

      PROVISIONS

      Provisions are recognised when the Business has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount can be made.

      OPERATING LEASES

      Rentals payable under operating leases are charged to income statement on a straight-line basis over the term of the relevant leases.

      RETIREMENT BENEFIT COSTS

      Payments to defined contribution retirement benefit plans are charged as an expense as they fall due. Payments made to state-managed retirement benefit schemes are dealt with as payments to defined contribution plans where the obligations under the schemes of the Business are equivalents to those arising in a defined contribution retirement benefit plan.

      FINANCIAL INSTRUMENTS

      Financial assets and financial liabilities are recognised on the balance sheet when the Business has become a party to the contractual provisions of the instrument.

      Trade receivables and other receivables

      Trade receivables and other receivables are stated at their nominal value as reduced by appropriate allowances for estimated irrecoverable amounts.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

      Trade payables and other payables

      Trade payables and other payables are stated at their nominal value.

      Bank and other borrowings

      Interest-bearing bank and other loans are recorded at the proceeds received, net of direct issue costs. Finance charges are accounted for on an accrual basis and are added to the carrying amount of the instrument to the extent that they are not settled in the period in which they arise.

3.    REVENUES AND SEGMENT INFORMATION

      (a)   REVENUES

            Revenues are net of turnover tax. However, certain turnover tax of the Business at the applicable rates of 3%-5% were exempted during the Relevant Periods. Revenues for the two years ended 31 December 2002 and 31 December 2003 amounting to RMB447,700,000, RMB1,828,879,000 respectively and six months ended 30 June 2004 amounting to RMB328,216,000 (30 June 2003: RMB156,634,000) were exempted from turnover tax.

      (b)   BUSINESS SEGMENTS

            The Business comprises of the railroad and other business operations. These segments are determined primarily because the senior management makes key operating decisions and assesses performance of the segments separately. Segment assets consist primarily of property, plant and equipment, materials and supplies, receivables and operating cash. Segment liabilities comprise operating liabilities and exclude taxes payable and bank and other borrowings. Capital expenditure comprises additions to property, plant and equipment and construction-in-progress.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

An analysis by business segment is as follows:

YEAR ENDED 31 DECEMBER 2001

                               RAILROAD      OTHER
                              BUSINESSES   BUSINESSES UNALLOCATED  ELIMINATION    TOTAL
                                RMB'000      RMB'000     RMB'000      RMB'000    RMB'000
Revenues
 - External                   4,099,053      598,425           -            -   4,697,478
 - Inter-segment                      -       61,750           -      (61,750)          -
                              ---------      -------     -------      -------   ---------
                              4,099,053      660,175           -      (61,750)  4,697,478
                              =========      =======     =======      =======   =========
Segment results                 157,108      182,299           -            -     339,407
Unallocated other income                                                           22,616
Other expenses                                                                     (2,519)
Finance costs                                                                     (84,125)
Income tax expense                                                                (33,836)
                                                                                ---------
Profit for the year                                                               241,543
                                                                                =========
AS AT 31 DECEMBER 2001
Segment assets                6,970,619      216,336           -            -   7,186,955
                                                                                =========
Segment liabilities             757,132      115,854           -            -     872,986
Taxes payable                         -            -       2,982            -       2,982
Bank and other
 borrowings                           -            -     408,500            -     408,500
                                                                                ---------
Total liabilities                                                               1,284,468
                                                                                =========
OTHER INFORMATION
Capital expenditure             237,878        6,783           -            -     244,661
                                                                                =========
Non-cash expenses
 - Depreciation                 326,392       11,189           -            -     337,581
 - Allowances for
   doubtful accounts              2,884            -           -            -       2,884
 - Loss on disposal
   of property, plant
   and equipment                  3,208            -           -            -       3,208
                                                                                =========

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

YEAR ENDED 31 DECEMBER 2002

                               RAILROAD      OTHER
                              BUSINESSES   BUSINESSES UNALLOCATED  ELIMINATION    TOTAL
                                RMB'000      RMB'000     RMB'000     RMB'000     RMB'000
Revenues
 - External                   4,164,862      561,739           -            -   4,726,601
 - Inter-segment                      -       32,366           -      (32,366)          -
                              ---------      -------     -------      -------   ---------
                              4,164,862      594,105           -      (32,366)  4,726,601
                              =========      =======     =======      =======   =========
Segment results                 (23,247)     163,608           -            -     140,361
Unallocated other income                                                           33,352
Other expenses                                                                     (1,117)
Finance costs                                                                     (85,541)
Income tax expense                                                                 (9,622)
                                                                                ---------
Profit for the year                                                                77,433
                                                                                =========
AS AT 31 DECEMBER 2002
Segment assets                6,819,542      209,223           -            -   7,028,765
                                                                                =========
Segment liabilities             757,507       76,935           -            -     834,442
Taxes payable                         -            -       2,201            -       2,201
Bank and other borrowings             -            -     429,000            -     429,000
                                                                                ---------
Total liabilities                                                               1,265,643
                                                                                =========
OTHER INFORMATION
Capital expenditure              83,555        5,031           -            -      88,586
                                                                                =========
Non-cash expenses
 - Depreciation                 394,345       10,576           -            -     404,921
 - Allowances for
   doubtful accounts              1,130            -           -            -       1,130
 - Loss on disposal
   of property, plant
   and equipment                  1,416            -           -            -       1,416
                                                                                =========

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

YEAR ENDED 31 DECEMBER 2003

                               RAILROAD      OTHER
                              BUSINESSES   BUSINESSES UNALLOCATED  ELIMINATION    TOTAL
                               RMB'000      RMB'000     RMB'000      RMB'000     RMB'000
Revenues
 - External                   4,086,800      539,002           -            -   4,625,802
 - Inter-segment                      -       39,675           -      (39,675)          -
                              ---------      -------     -------      -------   ---------
                              4,086,800      578,677           -      (39,675)  4,625,802
                              =========      =======     =======      =======   =========
Segment results                 112,449      139,557           -            -     252,006
Unallocated other income                                                           15,246
Other expenses                                                                    (44,617)
Finance costs                                                                     (66,568)
Income tax expense                                                                 (9,904)
                                                                                ---------
Profit for the year                                                               146,163
                                                                                =========
AS AT 31 DECEMBER 2003
Segment assets                6,901,339      165,034           -            -   7,066,373
                                                                                =========
Segment liabilities             670,619       58,574           -            -     729,193
Taxes payable                         -            -       5,642            -       5,642
Bank and other borrowings             -            -     429,000            -     429,000
                                                                                ---------
Total liabilities                                                               1,163,835
                                                                                =========
OTHER INFORMATION
Capital expenditure             100,019       18,911           -            -     118,930
                                                                                =========
Non-cash expenses
 - Depreciation                 364,285        9,240           -            -     373,525
 - Allowances for
   doubtful accounts              2,271           67           -            -       2,338
 - Impairment loss
   on property, plant
   and equipment                 38,198            -           -            -      38,198
                                                                                =========

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

SIX MONTHS ENDED 30 JUNE 2003 (UNAUDITED)

                               RAILROAD      OTHER
                              BUSINESSES   BUSINESSES UNALLOCATED  ELIMINATION    TOTAL
                                RMB'000      RMB'000     RMB'000      RMB'000    RMB'000
Revenues
 - External                   1,950,399      223,934           -            -   2,174,333
 - Inter-segment                      -       44,252           -      (44,252)          -
                              ---------      -------     -------      -------   ---------
                              1,950,399      268,186           -      (44,252)  2,174,333
                              =========      =======     =======      =======   =========
Segment results                (191,229)      14,948           -            -    (176,281)
Unallocated other income                                                            7,274
Other expenses                                                                    (40,477)
Finance costs                                                                     (12,994)
Income tax expense                                                                 (1,288)
                                                                                 --------
Loss for the period                                                              (223,766)
                                                                                 ========
OTHER INFORMATION (UNAUDITED)
Non-cash expenses
 - Depreciation                 154,531        4,416           -            -     158,947
 - Allowances for
   doubtful accounts              1,553            -           -            -       1,553
 - Impairment loss on
   property, plant
   and equipment                 38,198            -           -            -      38,198
                                                                                 ========

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

SIX MONTHS ENDED 30 JUNE 2004

                               RAILROAD      OTHER
                              BUSINESSES   BUSINESSES UNALLOCATED  ELIMINATION    TOTAL
                                RMB'000     RMB'000      RMB'000     RMB'000     RMB'000
Revenues
 - External                   2,131,323      234,238           -           -    2,365,561
 - Inter-segment                      -        7,348           -      (7,348)           -
                              ---------      -------     -------      ------    ---------
                              2,131,323      241,586           -      (7,348)   2,365,561
                              =========      =======     =======      ======    =========
Segment results                 (45,448)      27,968           -           -      (17,480)
Unallocated other income                                                            8,461
Other expenses                                                                    (20,633)
Finance costs                                                                     (15,342)
Income tax expense                                                                 (3,352)
                                                                                ---------
Loss for the period                                                               (48,346)
                                                                                =========
AS AT 30 JUNE 2004
Segment assets                7,886,158      164,291           -           -    8,050,449
                                                                                =========
Segment liabilities             877,959       92,687           -           -      970,646
Taxes payable                         -            -       1,836           -        1,836
Bank and other borrowings             -            -     429,000           -      429,000
                                                                                ---------
Total liabilities                                                               1,401,482
                                                                                =========
OTHER INFORMATION
Capital expenditure             318,622          519           -           -      319,141
                                                                                =========
Non-cash expenses
 - Depreciation                 194,312        3,652           -           -      197,964
 - Allowances for
   doubtful accounts              3,237            6           -           -        3,243
 - Impairment loss
   on property, plant
   and equipment                    686            -           -           -          686
 - Loss on disposal
   of property, plant
   and equipment                  1,670            -           -           -        1,670
                                                                                =========

(c)   GEOGRAPHICAL SEGMENTS

      For the three years ended 31 December 2003 and six months ended 30 June 2004, all the operations of the Business are conducted in the PRC.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

4.    OTHER INCOME

                                                                     SIX MONTHS ENDED
                                     YEAR ENDED 31 DECEMBER         30 JUNE      30 JUNE
                                 2001         2002       2003         2003        2004
                               RMB'000      RMB'000     RMB'000      RMB'000     RMB'000
                                                                   (unaudited)
Subsidy from MOR                362,711      256,338     554,026       51,814      43,568
Interest income                  18,202       19,247      14,301        7,150       7,289
Gain on disposal of
 property, plant and
 equipment                            -            -         511            -           -
Removal compensation
 received                             -        5,000           -            -           -
Sales of scrap materials              -        4,264          31            -         998
Others                            4,414        4,841         403          124         174
                                -------      -------     -------       ------      ------
                                385,327      289,690     569,272       59,088      52,029
                                =======      =======     =======       ======      ======

5.    FINANCE COSTS

                                                                      SIX MONTHS ENDED
                                     YEAR ENDED 31 DECEMBER          30 JUNE     30 JUNE
                                 2001         2002         2003       2003        2004
                                RMB'000      RMB'000     RMB'000     RMB'000     RMB'000
                                                                   (unaudited)
Interest on:
 Bank borrowings                  3,444        7,436       8,247        4,325       4,377
 Other borrowings                12,182       15,585      13,844        2,865       6,478
                                 ------       ------      ------       ------      ------
                                 15,626       23,021      22,091        7,190      10,855
Interest charged by
 Parent Company                  68,499       62,520      44,477        5,804       4,487
                                 ------       ------      ------       ------      ------
                                 84,125       85,541      66,568       12,994      15,342
                                 ======       ======      ======       ======      ======

      The interest charged by the Parent Company mainly represents the portion attributable to the Business allocated by the Parent Company in respect of the interest expenses on MOR's borrowings to purchase locomotives and rolling stock. No such finance cost was allocated by the Parent Company to the Business since 1 January 2004.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

6.    PROFIT (LOSS) BEFORE TAX

                                                                     SIX MONTHS ENDED
                                    YEAR ENDED 31 DECEMBER           30 JUNE     30 JUNE
                                 2001         2002        2003         2003       2004
                                RMB'000      RMB'000     RMB'000      RMB'000     RMB'000
                                                                   (unaudited)
Profit (loss) before tax has
 been arrived at after
 charging:
Staff costs
 - Salaries and wages           550,139      547,848     537,422      286,140     277,362
 - Provision for staff
   welfare and bonus             40,930       20,995      19,156        9,998       9,262
 - Retirement benefits            5,610        8,528       7,875        4,277       4,715
 - Employee benefits            104,215      109,419     129,109       87,389      67,032
                                -------      -------     -------      -------     -------
                                700,894      686,790     693,562      387,804     358,371
                                -------      -------     -------      -------     -------
Operating lease rentals
 of locomotive,
 machinery and
 equipment                      149,520      127,764       1,851            -           -
Allowances for
 doubtful accounts                2,884        1,130       2,338        1,553       3,243
Loss on disposal of
 property, plant and
 equipment                        3,208        1,416           -            -       1,670
Impairment loss on
 property, plant and
 equipment                            -            -      38,198       38,198         686
                                =======      =======     =======      =======     =======

7.    INCOME TAX EXPENSE

                                                                      SIX MONTHS ENDED
                                    YEAR ENDED 31 DECEMBER           30 JUNE     30 JUNE
                                  2001         2002        2003       2003         2004
                                RMB'000      RMB'000     RMB'000     RMB'000     RMB'000
                                                                   (unaudited)
PRC income tax                   33,836        9,622       9,904        1,288       3,352
                                 ======        =====       =====        =====       =====

            According to the relevant income tax laws, the Business is subject to income tax rate of 33%.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

      The income tax expense for the Relevant Periods can be reconciled to the profit (loss) before tax as follows:

                                                                      SIX MONTHS ENDED
                                     YEAR ENDED 31 DECEMBER          30 JUNE     30 JUNE
                                  2001         2002        2003       2003        2004
                                RMB'000      RMB'000     RMB'000     RMB'000     RMB'000
                                                                   (unaudited)
Profit (loss) before tax        275,379       87,055     156,067     (222,478)    (44,994)
                                =======     ========    ========     ========     =======
Tax calculated at normal
 income tax rate of 33%          90,875       28,728      51,502      (73,418)    (14,848)
Tax effect of attributable
 assessable profits of the
 Business reduced
 by tax losses of
 other divisions (Note)         (53,820)     (15,864)    (42,833)           -           -
Tax effect of tax losses
 not recognised                       -            -           -       74,088      17,844
Others                           (3,219)      (3,242)      1,235          618         356
                                -------     --------    --------     --------     -------
Income tax expense               33,836        9,622       9,904        1,288       3,352
                                =======     ========    ========     ========     =======

Note: For the Relevant Periods, the assessable profits of the Business are not assessed individually for PRC income tax purpose but are combined with the assessable profits/losses of other divisions of the Vendor, of which the combined assessable profits/losses are included in the income tax assessment of the Parent Company and its subsidiaries on consolidation basis.

8.    DIVIDEND

      Other than the asset/liabilities transfer out to the Vendor during the Relevant Periods, no dividend has been paid or declared by the Business during the Relevant Periods.

9.    EARNINGS (LOSS) PER SHARE

      The earnings (loss) per share are not presented as such information is not meaningful having regard for the purpose of this report.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

10.   SUPERVISORS' REMUNERATION AND FIVE HIGHEST PAID EMPLOYEES

      SUPERVISORS' EMOLUMENTS

      Details of emoluments paid to the supervisors of the Business during the Relevant Periods are as follows:

                                                                     SIX MONTHS ENDED
                                   YEAR ENDED 31 DECEMBER            30 JUNE     30 JUNE
                                  2001          2002        2003       2003        2004
                                 RMB'000      RMB'000     RMB'000    RMB'000     RMB'000
                                                                   (unaudited)
Fees                                  -            -           -            -           -
Salaries and other benefits         241          231         223          112         125
Performance related bonus           522          575         559          280         266
Contributions to retirement
 benefits plans                      79           91         111           55          64
                                    ---          ---         ---          ---         ---
Total emoluments                    842          897         893          447         455
                                    ===          ===         ===          ===         ===

      The emoluments of all supervisors of the Business were within the band of Nil to HK$1,000,000 during the Relevant Periods.

      FIVE HIGHEST PAID EMPLOYEES' EMOLUMENTS

      All the five highest paid individuals for the year ended 31 December 2001, 2002 and 2003 and for the periods of six months ended 30 June 2003 and 30 June 2004 are the supervisors of the Business whose emoluments are included in the above disclosures.

      During the Relevant Periods, no emoluments were paid to any of the supervisors by the Business as an inducement to join or upon joining the Business or as compensation for loss of office. None of the supervisors waived any emoluments during the Relevant Periods.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

11.   PROPERTY, PLANT AND EQUIPMENT

                                                         TRACKS,                  COMMUNICATORS     OTHER
                                                         BRIDGES    LOCOMOTIVES        AND         MACHINERY
                                                       AND SERVICE     AND         SIGNALLING        AND
                                            BUILDINGS     ROADS    ROLLING STOCK     SYSTEMS      EQUIPMENT       TOTAL
                                             RMB'000     RMB'000      RMB'000        RMB'000       RMB'000       RMB'000
COST
At 1 January 2001                           642,039     3,470,867     2,703,299       705,875       558,098      8,080,178
Additions                                     2,053        70,977        96,904         2,012        23,802        195,748
Transfer from
 construction in progress                    12,682         8,073             -             -             -         20,755
Disposals                                    (3,216)            -       (76,054)       (1,461)      (14,479)       (95,210)
Transfer from the Parent Company            456,602        80,859       222,104        44,849       790,352      1,594,766
Transfer to the Parent Company             (476,818)         (476)     (404,537)      (34,945)      (30,687)      (947,463)
                                           --------     ---------     ---------     ---------     ---------     ----------
At 31 December 2001
 and 1 January 2002                         633,342     3,630,300     2,541,716       716,330     1,327,086      8,848,774
Additions                                     4,035             -             -         7,397        34,057         45,489
Transfer from construction
 in progress                                 10,901         1,896         1,771         5,756        10,820         31,144
Disposals                                    (1,914)            -       (74,244)       (1,052)      (14,164)       (91,374)
Transfer from the Parent Company             43,769         6,382       215,133       119,573       148,215        533,072
Transfer to the Parent Company              (10,366)         (369)      (39,257)         (456)     (119,574)      (170,022)
                                           --------     ---------     ---------     ---------     ---------     ----------
At 31 December 2002
 and 1 January 2003                         679,767     3,638,209     2,645,119       847,548     1,386,440      9,197,083
Additions                                     2,328         7,404         4,810         5,851        63,476         83,869
Transfer from construction
 in progress                                 38,496            76             -         3,597             -         42,169
Disposals                                         -             -       (17,887)            -       (23,271)       (41,158)
Transfer from the Parent Company             23,333        51,108       322,672       177,775        80,343        655,231
Transfer to the Parent Company              (38,094)      (47,224)     (101,079)      (64,362)      (23,739)      (274,498)
                                           --------     ---------     ---------     ---------     ---------     ----------
At 31 December 2003
 and 1 January 2004                         705,830     3,649,573     2,853,635       970,409     1,483,249      9,662,696
Additions                                     4,184       190,619         4,694        44,132         3,300        246,929
Transfer from construction
 in progress                                  5,091         6,496             -             -             -         11,587
Disposal                                    (20,881)            -          (600)      (14,042)       (9,508)       (45,031)
Transfer from the Parent Company            180,636       353,580       173,746       134,415       116,480        958,857
Transfer to the Parent company               (3,459)      (12,003)      (16,822)           (5)       (9,700)       (41,989)
                                           --------     ---------     ---------     ---------     ---------     ----------
At 30 June 2004                             871,401     4,188,265     3,014,653     1,134,909     1,583,821     10,793,049
                                           ========     =========     =========     =========     =========     ==========

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

                                                          TRACKS,                COMMUNICATORS    OTHER
                                                          BRIDGES  LOCOMOTIVES       AND        MACHINERY
                                                       AND SERVICE     AND        SIGNALLING       AND
                                            BUILDINGS     ROADS    ROLLING STOCK    SYSTEMS     EQUIPMENT      TOTAL
                                             RMB'000     RMB'000     RMB'000        RMB'000      RMB'000      RMB'000
ACCUMULATED DEPRECIATION AND IMPAIRMENT
At 1 January 2001                           137,613       788,145       841,811      256,659     287,532     2,311,760
Provided during the year                     23,609        58,110       159,979       47,885      47,998       337,581
Eliminated on disposals                      (3,125)            -       (58,502)      (1,315)    (11,430)      (74,372)
Transfer from the Parent Company             62,869           732        20,950       19,430      56,446       160,427
Transfer to the Parent Company             (104,786)         (476)     (150,870)     (34,945)     (8,941)     (300,018)
                                           --------     ---------     ---------      -------     -------     ---------
At 31 December 2001
 and 1 January 2002                         116,180       846,511       813,368      287,714     371,605     2,435,378
Provided during the year                     18,998        70,513       148,409       50,877     116,124       404,921
Eliminated on disposals                      (1,154)            -       (71,339)        (509)    (11,406)      (84,408)
Transfer from the Parent Company              1,253            69       118,675           20       6,591       126,608
Transfer to the Parent Company               (4,605)         (115)      (17,889)        (456)     (8,082)      (31,147)
                                           --------     ---------     ---------      -------     -------     ---------
At 31 December 2002
 and 1 January 2003                         130,672       916,978       991,224      337,646     474,832     2,851,352
Provided during the year                     21,068        43,090       117,026       71,274     121,067       373,525
Eliminated on disposals                           -             -       (17,124)           -     (12,610)      (29,734)
Transfer from the Parent Company             11,713        42,734        71,650       10,249      21,791       158,137
Transfer to the Parent Company              (15,789)      (47,221)      (22,804)     (64,362)    (23,163)     (173,339)
Impairment loss recognised                   10,527         5,039           435       10,250      11,947        38,198
                                           --------     ---------     ---------      -------     -------     ---------
At 31 December 2003
 and 1 January 2004                         158,191       960,620     1,140,407      365,057     593,864     3,218,139
Provided during the period                   10,716        21,702        60,902       42,728      61,916       197,964
Eliminated on disposals                        (145)            -             -      (10,774)     (6,584)      (17,503)
Transfer from the Parent Company             22,607        40,835        10,112       59,971       6,503       140,028
Transfer to the Parent Company                 (844)         (506)      (12,345)          (5)     (2,169)      (15,869)
Impairment loss (reversed)
 recognised                                  (2,523)            -             -        1,220       1,989           686
                                           --------     ---------     ---------      -------     -------     ---------
At 30 June 2004                             188,002     1,022,651     1,199,076      458,197     655,519     3,523,445
                                           ========     =========     =========      =======     =======     =========
NET BOOK VALUES
At 31 December 2001                         517,162     2,783,789     1,728,348      428,616     955,481     6,413,396
                                           ========     =========     =========      =======     =======     =========
At 31 December 2002                         549,095     2,721,231     1,653,895      509,902     911,608     6,345,731
                                           ========     =========     =========      =======     =======     =========
At 31 December 2003                         547,639     2,688,953     1,713,228      605,352     889,385     6,444,557
                                           ========     =========     =========      =======     =======     =========
At 30 June 2004                             683,399     3,165,614     1,815,577      676,712     928,302     7,269,604
                                           ========     =========     =========      =======     =======     =========

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

      At 30 June 2004, buildings of the Business with net book values of RMB199,392,000 are in the process of obtaining the building occupancy certificates.

      During the Relevant Periods, the management of the Business conducted reviews of the property, plant and equipment attributable to the Business and determined that certain assets were impaired due to physical damage and technical obsolescence. Accordingly, impairment losses of RMB38,198,000 and RMB686,000 respectively have been recognised in respect of the assets for the year ended 31 December 2003 and the six months ended 30 June 2004.

12.   CONSTRUCTION-IN-PROGRESS

                                                         RMB'000
COST
At 1 January 2001                                         60,850
Additions                                                 48,913
Transfer to property, plant and equipment                (20,755)
                                                         -------
At 31 December 2001 and 1 January 2002                    89,008
Additions                                                 43,097
Transfer to property, plant and equipment                (31,144)
                                                         -------
At 31 December 2002 and 1 January 2003                   100,961
Additions                                                 35,061
Transfer to property, plant and equipment                (42,169)
                                                         -------
At 31 December 2003 and 1 January 2004                    93,853
Additions                                                 72,212
Transfer to property, plant and equipment                (11,587)
                                                         -------
At 30 June 2004                                          154,478
                                                         =======

13.   AVAILABLE-FOR-SALE INVESTMENTS

                                                                                      AT
                                                       AT 31 DECEMBER              30 JUNE
                                                2001        2002         2003        2004
                                              RMB'000     RMB'000      RMB'000     RMB'000
Name of the investee company
 Zhongtie Information and Computer
  Engineering Company Limited
  (Chinese characters)                              -        500          500         500
 Guangzhou Municipal Liwan District Xiyi
  Commercial and Trading Company Limited
  (Chinese characters)                            250        250            -           -
                                                  ---        ---          ---         ---
                                                  250        750          500         500
                                                  ===        ===          ===         ===

      The share of equity interests in Zhongtie Information and Computer Engineering Company Limited held by the Business is not more than 10%. No quoted market prices are available for the above unlisted companies as of year/period end.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

14.   TRADE RECEIVABLES, NET

                                                                                    AT
                                                       AT 31 DECEMBER             30 JUNE
                                               2001         2002         2003       2004
                                              RMB'000     RMB'000      RMB'000     RMB'000
Trade receivables                             318,788     328,259      318,640     385,466
Less: Allowances for doubtful accounts        (96,500)    (97,630)     (99,590)   (101,627)
                                              -------     -------      -------     -------
Trade receivable, net                         222,288     230,629      219,050     283,839
                                              =======     =======      =======     =======

      The credit terms of trade receivables are within one year. The aging analysis of trade receivables, net was as follows:

                                                                                     AT
                                                       AT 31 DECEMBER               30 JUNE
                                                2001        2002         2003       2004
                                              RMB'000     RMB'000      RMB'000     RMB'000
Within 1 year                                 148,470     123,237       90,194     152,620
Over 1 year but within 2 years                 68,779      51,548       24,391      10,324
Over 2 years but within 3 years                 2,959      53,272       50,952      24,831
Over 3 years                                    2,080       2,572       53,513      96,064
                                              -------     -------      -------     -------
                                              222,288     230,629      219,050     283,839
                                              =======     =======      =======     =======

      Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers of the Business, who are widely dispersed. Due to this factor, the Vendor believes that no additional credit risk beyond amounts provided for collection losses is inherent in the trade receivables of the Business.

15.   PREPAYMENTS AND OTHER RECEIVABLES, NET

                                                                                     AT
                                                       AT 31 DECEMBER              30 JUNE
                                                2001        2002         2003        2004
                                              RMB'000     RMB'000      RMB'000     RMB'000
Other receivables                             196,823     117,725       48,667      87,224
Less: Allowances for doubtful accounts        (13,086)    (10,134)      (9,643)    (10,456)
                                              -------     -------       ------      ------
Other receivables, net                        183,737     107,591       39,024      76,768
Prepayments                                     1,128       9,804        5,078       6,983
Others                                            243         328          321         278
                                              -------     -------       ------      ------
                                              185,108     117,723       44,423      84,029
                                              =======     =======       ======      ======

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

16.   CASH AND CASH EQUIVALENTS

                                                                                     AT
                                                       AT 31 DECEMBER              30 JUNE
                                                2001        2002         2003        2004
                                              RMB'000     RMB'000      RMB'000     RMB'000
Cash at bank and in hand                       37,868      38,355       37,767      28,046
Deposits with the MOR Deposit-taking
 Centre                                        91,675      56,731       94,346     123,519
                                              -------      ------      -------     -------
                                              129,543      95,086      132,113     151,565
                                              =======      ======      =======     =======

17.   TRADE PAYABLES

      The aging analysis of trade payables was as follows:

                                                                                     AT
                                                       AT 31 DECEMBER              30 JUNE
                                                2001        2002        2003        2004
                                              RMB'000     RMB'000      RMB'000     RMB'000
Within 1 year                                 285,881     219,929      231,836     265,211
Over 1 year but within 2 years                  7,255       2,283        1,473       3,592
Over 2 years but within 3 years                 1,054         336          946       1,327
Over 3 years                                      297         354          329         410
                                              -------     -------      -------     -------
                                              294,487     222,902      234,584     270,540
                                              =======     =======      =======     =======

18.   ACCRUED EXPENSES AND OTHER PAYABLES

                                                                                     AT
                                                       AT 31 DECEMBER              30 JUNE
                                                2001        2002         2003       2004
                                              RMB'000     RMB'000      RMB'000     RMB'000
Advances from customers                        25,846      28,579       46,874      29,673
Accrued expenses                                1,806       1,328            -           -
Salary and welfare payables                    24,087      16,538       15,144      13,752
Other payables                                271,603     312,026      376,597     283,298
                                              -------     -------      -------     -------
                                              323,342     358,471      438,615     326,723
                                              =======     =======      =======     =======

      Other payables mainly represented amounts due to related parties, construction fee payables and customers' deposits for daily operation of business.

19.   DUE TO PARENT COMPANY

      The amount due to the Parent Company is unsecured, interest-free and repayable on demand.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

20.   BANK AND OTHER BORROWINGS

                                                                                     AT
                                                       AT 31 DECEMBER              30 JUNE
                                                2001        2002         2003        2004
                                              RMB'000     RMB'000      RMB'000     RMB'000
Bank borrowings, unsecured                     99,000     179,000      179,000     179,000
Other borrowings, unsecured                   309,500     250,000      250,000     250,000
                                              -------     -------      -------     -------
                                              408,500     429,000      429,000     429,000
                                              =======     =======      =======     =======

      The other borrowings mainly consist of borrowings from MOR Deposit-taking Centre denominated in RMB with original maturities of one year. The annual interest rates for bank and other borrowings are ranged from 4.779%-5.31%.

21.   RETIREMENT BENEFITS PLANS

      The aggregate numbers of employees of the Business were 26,270, 25,845, 25,506 and 24,846 at 31 December 2001, 2002 and 2003 and 30 June 2004,
      respectively.

      All the full-time staff of the Business are covered by a defined-contribution pension scheme. Pursuant to a circular dated 24 October 1995 issued by the Parent Company, the Business required to pay to the Parent Company an amount equivalent to 19% of the salary and certain amount of bonus of the staff for pension benefits, and the Parent Company is responsible for the ultimate pension liability to the staff. Starting from December 2000, the percentage borne by the Business changed to 18% pursuant to another circular dated 21 December 2000 issued by the Parent Company. As of 31 December 2001, 2002 and 2003 and 30 June 2004, there was no amount payable for pension obligations.

22.   MAJOR NON-CASH TRANSACTIONS

      During the three years ended 31 December 2003 and six months ended 30 June 2004, property, plant and equipment amounting to RMB1,434,339,000, RMB406,464,000, RMB497,094,000 and RMB818,829,000 are transferred from and
      RMB647,445,000, RMB138,875,000, RMB101,159,000 and RMB26,120,000 are
      transferred to the Parent Company.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

23.   RELATED PARTY TRANSACTIONS

      (a) Save as disclosed above, the Business also entered into the following transactions with related parties during the Relevant
            Periods:

            Certain of the operating expenses recorded by the Business are allocated by the MOR according to the Allocation Policies. A significant portion of transactions attributable to the Business during the Relevant Periods was with related PRC state-owned enterprises and on such terms as determined by the relevant PRC authorities and stipulated in the related agreements entered into with these parties. The following is a summary of significant transactions carried out in the ordinary course of business attributable to the Business with its related parties during the Relevant Periods:

                                                                             SIX MONTHS ENDED
                                                  YEAR ENDED 31 DECEMBER     30 JUNE    30 JUNE
                                                  2001     2002    2003       2003        2004
                                                RMB'000  RMB'000  RMB'000    RMB'000    RMB'000
                                                                           (unaudited)
PROVISION OF TRAINS AND RELATED SERVICES TO:

The Company                                      59,021   69,213   66,283     5,099     39,584
The Parent Company                                8,883    9,726   12,697     8,032      7,599
Subsidiaries of the Parent Company
 Guangzhou - Meishan Railway
  Company Limited
  (Chinese characters)                            5,089    2,695    2,549         -        341
 Guangzhou Railway (Group) Mechanical
  Engineering Company
  (Chinese characters)                               70    1,201      181       162          -
 Guangzhou Railway (Group) Civil
  Engineering Enterprise Development
  Company
  (Chinese characters)                               60    2,215        -         -        588
 Changsha Railway Corporation of
  Guangzhou Railway (Group) Company
  (Chinese characters)                                -        -      159         -      1,033
Associate of the Parent Company
 Sanmao Railway Company of
  Guangzhou Railway (Group) Company
  (Chinese characters)                            2,279    2,092    2,030       333        440
Subsidiary of the Vendor
 Zhongtie Xingbao Express Delivery
  Company Limited
  (Chinese characters)                            2,742      309    6,854     2,134      1,027

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

                                                                                SIX MONTHS ENDED
                                                YEAR ENDED 31 DECEMBER         30 JUNE     30 JUNE
                                             2001         2002       2003        2003        2004
                                            RMB'000     RMB'000     RMB'000     RMB'000    RMB'000
                                                                              (unaudited)
SALES OF RAW MATERIALS AND FUELS TO:

 The Company                                    210         320           -          -          113
 The Parent Company                             880         517       1,090          -          734
 Subsidiaries of the Parent Company
  Guangzhou Railway Goods and
   Materials Company
   (Chinese characters)                         202       3,109       3,556      1,678          398
  Changsha Railway Corporation of
   Guangzhou Railway (Group) Company
   (Chinese characters)                      21,233           -           -          -            -
INTEREST CHARGED TO SANMAO RAILWAY
 COMPANY OF GUANGZHOU RAILWAY
 (GROUP) COMPANY
 (Chinese characters)                         2,772       1,586           -          -          339
INTEREST INCOME ALLOCATED BY
 THE PARENT COMPANY                          11,395      13,072      12,553      6,276        6,023
REMOVAL COMPENSATION RECEIVED
 FROM THE PARENT COMPANY                          -       5,000           -          -            -
PURCHASE OF MATERIAL AND SUPPLIES FROM:

 The Parent Company                         150,571     130,548     132,241     24,334       56,974
 Subsidiaries of the Parent Company
  Guangzhou Railway Goods and
   Materials Company
   (Chinese characters)                     127,625      95,385     112,350     34,171       55,495
 The Vendor                                   1,093       1,277       1,466          -          661
 Subsidiary of the Vendor
  Lechang Municipal Anjie Railway
   Track-bed Company
   (Chinese characters)                      19,646      43,096       1,980          -            -

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

                                                                                 SIX MONTHS ENDED
                                               YEAR ENDED 31 DECEMBER           30 JUNE    30 JUNE
                                              2001        2002       2003        2003        2004
                                            RMB'000     RMB'000     RMB'000     RMB'000    RMB'000
                                                                              (unaudited)
PROVISION OF REPAIR AND MAINTENANCE
  AND RELATED SERVICES BY:

The Company                                  14,116      15,602       9,064      4,532      4,596
The Parent Company                            5,983       5,679       5,584      2,792        410
Subsidiary of the Parent Company
 Guangzhou Tieqing International Travel
  Agency Company Limited
  (Chinese characters)                       42,294      19,678      26,996     11,880     13,190
Associate of the Parent Company
 Zhongtie Xingbao Express Delivery
  Company Limited
  (Chinese characters)                            -         309         354          -        597
The Vendor                                   64,735      68,170      76,155     36,915     24,857
Subsidiaries of the Vendor
 Construction Engineering Company of
  Yang Cheng Railway Corporation
  (Chinese characters)                       17,531      15,321      10,399      8,977      9,655
 International Travel Agency of Yang
  Cheng Railway Corporation
  (Chinese characters)                        5,295       2,609       9,944        357      8,163
 Labour Service Company of Yang Cheng
  Railway Corporation
  (Chinese characters)                        1,157         504       1,066        973      2,261
 Shaoguan Civil Work Section Labour
  Service Company of Yang Cheng
  Corporation
  (Chinese characters)                          790         795         862          -        697
 Shaoguan Line Company of Yang
  Cheng Railway Corporation
  (Chinese characters)                            -       3,420      92,433     36,447     19,117
 Yuetie Development Company
  (Chinese characters)                       73,702      68,702           -          -          -
INTEREST CHARGED BY THE PARENT COMPANY       68,499      62,520      44,477      5,804      4,487
INTEREST EXPENSES PAID TO MOR
 DEPOSIT-TAKING CENTRE                       12,182      15,585      13,844      2,865      6,478
RENTALS EXPENSES PAID TO
 NANLING REAL ESTATE COMPANY,
 SUBSIDIARY OF THE VENDOR
 (Chinese characters)                           885         860         885        443        443
CHARGES PAID TO THE PARENT COMPANY
 FOR PROVISION OF TRAINS USAGE
 AND RELATED SERVICES                       153,262     154,819     157,291     80,034     71,141

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

In addition to the above, certain buildings, tracks and services roads of the Business are erected on land in which the Parent Company is entitled to use over their relevant lease periods at nil consideration. On 15 November 2004, a lease agreement has been entered into between the Company and the Parent Company for the lease of the land which such buildings, tracks and services roads erected on. Should the agreement had been effective during the Relevant Period, the rental expenses would be RMB74,000,000 for each of the three years ended 31 December 2003 and RMB37,000,000 for the six months ended 30 June 2004 (30 June 2003: RMB37,000,000).

Also, the Parent Company has provided to the Business certain transportation services at nil consideration. On 15 November 2004, a comprehensive services agreement has been entered into between the Company and the Parent Company for certain transportation services. Should the agreement had been effective during the Relevant Period, the additional transportation services fee would be RMB122,962,000, RMB122,306,000 and RMB120,425,000 for the three years ended 31
December 2003 and RMB65,938,000 for the six months ended 30 June 2004 (30 June 2003: RMB60,212,000).

Certain repair and maintenance and related services were provided by the Vendor and the Parent Company to the Business. Save as disclosed above, on 15 November 2004, the Company has entered into two comprehensive services agreements with the Vendor and the Parent Company for certain repair and maintenance and related services. Should the agreements had been effective during the Relevant Period, the additional repair and maintenance and related services expenses would be RMB10,117,000, RMB9,874,000 and RMB22,660,000 for the three years ended 31 December 2003 and RMB5,069,000 for the six months ended 30 June 2004 (30 June 2003: RMB11,330,000).

The Vendor and the Parent Company have provided to the Business certain social services including property management, hygiene and epidemic prevention services, recuperative services and nursery services at nil consideration. On 15 November 2004, the Company has entered into two comprehensive agreements with the Vendor and the Parent Company for such social services. Should the agreements had been effective during the Relevant Period, the social service fee would be RMB88,807,000, RMB96,486,000, and RMB105,188,000 for the three years ended 31 December 2003 and RMB62,005,000 for the six months ended 30 June 2004 (30 June 2003: RMB52,594,000).

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

      (b) As of 31 December 2001, 2002 and 2003 and 30 June 2004, the assets and liabilities of the Business include the following material balances with related parties:

                                                  AT 31 DECEMBER        AT 30 JUNE
                                             2001         2002       2003         2004
                                            RMB'000     RMB'000     RMB'000     RMB'000
Deposits in the MOR
 Deposit-taking Centre                       91,675      56,731      94,346     123,519
Due from related parties
 - Trading balance (included in
   trade receivables)
    The Company                               4,783      15,562       7,024      11,157
    Subsidiaries of the Parent Company       24,464      37,672      45,799      50,278
    Associates of the Parent Company         64,723      58,857      43,542     107,054
    Subsidiaries of the Vendor                3,652       4,816      11,724      12,941
                                            -------     -------     -------     -------
                                             97,622     116,907     108,089     181,430
                                            =======     =======     =======     =======
 - Non-trading balance (included in
   prepayments and other receivables)
    The Company                                   -           -         206         107
    Subsidiaries of the Parent Company            -           -           -      15,024
    The Vendor                               13,517      12,740       1,357       5,444
    Subsidiaries of the Vendor                2,026       3,461       3,395      25,811
                                            -------     -------     -------     -------
                                             15,543      16,201       4,958      46,386
                                            =======     =======     =======     =======
Borrowings from the MOR
 Deposits-taking Centre                     300,000     250,000     250,000     250,000
Due to related parties
 - Trading balance (included in
   trade payables)
    Subsidiaries of the Parent Company       57,668      25,117      55,939      57,240
    Associates of the Parent Company            700         700         700         700
    The Vendor                                4,074       2,571       2,724       5,468
    Subsidiaries of the Vendor               29,216      28,595      21,310      16,850
                                            -------     -------     -------     -------
                                             91,658      56,983      80,673      80,258
                                            =======     =======     =======     =======
 - Non-trading balance (included in
   accrued expenses and other payables)
    Subsidiaries of the Parent Company          379       5,503      11,212       7,294
    Associates of the Parent Company          4,629       4,057       8,710       3,526
    The Vendor                               33,933      53,361      72,223      63,468
    Subsidiaries of the Vendor               16,354      63,689     181,624      90,345
                                            -------     -------     -------     -------
                                             55,295     126,610     273,769     164,633
                                            =======     =======     =======     =======

      As of 31 December 2001, 2002 and 2003 and 30 June 2004, the deposits with and borrowings from the MOR Deposit-taking Centre are unsecured, interest bearing at commercial interest rate and repayable within one year. The balances with related parties are unsecured, non-interest

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

      bearing and repayable on demand. These balances resulted from transactions carried out by the Business with related parties in the ordinary course of business. The balances with related parties, which are of trading in nature, mainly aged within three years.

24.   CAPITAL COMMITMENTS

                                                     AT 31 DECEMBER               AT 30 JUNE
                                              2001       2002          2003          2004
                                            RMB'000     RMB'000      RMB'000       RMB'000
The Business had commitment for
  capital expenditure in respect
  of acquisition of property, plant
  and equipment as follows:

Authorised but not contracted for                 -           -            -         1,779
Contracted for but not
 provided in the financial
 statements                                  70,866      52,361       56,129        41,178
                                             ------      ------       ------        ------
                                             70,866      52,361       56,129        42,957
                                             ======      ======       ======        ======

25.   OPERATING LEASE COMMITMENTS

      The Business as lessor

                                                     AT 31 DECEMBER               AT 30 JUNE
                                              2001       2002         2003          2004
                                            RMB'000     RMB'000      RMB'000       RMB'000
The Business had contracted with
  tenants for future minimum lease
  payments under non-cancellable
  leases in respect of premises, as
  follows:

Within one year                                 605         812          419           417
In the second to fifth years                    657         371          255            88
                                              -----       -----          ---           ---
                                              1,262       1,183          674           505
                                              =====       =====          ===           ===

26.   FINANCIAL INSTRUMENTS

      At the balance sheet dates, the carrying amounts of the cash and cash equivalents, accounts receivable, accounts payables, amount due to the Parent Company and bank and other borrowings of the Business approximate their fair values because of the short maturity of those instruments.

      During the Relevant Periods, cash and cash equivalents were mainly maintained with commercial banks in the PRC and the MOR Deposit-taking Centre.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

27.   CONCENTRATION OF RISKS

      (a)   CREDIT RISK

            The carrying amount of cash and cash equivalents, trade receivables and other receivables, and other current assets except for prepayments, represent the maximum exposure to credit risk in relation to financial assets for the Business.

            The majority of trade receivables of the Business relate to the rendering of services or sales of products to third party customers. The management of the Business perform ongoing credit evaluations of their customers' financial condition and generally do not require collateral on trade receivables. An allowance for doubtful accounts and actual losses have been within management's expectation.

            No other financial assets carry a significant exposure to credit risk.

      (b)   INTEREST RATE RISK

            The management of the Business believe that the exposure to interest rate risk of financial assets and liabilities as of 31 December 2001, 2002 and 2003 and 30 June 2004 was minimum since their deviation from their respective fair values was not significant.

      (c)   CURRENCY RISK

            Substantially all of the revenue-generating operations of the Business are transacted in RMB, which is not freely convertible into foreign currencies. On 1 January 1994, the Mainland China government abolished the dual rate system and introduced single rate of exchange as quoted by the People's Bank of China ("PBOC"). However, the unification of the exchange rate does not imply free convertibility of RMB into foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorised to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institution requires submitting a payment applicable form together with suppliers' invoices, shipping documents and signed contracts.

28.   FOREIGN CURRENCY EXCHANGE

      The books and records of the Business are maintained in RMB, its functional currency. RMB is not freely convertible into foreign currencies. All foreign exchange transactions involving RMB must take place through the banks and other institutions authorised by the PBOC to buy and sell foreign exchange. The applicable market exchange rates used for the transactions are administered by the PBOC. Enterprises can deal with an approved bank for foreign exchange on recurring items and approved capital items.

B.    ULTIMATE HOLDING COMPANY

      As at 30 June 2004, the management considered that (Chinese characters) Guangzhou Railway (Group) Company, a state owned enterprise established in the PRC as the ultimate holding company.

APPENDIX II                                       FINANCIAL INFORMATION RELATING
                                                                 TO THE BUSINESS

C.    SUPERVISORS' REMUNERATION

      Save as disclosed in this report, no remuneration has been paid or is payable in respect of the Relevant Periods to the Business's supervisors.

D.    SUBSEQUENT FINANCIAL STATEMENTS

      No audited financial statements of the Business have been prepared in respect of any period subsequent to 30 June 2004.

                                                         Yours faithfully,
                                                     DELOITTE TOUCHE TOHMATSU
                                                   Certified Public Accountants
                                                             Hong Kong

APPENDIX III                                     PRO FORMA FINANCIAL INFORMATION
                                                  RELATING TO THE ENLARGED GROUP

[DELOITTE LOGO]                (Chinese characters)                             Deloitte Touche Tohmatsu
(Chinese characters)           (Chinese characters)111(Chinese characters)      26/F Wing On Centre
                               (Chinese characters)26(Chinese characters)       111 Connaught Road Central
                                                                                HongKong

                                                                 5 December 2004

The Directors
Guangshen Railway Company Limited

Dear Sirs,

We report on the pro forma financial information of (Chinese characters) Guangshen Railway Company Limited (the "Company") and its subsidiaries (hereinafter collectively referred to as the "Group") set out in Section A of Appendix III of the circular dated 5 December 2004 in connection with the conditional acquisition (the "Acquisition") of the assets, liabilities and operations of the railroad transportation business between Guangzhou and Pingshi (hereinafter referred to as the "Business") operated by (Chinese characters) Guangzhou Railway Group Yang Cheng Railway Company, which has been prepared, for illustrative purposes only, to provide information about how the Acquisition might have affected the financial information presented.

RESPONSIBILITIES

It is the responsibility solely of the Directors of the Company to prepare the pro forma financial information in accordance with Rule 4.29 of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the "Listing Rules").

It is our responsibility to form an opinion, as required by Rule 4.29(7) of the Listing Rules, on the pro forma financial information and to report our opinion to you. We do not accept any responsibility for any reports previously given by us on any financial information used in the compilation of the pro forma financial information beyond that owed to those to whom those reports were addressed by us at the dates of their issue.

APPENDIX III                                     PRO FORMA FINANCIAL INFORMATION
                                                  RELATING TO THE ENLARGED GROUP

BASIS OF OPINION

We conducted our work with reference to the Statements of Investment Circular Reporting Standards and Bulletin 1998/8 "Reporting on pro forma financial information pursuant to the listing rules" issued by the Auditing Practices Board in the United Kingdom, where applicable. Our work, which involved no independent examination of any of the underlying financial information, consisted primarily of comparing the unadjusted financial information with the source documents, considering the evidence supporting the adjustments and discussing the pro forma financial information with the directors of the Company.

Our work does not constitute an audit or a review in accordance with Statements of Auditing Standards issued by the Hong Kong Institute of Certified Public Accountants and accordingly we do not express any such assurance on the pro forma financial information.

The pro forma financial information has been prepared on the basis set out in Section A of Appendix III of the circular for illustrative purpose only and, because of its nature, it may not be indicative of the results and cash flows of the Group for the year ended 31 December 2003 or for any future period nor the financial position of the Group as at 31 December 2003 or at any future date.

OPINION

In our opinion:

(a) the pro forma financial information has been properly compiled on the basis stated;

(b) such basis is consistent with the accounting policies of the Group adopted for preparation of the financial statements under International Financial Reporting Standards ; and

(c) the adjustments are appropriate for the purposes of the pro forma financial information as disclosed pursuant to Rule 4.29(1) of the Listing Rules.

                                                         Yours faithfully,
                                                     DELOITTE TOUCHE TOHMATSU
                                                   Certified Public Accountants
                                                             Hong Kong

APPENDIX III                                     PRO FORMA FINANCIAL INFORMATION
                                                  RELATING TO THE ENLARGED GROUP

(A)   UNAUDITED PRO FORMA FINANCIAL INFORMATION ON THE ENLARGED GROUP

      The accompanying unaudited pro forma financial information of the Enlarged Group, as defined below, has been prepared to illustrate the effect of the Company's proposed acquisition (the "Acquisition") of the assets, liabilities and operations of the railroad transportation business between Guangzhou and Pingshi (the "Business") operated by (Chinese characters) Guangzhou Railway Group Yang Cheng Railway Company. As the unaudited pro forma financial information is prepared for illustrative purposes only and because of its nature, it may not give a true picture of the financial position of the Enlarged Group at any future date. The Company together with its subsidiaries is referred to as "the Group".

      The accompanying unaudited pro forma financial information of the Enlarged Group (the Group and the Business are hereinafter referred to as the "Enlarged Group") is based upon the historical financial information of the Business and the historical consolidated financial statements of the Group after giving effect to the pro forma adjustments described in the accompanying notes. A narrative description of the pro forma adjustments that are (i) directly attributable to the transactions; (ii) expected to have a continuing impact on the Enlarged Group; and (iii) factually supportable, are summarised in the accompanying notes.

      The unaudited pro forma income statement and unaudited pro forma cash flow statement of the Enlarged Group for the year ended 31 December 2003 are prepared on the basis as if the Acquisition had been completed on 1 January 2003. The unaudited pro forma balance sheet for the year ended 31 December 2003 is prepared on the basis as if the acquisition had been completed on 31 December 2003.

      UNAUDITED PRO FORMA INCOME STATEMENT OF THE ENLARGED GROUP FOR THE YEAR ENDED 31 DECEMBER 2003

                                                                                         PRO FORMA
                              THE           THE        PRO FORMA      PRO FORMA           ENLARGED
                             GROUP        BUSINESS      COMBINED     ADJUSTMENTS   Note       GROUP
                            RMB'000       RMB'000       RMB'000        RMB'000            RMB'000\
Revenues from railroad
 businesses
  Passenger                1,754,223     3,532,336     5,286,559                         5,286,559
  Freight                    514,794       554,464     1,069,258                         1,069,258
                           ---------     ---------     ---------                         ---------
Sub-total                  2,269,017     4,086,800     6,355,817                         6,355,817
Revenues from other
 businesses                  144,370       539,002       683,372       (57,219)    1       626,153
                           ---------     ---------     ---------                         ---------
Total revenues             2,413,387     4,625,802     7,039,189                         6,981,970
                           ---------     ---------     ---------                         ---------

APPENDIX III                                     PRO FORMA FINANCIAL INFORMATION
                                                  RELATING TO THE ENLARGED GROUP

                                                                                         PRO FORMA
                              THE           THE        PRO FORMA      PRO FORMA           ENLARGED
                             GROUP       BUSINESS      COMBINED     ADJUSTMENTS   Note     GROUP
                            RMB'000       RMB'000       RMB'000       RMB'000             RMB'000
Operating expenses
 Railroad businesses      (1,708,286)   (4,528,377)   (6,236,663)       57,219     1     (6,266,675)
                                                                       (87,231)    2
 Other businesses           (142,388)     (399,445)     (541,833)                          (541,833)
                          ----------    ----------    ----------                         ----------
Total operating expenses  (1,850,674)   (4,927,822)   (6,778,496)                        (6,808,508)
                          ----------    ----------    ----------                         ----------
Profit (loss) from
 operations                  562,713      (302,020)      260,693                            173,462
Other income                  47,341       569,272       616,613                            616,613
Other expenses                     -       (44,617)      (44,617)                           (44,617)
Finance costs                 (2,468)      (66,568)      (69,036)                           (69,036)
Share of losses of
 associates before tax        (2,417)            -        (2,417)                            (2,417)
                          ----------    ----------    ----------                         ----------
Profit before tax            605,169       156,067       761,236                            674,005
Income tax expense           (93,439)       (9,904)     (103,343)                          (103,343)
                          ----------    ----------    ----------                         ----------
Profit from ordinary
 activities after tax        511,730       146,163       657,893                            570,662
Minority interests                32             -            32                                 32
                          ----------    ----------    ----------                         ----------
Profit attributable to
 shareholders                511,762       146,163       657,925                            570,694
                          ==========    ==========    ==========                         ==========

      UNAUDITED PRO FORMA BALANCE SHEET OF THE ENLARGED GROUP AS AT 31 DECEMBER 2003

                                                                                         PRO FORMA
                             THE           THE         PRO FORMA     PRO FORMA           ENLARGED
                            GROUP        BUSINESS      COMBINED     ADJUSTMENTS   Note     GROUP
                           RMB'000        RMB'000       RMB'000       RMB'000             RMB'000
NON-CURRENT ASSETS
Property, plant and
 equipment                 6,952,878     6,444,557    13,397,435                         13,397,435
Construction-in-progress     390,393        93,853       484,246                            484,246
Leasehold land payments      652,083             -       652,083                            652,083
Interests in associates      140,494             -       140,494                            140,494
Available-for-sale
 investments                 167,962           500       168,462                            168,462
Deferred tax assets            6,154             -         6,154                              6,154
Deferred staff costs         166,003             -       166,003                            166,003
Goodwill                           -             -             -     4,361,583     2      4,361,583
                           ---------     ---------    ----------                         ----------
                           8,475,967     6,538,910    15,014,877                         19,376,460
                           ---------     ---------    ----------                         ----------

APPENDIX III                                     PRO FORMA FINANCIAL INFORMATION
                                                  RELATING TO THE ENLARGED GROUP

                                                                                         PRO FORMA
                             THE           THE        PRO FORMA      PRO FORMA            ENLARGED
                            GROUP        BUSINESS      COMBINED     ADJUSTMENTS   Notes    GROUP
                           RMB'000       RMB'000       RMB'000        RMB'000             RMB'000
CURRENT ASSETS
Materials and supplies        38,692       131,877       170,569                            170,569
Trade receivables, net        91,222       219,050       310,272        (7,024)    3        303,248
Prepayments and other
 receivables, net            438,273        44,423       482,696          (206)    3        482,490
Temporary cash
 investments                 627,440             -       627,440                            627,440
Cash and cash
 equivalents               1,402,359       132,113     1,534,472                          1,534,472
                          ----------     ---------    ----------                         ----------
                           2,597,986       527,463     3,125,449                          3,118,219
                          ----------     ---------    ----------                         ----------
CURRENT LIABILITIES
Trade payables                94,753       234,584       329,337        (7,024)    3        322,313
Accrued expenses and
 other payables              369,270       438,615       807,885          (206)    3        807,679
Payables for
 construction of fixed
 assets                      148,258             -       148,258                            148,258
Dividends payable                232             -           232                                232
Taxes payable                 49,494         5,642        55,136                             55,136
Due to Parent Company         37,230        55,994        93,224                             93,224
Bank and other
 borrowings                        -       429,000       429,000                            429,000
                          ----------     ---------    ----------                         ----------
                             699,237     1,163,835     1,863,072                          1,855,842
                          ----------     ---------    ----------                         ----------
Net current assets
 (liabilities)             1,898,749      (636,372)    1,262,377                          1,262,377
                          ----------     ---------    ----------                         ----------
Total assets less
 current
 liabilities              10,374,716     5,902,538    16,277,254                         20,638,837
                          ----------     ---------    ----------                         ----------
Minority interests            52,358             -        52,358                             52,358
                          ----------     ---------    ----------                         ----------
Net assets                10,322,358     5,902,538    16,224,896                         20,586,479
                          ==========     =========    ==========                         ==========
REPRESENTING:
Share capital              4,335,550             -     4,335,550    10,264,121     2     14,599,671
Reserves                   5,986,808             -     5,986,808                          5,986,808
Equity attributable to
 the Vendor                        -     5,902,538     5,902,538    (5,902,538)    2             -
                          ----------     ---------    ----------                         ----------
Total capital and
 reserves                 10,322,358     5,902,538    16,224,896                         20,586,479
                          ==========     =========    ==========                         ==========

APPENDIX III                                     PRO FORMA FINANCIAL INFORMATION
                                                  RELATING TO THE ENLARGED GROUP

UNAUDITED PRO FORMA CASH FLOW STATEMENT OF THE ENLARGED GROUP FOR THE YEAR ENDED 31 DECEMBER 2003

                                                                                                 PRO FORMA
                                    THE           THE         PRO FORMA       PRO FORMA          ENLARGED
                                   GROUP        BUSINESS       COMBINED      ADJUSTMENTS           GROUP
                                  RMB'000       RMB'000        RMB'000          RMB'000   Note    RMB'000
OPERATING ACTIVITIES
Profit before tax                 605,169       156,067         761,236         (87,231)     2     674,005

Adjustments for:
 Depreciation                     291,653       373,525         665,178                            665,178
 Amortisation of leasehold
  land payments                    15,602             -          15,602                             15,602
 Amortisation of deferred
  staff costs                      15,092             -          15,092                             15,092
 Amortisation of goodwill               -             -               -          87,231      2      87,231
 Loss (gain) on disposal
  of property, plant
  and equipment                    16,935          (511)         16,424                             16,424
 Impairment loss on
  property, plant and
  equipment                             -        38,198          38,198                             38,198
 Share of losses of
  associates                        2,417             -           2,417                              2,417
 Allowance for doubtful
  accounts                            172         2,338           2,510                              2,510
 Interest income                  (29,755)      (14,301)        (44,056)                           (44,056)
 Interest expenses                  2,359        66,568          68,927                             68,927
                                  -------       -------       ---------                          ---------
Operating cash flows before
 movements in working
  capital                         919,644       621,884       1,541,528                          1,541,528
(Increase) decrease in
 materials and supplies            (4,587)        6,008           1,421                              1,421
Decrease in trade
 receivables, prepayments
 and other receivables             54,878        82,541         137,419          (8,332)     4     129,087
(Decrease) increase in trade
 payables, accrued expenses
 and other payables               (55,627)       91,826          36,199           8,332      4      44,531
Decrease in due to
 Parent Company                   (13,821)            -         (13,821)                           (13,821)
                                  -------       -------       ---------                          ---------
Cash generated from
 operations                       900,487       802,259       1,702,746                          1,702,746
Interest paid                      (2,359)      (66,568)        (68,927)                           (68,927)
Income taxes paid                 (99,679)       (6,463)       (106,142)                          (106,142)
                                  -------       -------       ---------                          ---------
NET CASH FROM
 OPERATING
 ACTIVITIES                       798,449       729,228       1,527,677                          1,527,677
                                  -------       -------       ---------                          ---------

APPENDIX III                                     PRO FORMA FINANCIAL INFORMATION
                                                  RELATING TO THE ENLARGED GROUP

                                                                                                          PRO FORMA
                                     THE           THE         PRO FORMA        PRO FORMA                 ENLARGED
                                    GROUP        BUSINESS       COMBINED       ADJUSTMENTS                  GROUP
                                   RMB'000       RMB'000        RMB'000          RMB'000        Note       RMB'000
INVESTING ACTIVITIES
Proceeds on disposal of
 property, plant and
 equipment                            1,105        11,935          13,040                                     13,040
Proceeds on disposal of
 available-for-sale
 investments                              -           250             250                                        250
Additions to property, plant
 and equipment and
 payment for construction
 in progress, net of
 related payables                  (339,208)     (118,930)       (458,138)                                  (458,138)
Increase in interests in
 associates                            (374)            -            (374)                                      (374)
Increase in temporary cash
 investments                        (60,101)            -         (60,101)                                   (60,101)
Interest received                    23,109        14,301          37,410                                     37,410
Acquisition of a business                 -             -               -      (10,264,121)     2        (10,264,121)
                                  ---------      --------      ----------                                -----------
NET CASH USED IN
 INVESTING
 ACTIVITIES                        (375,469)      (92,444)       (467,913)                               (10,732,034)
                                  ---------      --------      ----------                                -----------
FINANCING ACTIVITIES
Dividends paid to group
 shareholders                      (433,561)            -        (433,561)                                  (433,561)
Dividends paid to minority
 interests                             (105)            -            (105)                                      (105)
Net cash outflow to
 the Vendor                               -      (402,682)       (402,682)                                  (402,682)
Repayment to Parent
 Company                                  -      (197,075)       (197,075)                                  (197,075)
Issue of shares for cash                  -             -               -       10,264,121      2         10,264,121
                                  ---------      --------      ----------                                -----------
NET CASH (USED IN)
 FROM
 FINANCING
 ACTIVITIES                        (433,666)     (599,757)     (1,033,423)                                 9,230,698
                                  ---------      --------      ----------                                -----------
NET (DECREASE)
 INCREASE IN CASH
 AND CASH
 EQUIVALENTS                        (10,686)       37,027          26,341                                     26,341
CASH AND CASH
 EQUIVALENTS AT
 BEGINNING OF
 THE YEAR                         1,413,045        95,086       1,508,131                                  1,508,131
                                  ---------      --------      ----------                                -----------
CASH AND CASH
 EQUIVALENTS
 AT END OF
 THE YEAR                         1,402,359       132,113       1,534,472                                  1,534,472
                                  =========      ========      ==========                                ===========

APPENDIX III                                     PRO FORMA FINANCIAL INFORMATION
                                                  RELATING TO THE ENLARGED GROUP

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

(1) In connection with the Acquisition, the transactions between the Group and the Business were eliminated.

(2) In connection with the Acquisition, the Group conditionally agreed to acquire the Business for RMB10,264,121,000. Such consideration will be satisfied by cash received from the issuance of shares by the Company.

      The pro forma income statement adjustment reflects the amortisation of goodwill arising from the Acquisition. Goodwill is amortised on a straight-line basis over fifty years, being the estimated useful life of the railway operations of the Business.

      The pro forma balance sheet adjustments reflect (i) unamortised goodwill arising from the Acquisition; (ii) issuance of shares; (iii) amortisation of goodwill arising on the Acquisition; and (iv) elimination of the equity attributable to the Vendor upon the Acquisition.

      The pro forma cash flow statement adjustments reflect (i) the profit before tax reduced by the amortisation of goodwill; (ii) the amortisation of goodwill; (iii) the cash payment on the acquisition of the Business; and (iv) the cash received from the issuance of shares.

      The above accounting treatment on goodwill arising on acquisition is in accordance with International Accounting Standard 22 "Business Combinations" ("IAS 22"), which is adopted by the Company in the preparation of its financial statements under International Financial Reporting Standards. IAS 22 has been superseded by International Financial Reporting Standard 3 "Business Combinations" ("IFRS 3") for all transactions taken place on or after 31 March 2004. Should IFRS 3 be effective since 1 January 2003, the goodwill arising on acquisition should be carried at cost less any accumulated impairment losses and no amortisation of goodwill should be made.

(3) In connection with the Acquisition, the balances of the Group and the Business were eliminated.

(4) In connection with the Acquisition, the cash inflow/outflow regarding the balances of the Group and the Business were eliminated.

APPENDIX III                                     PRO FORMA FINANCIAL INFORMATION
                                                  RELATING TO THE ENLARGED GROUP

(B)      INDEBTEDNESS

         At the close of business on 30 September 2004, being the latest practicable date for the purpose of preparing this indebtedness statement prior to the printing of this Circular, the Enlarged Group had bank and other borrowings of approximately RMB429,000,000 and amount due to the Parent Company of approximately RMB554,980,000.

         As at 30 September 2004, the Enlarged Group had pledged deposits of approximately RMB5,788,000 to secure banking facilities granted to the Enlarged Group for which no amount has been utilised by the Enlarged Group.

         As of 31 December 2003, the Company's interest in an associated company, Guangzhou Tiecheng Enterprise Company Limited ("TIECHENG"), amounted to approximately RMB140,000,000. In 1996, Tiecheng entered into an agreement with a Hong Kong incorporated company to establish Guangzhou Guantian Real Estate Company ("GUANGZHOU GUANTIAN"), a sino-foreign contractual joint venture to develop certain properties near a railway station operated by the Group.

         On 27 October 2000, Guangzhou Guantian together with Guangzhou Guanhua Real Estate Company Limited ("GUANGZHOU GUANHUA") and Guangzhou Guanyi Real Estate Company Limited ("GUANGZHOU GUANYI") agreed to act as joint guarantors (the "GUARANTORS") of certain payables of Guangdong Guancheng Real Estate Company Limited ("GUANGDONG GUANCHENG") to an independent third party. Guangzhou Guantian, Guangzhou Guanhua, Guangzhou Guanyi and Guangdong Guancheng were related companies with a common chairman. As Guangdong Guancheng failed to repay the payables, according to a court verdict on 4 November 2001, Guangzhou Guantian, Guangzhou Guanhua and Guangzhou Guanyi were liable to the independent third party to recover an amount of approximately RMB257,000,000 plus interest from Guangdong Guancheng. As such, if Guangzhou Guantian were held responsible for the guarantee, the Company may need to provide for impairment on its interests in Tiecheng.

         On 15 December 2003, the High People's Court of Guangdong Province (the "COURT") received Guangzhou Guantian's application for discharging the aforesaid guarantee. As a necessary procedure for the Court to decide to whether reassess the previous court verdict, a hearing was held on 18 March 2004. In this respect, Guangzhou Guantian appointed an independent lawyer to represent on its behalf to attend the hearing. Up to the date of this circular, the Court is yet to finish the necessary procedures before making decision whether to reassess the previous court verdict. However, having consulted that independent lawyer, the directors are of the opinion that the guarantee arrangement should be invalid according to the relevant PRC rules and regulations. Accordingly, the directors consider that as of the date of this report, the chance of Guangzhou Guantian to settle the above claim is remote and no provision for impairment on the interests in Tiecheng has been made in the financial statements.

APPENDIX III                                     PRO FORMA FINANCIAL INFORMATION
                                                  RELATING TO THE ENLARGED GROUP

         Save as aforesaid, and apart from the intra-group liabilities, the Enlarged Group did not have any outstanding mortgages, charges, debentures, loan capital or overdrafts, or other similar indebtedness, finance leases or hire-purchase commitments, liabilities under acceptances or acceptance credits or any guarantees or other contingent liabilities as at the close of business on 30 September 2004.

(C)      WORKING CAPITAL

         The Directors of the Company are of the opinion that the Enlarged Group will, following the completion of the Acquisition and taking into account the present internal financial resources and the present available credit facilities, have sufficient working capital for its present requirements.

APPENDIX IV                                       PRO FORMA INFORMATION RELATING
                                                                 TO THE BUSINESS

[DELOITTE LOGO]         (Chinese characters)                           Deloitee Touche Tohmatsu
                        (Chinese characters)111(Chinese characters)    26/F Wing On Centre
                        (Chinese characters)26(Chinese characters)     111 Connaught Road Central
                                                                       Hong Kong

                                                                 5 December 2004

The Directors
Guangshen Railway Company Limited

Dear Sirs,

We report on the pro forma financial information of the railroad transportation business between Guangzhou and Pingshi (hereinafter referred to as the "Business") operated by (Chinese characters) Guangzhou Railway Group Yang Cheng Railway Company set out in Section A of Appendix IV of the circular dated 5 December 2004 in connection with the conditional acquisition (the "Acquisition") of the assets, liabilities and operations of the Business by (Chinese characters) Guangshen Railway Company Limited (the "Company"), which has been prepared, for illustrative purposes only, to provide information about how the reversal of the allocation policies on revenues and expenditures determined by the Ministry of Railways (the "MOR") might have affected the financial information presented.

RESPONSIBILITIES

It is the responsibility solely of the Directors of the Company to prepare the pro forma financial information in accordance with Rule 4.29 of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the "Listing Rules").

It is our responsibility to form an opinion, as required by Rule 4.29(7) of the Listing Rules, on the pro forma financial information and to report our opinion to you. We do not accept any responsibility for any reports previously given by us on any financial information used in the compilation of the pro forma financial information beyond that owed to those to whom those reports were addressed by us at the dates of their issue.

BASIS OF OPINION

We conducted our work with reference to the Statements of Investment Circular Reporting Standards and Bulletin 1998/8 "Reporting on pro forma financial information pursuant to the listing rules" issued by the Auditing Practices Board in the United Kingdom, where applicable. Our work, which involved no independent examination of any of the underlying financial information, consisted primarily of comparing the unadjusted financial information with the source documents, considering the evidence supporting the adjustments and discussing the pro forma financial information with the directors of the Company.

APPENDIX IV                                       PRO FORMA INFORMATION RELATING
                                                                 TO THE BUSINESS

Our work does not constitute an audit or a review in accordance with Statements of Auditing Standards issued by the Hong Kong Institute of Certified Public Accountants and accordingly we do not express any such assurance on the pro forma financial information.

The pro forma financial information has been prepared on the basis set out in Section A of Appendix IV of the circular for illustrative purpose only and, because of its nature, it may not give an indicative financial results of the Business for the year ended 31 December 2003 and the six months ended 30 June 2004 or at any future period.

OPINION

In our opinion:

(a) the pro forma financial information has been properly compiled on the basis stated;

(b) such basis is consistent with the accounting policies of the Company adopted for preparation of the financial statements under International Financial Reporting Standards; and

(c) the adjustments are appropriate for the purposes of the pro forma financial information as disclosed pursuant to Rule 4.29(1) of the Listing Rules.

                                                Yours faithfully,
                                            DELOITTE TOUCHE TOHMATSU
                                          Certified Public Accountants
                                                    Hong Kong

APPENDIX IV                                       PRO FORMA INFORMATION RELATING
                                                                 TO THE BUSINESS

(A)      PRO FORMA INFORMATION RELATING TO THE BUSINESS

         INTRODUCTION TO PRO FORMA INFORMATION RELATING TO THE BUSINESS
         For the year ended 31 December 2003 and the six months ended 30 June
         2004

         The accompanying pro forma financial information of the railroad transportation business between Guangzhou and Pingshi (hereinafter referred to as the "Business") operated by (Chinese characters) Guangzhou Railway Group Yang Cheng Railway Company, to be acquired by the Company, for the year ended 31 December 2003 and the six months ended 30 June 2004 has been prepared, for illustrative purposes only, to provide information about how the reversal of the allocation policies on revenues and expenditures determined by MOR might have affected the historical financial information of the Business presented. A narrative description of the assumptions are summarised in the accompanying notes.

         During the three years ended 31 December 2003 and the six months ended 30 June 2004, the allocation policies on revenues and expenditures applied to the Business are determined by the MOR and applicable to state-owned railway companies. Upon the completion of the acquisition, the Company will be allowed to run the Business in the market regime subject to lesser extent of restrictions or control of the MOR.

APPENDIX IV                                       PRO FORMA INFORMATION RELATING
                                                                 TO THE BUSINESS

PRO FORMA INFORMATION RELATING TO THE BUSINESS
For the year ended 31 December 2003 and the six months ended 30 June 2004

                                                                                     ADJUSTED                   ADJUSTED
                                                                                      RESULTS                   RESULTS
                                                                                    YEAR ENDED              SIX MONTHS ENDED
                                                                                    31 DECEMBER                 30 JUNE
                                                                                        2003                      2004
                                                                                      RMB'000                    RMB'000
Revenues from railroad businesses
 Passenger                                                                           3,772,504                   2,182,936
 Freight                                                                               735,973                     393,106
                                                                                    ----------                  ----------
Sub-total                                                                            4,508,477                   2,576,042
                                                                                    ----------                  ----------
Revenues from other businesses                                                         539,002                     234,238
                                                                                    ----------                  ----------
Total revenues                                                                       5,047,479                   2,810,280
                                                                                    ----------                  ----------
Operating expenses
 Railroad businesses                                                                (4,213,008)                 (2,034,851)
 Other businesses                                                                     (399,445)                   (206,270)
                                                                                    ----------                  ----------
Total operating expenses                                                            (4,612,453)                 (2,241,121)
                                                                                    ----------                  ----------
Profit from operations                                                                 435,026                     569,159
Other income                                                                            15,246                       8,461
Other expenses                                                                         (44,617)                    (20,633)
Finance costs                                                                          (66,568)                    (15,342)
                                                                                    ----------                  ----------
Profit before tax                                                                      339,087                     541,645
Income tax expense                                                                      (9,904)                     (3,352)
                                                                                    ----------                  ----------
Profit for the year/period                                                             329,183                     538,293
                                                                                    ==========                  ==========

APPENDIX IV                                       PRO FORMA INFORMATION RELATING
                                                                 TO THE BUSINESS

PRO FORMA INFORMATION RELATING TO THE BUSINESS
For the year ended 31 December 2003

                                                           HISTORICAL                                            ADJUSTED
                                                            RESULTS             ADJUSTMENTS                      RESULTS
                                                            RMB'000                RMB'000    Notes              RMB'000
Revenues from railroad businesses
 Passenger                                                  3,532,336            240,168                         3,772,504
 Freight                                                      554,464            181,509                           735,973
                                                           ----------            -------                        ----------
Sub-total                                                   4,086,800            421,677        1                4,508,477
                                                           ----------            -------                        ----------
Revenues from other businesses                                539,002                                              539,002
                                                           ----------                                           ----------
Total revenues                                              4,625,802                                            5,047,479
                                                           ----------                                           ----------
Operating expenses
 Railroad businesses                                       (4,528,377)           315,369        2               (4,213,008)
 Other businesses                                            (399,445)                                            (399,445)
                                                           ----------                                           ----------
Total operating expenses                                   (4,927,822)                                          (4,612,453)
                                                           ----------                                           ----------
(Loss) profit from operations                                (302,020)                                             435,026
Other income                                                  569,272           (554,026)       3                   15,246
Other expenses                                                (44,617)                                             (44,617)
Finance costs                                                 (66,568)                                             (66,568)
                                                           ----------                                           ----------
Profit before tax                                             156,067                                              339,087
Income tax expense                                             (9,904)                                              (9,904)
                                                           ----------                                           ----------
Profit for the year                                           146,163                                              329,183
                                                           ==========                                           ==========

APPENDIX IV                                       PRO FORMA INFORMATION RELATING
                                                                 TO THE BUSINESS

PRO FORMA INFORMATION RELATING TO THE BUSINESS
For the six months ended 30 June 2004

                                                           HISTORICAL                                            ADJUSTED
                                                            RESULTS             ADJUSTMENTS                      RESULTS
                                                            RMB'000                RMB'000    Notes              RMB'000
Revenues from railroad businesses
 Passenger                                                  1,923,072            259,864                         2,182,936
 Freight                                                      208,251            184,855                           393,106
                                                           ----------           ---------                        ---------
Sub-total                                                   2,131,323            444,719        1                2,576,042
                                                           ----------           ---------                        ---------
Revenues from other businesses                                234,238                                              234,238
                                                           ----------                                            ---------
Total revenues                                              2,365,561                                            2,810,280
                                                           ----------                                            ---------
Operating expenses
 Railroad businesses                                       (2,220,339)           185,488        2               (2,034,851)
 Other businesses                                            (206,270)                                            (206,270)
                                                           ----------                                            ---------
Total operating expenses                                   (2,426,609)                                          (2,241,121)
                                                           ----------                                            ---------
(Loss) profit from operations                                 (61,048)                                             569,159
Other income                                                   52,029            (43,568)       3                    8,461
Other expenses                                                (20,633)                                             (20,633)
Finance costs                                                 (15,342)                                             (15,342)
                                                           ----------                                            ---------
(Loss) profit before tax                                      (44,994)                                             541,645
Income tax expense                                             (3,352)                                              (3,352)
                                                           ----------                                            ---------
(Loss) profit for the period                                  (48,346)                                             538,293
                                                           ==========                                            =========

APPENDIX IV                                       PRO FORMA INFORMATION RELATING
                                                                 TO THE BUSINESS

NOTES TO ASSUMPTIONS ON PRO FORMA INFORMATION RELATING TO THE BUSINESS

Notes:

(1) The amounts of historical railroad revenues and subsidies recognised are allocated by the MOR with reference to the services rendered by the Business according to the allocation policies determined by MOR (the "Allocation Policies"). Adjustments of RMB421,677,000 and RMB444,719,000 were made to reflect the value of services received from markets for the year ended 31 December 2003 and six months ended 30 June 2004 respectively.

(2) Under the Allocation Policies, certain operating expenses are allocated to the Business by the MOR. Adjustments of RMB315,369,000 and RMB185,488,000 were made to reflect the actual costs incurred without the effect of such Allocation Policies for the year ended 31 December 2003 and six months ended 30 June 2004 respectively.

(3) Included in other income is certain subsidy allocated by the MOR to the Business under the Allocation Policies as part of the income of the railway businesses. Adjustments of RMB554,026,000 and RMB43,568,000 were made to reverse the subsidy received as it is not income received from markets for the year ended 31 December 2003 and six months ended 30 June 2004 respectively.

APPENDIX V                                             PROPERTY VALUATION REPORT

VIGERS APPRAISAL & CONSULTING LIMITED                              [VIGERS LOGO]
10th Floor, The Grande Building                             (Chinese characters)
398 Kwun Tong Road
Kowloon
Hong Kong

                                                                 5 December 2004

The Directors
Guangshen Railway Company Limited
No. 1052 Heping Road
Shenzhen, Guangdong Province
The People's Republic of China

Dear Sirs,

In accordance with your instructions for us to value the property interests owned by (Chinese characters) (Guangshen Railway Company Limited) (the "Company") and its subsidiaries (together referred to as the "Group") and property interests owned, and occupied in the operation of the Guangshen - Pingshi railway transportation business (the "Business") by (Chinese characters) (Guangzhou Railway Group Yang Cheng Railway Company) ("Yang Cheng Railway Company") in the People's Republic of China (the "PRC'), we confirm that we have carried out inspections, made relevant enquiries and obtained such further information as we consider necessary for the purpose of providing you with our opinion of the values of such interests as at 30 September 2004.

Our valuation of such property interests is our opinion of the open market value which we would define as intended to mean "the best price at which the sale of an interest in a property might reasonably be expected to have been completed unconditionally for cash consideration on the date of valuation, assuming:

(a)      a willing seller;

(b) that, prior to the date of valuation, there had been a reasonable period (having regard to the nature of the property and the state of the market) for the proper marketing of the interest, for the agreement of price and for the completion of the sale;

(c) that the state of the market, level of values and other circumstances were, on any earlier assumed date of exchange of contracts, the same as on the date of valuation;

(d) that no account is taken of any additional bid by a purchaser with a special interest; and

(e) that both parties to the transaction had acted knowledgeably, prudently and without compulsion."

APPENDIX V                                             PROPERTY VALUATION REPORT

In our valuation, we have adopted a combination of the market and depreciated replacement cost approaches in assessing the land portion of the properties and the buildings and structures standing on the land respectively. Hence, the sum of the two results represents the market value of the properties as a whole. In the valuation of the land portions, reference has been made to the standard land price in Guangdong Province determined by the Guangdong Province Land Bureau and the sales evidence as available to us in the locality. Due to the nature of buildings and structures, there are no readily identifiable market sales comparables, and the buildings and structures cannot be valued on the basis of open market value. They have therefore been valued on the basis of their depreciated replacement cost. The depreciated replacement cost approach considers the cost to reproduce or replace in new condition the property appraised in accordance with current construction costs for similar property in the locality, with allowance for accrued depreciation as evidenced by observed condition or obsolescence present, whether arising from physical, functional or economic causes. The depreciated replacement cost approach generally furnishes the most reliable indication of value for property in the absence of a known market based on comparable sales.

Our valuation has been made on the assumption that the owner sells the relevant property interests in their continued use on the open market without the benefit of deferred term contracts leasebacks, joint ventures, management agreements or any similar arrangements which would serve to increase the values of such interests. In addition, no forced sale situation in any manner is assumed in our valuation.

Continued use assumes the property will be used for the purpose for which the property is designed and built, or to which it is currently adapted. The valuation of the property in continued use does not represent the amount that might be realized from piecemeal disposition of the property in the open market.

In valuing the interests in these properties, we have assumed that the Group has a free and uninterrupted right to use such properties for the whole of the unexpired term as granted. Further, we have valued them on the assumption that they are freely disposable and transferable for their existing uses to third parties in the open market without payment of any premium to the PRC government.

In the course of our valuation, we have assumed that the land use right of each property is transferable and that unless otherwise stated, any premium payable has already been fully paid. We believe that the assumptions so made by us are reasonable in the circumstances. We have also assumed that all consents, approvals and license from relevant government authorities for the properties under development have been granted without any onerous conditions or undue time delay which might affect their values. In undertaking our valuation, we have taken into account the legal opinions provided by the Group's legal advisor on PRC law (the "PRC Legal Opinion") and while we have exercised our professional judgment in arriving at our opinion of value, investors are urged to consider carefully the nature of such assumptions and should exercise extreme caution in interpreting the valuation certificate.

APPENDIX V                                             PROPERTY VALUATION REPORT

We have been provided with extracts from title documents relating to such property interests. We have not searched the title of the properties in the PRC nor have we scrutinized the original documents to verify ownership or to verify any lease amendments which may not appear on the copies handed to us.

We have not carried out detailed site measurements to verify the correctness of the site areas in respect of the relevant properties but have assumed that the site areas shown on the documents and official site plans handed to us are correct. Based on our experience of valuation of similar properties in the PRC, we consider the assumptions so made to be reasonable. All documents and contracts have been used as reference only and all dimensions, measurements and areas are approximations. No on-site measurements have been taken.

We have inspected the exterior and, where possible, the interior of all the properties included in the attached valuation certificate. However, no structural survey has been made and we are therefore unable to report as to whether the properties are or are not free of rot, infestation or any other structural defects. No tests were carried out on any of the services.

Having perused all relevant documentation, we relied to a very considerable extent on the information provided by the Group and has accepted advice given to us by the Group on such matters as planning approvals, statutory notices, easements, tenure, occupation, lettings, construction costs, rentals, site and floor areas and in the identification of those properties in which the Group has valid interests. Dimensions, measurements and areas included in the valuation certificate are based on information contained in the documents provided to us and are therefore only approximations. We have had no reason to doubt the truth and accuracy of the information provided to us by the Group. We were also advised by the Group that no material factors have been omitted from the information provided, and we have no reason to suspect that any material information has been withheld.

No allowance has been made in our valuation for any charges, mortgages or amounts owing on any of the properties valued nor for any expenses or taxation which may be incurred in effecting a sale. Unless otherwise stated, it is assumed that all the interests are free from encumbrances, restrictions and outgoings of an onerous nature which could affect their values.

APPENDIX V                                             PROPERTY VALUATION REPORT

Unless otherwise stated, all monetary amounts stated are in Renminbi. The exchange rates used in valuing the property interests as at 30 September 2004 was HK$ 1 = RMB1.06. There has been no significant fluctuation in exchange rates between that date and the date of this letter.

We enclose herewith a summary of our valuation and the valuation certificate.

                                                  Yours faithfully,
                                                For and on behalf of
                                        VIGERS APPRAISAL & CONSULTING LIMITED
                                                RAYMOND HO KAI KWONG
                                          Registered Professional Surveyor
                                              MRICS, MHKIS, MSc(e-com)
                                                 Executive Director

Note: Mr. Raymond Ho Kai Kwong, Chartered Surveyor, MRICS, MHKIS, MSc(e-com) has 17 years' experience in undertaking valuation of properties in Hong Kong and has over 10 years' experience in the valuation of properties in the People's Republic of China.

APPENDIX V                                             PROPERTY VALUATION REPORT

                              SUMMARY OF VALUATION

                                                                                           CAPITAL VALUE IN EXISTING STATE
                                                                                               AS AT 30 SEPTEMBER 2004
     PROPERTY                                                                                             (RMB)
1.   Various properties of Yang Cheng                                                                   570,000,000
     Railway Company situated
     in the area along the railroad between
     Guangzhou and Pingshi,
     Guangdong Province, the PRC and occupied for
     the operation of the Business.

2.   Various properties of Guangshen                                                                  2,754,000,000*
     Railway Company Limited situated
     in the area along the railroad between
     Shenzhen and Guangzhou,
     Guangdong Province, the PRC.
                                                                                                      -------------
Total:                                                                                                3,324,000,000
                                                                                                      =============
* The capital value comprises the following:
      - Land and Buildings with title certificates under the names of
         the Company and/or its subsidiary                                                           RMB850,307,230
      - Land and Buildings being in the process of change of title                                   RMB543,019,320
      - Land and Buildings in respect of which application
         for title is being processed                                                              RMB1,360,673,450

APPENDIX V                                             PROPERTY VALUATION REPORT

                              VALUATION CERTIFICATE

                                                                                                           CAPITAL VALUE IN
                                    DESCRIPTION AND                 PARTICULARS OF                       EXISTING STATE AS AT
PROPERTY                               TENURE                          OCCUPANCY                           30 SEPTEMBER 2004
1.   Various properties of       The YC Property                 The YC Property is                         RMB570,000,000
     Yang Cheng Railway          comprises 200 lots of land      occupied by Yang Cheng                            (Note 5)
     Company situated in         with a total site area of       Railway Company as train
     the area along the          approximately                   stations warehouses,
     railroad between            28,194,642.31 sq.m.             freight yards and ancillary
     Guangzhou and               located in the area along       facilities.
     Pingshi, Guangdong          the railroad between
     Province, the PRC and       Guangzhou and Pingshi
     occupied for the            and a number of buildings
     operation of the            and structures erected
     Business (the "YC           thereon. (Note 1)
     Property").
                                 At present, 36 train
                                 stations, warehouses,
                                 freight yards and ancillary
                                 facilities are erected on
                                 the land. The total gross
                                 floor area of the buildings
                                 is approximately
                                 681,284.99 sq.m.
                                 ("Building Portion")
                                 (Note 2)

                                 The buildings, structures
                                 and ancillary facilities were
                                 completed on various dates
                                 between 1934 to 2004.

                                 The land portions of the YC
                                 Property are to be leased for
                                 a term of 20 years commencing
                                 from the date of the lease
                                 agreement. (Note 1)

Notes:

1. The land portions of the YC Property are to be leased to Guangshen Railway Company Limited or its subsidiaries. The rent shall be determined with reference to the assessed value of the land use rights in respect of the subject land as shall be assessed by CEA-Renda and to be amortized over 50 years (or such other period as may be permitted by the state or prescribed in the land use right certificate), which in any event shall not exceed RMB74 million per year. In valuing the land portions of the YC Property, we have attributed no commercial value to these leased lands of the YC Property.

2. Pursuant to various Building Ownership Certificates, the building ownership of the Building Portion with building ownership certificate was granted to Yang Cheng Railway Company.

3. The buildings and structures of the YC Property refer to the portions of the assets (including properties and buildings) to be acquired pursuant to the Acquisition Agreement.

APPENDIX V                                             PROPERTY VALUATION REPORT

4. According to the PRC Legal Opinion, obtained from China Commercial Law Firm, which is not connected with Guangshen Railway Company Limited, its subsidiaries, or any of their chief executives, directors, supervisors or substantial shareholders or any of their associates:

         (i) Of the 200 lots of land of the YC Property, 178 lots with a total site area of approximately 25,969,268.45 sq.m. have obtained land use rights certificates; while 22 lots with a total site area of approximately 2,225,373.86 sq.m. have not obtained land use rights certificates;

         (ii) For the 178 lots with land use rights certificates, the land use rights certificates are registered under the names of Guangzhou Railway (Group) Company ("Parent Company") or Yang Cheng Railway Company;

         (iii) Yang Cheng Railway Company is in the process of applying for land use rights certificates for those 22 lots of the YC Property;

         (iv) Of the 2,034 buildings of the Building Portion, 1,629 buildings with a total gross floor area of approximately 506,282.69 sq.m. have obtained building ownership certificates; while 405 buildings with a total gross floor area of approximately 175,002.30 sq.m. have not obtained building ownership certificates;

         (v) Yang Cheng Railway Company has the right to transfer the Building Portion with building ownership certificates to Guangshen Railway Company Limited;

         (vi) Yang Cheng Railway Company is in the process of applying for building ownership certificates for the Building Portion without building ownership certificates.

5. At 30 September 2004, the capital value of the YC Property (except for the land portions to which no commercial value was attributed) in existing state was RMB570,000,000 and the breakdown of value in accordance with the nature of the buildings is listed below:

                                                                                                         VALUE
NATURE                                                       NO.             AREA (sq.m.)                (RMB)
Buildings within the 36 train stations                       166               116,493.23              99,000,000
Warehouses and Freight yards                                 145                51,705.43              18,000,000
Ancillary buildings and structures                         1,318*              338,084.03*            453,000,000
                                                           -----               ----------             -----------
Total                                                      1,629               506,282.69             570,000,000
                                                           =====               ==========             ===========

         *        not including number and area of the structures.

6. The 405 buildings within the Building Portion without building ownership certificates are being in the process of applying for building ownership certificates. These 405 buildings are ancillary buildings. In valuing this portion of the property, we have attributed no commercial value to it and the breakdown of value in accordance with the nature of the buildings is listed below:

                                                                                                     VALUE
NATURE                                                   NO.                  AREA                   (RMB)
Train stations                                             -                        -                           -
Warehouses and Freight yards                               -                        -                           -
Ancillary buildings and structures                       405*              175,002.30*        No Commercial value
                                                         ---               ----------         -------------------
                                                         405               175,002.30*        No Commercial value
                                                         ===               ==========         ===================

         *        not including number and area of the structures.

APPENDIX V                                             PROPERTY VALUATION REPORT

7. For indicative purpose, based on assumptions that the Company has obtained the building ownership certificate(s) in respect of the buildings referred to in Note 6 above and this portion of the property can be freely transferred in open market, the capital value of this portion of the property as at 30 September 2004 was RMB210,000,000.

8.       There is no mortgage or charge on the YC Property.

9. In relation to the properties within the Building Portion which currently do not have building ownership certificates, the Company has obtained an undertaking from the Vendor and the Parent Company that in case the Vendor fails to transfer a proper title in such properties upon completion of the Acquisition, both the Vendor and the Parent Company shall fully indemnify the Company from any loss or damage that it may have suffered.

APPENDIX V                                             PROPERTY VALUATION REPORT

                                                                                                  CAPITAL VALUE IN
                                       DESCRIPTION AND                PARTICULARS OF             EXISTING STATE AS AT
PROPERTY                                  TENURE                        OCCUPANCY                 30 SEPTEMBER 2004
2.   Various properties of       The GS Property comprises       The GS Property is                   RMB2,754,000,000
     Guangshen Railway           127 lots of land with a total   occupied by Guangshen                         (Note 5)
     Company Limited             site area of approximately      Railway Company
     situated in the area        11,968,764.47 sq.m.             Limited as train stations,
     along the railroad          located in the area along       warehouses, freight yards
     between Shenzhen and        the railroad between            and ancillary facilities.
     Guangzhou,                  Shenzhen and Guangzhou
     Guangdong Province,         (Notes 1a to 1e) and a
     the PRC (the "GS            number of buildings and
     Property").                 structures erected thereon.

                                 At present, 22 train stations,
                                 warehouses, freight yards and
                                 ancillary facilities are
                                 erected on the land. The total
                                 gross floor area of the
                                 buildings is approximately
                                 749,347.47 sq.m.. (Notes 2a
                                 to 2d)

                                 The buildings, structures and
                                 ancillary facilities were
                                 completed on various dates
                                 between 1947 to 2004.

                                 The land use rights term of
                                 the GS Property are mainly
                                 for 50 years with the latest
                                 one expiring on 5 September
                                 2054 (Notes 1a to 1e).

Notes:

1.a Pursuant to various State-owned Land Use Rights Certificates, the land use rights of part of the GS Property with a total site area of approximately 6,105,544.43 sq.m. was granted to Guangshen Railway Company (Chinese characters) and the document nos. and their corresponding locations are listed as follows:

                                                                                                                       CAPITAL VALUE
      DOCUMENT NO(S)                       LOCATION                 AREA (sq.m.)      USES               TERMS             (RMB)
Sui Fang Zheng Zi Di 200703   (Chinese characters)(Xia Tong)         35,870.00        Railway           Not specified     1,830,000
Sui Fang Zheng Zi Di 74520    (Chinese characters)(Tao Jin Hang)    128,617.50        Production,       Not specified    13,890,000
                                                                                      workshop, office
Sui Fang Zheng Zi Di 81220    (Chinese characters)(Yong Fu Qiao)    122,428.63        Not specified     Not specified    13,220,000
Sui Di Zheng Zi Di 135039     (Chinese characters)                  179,627.25        Composite         Not specified    19,760,000
                                (Tian He Lian Quan Xi                                 building
                                 Jun Gong Station)
Sui Fang Zheng Zi Di 82451    (Chinese characters)(Tian He Station) 363,754.65        Residential       Not specified    40,010,000

APPENDIX V                                             PROPERTY VALUATION REPORT

                                                                                                                       CAPITAL VALUE
      DOCUMENT NO(S)                       LOCATION                 AREA (sq.m.)      USES               TERMS             (RMB)
Sui Fang Zheng Zi Di 165312   (Chinese characters) (Shi Pai         364,864.60        Residential       Not specified     40,140,000
                               Station Section)
Sui Fang Zheng Zi Di 82454    (Chinese characters) (Ji Shan
                               Xi Section)                          243,565.08        Not specified     Not specified     22,900,000
Sui Fang Zheng Zi Di 81235    (Chinese characters)(Ji Shan Station)  67,407.06        Residential       Not specified      6,470,000
Sui Fang Zheng Zi Di 162944   (Chinese characters)(Ji Shan Line)     31,278.55        Not specified     Not specified      2,940,000
Sui Fang Zheng Zi Di 78241    (Chinese characters)                    5,449.18        Warehouse         Not specified        510,000
                               (Ji Shan Dangerous Goods
                                Warehouse Ji Shan Line)
Sui Fang Zheng Zi Di 127508   (Chinese characters)                   72,926.64        Office,           Not specified      6,860,000
                               (Ji Shan Dangerous Goods                               Warehouse
                                Warehouse)
Sui Fang Zheng Zi Di 162941   (Chinese characters)                  262,570.76        Not specified     Not specified     24,680,000
                               (Ji Shan - Xia Yuan)
Sui Fang Zheng Zi Di 162873   (Chinese characters) (Xia Yuan
                               Station)                             406,642.19        Production,       Not specified     39,040,000
                                                                                      Workshop,
                                                                                      Domestic
Sui Fang Zheng Zi Di 75932    (Chinese characters) (Nan Gang
                               Station)                             351,046.44        Workshop          Not specified     33,700,000
Sui Fang Zheng Zi Di 165333   (Chinese characters)                  100,218.00        Not specified     Not specified      9,420,000
                               (Ji Shan - Huang Pu)
Sui Fang Zheng Zi Di 162930   (Chinese characters)(Huang Pu
                               Station)                              75,702.75        Production        Not specified      7,270,000
Sui Fang Zheng Zi Di 162896   (Chinese characters) (Huang
                               Pu Xie Shan)                          27,843.15        Production,       Not specified      2,620,000
                                                                                      Residential
Dong Fu Guo Yong Zi Di
 0018178                      (Chinese characters) (Dong Guan)      272,298.00        Transportation    Not specified     14,160,000
 Zi(1995)Di 19002412280       (Chinese characters) (Chang Ping)
Dong Fu Guo Yong Zi Di
 0018200                      (Chinese characters) (Dong Guan)      174,712.00        Transportation    Not specified      8,910,000
 Zi(1995)Di 19001810099        (Chinese characters)
                               (Huang Jiang Diao Lang
                               Management District)
Dong Fu Guo Yong Zi Di
 0018194                      (Chinese characters)(Dong Guan)
                              (Chinese characters)                   66,110.00        Transportation    Not specified      3,440,000
 Zi(1995)Di 19001910331        (Zhang Mu Tou)
Dong Fu Guo Yong Zi Di
 0018185                      (Chinese characters) (Dong Guan)
                              (Chinese characters)                  100,187.00        Transportation    Not specified      5,210,000
 Zi(1995)Di 19001910332       (Zhang Mu Tou)
Dong Fu Guo Yong Zi Di        (Chinese characters)(Dong Guan)
 0018186                      (Chinese characters)                  192,374.00        Transportation    Not specified     10,000,000
 Zi(1995)Di 19001910333        (Zhang Mu Tou)
Dong Fu Guo Yong Zi Di        (Chinese characters)(Dong Guan)
                              (Chinese characters)                  258,076.00        Transportation    Not specified     13,420,000
 0053244(1995)Di
  19002110700                 (Tong Xia Town)
Dong Fu Guo Yong Zi Di        (Chinese characters)(Dong Guan)
                              (Chinese characters)                  181,326.00        Transportation    Not specified      9,430,000
 0011470(1995)Di 19002110701   (Tong Xia Town)
Dong Fu Guo Yong Zi Di        (Chinese characters)(Dong Guan)        31,125.00        Transportation    Not specified      1,620,000
 0068154Zi(1995)Di            (Chinese characters)
 19002110702                  (Tong Xia Tian Tang
                               Wei Station)
Dong Fu Guo Yong Zi Di        (Chinese characters) (Dong Guan)
                              (Chinese characters)                  251,832.00        Transportation    Not specified     13,100,000
 0568229Zi(1995) 19002110699   (Tong Xia)
Dong Fu Guo Yong Zi Di        (Chinese characters)(Dong Guan)        56,869.00        Transportation    Not specified      2,960,000
 0019356Zi(1995)Di 19002200006 (Chinese characters)
                               (Feng Gang Tian Tang
                               Wei Station)
Dong Fu Guo Yong Zi Di        (Chinese characters)(Dong Guan)
                              (Chinese characters)                   33,300.00        Transportation    Not specified      1,730,000
 0019355Zi(1995)Di
 19002200007                  (Feng Gang)
Dong Fu Guo Yong Zi Di
 0018182                      (Chinese characters)(Dong Guan)        52,835.00        Transportation    Not specified      2,750,000
 Zi(1995)Di 19000510806       (Chinese characters)
                               (Shi Long Town)

APPENDIX V                                             PROPERTY VALUATION REPORT

                                                                                                                     CAPITAL VALUE
        DOCUMENT NO(s)                        LOCATION                AREA (sq.m.)      USES          TERMS               (RMB)
Dong Fu Guo Yong Zi Di          (Chinese characters) (Dong Guan)      161,725.00   Transportation  Not specified           8,410,000
 0018183Zi(1995)Di 19000510807  (Chinese characters) (Shi Long Town)
Dong Fu Guo Yong Zi Di          (Chinese characters) (Dong Guan)       30,455.00   Transportation  Not specified           1,580,000
 0018188Zi(1995)Di 19000510808  (Chinese characters) (Shi Long Town)
Dong Fu Guo Yong Zi Di 0018187  (Chinese characters) (Dong Guan)      124,639.00   Transportation  Not specified           6,480,000
 Zi(1995)Di 19003091678         (Chinese characters) (Cha Shan Town)
Dong Fu Guo Yong Zi Di 0018189  (Chinese characters) (Dong Guan)       42,621.00   Transportation  Not specified           2,220,000
 Zi(1995)Di 19003091675         (Chinese characters) (Cha Shan Town)
Dong Fu Guo Yong Zi Di 0018190  (Chinese characters) (Dong Guan)      112,419.00   Transportation  Not specified           5,850,000
 Zi(1995)Di 19003091676         (Chinese characters) (Cha Shan Town)
Dong Fu Guo Yong Zi Di 0018184  (Chinese characters) (Dong Guan)      227,505.00   Transportation  Not specified          11,830,000
 Zi(1995)Di 19003091679         (Chinese characters) (Cha Shan Town)
Dong Fu Guo Yong Zi Di          (Chinese characters) (Dong Guan)      168,698.00   Transportation  Not specified           8,770,000
 0018168Zi(1995)Di 19003091677  (Chinese characters) (Cha Shan Town)
Dong Fu Guo Yong Zi Di 0018176  (Chinese characters) (Dong Guan)      163,811.00   Transportation  Not specified           8,520,000
 Zi(1995)Di 19002610743         (Chinese characters) (Heng Li Town)
Dong Fu Guo Yong Zi Di 0018180  (Chinese characters) (Dong Guan)       81,367.00   Transportation  Not specified           4,230,000
 Zi(1995)Di 19002610742         (Chinese characters) (Heng Li Town)
Dong Fu Guo Yong Zi Di 0018179  (Chinese characters) (Dong Guan)      154,840.00   Transportation  Not specified           8,050,000
 Zi(1995)Di 19002610741         (Chinese characters) (Heng Li Town)
Dong Fu Guo Yong Zi Di 0018191  (Chinese characters) (Dong Guan)      319,310.00   Transportation  Not specified          16,600,000
 Zi(1995)Di 19002412279         (Chinese characters) (Chang Ping)
Dong Fu Guo Yong Zi Di 0018193  (Chinese characters) (Dong Guan)        7,298.00   Transportation  Not specified             380,000
 Zi(1995)Di 19002412278         (Chinese characters) (Chang Ping)
                                                                                                                         -----------
                                                                                                                  Total: 454,910,000
                                                                                                                         ===========

      It has been confirmed by the Company that Guangshen Railway Company(Chinese characters) is the predecessor of the Company. In anticipation of the listing of the Company on The Stock Exchange of Hong Kong Limited in 1996, the Company, the Parent Company and Guangshen Railway Company (Chinese characters)entered into a restructuring agreement ("the Restructuring Agreement") on 8 March 1996. This portion of the GS Property was part of the assets to be transferred by the Parent Company to the Company pursuant to the Restructuring Agreement and according to the PRC Legal Opinion, the Company is entitled to use such property. However, the relevant procedures in relation to the transfer of the title in such property to the Company are still in progress. According to a confirmation letter issued by the Parent Company in favour of the Company, the Parent Company confirmed that it would use its best endeavours to assist the Company to obtain the title to such land within 6 months from the date of issuance of the circular. Therefore, in valuing this portion of the GS Property, we have assumed that the Company has obtained the land use rights certificate(s) or real property ownership certificate(s) and this portion of the GS Property can be freely transferred in open market; hence, capital values have been assigned to such land.

1.b Pursuant to various State-owned Land Use Rights Certificates, the land use rights of part of the GS Property with a total site area of approximately 4,597,131.79 sq.m. was granted to the Company and the document nos. and their corresponding locations are listed as follows:

                                                                                                                    CAPITAL VALUE
        DOCUMENT NO(s)                      LOCATION         AREA (sq.m.)       USES             TERMS                   (RMB)
Shen Guo Yong(2004)Di B0400182  (Chinese characters)           645,028.00  Transportation  Expiring on                    33,540,000
                                (Zeng Cheng Xin Tang Town)                                  5 September 2054
Shen Guo Yong(2004)Di B0400185  (Chinese characters)            65,527.00  Transportation  Expiring on                     3,410,000
                                (Zeng Cheng Yong He Town)                                   5 September 2054
Shen Guo Yong(2004)Di B0400183  (Chinese characters)           115,191.00  Transportation  Expiring on                     5,990,000
                                 (Xin Tang Town)                                            5 September 2054
                                 (Express Railway))
Shen Guo Yong(2004)Di B0400188  (Chinese characters)           217,615.00  Transportation  Expiring on                    11,100,000
                                (Zeng Cheng Sha Pu Town)                                    5 September 2054

APPENDIX V                                             PROPERTY VALUATION REPORT

                                                                                                                    CAPITAL VALUE
        DOCUMENT NO(s)                      LOCATION         AREA (sq.m.)       USES             TERMS                   (RMB)
Shen Guo Yong(2004)Di B0400186  (Chinese characters)            22,697.00  Transportation  Expiring on                     1,160,000
                                 (Sha Pu Town Tang Bian                                     5 September 2054
                                 Gang Wei Guan Dao
                                 Village)
Shen Guo Yong(2004)Di B0400187  (Chinese characters)            36,123.00  Transportation  Expiring on                     1,880,000
                                 (Xian Cun Town                                             6 September 2054
                                 (Express Railway))
Shen Guo Yong(2004)Di B0400184  (Chinese characters)           406,988.00  Not specified   Not specified                  21,160,000
                                (Zeng Cheng Xian Cun Town)
Shen Guo Yong(2004)Di B0500035  (Chinese characters)           583,633.52  Transportation  Expiring on                    30,350,000
                                (Zeng Cheng Shi Tan Town)                                    5 September 2054
Shen Guo Yong(2004)Di B0500037  (Chinese characters)            71,022.00  Transportation  Expiring on                     3,690,000
                                 (Shi Tan Town                                              5 September 2054
                                 (Express Railway))
Shen Guo Yong(2004)Di B0500038  (Chinese characters)           474,022.24  Transportation  Expiring on                    24,180,000
                                (Zeng Cheng San Jiang Town)                                  5 September 2054
Shen Guo Yong(2004)Di B0500036  (Chinese characters)           198,260.00  Transportation  Expiring on                    10,110,000
                                 (San Jiang Town                                            5 September 2054
                                 (Express Railway))
Shen Fang Di Zi Di 7216866      (Chinese characters)            98,541.80  Transportation  50 years expiring               3,840,000
                                 (Bao An Guan Lan Town                                      on 20 September 2045
                                 Jun Zi Bu Ji Section)
Shen Fang Di Zi Di 6000050588   (Chinese characters)         1,009,500.30  Railway         50 years expiring              40,380,000
                                 (Shenzhen Long Gang Bu                                     on 3 August 2045
                                 JiiBPing Hu Lu Section)
Shen Fang Di Zi Di 6000038419   (Chinese characters)             8,440.00  Railway         Not specified                     340,000
                                (Bu Ji Town)
Shen Fang Di Zi Di 2000213481   (Chinese characters)           232,257.22  Transportation  50 years expiring on           42,740,000
                                 (Sun Gang Lu Bei                                           31 December 2031
                                 Shenzhen Bei Section)
Shen Fang Di Zi Di 4244178      (Chinese characters)            95,832.70  Transportation  50 years expiring on           17,630,000
                                 (Sun Gang Lu Bei                                           31 December 2031
                                 Shenzhen Bei Section)
Shen Fang Di Zi Di 4244167      (Chinese characters)            14,924.70  Transportation  50 years expiring on            2,750,000
                                 (Sun Gang Lu Bei                                           31 December 2031
                                 Shenzhen Bei Section)
Shen Fang Di Zi Di 4244188      (Chinese characters)             4,537.10  Transportation  50 years expiring on              830,000
                                 (Sun Gang Lu Bei                                           31 December 2031
                                 Shenzhen Bei Section)
Shen Fang Di Zi Di 4244186      (Chinese characters)             1,024.50  Transportation  50 years expiring on              190,000
                                 (Sun Gang Lu Bei                                           31 December 2031
                                 Shenzhen Bei Section)
Shen Fang Di Zi Di 2000213483   (Chinese characters)               909.40  Transportation  50 years expiring on              170,000
                                 (Sun Gang Lu Bei                                           1 January 2032
                                 Shenzhen Bei Section)
Shen Fang Di Zi Di 4244171      (Chinese characters)             6,945.80  Transportation  50 years expiring on            1,280,000
                                 (Sun Gang Lu Bei                                           31 December 2031
                                 Shenzhen Bei Section)
Shen Fang Di Zi Di 4244176      (Chinese characters)             1,648.40  Not specified   Not specified                     300,000
                                 (Sun Gang Lu Bei
                                 Shenzhen Bei Section)
Shen Fang Di Zi Di 2000213484   (Chinese characters)             4,183.10  Transportation  50 years expiring on              770,000
                                 (Sun Gang Lu Bei                                           1 January 2032
                                 Shenzhen Bei Section)

APPENDIX V                                             PROPERTY VALUATION REPORT

                                                                                                                    CAPITAL VALUE
        DOCUMENT NO(s)                      LOCATION         AREA (sq.m.)       USES             TERMS                   (RMB)
Shen Fang Di Zi Di 2000213482   (Chinese characters)             1,143.10  Transportation  50 years expiring on              210,000
                                 (Sun Gang Lu Bei                                           31 December 2031
                                 Shenzhen Bei Section)
Shen Fang Di Zi Di 4244173      (Chinese characters)             1,487.00  Transportation  50 years expiring on              270,000
                                 (Sun Gang Lu Bei                                           31 December 2031
                                 Shenzhen Bei Section)
Shen Fang Di Zi Di 4244180      (Chinese characters)             4,545.90  Transportation  50 years expiring on              840,000
                                 (Sun Gang Lu Bei                                           31 December 2031
                                 Shenzhen Bei Section)
Shen Fang Di Zi Di 4214315      (Chinese characters)            70,610.50  Transportation  50 years expiring on           12,990,000
                                 (Luo Wu District Ni                                        30 December 2036
                                 Gang Lu Lan Hua Miao)
Shen Fang Di Zi Di 4214135      (Chinese characters)             4,520.98  Transportation  50 years expiring on              830,000
                                 (Luo Wu District Office                                    11 April 2032
                                 Sun Gang Qiao South)
Shen Fang Di Zi Di 4210760      (Chinese characters)             4,899.10  Office          50 years expiring on              900,000
                                 (Guangshen Gu Fen                                          31 December 2031
                                 Company Building)
Shen Fang Di Zi Di 4210764      (Chinese characters)            28,599.00  Transportation  50 years expiring on            1,400,000
                                (Railway Station Building)                                  31 December 2031
Shen Fang Di Zi Di 4210761      (Chinese characters)             4,324.60  Office          50 years expiring on            2,720,000
                                 (Guangshen Gu Fen                                          9 October 2033
                                 Company Water Tower)
Shen Fang Di Zi Di 4210762      (Chinese characters)             1,163.70  Transportation  50 years expiring on            6,020,000
                                 (Shenzhen Railway                                          7 November 2040
                                 Station Signal Building)
Shen Fang Di Zi Di 2000156274   (Chinese characters)             8,097.69  Transportation  50 years expiring on            1,490,000
                                 (Railway Station                                           31 December 2031
                                 Station Road)
Shen Fang Di Zi Di 4210759      (Chinese characters)            51,477.90  Transportation  50 years expiring on            2,060,000
                                 (Bu Ji Bian Jian Zhan                                      31 December 2031
                                 to Shen Bei Zhan Bei
                                 Xian Lu)
Shen Fang Di Zi Di 4210765      (Chinese characters)             2,329.70  Transportation  50 years expiring on              430,000
                                 (Railway Station                                           31 December 2031
                                 Station Road)
Shen Fang Di Zi Di 4210758      (Chinese characters)            31,704.80  Transportation  50 years expiring on            5,830,000
                                 (Sun Gang Dong Lu                                          31 December 2031
                                 South to Jia Bin Lu
                                 Tie Lu Gao Jia Qiao)
Shen Fang Di Zi Di 4210757      (Chinese characters)            23,755.00  Transportation  50 years expiring on            1,160,000
                                 (Jia Bin Lu Tie Lu Gao                                     31 December 2031
                                 Jia Qiao South Shenzhen
                                 Station North)
Shen Fang Di Zi Di 6000048827   (Chinese characters)            38,693.34  Railway         Not specified                   1,550,000
                                 (Ping Hu Town)
Shen Fang Di Zi Di 3000118542   (Chinese characters)             4,927.70  Not specified   Not specified                     200,000
                                 (Jing Tian Xiao Qu)
                                                                                                                         -----------
                                                                                                                  Total: 296,690,000
                                                                                                                         ===========

APPENDIX V                                             PROPERTY VALUATION REPORT

1.c Pursuant to various State-owned Land Use Rights Certificates, the land use rights of part of the GS Property with a total site area of approximately 193,562.88 sq.m. was granted to (Chinese characters) (Guangzhou Railway (Group) Company Guangshen Express Railway Construction Instructing Department) and the document nos. and their corresponding locations are listed as follows:

                                                                                                                 CAPITAL VALUE
        DOCUMENT NO(s)                      LOCATION                       AREA (sq.m.)   USES        TERMS          (RMB)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters)                           2,151.60  Railway  Not specified        110,000
 19002100140                     (Tang Xia Zhen Xing Wei Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters)                             169.10  Railway  Not specified         10,000
 19002100137                     (Tang Xia Zhen Xing Wei Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters) (Tong Xia Town)           1,127.90  Railway  Not specified         60,000
 19001900078                     (Chinese characters)
                                 (Lin CuniBZhang Mu Tou Zhang
                                 Yang Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters)                             243.20  Railway  Not specified         10,000
 19001900079                     (Zhang Mu Tou Zhang Yang Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters)                           1,508.00  Railway  Not specified         80,000
 19002100136                     (Tang Xia Zhen Xing Wei Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters) (Tong Xia Town)           1,361.00  Railway  Not specified         70,000
 19002100138                     (Chinese characters) (Shi Ma Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters) (Tong Xia Town)             130.60  Railway  Not specified         10,000
 19002100139                     (Chinese characters) (Shi Ma Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters) (Tong Xia Town)              75.90  Railway  Not specified         10,000
 19002100142                     (Chinese characters) (Shi Ma Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters)                           1,706.90  Railway  Not specified         90,000
 19001900080                     (Zhang Mu Tou Town
                                 Zhang Yang Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters)(Chang Ping)              32,537.70  Railway  Not specified      1,690,000
 19002400136                    (Chinese characters)
                                 (Heng Jiang Xia CuniB
                                 Ban Shi Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters)(Chang Ping)              68,062.50  Railway  Not specified      3,540,000
 19002400135                    (Chinese characters)
                                 (Chinese characters) (Heng Jiang Xia
                                 CuniB Xia Keng CuniBTu Tang Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters)                           2,207.80  Railway  Not specified        110,000
 19002400132                     (Chang Ping Town) (Chinese characters)
                                (Hia Keng Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters)                             594.90  Railway  Not specified         30,000
 19001900081                     (Zhang Mu Tou Town
                                 Zhang Yang Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters)                             557.90  Railway  Not specified         30,000
 19001900082                     (Zhang Mu Tou Town
                                 Zhang Yang Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters)                           1,301.30  Railway  Not specified         70,000
 19002400138                    (Chang Ping Town) (Chinese characters)
                                (Tu Tang Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters)                             243.50  Railway  Not specified         10,000
 19002400133                     (Chang Ping Town) (Chinese characters)
                                (Xia Keng Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters) (Tong Xia Town)          29,833.70  Railway  Not specified      1,550,000
 19002100141                    (Chinese characters) (Lin Cun)
Dong Fu Guo Yong Zi Di(2004)Di  (Chinese characters) (Tong Xia Town)          25,018.20  Railway  Not specified      1,300,000
 19002100144                    (Chinese characters) (Lin Cun)

APPENDIX V                                             PROPERTY VALUATION REPORT

                                                                                                                      CAPITAL VALUE
    DOCUMENT NO(S)                         LOCATION                 AREA (sq.m.)    USES             TERMS                 (RMB)
Dong Fu Guo Yong Zi Di
 (2004)Di                     (Chinese characters)                    5,369.40     Railway         Not specified            280,000
 19001900083                   (Zhang Mu Tou Town
                               Zhang Luo Cun)
Dong Fu Guo Yong Zi Di
 (2004)Di                     (Chinese characters)                      731.30     Railway         Not specified             40,000
 19001900084                   (Zhang Mu Tou Town
                               Zhang Yang Cun)
Dong Fu Guo Yong Zi Di
 (2004)Di                     (Chinese characters)                      224.90     Railway         Not specified             10,000
 19001900085                   (Zhang Mu Tou Town
                               Zhang Yang Cun)
Dong Fu Guo Yong Zi Di
 (2004)Di                     (Chinese characters)
                               (Chang Ping Town)                      3,333.10     Railway         Not specified            170,000
 19002400137                  (Chinese characters) (Tu Tang Cun)
Dong Fu Guo Yong Zi Di
 (2004)Di                     (Chinese characters)                    8,575.00     Railway         Not specified            450,000
 19002200067                   (Feng Gang Town Tian
                               Tang Wei Cun)
Dong Fu Guo Yong Zi Di
 (2004)Di                     (Chinese characters) (Tong Xia Town)    1,181.70     Not specified   Not specified             60,000
 19002100147                  (Chinese characters)(Lin Cun)
Dong Fu Guo Yong Zi Di
 (2004)Di                     (Chinese characters) (Tong Xia Town)    5,095.18     Not specified   Not specified            260,000
 19002100145                   (Chinese characters) (Lin Cun)
Dong Fu Guo Yong Zi Di
 (2004)Di                     (Chinese characters) (Tong Xia Town)      220.60     Not specified   Not specified             10,000
 19002100146                  (Chinese characters)(Lin Cun)
                                                                                                                         ----------
                                                                                                                  Total: 10,060,000
                                                                                                                         ==========

         It has been confirmed by the Company that (Chinese characters) (Guangzhou Railway (Group) Company Guangshen Express Railway Construction Instructing Department) was a functional department set up temporarily by the Parent Company for the purpose of building the Guangzhou - Shenzhen railway line in 1996. It was not a separate legal entity. However, (Chinese characters) (Guangzhou Railway (Group) Company Guangshen Express Railway Construction Instructing Department) no longer exists. This portion of the GS Property was part of the assets to be transferred by the Parent Company to the Company pursuant to the Restructuring Agreement and according to the PRC Legal Opinion, the Company is entitled to use such property. The relevant procedures in relation to the transfer of the title in such property to the Company are still in progress. According to a confirmation letter issued by the Parent Company in favour of the Company, the Parent Company confirmed that it would use its best endeavours to assist the Company to obtain the title to such land within 6 months from the date of issuance of the circular. Therefore, in valuing this portion of the GS Property, we have assumed that the Company has obtained the land use rights certificate(s) or real property ownership certificate(s) and this portion of the GS Property can be freely transferred in open market; hence, capital values have been assigned to such land.

1.d Pursuant to two Real Property Ownership Certificates, the land use rights of part of the GS Property with a total site area of approximately 3,486.50 sq.m. was granted to (Chinese characters) (Guangshen Railway Enterprise Development Company), a wholly-owned subsidiary of the Parent Company, and their corresponding locations are listed as follows:

                                                                                                                      CAPITAL VALUE
    DOCUMENT NO(S)                         LOCATION                 AREA (sq.m.)    USES             TERMS                 (RMB)

Shen Fang Di Zi Di
 5000002910                   (Chinese characters)                    2,405.60     Transportation  Not Specified             90,000
                              (Bao An Guan Lan Town
                               Jun Zi Bu Cun)
Shen Fang Di Zi Di
 5000002911                   (Chinese characters)                    1,080.90     Transportation  Not Specified             40,000
                               (Bao An Guan Lan Town
                               Jun Zi Bu Cun)

                                                                                                                            -------
                                                                                                                  Total:    130,000
                                                                                                                            =======

APPENDIX V                                             PROPERTY VALUATION REPORT

         This portion of the GS Property was part of the assets to be transferred by the Parent Company to the Company pursuant to the Restructuring Agreement and according to the PRC Legal Opinion, the Company is entitled to use such property. However, the relevant procedures in relation to the transfer of the title in such property to the Company are still in progress. According to a confirmation letter issued by the Parent Company in favour of the Company, the Parent Company confirmed that it would use its best endeavours to assist the Company to obtain the title to such land within 6 months from the date of issuance of the circular. Therefore, in valuing this portion of the GS Property, we have assumed that the Company has obtained the land use rights certificate(s) or real property ownership certificate(s) and this portion of the GS Property can be freely transferred in open market; hence, capital values have been assigned to such land.

1.e There are various parcels of land which the Company has not yet obtained the State-owned Land Use Rights Certificate. The total site area of this portion of the GS Property is approximately 1,069,038.87 sq.m. and their corresponding locations are listed as follows:

                                                                                                        CAPITAL VALUE
LAND USE APPROVAL                          LOCATION                                  AREA (sq.m.)            (RMB)
Sui Guo Tu Jian Yong Zi     (Chinese characters)                                         9,502.00           1,050,000
 [1996] Di 126              (Tian He Dong Zhan Tian He Sports School)
Sui Guo Tu Jian Yong Zi     (Chinese characters) (Lin He Zhuang)                         2,820.00             310,000
 [1996] Di 122
Sui Guo Tu Jian Yong Zi     (Chinese characters)                                         2,023.00             220,000
 [1996] Di 129              (Hua Nan Teaching University Dormitory East)
Sui Guo Tu Jian Yong Zi     (Chinese characters)                                           151.00              20,000
 [1996] Di 125              (Guangzhou Sports School West)
Sui Guo Tu Jian Yong Zi     (Chinese characters)                                       440,614.00          48,470,000
 [1996] Di 130              (Guangzhou Dong Zhan Tian He to Tang Dong Cun)
Sui Guo Tu Jian Yong Zi     (Chinese characters)                                        47,278.00           5,200,000
 [1996] Di 124              (Guangzhou Railway Tian He to Tang Xia Tang Dong)
Sui Guo Tu Jian Yong Zi     (Chinese characters)                                         1,566.00             170,000
 [1996] Di 131              (Tang Xia Xiang Shi Pai Railway Station North East)
Sui Guo Tu Jian Yong Zi     (Chinese characters)                                         6,933.00             760,000
 [1996] Di 128              (Shi Pai Ji Di Guang Zhong Zhuan Yong Xian)
Sui Guo Tu Jian Yong Zi     (Chinese characters) (Tian He Lin He Zhuang North)          68,191.00           7,500,000
 [1996] Di 120
Sui Guo Tu [1994] Jian      (Chinese characters)                                        30,940.00           3,400,000
 Yong Tong Zi Di 90         (Tang Xia Cun Fen Pian Chu Li Zhuan Yong Xian)
Sui Guo Tu Jian Yong Zi     DK15 to (Chinese characters)                               210,577.00          20,220,000
 [1997] Di 54               (DK15 to Xia Yuan DK25 Bei San Xian)
Sui Guo Tu Jian Yong Zi     (Chinese characters)                                        12,634.00           1,210,000
 [1997] Di 36               (Xia Yuan Station and Nan Gang Station)
Sui Gui Hua [1997] No.79    (Chinese characters) (Tian He Lin He Zhuang North)          91,952.00          10,110,000
Sui Guo Tu Jian Yong Zi     (Chinese characters)                                        69,078.00           6,630,000
 [1997] Di 35               (Xia Yuan and Nan Gang Station
                             Railway Technical Expansion Project)
Sui Guo Tu Jian Yong Zi     (Chinese characters)                                         7,968.00             760,000
 (2003) Di 348              (Xia Yuan Station Oil Storage and Railway
                             Supplementary Facilities)
Sui Guo Tu Jian Yong Zi     (Chinese characters) (Shi Pai - Nan Gang)                   50,280.00           5,030,000
 [1997] Di 780
Dong Guo Tu Zheng           (Chinese characters) (Shi Long Yu Miao Chang)               13,445.30             700,000
 [1996] No.64
Shen Di He Zi               (Chinese characters) (Shenzhen)                              1,038.47             190,000
 [2003] 1015
land grant contract
                            (Chinese characters) (Bao Jia Lou)                           2,048.10             380,000
                                                                                                          -----------
                                                                                                   Total: 112,330,000
                                                                                                          ===========

APPENDIX V                                             PROPERTY VALUATION REPORT

         This portion of the GS Property was part of the assets to be transferred by the Parent Company to the Company pursuant to the Restructuring Agreement and according to the PRC Legal Opinion, the Company is entitled to use such property. However, the relevant procedures in relation to the transfer of the title in such property to the Company are still in progress. According to a confirmation letter issued by the Parent Company in favour of the Company, the Parent Company confirmed that it would use its best endeavours to assist the Company to obtain the title to such land within 6 months from the date of issuance of the circular. Therefore, in valuing this portion of the GS Property, we have assumed that the Company has obtained the land use rights certificate(s) or real property ownership certificate(s) and this portion of the GS Property can be freely transferred in open market; hence, capital values have been assigned to such land.

2.a Pursuant to various Building/Real Property Ownership Certificates, the building ownership of part of the GS Property with a total gross floor area of approximately 98,350.44 sq.m. was vested in the Company.

2.b Pursuant to various Building/Real Property Ownership Certificates, the building ownership of part of the GS Property with a total gross floor area of approximately 6,062.02 sq.m. was vested in a subsidiary of the Company.

2.c Pursuant to various Building/Real Property Ownership Certificates, the building ownership of part of the GS Property with a total gross floor area of approximately 96,558.06 sq.m. was vested in Guangshen Railway Company(Chinese characters), the predecessor of the Company and another part of the GS Property with a total gross floor area of approximately 2,514.15 sq.m. was vested in Guangzhou Railway (Group) Company, the Parent Company. This portion of the GS Property was part of the assets to be transferred by the Parent Company to the Company pursuant to the Restructuring Agreement and according to the PRC Legal Opinion, the Company is entitled to use such property. However, the relevant procedures in relation to the transfer of the title in such property to the Company are still in progress. According to a confirmation letter issued by the Parent Company in favour of the Company, the Parent Company confirmed that it would use its best endeavours to assist the Company to obtain the title to such buildings within 6 months from the date of issuance of the circular. Therefore, in valuing this portion of the GS Property, we have assumed that the Company has obtained the Building/Real Property Ownership Certificate(s) and this portion of the GS Property can be freely transferred in open market; hence, capital values have been assigned to these buildings.

2.d There are various buildings which the Company has not yet obtained the Building/Real Property Ownership Certificate. The total gross floor area of this portion of the GS Property is approximately 545,862.80 sq.m.. According to the PRC Legal Opinion, the Company is in the process of obtaining the Building/Real Property Ownership Certificates and the ownership of such buildings has never been disputed. According to a confirmation letter issued by the Parent Company in favour of the Company, the Parent Company confirmed that it would use its best endeavours to assist the Company to obtain the title to such buildings within 6 months from the date of issuance of the circular. Therefore, in valuing this portion of the GS Property, we have assumed that the Company has obtained the Building/Real Property Ownership Certificate(s) and this portion of the GS Property can be freely transferred in open market; hence, capital values have been assigned to these buildings.

3. At 30 September 2004, the capital value of the building portion of the GS Property in existing state was RMB1,879,880,000 and the breakdown of value in accordance with the nature of the buildings is listed below:


                                                                                                        VALUE
        NATURE                                               NO.              AREA (sq.m.)              (RMB)
Buildings within 22 Train stations                           118               467,277.13           1,281,750,000
Warehouses and Freight yards                                 177               164,658.57             120,130,000
Ancillary buildings and structures                           419*              117,411.77*            478,000,000
                                                             ---               ----------           -------------

Total                                                        714               749,347.47           1,879,880,000
                                                             ===               ==========           =============

*        Not including number and area of the structures

APPENDIX V                                             PROPERTY VALUATION REPORT

4. According to the PRC Legal Opinion obtained from China Commercial Law Firm, which is not connected with Guangshen Railway Company Limited, its subsidiaries, or any of their chief executives, directors, supervisors or substantial shareholders or any of their associates:

         (i) The Company is entitled to the land use rights of the GS Property;

         (ii) The Company can occupy, use the GS Property and can transfer, lease and mortgage those properties which the Company obtains title certificates.

5. The breakdown of the capital value of the GS Property in existing state as at 30 September 2004 was as follow:

                                                                                                   CAPITAL VALUE
                                                                                                        (RMB)
Land:       In the process of change of title (Notes 1a, 1c and 1d)                                   465,100,000
            Title in the Company (Note 1b)                                                            296,690,000
            Title certificate under application (Note 1e)                                             112,330,000

Buildings:  Buildings within the 22 train stations (Note 3)                  (RMB)
             - In the process of change of title                        39,155,400
             - Title in the Company and/or its subsidiary              225,197,000
             - Title certificate under application                   1,017,397,600       Sub-total: 1,281,750,000
            Warehouses and Freight yards (Note 3)
             - In the process of change of title                        14,626,300
             - Title in the Company and/or its subsidiary                  498,600
             - Title certificate under application                     105,005,100         Sub-total: 120,130,000
            Ancillary buildings and structures (Note 3)
             - In the process of change of title                        24,137,620
             - Title in the Company and/or its subsidiary              327,921,630
             - Title certificate under application                     125,940,750         Sub-total: 478,000,000
                                                                                                    -------------

                                                                                             Total: 2,754,000,000
                                                                                                    =============

APPENDIX VI                                            BUSINESS VALUATION REPORT

VIGERS APPRAISAL & CONSULTING LIMITED
INTERNATIONAL ASSETS APPRAISAL CONSULTANTS

10th Floor, The Grande Building                                    [VIGERS LOGO]
398 Kwun Tong Road
Kowloon
Hong Kong

                                                                 5 December 2004

The Directors
Guangshen Railway Company Limited.
No. 1052 Heping Road
Shenzhen, Guangdong Province
The People's Republic of China
Postal Code: 518010

Dear Sirs,

In accordance with the instruction from (Chinese characters) Guangshen Railway Company Limited (the "Company"), we have appraised the fair market value of the railway business from Guangzhou station to Pingshi station (the "Railway Business") which is owned and operated by (Chinese characters) Guangzhou Railway Group Yang Cheng Railway Company (the "Vendor") on 14 October 2004 (the "Appraisal Date").

The purpose of this report is to provide an independent opinion on the fair market value of the Railway Business as at the Appraisal Date for the purpose of the acquisition of the Railway Business by the Company (the "Acquisition").

BACKGROUND

Railway operation in the People's Republic of China ("PRC") is under the governance of the PRC Ministry of Railways ("MOR"). The MOR divides the national railway system into fourteen regional railway administrations and Guangzhou Railway (Group) Company (the "Parent Company") is an administrator of one of the regional railway administrations. The Vendor, a wholly owned subsidiary of the Parent Company, obtained its business license from the Administration for Industry and Commerce of Guangdong Province (AICGD) on 24 February 1993 with a registered capital of Renminbi ("RMB") 5,581.7 million. The registered capital was subsequently increased to RMB7,260 million on 21 May 2004. The Vendor is principally engaged in railway passenger and freight transportation services. It is also engaged in other businesses that are ancillary to its transportation business. The Vendor currently owns and operates the Railway Business between Guangzhou and Pingshi. A total of 36 railway stations (including ancillary facilities) are situated on the Guangzhou - Pingshi line and in its neighbourhood, of which 13 are railway passenger stations.

APPENDIX VI                                            BUSINESS VALUATION REPORT

THE ACQUISITION

Pursuant to an acquisition agreement (the "Acquisition Agreement") dated 15 November 2004, the Company agreed to acquire the assets and liabilities in relation to the operation of the Railway Business. The acquisition will be financed, in whole or in part, by the proceeds of the proposed issue of A shares to be listed on the Shanghai Stock Exchange. Such assets and liabilities include, without limitation, properties, buildings, structures, construction in progress, railroad, locomotives, trucks, transportation facilities, the transfer of employees, rights and obligations under outstanding contracts, all in relation to the operation of the Railway Business. The scope of valuation follows the scope of assets and liabilities as set out in the Acquisition Agreement ("Railway Business Interest").

THE RAILWAY BUSINESS

The primary sources of income of the Railway Business comprise of incomes generated from the railway passenger and freight transportation business. The amount of historical railway revenues and subsidies recognised in the books and records of the Vendor with reference to services rendered by the Railway Business is allocated by the MOR in according with the settlement guidelines implemented by itself ("the Allocation Policies"). Under the Allocation Policies, the amount of certain operating expenses is also allocated to the Railway Business by the MOR. As the Railway Business will become part of the Company upon the completion of the Acquisition, its revenue recognition method shall follow the general practice of a limited company.

As the PRC is a planned economy, the historical pricing policy of the Railway Business does not accord with the practice of the market economy. In anticipation of the Acquisition, the MOR has granted an in-principle approval allowing the Company to adopt a new pricing policy. Pursuant to "(Chinese characters) {2004}357(Chinese characters)" (Transportation Bureau of the MOR Yunying Yunjia (2004 No. 357)) issued by Mor, the Company may charge a premium of 20%-50% over the current fares and tariffs for the Railway Business upon the completion of the Acquisition. The enforcement of the new pricing policy is subject to the approval by (Chinese characters) the National Development and Reform Commission ("NDRC").

BASIS AND METHODOLOGY OF VALUATION

We have been asked to evaluate the fair market value of the Railway Business Interest which is the subject of the Acquisition Agreement. Fair market value is defined as the estimated amount at which an asset might be expected to be transferred between a willing buyer and a willing seller in an arm's-length transaction after proper marketing wherein the parties had each acted knowledgeably, prudently and without compulsion. In this valuation, price earnings multiples method under the market approach is adopted as the valuation method.

APPENDIX VI                                            BUSINESS VALUATION REPORT

INFORMATION REVIEWED

Regarding the appraisal of the Railway Business Interest which is owned by the Vendor, as part of our analysis we have been furnished with information prepared by the Vendor, (Chinese characters) Northern Jiaotong University, (Chinese characters) Pan-China Schinda Certified Public Accountants and (Chinese characters) Deloitte Touche Tohmatsu, including but not limited to the following:

- The business nature of the Company and the Vendor, business licenses, background and relevant information of the Railway Business;

-        The Acquisition Agreement;

- Letter of Intention on the Company's Pricing Policy, which is provided by the Company and in which the Company's intention to implement the new pricing policy with an increase on the current fares or tariffs for passenger and freight transportation by 20% upon completion of the Acquisition was clearly spelt out;

- Financial statements for the 3 years ended 31 December 2003 and the 6 months ended 30 June 2004 prepared by the Vendor which were based on the Allocation Policies to formulated by the MOR;

- Pro forma financial information for the period from 1 July 2003 to 30 June 2004 referred from the Pro forma information for the Business as set out in Appendix IV. ("Pro forma information for the period from 1 July 2003 to 30 June 2004");

- The analysis of elasticity of pricing of the Railway Business provided by (Chinese characters) Northern Jiaotong University in (Chinese characters) (the Feasibility Analysis Report for the use of proceeds arising from the A share issue by Guangshen Railway Company Limited, the "Feasibility Analysis Report"); and

- Relevant operational and financial information in relation to the Railway Business, such as operational performance indicators and descriptions for major railway stations, documents on the guidelines in preparing financial statement given by MOR, which were provided by the Vendor, whereas research on background of other comparable companies, their business profiles, financial results, etc. were conducted by us.

We have conducted personal interviews with the management of the Company and Vendor and relied to a considerable extent on the above information in arriving at our opinion of value.

APPENDIX VI                                            BUSINESS VALUATION REPORT

VALUATION METHOD

We consider that the use of the price earnings multiples is an appropriate valuation methodology for the valuation of the Vendor's interest since the method reflects the going concern of the Railway Business and provides reference to a group of comparable companies in the market.

The valuation is derived from applying (i) an average price earnings multiple of a group of listed companies operating in comparable business, adjusted for the particular situation of the subject being valued, to (ii) the net profit of the Railway Business reflected in the Pro forma information for the period from 1 July 2003 to 30 June 2004 with appropriate adjustments.

Before arriving at our opinion of value, we have considered, inter alia, the following factors:

-        the terms and conditions of the Acquisition Agreement;

-        the nature of the business and the history of the Company and Vendor;

-        the economic outlook of the PRC and Guangdong Province in general;

-        the general outlook of the railway industry in the PRC;

-        the earnings quality of the Railway Business;

- the historical pricing policy, the new pricing policy and the pricing elasticity of the Railway Business;

-        future challenge and developments in the Railway Business;

-        the financial condition of the Company and Vendor; and

-        the specific risks associated with the Railway Business.

APPENDIX VI                                            BUSINESS VALUATION REPORT

ASSUMPTIONS

In preparing this appraisal, a number of assumptions have been made in giving our opinion on the fair market value of the Railway Business Interest. The following assumptions are considered to be applicable to the appraisals in connection with the Railway Business and have a significant effect on this appraisal. These assumptions have been evaluated and validated in order to provide a reasonable basis in arriving at our opinion of value. The major assumptions adopted in this valuation are as follows:

- There will be no material adverse change in the political, legal, fiscal or economic condition in the PRC and other regions in which the Railway Business operates;

- The Company will retain the key management, competent personnel and technical staff to support its ongoing operation after the Acquisition;

- Market trend and conditions for the Railway Business in related areas will not deviate significantly from the economic forecasts in general. Variations between existing and future travel behaviours, system patterns and trip making decision are insignificant;

- We assumed that the NDRC will approve the new pricing policy drafted by MOR (Chinese Characters) (2004)357 (Chinese Characters) and the Company will enforce the new pricing policy after the Acquisition;

- To understand the possible impact of the new pricing policy on the revenue and earnings, we had made reference to the conclusion drawn from the Feasibility Analysis Report provided by (Chinese Characters) Northern Jiaotong University. It is assumed that the analysis and conclusion is properly stated and without misrepresentation;

- We assumed that the general management practice of the Railway Business after the Acquisition, including but not limited to accounting policy and dividend policy, will have no significant deviation from the current practice adopted by the Company;

- The valuation is prepared on the assumption that the Railway Business, its related facilities and properties are in sound structural condition and are free from defect; and

- The valuation is prepared on the assumption that no assets, rights and obligations under outstanding contracts, all in relation to the operation of the Railway Business to be purchased under the Acquisition Agreement will generate any forms of economic benefit or loss in monetary terms, which have not been reflected in the Pro forma information for the period from 1 July 2003 to 30 June 2004 at the date of valuation.

We have assumed the accuracy and reasonableness of the information provided and relied to a considerable extent on such information in arriving at our opinion of value.

APPENDIX VI                                            BUSINESS VALUATION REPORT

VALUATION CONSIDERATIONS

For comparison purposes, we have restricted our sample of comparable companies to a homogeneous market with the exclusion of companies having material side-businesses or outliers as observed by their price earnings multiples. We have identified a group of companies (the "Comparable Companies") listed on HKSE (only the Company or "GSH" as shown below) and the stock exchange in North America which are commonly traded on the New York Stock Exchange in the United States of America (the "NYSE") and principally engaged in railway business. These Comparable Companies are considered as a good reference on the estimation of price earnings multiple for the Railway Business Interest since the Company, whose H Shares and ADSs are traded on the HKSE and NYSE respectively, also matched with our sampling criteria.

                                                                                            PRICE EARNINGS
                                                                                               MULTIPLE
                                                                                            ON 11 OCTOBER
NAME OF THE COMPANY                  SYMBOL                   PRINCIPAL BUSINESS                 2004
Burlington Northern                   BNI             Railroad network in North America          17.2
 Santa Fe Corporation

Canadian National                     CNI             Railroad network in Canada and             16.9
 Railway Company                                       the United States

Canadian Pacific                      CP              Transcontinental railway in                14.3
 Railway Limited                                       Canada and the United States

Guangshen Railway                     GSH             Railway passenger and freight              15.2
 Company Limited                                       transportation business
                                                       between Guangzhou and Shenzhen

Norfolk Southern                      NSC             Rail transportation business in            21.6
 Corporation                                           the East and Midwest

Union Pacific Corporation             UNP             Rail transportation provider in            16.9
                                                       the United States
                                                                                                 ----
                                                      Average price earnings multiple:           17.0
                                                                                                 ====

Source of Information: Reuters, as at 11 October 2004 which comprised of audited results for the period from 1 July 2003 to 31 December 2003 and unaudited results for the period from 1 January 2004 to 30 June 2004.

Given that the average price earning multiple is based on the following facts that;

- shares of a company is freely traded in the public market with minimal liquidity cost and risk;

APPENDIX VI                                            BUSINESS VALUATION REPORT

- market value of the shares is deduced on the basis of the past earnings of a company;

-     firm-specific risk associated to the company,

we therefore make appropriate adjustments on the average price earnings multiple, the marketability of the interest, or possible factors which may affect the quality of earnings of the Railway Business and firm-specific risk to reflect a reasonable value of business in the valuation. Details of such adjustments are set out in the following paragraph.

DETERMINE THE APPROPRIATE EARNINGS BASE

The valuation of the Railway Business Interest is based on the Pro forma information for the period from 1 July 2003 to 30 June 2004, which shares the same earnings base as the average price earnings multiples and in the effect of the settlement guidelines implemented by the MOR has been reversed. We consider the true business value can only be revealed with the use of the aforesaid basis as the starting point of our valuation.

After the Acquisition, the mode of charging system for the freight tariffs will be changed substantially. The implementation of the new mode of charging system will have positive impact on the earnings as additional income will be generated. Second, we have reviewed the terms and conditions in the Acquisition Agreement and it is one of the conditions that the approval of the NDRC on the new pricing policy must be obtained in order to proceed with the completion of the Acquisition. It is anticipated that the prices of the current fares or tariffs for passenger and freight transportation are to be increased by a minimum amount of 20% after the Acquisition. We are of the view that the new mode of charging system and the new pricing policy are material and important factors to reflect the true earnings power of the Railway Business. Thus we have included these factors in the calculation of appropriate earnings base.

The following adjustments, including the aforesaid change in pricing policy, have been made to the Pro forma information for the period from 1 July 2003 to 30 June 2004 in arriving to our opinion of value:

-     related parties transactions;

-     additional depreciation;

- financial impact of the new mode of charging system and the implementation of the new pricing policy; and

-     tax effect on the above adjustments.

Deloitte Touche Tohmatsu has checked the mathematical accuracy of the calculations of the valuations of the Railway Business Interest after taking into account the financial impact of the above events and performed procedures on the consistency of the accounting policies

APPENDIX VI                                            BUSINESS VALUATION REPORT

adopted in the aforesaid calculations with that of the Company. Deloitte Touche Tohmatsu had reported their findings to the management of the Company. Such report of factual findings is set out in Appendix VII. The Director confirmed that the adjustments are appropriate and that the information compiled for checking the mathematical accuracy of the calculations of the adjustments has been presented after due and careful enquiry.

As regards the impact of the new pricing policy on the passenger flow and freight volume, we made reference to the Feasibility Analysis Report prepared by (Chinese Characters) Northern Jiaotong University. The analysis applied an econometric model to test the price elasticity of the demand for passenger and freight railway transportation services under a price uplift ranging from 20% to 50%. Several assumptions have been made in the analysis:

1. A certain upward price adjustment to the fares and tariffs for passenger and freight transportation services provided by the Vendor shall be approved.

2. There shall be no future adverse change in the macro economic environment and the transportation market in which the Vendor operates, i.e. there shall be no outbreak of economic crisis, wide spread social unrest or diseases such as SARS.

3. The social and economic development of the region in which the Vendor operates shall sustain its current growth rate.

4. There shall be no material change in the consumption pattern of consumers and their method of transportation and freight transportation.

5. There shall be no material change in the quality and quantity of passenger and freight transportation services provided by the Vendor.

6. There shall be no substantial price reduction in the fares and tariffs for passenger and freight transportation services provided by other transportation service providers.

The econometric model revealed that, as indicated by the values of elasticity, the traffic volume for the passenger and freight transportation are inelastic to the given range of price uplift. The conclusion of the analysis is that the price uplift policy has no significant impact on the passenger flow and freight volume as reflected by the results of the econometric analysis.

Having considered the above, we adopt the net profit from the Pro forma information for the period from 1 July 2003 to 30 June 2004 with the above adjustments as the basis of our valuation.

APPENDIX VI                                            BUSINESS VALUATION REPORT

In view of the nature of the average price earnings multiple, the Railway Business Interest being acquired together with the firm-specific risk associated in the Railway business, it is our opinion that a 10% discount should be applied to the average market price earning multiple to reflect the firm-specific risk. Finally, as the Railway Business Interests may not be readily marketable as compared to similar interests in a public company, we have made a 7% discount to the value of the Railway Business Interest being evaluated to reflect the lack of marketability.

OPINION OF VALUE

Based on the aforesaid investigation, analysis and appraisal method employed, it is our opinion that, as of 14 October 2004, the fair market value of the Railway Business Interest owned by the Vendor is reasonably stated as RMB12,000 MILLION ONLY.

The opinion of value was based on generally accepted appraisal procedures and practices that rely extensively on the use of numerous assumptions and the consideration of many uncertainties, not all of which can be easily quantified or ascertained.

We hereby certify that we have neither present nor prospective interests in the assets or the value reported.

                                Yours faithfully,
                              For and on behalf of
                       VIGERS APPRAISAL & CONSULTING LTD.

             RAYMOND HO KAI KWONG                  FAVIAN KAM MAN YIN
       Registered Professional Surveyor        Chartered Financial Analyst
           MRICS, MHKIS, MSc (e-com)                     CFA
              Executive Director                       Manager

Note: Raymond K. K. Ho, Chartered Surveyor, MRICS, MHKIS has seventeen years experience in undertaking valuation of properties in Hong Kong, Macau and the PRC and has extensive experience in business valuation in the Greater China region since 1993. Favian M. Y. Kam, CFA, has over eight years experience in business valuation.

APPENDIX VII                                          REPORT OF FACTUAL FINDINGS

The Company received from its Reporting Accountants the following letter prepared for inclusion in this Circular in respect of the business valuation.

[DELOITTE. LOGO]      (Chinese Characters)                          Deloitte Touche Tohmatsu
(CHINESE CHARACTERS)  (Chinese Characters) 111 (Chinese Character)  26/F Wing On Centre
                      (Chinese Characters) 26 (Chinese Character)   111 Connaught Road Central
                                                                    Hong Kong

The Board of Directors
Guangshen Railway Company Limited

                                                                 5 December 2004

Dear Sirs,

We have performed the procedures agreed with you and enumerated below with respect to the supporting worksheet (the "Supporting Worksheet") to the business valuation report dated 5 December 2004 (the "Business Valuation Report") prepared by Vigers Appraisal & Consulting Limited ("Vigers") in respect of the railroad transportation business between Guangzhou and Pingshi (the "Business") operated by (Chinese Characters) Guangzhou Railway Group Yang Cheng Railway CompANY AS SET Out in Appendix VI to the Circular dated 5 December 2004.

Our engagement was undertaken in accordance with the Statement of Auditing Standards 710 "Engagements to perform agreed-upon procedures regarding financial information" issued by the Hong Kong Institute of Certified Public Accountants ("HKICPA"). The procedures were performed solely to assist the directors of Guangshen Railway Company Limited (the "Company") to evaluate whether the Business Valuation Report was complied properly so far as the calculations are concerned.

PROCEDURES PERFORMED:

1. We obtained the Supporting Worksheet provided by the Company which comprise the valuation of the Business (the "Valuation") and checked the mathematical accuracy of the calculations of the Valuation contained in the Supporting Worksheet.

APPENDIX VII                                          REPORT OF FACTUAL FINDINGS

2. We made enquiry of Vigers and the Company whether the accounting policies adopted in the preparation of the Supporting Worksheet are consistent with the accounting policies of the Company for preparation of the financial statements under International Financial Reporting Standards ("IFRS"), under the assumption that the allocation policies on revenue and operating expenditures applied to the Business and determined by the Ministry of Railway have been reversed.

WE REPORT OUR FINDINGS BELOW:

i. With respect to point (1), we obtained the Supporting Worksheet containing the calculations of the Valuation and found that the calculations of the Valuation contained in the Supporting Worksheet are mathematically accurate.

ii. With respect to point (2), we confirmed with Vigers and the Company that the accounting policies adopted in the preparation of the Supporting Worksheet are consistent with the accounting policies of the Company for preparation of the financial statements under IFRS, under the assumption that the allocation policies on revenue and operating expenditures applied to the Business and determined by the Ministry of Railway have been reversed.

Because the above procedures do not constitute either an audit or a review made in accordance with the Statements of Auditing Standards issued by the HKICPA, we do not express any such assurance. For the avoidance of doubt, we further clarify that the above procedures do not constitute any valuation of the Business.

Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

Our report is solely for the purpose set forth in the second paragraph of this report and for your information and is not to be used for any other purpose or to be distributed to any other parties without our prior written consent. For the avoidance of doubt, all duties and liabilities (including without limitation, those arising from negligence) to third parties are specifically disclaimed. This report relates only to the items specified above and does not extend to any financial statements of the Company and the Business, taken as a whole.

                                                     Yours faithfully,
                                                 DELOITTE TOUCHE TOHMATSU
                                               Certified Public Accountants
                                                         Hong Kong

APPENDIX VIII                                                GENERAL INFORMATION

1.    RESPONSIBILITY STATEMENT

      This circular includes particulars given in compliance with the Listing Rules for the purpose of giving information with regard to the Company. The Directors collectively and individually accept full responsibility for the accuracy of the information contained in this circular (other than the information relating to the Vendor and the Acquired Assets) and confirm, having made all reasonable enquiries, that to the best of their knowledge and belief there are no other facts the omission of which would make any statement herein misleading.

      The issue of this circular has been approved by the Directors.

2.    DISCLOSURE OF INTERESTS

      (a) INTERESTS AND SHORT POSITIONS OF THE DIRECTORS, SUPERVISORS AND CHIEF EXECUTIVE IN THE SECURITIES OF THE COMPANY AND ITS ASSOCIATED CORPORATIONS

            As at the Latest Practicable Date, there was no record of interests and short positions of the Directors, Supervisors or the chief executive of the Company in the Shares, underlying shares and debentures of the Company or any associated corporations (within the meaning of the SFO) in the register required to be kept under section 352 of the SFO. The Company had not received notification of such interests and short positions from any Director, Supervisor or the chief executive of the Company as required to be made to the Company and HKSE pursuant to Divisions 7 and 8 of Part XV of the SFO (including interests and short positions which they were deemed or taken to have under such provisions of the SFO) or the Model Code for Securities Transactions by Directors of Listed Companies in Appendix 10 to the Listing Rules. The Company has not granted to any of the Directors, Supervisors or the chief executive of the Company or their spouses or children under the age of 18 any right to subscribe for any Shares or debentures of the Company.

      (b)   INTERESTS AND SHORT POSITIONS OF SHAREHOLDERS DISCLOSEABLE UNDER THE
            SFO

            So far as is known to the Directors, Supervisors and the chief executive of the Company, as at the Latest Practicable Date, Shareholders (other than the Directors, Supervisors or the chief executive of the Company) who had interests or short positions in the Shares or underlying shares of the Company which would fall to be disclosed to the Company under the provisions of Divisions 2 and 3 of Part

APPENDIX VIII                                                GENERAL INFORMATION

            XV of the SFO, or which were recorded in the register required to be kept by the Company under Section 336 of the SFO were as follows:

                                                                               PERCENTAGE    PERCENTAGE
NAMES OF              CLASS OF       NUMBER OF                     TYPE OF      OF CLASS      OF TOTAL
SHAREHOLDERS           SHARES       SHARES HELD     CAPACITY       INTEREST    OF SHARES    SHARE CAPITAL
                                                                                      (%)             (%)
Guangzhou Railway     Domestic   2,904,250,000(L)  Beneficial     Corporate        100.00           66.99
 (Group) Company      Shares                        owner

Sumitomo Life         H Shares   128,916,000(L)    Interest of    Corporate          9.01            2.97
 Insurance Company                                  controlled
 (Note)                                             corporation

Sumitomo Mitsui       H Shares   128,916,000(L)    Investment     Corporate          9.01            2.97
 Asset Management                                   Manager
 Company, Limited

Mondrian Investment   H Shares   71,818,500(L)     Investment     Corporate          5.02            1.66
 Partners Ltd.                                      Manager
 (formerly known
 as Delaware
 International
 Advisers Limited)

      Note: As at the Latest Practicable Date, Sumitomo Life Insurance Company was deemed to be interested in 128,916,000 H Shares (representing approximately 9.01% of the total H Shares of the Company or 2.97% of the total share capital of the Company) held by Sumitomo Mitsui Asset Management Company, Limited, a controlled corporation of Sumitomo Life Insurance Company.

                  The letter "L" denotes a long position.

            Save as disclosed in this circular, as at the Latest Practicable Date, so far as is known to the Directors, Supervisors and the chief executive of the Company, no other person had an interest or short position in the Shares and underlying shares of the Company which would fall to be disclosed to the Company under the provisions of Divisions 2 and 3 of Part XV of the SFO, or, who was, directly or indirectly, interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of any other member of the Group.

APPENDIX VIII                                                GENERAL INFORMATION

      (C)   MISCELLANEOUS

            None of the Directors, Supervisors or the chief executive of the Company has any direct or indirect interest in any assets which have been acquired or disposed of by or leased to any member of the Group, or are proposed to be acquired or disposed of by or leased to any member of the Group since 31 December 2003, being the date to which the latest published audited financial statements of the Company were made up.

            None of the Directors, Supervisors or the chief executive of the Company is materially interested in any contract or arrangement entered into by the Company subsisting at the Latest Practicable Date which is significant in relation to the business of the Group.

3.    COMPETING BUSINESS INTERESTS

      As at the Latest Practicable Date, none of the Directors, Supervisors or the chief executive of the Company and their respective associates had any interest in a business which competes or may compete with the business of the Group.

4.    SERVICE CONTRACT

      As at the Latest Practicable Date, none of the Directors or Supervisors had any existing or proposed service contract with any member of the Group (excluding contracts expiring or determinable by any member of the Group within one year without payment of compensation, other than statutory compensation).

5.    MATERIAL CONTRACTS

      Neither the Company nor any member of the Group has entered into any contracts (not being entered into in the ordinary course of business) within the two years preceding the Latest Practicable Date and which are or may be material.

6.    LITIGATION

      So far as the Directors are aware, as at the Latest Practicable Date, neither the Company nor any of its subsidiaries was engaged in any litigation or arbitration of material importance and no litigation or claim of material importance was pending or threatened against the Company or any of its subsidiaries.

APPENDIX VIII                                                GENERAL INFORMATION

7.    QUALIFICATION

      The following are the qualifications of the experts who have given an opinion or advice on the information contained in this circular:

NAME                                    QUALIFICATIONS
BNP Paribas Peregrine Capital Limited   a corporation licensed  under the SFO
                                          to carry out types 1 and 6 regulated
                                          activities

China Commercial Law Firm               Qualified PRC lawyers

Deloitte Touche Tohmatsu                Certified Public Accountants

Vigers Appraisal & Consulting Limited   Chartered Surveyors and Property Valuers

      As at the Latest Practicable Date, BNP Paribas Arbitrage Hong Kong Limited, a member of a group of companies to which BNP Paribas Peregrine Capital Limited belongs, held 64,000 H Shares in the Company, representing approximately 0.0015% of the issued share capital of the Company.

      Save as disclosed above, as at the Latest Practicable Date, none of BNP Paribas Peregrine Capital Limited, China Commercial Law Firm, Deloitte Touche Tohmatsu or Vigers Appraisal & Consulting Limited was beneficially interested in the share capital of any member of the Group or had any right, whether legally enforceable or not, to subscribe for or to nominate persons to subscribe for securities in any member of the Group and none had any interest, either directly or indirectly, in any assets which have been, since the date to which the latest published audited financial statements of the Company were made up, acquired or disposed of by or leased to or are proposed to be acquired or disposed of by or leased to any member of the Group.

8.    CONSENTS

      BNP Paribas Peregrine Capital Limited, China Commercial Law Firm, Deloitte Touche Tohmatsu and Vigers Appraisal & Consulting Limited have given and have not withdrawn their respective written consents to the issue of this circular with the inclusion of their letters, reports and/or summary of their opinions (as the case may be) and references to their names in the form and context in which they respectively appear herein.

APPENDIX VIII                                                GENERAL INFORMATION

9.    MATERIAL ADVERSE CHANGE

      The Directors are not aware of any material adverse change in the financial or trading position of the Group since 31 December 2003, being the date to which the latest published audited financial statements of the Group were made up.

10.   MISCELLANEOUS

      (a)   The company secretary of the Company is Guo Xiangdong.

      (b) The registered address of the Company is at No. 1052 Heping Road, Shenzhen, Guangdong Province, PRC, Postal Code: 518010.

      (c) The Hong Kong share registrar of the Company is Hong Kong Registrars Limited, Rooms 1712-1716, 17th Floor, Hopewell Centre, 183 Queen's Road East, Hong Kong.

      (d)   All references to times in this circular refer to Hong Kong times.

      (e) Except for Appendices IX and X, the English text of this circular shall prevail over the Chinese text, in case of any inconsistency.

11.   PROCEDURE FOR DEMANDING A POLL BY THE SHAREHOLDERS

      A resolution put to a vote of general meeting shall be decided on a show of hands unless a poll is (before or after any vote by show of hands) demanded:

      (1)   by the Chairman of the meeting;

      (2) by at least two Shareholders entitled to vote present in person or by proxy; or

      (3) by one or more Shareholders present in person or by proxy and individually or collectively representing 10% or more of all Shares carrying the right to vote at the meeting.

      Unless a poll be so demanded, a declaration by the chairman that a resolution has on a show of hands been carried unanimously, and, an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

      The demand for a poll may be withdrawn by the person who makes such demand.

APPENDIX VIII                                                GENERAL INFORMATION

12.   DOCUMENTS AVAILABLE FOR INSPECTION

      Copies of the following documents are available for inspection during normal business hours at Norton Rose, 38th Floor, Jardine House, 1 Connaught Place, Central, Hong Kong from 6 December 2004 to 21 December 2004 (both days inclusive):

      (a) the Acquisition Agreement, the Leasing Agreement, the Parent Comprehensive Services Agreement and the YC Comprehensive Services Agreement;

      (b)   the memorandum and articles of association of the Company;

      (c) the letter from the Independent Board Committee to the Independent Shareholders dated 5 December 2004, the text of which is set out on page 40 of this circular;

      (d) the letter from the Independent Financial Adviser dated 5 December 2004, the text of which is set out on pages 41 to 71 of this circular;

      (e) the auditors' report from PricewaterhouseCoopers on the financial information relating to the Group for each of the three financial years ended 31 December 2003, an extract of which is set out in Appendix I to this circular;

      (f) the accountants' report from Deloitte Touche Tohmatsu on the financial information relating to the Business dated 5 December 2004, the text of which is set out in Appendix II to this circular;

      (g) the statement of adjustments dated 5 December 2004 issued by Deloitte Touche Tohmatsu for the three years ended 31 December 2003 and six months ended 30 June 2004;

      (h) the comfort letter issued by Deloitte Touche Tohmatsu on the pro forma financial information relating to the Enlarged Group dated 5 December 2004, the text of which is set out in Appendix III to this circular;

      (i) the comfort letter issued by Deloitte Touche Tohmatsu in connection with the pro forma information relating to the Business dated 5 December 2004, the text of which is set out in Appendix IV to this circular;

      (j) the full property valuation report dated 5 December 2004 prepared by Vigers Appraisal & Consulting Limited, an extract of which is set out in Appendix V to this circular;

      (k) the business valuation report dated 5 December 2004 prepared by Vigers Appraisal & Consulting Limited, the text of which is set out in Appendix VI to this circular;

APPENDIX VIII                                                GENERAL INFORMATION

      (l) the report of factual findings dated 5 December 2004 issued by Deloitte Touche Tohmatsu, the text of which is set out in Appendix VII to this circular;

      (m) the written consents referred to in the section headed "Consents" in paragraph 8 of this appendix;

      (n) the audited accounts of the Company for each of the two financial years ended 31 December 2003; and

      (o) the feasibility study report dated 12 October 2004 prepared by Northern Jiaotong University (in Chinese only).

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

(A) PROPOSED AMENDMENT TO THE ARTICLES OF ASSOCIATION WHICH IS TO TAKE EFFECT IMMEDIATELY FOLLOWING THE OBTAINING OF THE APPROVAL OF SHAREHOLDERS AT THE EGM AND OTHER NECESSARY APPROVALS FROM THE RELEVANT PRC AUTHORITIES

      EXISTING ARTICLE 129

      The existing Article 129 shall be deleted in its entirety and replaced with the following:

      "Article 129 Each director, supervisor, general manager, deputy general manager and other senior management of the Company shall not cause the following persons or institutions ("Associates") to do what he/she is prohibited from doing:

      (1) the spouse or minor child of that director, supervisor, general manager, deputy general manager and other senior management of the Company;

      (2) a person acting in the capacity of trustee of that director, supervisor, general manager, deputy general manager and other senior management of the Company or any person referred to in sub paragraph
            (1) of this Article;

      (3) a person acting in the capacity of partner of that director, supervisor, general manager, deputy general manager and other senior management of the Company or any person referred to in sub paragraphs (1) and (2) of this Article;

      (4) a company in which that director, supervisor, general manager, deputy general manager and other senior management of the Company, alone or jointly with one or more persons referred to in sub paragraphs (1), (2) and (3) of this Article and other directors, supervisors, general manager, deputy general managers and other senior management of the Company have a de facto controlling interest;

      (5) the directors, supervisors, general manager, deputy general managers and other senior management of the controlled company referred to in sub paragraph (4) of this Article;

      (6) the "associate(s)" as defined in the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited."

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

(B) SUMMARY OF THE MAJOR PROPOSED AMENDMENTS TO THE ARTICLES OF ASSOCIATION WHICH ARE TO TAKE EFFECT UPON COMPLETION OF THE A SHARE ISSUE AND THE OBTAINING OF THE APPROVAL OF SHAREHOLDERS AT THE EGM AND OTHER NECESSARY APPROVALS FROM THE RELEVANT PRC AUTHORITIES

      EXISTING ARTICLE 6

      The existing Article 6 shall be deleted in its entirety and replaced with the following:

      "Article 6 In accordance with the provisions of the Company Law, the Special Regulations, "Mandatory Provisions for the Articles of Association of Companies to be Listed Outside China" (referred to as the "Mandatory Provisions"), Guidelines for Articles of Association of Listed Companies, other relevant laws, administrative regulations and regulatory documents of the State, the articles of association adopted on 22 January 1996 and the amended articles of association approved at the respective shareholders' general meetings held on 14 March 1996, 24 June 1997, 8 February 2001, 28 June 2002 and 10 June 2004 (referred to as the "Original Articles of Association"), the Company formulates these articles of association of the Company on [???]."

      EXISTING ARTICLE 18

      The existing Article 18 shall be deleted in its entirety and replaced with the following:

      "Article 18 Shares issued by the Company to domestic investors for subscription in Renminbi shall be referred to as "Domestic-Invested Shares". Domestic-Invested Shares include shares issued to the promoter by the Company upon its establishment and shares issued to the public in the PRC after its establishment. Shares issued by the Company to foreign investors for subscription in foreign currencies shall be referred to as "Foreign-Invested Shares". Foreign-Invested Shares which are listed overseas are called "Overseas Listed Foreign Invested Shares."

      The foreign currencies referred to in the preceding paragraph mean the legal currencies (apart from Renminbi) of other countries or districts which are recognised by the foreign exchange control authority of the State and can be used to pay the Company for the share price."

      EXISTING ARTICLE 21

      The existing Article 21 shall be deleted in its entirety and replaced with the following:

      "Article 21 The Company made its first increase of capital after its incorporation by issuing 1,431,300,000 H shares, including those by the exercise of over-allotment options.

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      Subsequent to the increase of capital by issuing shares as referred to in the preceding paragraph, the share capital structure of the Company is:
      4,335,550,000 ordinary shares, of which 2,904,250,000 shares are held by the Promoter, representing 66.99 per cent of the total number of ordinary shares, and 1,431,300,000 shares are held by holders of H Shares, representing 33.01 per cent of the total number of ordinary shares.

      The first issuance of [???] Renminbi-denominated ordinary shares to the public in the PRC on [???] by the Company was approved by China Securities Regulatory Commission on [???], and such shares are listed on the Shanghai Stock Exchange on [???].

      Subsequent to the increase of capital by issuing shares to the public in the PRC as referred to in the preceding paragraph, the share capital structure of the Company is: [???] ordinary shares, of which 2,904,250,000 shares are held by the Promoter, [???] shares are held by public shareholders in the PRC and 1,431,300,000 shares are held by holders of H Shares, representing [???] per cent, [???] per cent and [???] per cent of the total number of ordinary shares, respectively."

      EXISTING ARTICLE 24

      The existing Article 24 shall be deleted in its entirety and replaced with the following:

      "Article 24 The Company's registered capital is Renminbi 4,335,550,000. Subsequent to the increase in capital by issuing of shares to the public in the PRC as referred to in Article 21, the Company's registered capital is Renminbi [???]."

      EXISTING ARTICLE 25

      The existing Article 25 shall be deleted in its entirety and replaced with the following:

      "Article 25 The Company may, based on its requirements for operation and development and in accordance with the relevant provisions of these articles of association, approve an increase in capital.

      The Company may increase its capital in the following ways:

      (1) offering new shares to non-specially-designated investors for subscription;

      (2)   placing new shares to its existing shareholders;

      (3)   distributing new shares to its existing shareholders;

      (4)   transferring public welfare funds to increase capital;

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      (5)   any other ways permitted by laws and administrative regulations.

      The Company's increase in capital by issuing new shares shall, after being approved in accordance with the provisions of these articles of association, be conducted in accordance with the procedures stipulated by relevant laws and administrative regulations of the State."

      EXISTING ARTICLE 26

      The existing Article 26 shall be deleted in its entirety and replaced with the following:

      "Article 26 Unless otherwise provided by law or administrative regulation, shares in the Company are freely transferable and are not subject to any pledge."

      NEW ARTICLE 27

      The following new article shall be added as Article 27:

      "Article 27 The Company does not accept shares of the Company as the subject of a pledge."

      NEW ARTICLE 28

      The following new article shall be added as Article 28:

      "Article 28 Shares of the Company held by the Promoter shall not be transferred within three years from the date of establishment of the Company. The directors, supervisors, managers and other senior management shall report to the Company on a regular basis as to the Company's shares held by them during their terms of office. They may not transfer the shares of the Company held by them during their terms of office and within six months from the termination of their office."

      NEW ARTICLE 29

      The following new article shall be added as Article 29:

      "Article 29 Where a shareholder of the Company holding 5 per cent or more of the shares carrying the right to vote pledges the shares held, he/she shall report to the Company in writing within three working days from the date on which the event occurs."

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      NEW ARTICLE 30

      The following new article shall be added as Article 30:

      "Article 30 Where a shareholder of the Company holding 5 per cent or more of the shares carrying the right to vote sells the shares held within six months from the date of acquisition of the shares or acquires shares of the Company again within six months from the date of sale of the shares, the profits arising from such transactions shall belong to the Company.

      The provision in the preceding paragraph is applicable to the directors, supervisors, managers and other senior management of legal person shareholders holding 5 per cent or more of the shares carrying the right to vote.

      In the event that the regulatory authorities of the place where the Overseas-Listed Foreign-Invested Shares are listed have different requirements, such requirement shall prevail."

      EXISTING ARTICLE 42

      The existing Article 42 shall be deleted in its entirety and replaced with the following:

      "Article 46 Different parts of the share register shall not overlap. No transfer of any shares registered in any part of the register shall, during the continuance of that registration, be registered in any other part of the register.

      All the fully paid up Domestic-Invested Shares and H Shares can be freely transferred in accordance with provisions of the laws and regulations and these articles of association. However, where H Shares are transferred, the board of directors may refuse to recognise any instrument of transfer without giving any reason unless:

      (1) a fee (for each instrument of transfer) of two dollars and fifty cents Hong Kong dollars or any higher fee as agreed by the Stock Exchange has been paid to the Company for registration of any instrument of transfer or any other document which is related to or will affect ownership of the shares;

      (2)   the instrument of transfer only involves H Shares;

      (3) the stamp duty chargeable on the instrument of transfer has been paid;

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      (4) the relevant share certificate and upon the reasonable request of the board of directors any evidence in relation to the right of the transferor to transfer the shares have been submitted;

      (5) if it is intended to transfer the shares to joint holders, then the maximum number of joint holders shall not exceed four (4);

      (6)   the Company does not have any lien on the relevant shares.

      The alteration and rectification of each part of the share register shall be carried out in accordance with the laws of the place where the register is maintained.

      If the Company refuses to register any transfer of shares, the Company shall within two months of the formal application for the transfer provide the transferor and the transferee with a notice of refusal to register such transfer."

      EXISTING ARTICLE 50

      The existing Article 50 shall be deleted in its entirety and replaced with the following:

      "Article 54 The ordinary shareholders of the Company shall enjoy the following rights:

      (1) the right to dividends and other distributions in proportion to number of shares held;

      (2) the right to attend or appoint a proxy to attend shareholders' general meetings and to vote thereat;

      (3) the right of supervisory management over the Company's business operations, and the right to present proposals or enquiries;

      (4) the right to transfer, give or pledge the shares held in accordance with laws, administrative regulations and provisions of these articles of association;

      (5) the right to obtain relevant information in accordance with the provisions of laws, regulations and these articles of association, including:

            (i) the right to obtain a copy of these articles of association, subject to payment of the cost of such copy;

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

            (ii) the right to inspect free of charge, and copy subject to payment of a reasonable charge:

                  (a)   all parts of the share register;

                  (b) personal particulars of each of the Company's directors, supervisors, managers and other senior management, including:

                        (aa) present name and alias and any former name or alias;

                        (bb)  principal address (residence);

                        (cc)  nationality;

                        (dd) primary and all other part time occupations and duties;

                        (ee)  identification document and its number.

                  (c)   state of the Company's share capital;

                  (d) reports showing the aggregate par value, quantity, highest and lowest price paid in respect of each class of shares repurchased by the Company since the end of last accounting year and the aggregate amount paid by the Company for this purpose;

                  (e)   minutes of shareholders' general meetings;

                  (f) the latest audited financial reports and the directors', auditors' and supervisors' reports thereon;

                  (g)   special resolutions of the Company;

                  (h) a copy of the latest annual financial report filed with the national taxation department or other authorities in charge;

      (6) in the event of the termination or liquidation of the Company, to participate in the distribution of surplus assets of the Company in accordance with the number of shares held;

      (7) other rights conferred by laws, administrative regulations and these articles of association."

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      EXISTING ARTICLE 51

      The existing Article 51 shall be deleted in its entirety and replaced with the following:

      "Article 55 The ordinary shareholders of the Company shall assume the following obligations:

      (1)   to abide by these articles of association;

      (2) to pay subscription monies according to the number of shares subscribed and the method of subscription;

      (3) except as stipulated under laws and regulations, withdrawal shall not be made;

      (4) other obligations imposed by laws, administrative regulations and these articles of association.

      Shareholders are not liable to make any further contribution to the share capital other than as agreed by the subscriber of the relevant shares on subscription."

      EXISTING ARTICLE 52

      The existing Article 52 shall be deleted in its entirety and replaced with the following:

      "Article 56 In addition to the obligations imposed by laws and administrative regulations or required by the listing rules of the stock exchange on which shares of the Company are listed, a controlling shareholder shall not exercise his voting rights in respect of the following matters in a manner prejudicial to the interests of the shareholders as a whole or of some of the shareholders of the Company:

      (1) to relieve a director or supervisor of his duty to act honestly in the best interests of the Company;

      (2) to approve the expropriation by a director or supervisor (for his/her own benefit or for the benefit of another person), in any guise, of the Company's assets, including (without limitation) opportunities beneficial to the Company;

      (3) to approve the expropriation by a director or supervisor (for his/her own benefit or for the benefit of another person) of the individual rights of other shareholders including (without limitation) rights to distributions and voting rights save pursuant to a corporate restructuring submitted to the shareholders' general meeting for approval in accordance with these articles of association.

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      In the flows of operating capital between the controlling shareholder and other connected parties and the Company, appropriation of the Company's capital shall be stringently restricted. The controlling shareholder and other connected parties shall not request the Company to pay in advance salaries, benefits, insurance, advertisement and other fees for them. Also, they may not bear the costs and other expenses on behalf of one another.

      The Company shall not directly or indirectly provide capital to the controlling shareholder and other connected parties for use in the following ways:

      (1) to lend capital of the Company to the controlling shareholder and other connected parties for use whether at a consideration or at nil consideration;

      (2) to extend entrusted loans to the connected parties through banks or non-bank financial institutions;

      (3) to entrust the controlling shareholder and other connected parties to conduct investment activities;

      (4) to issue a bill of acceptance without real transaction background for the controlling shareholder and other connected parties;

      (5) to pay off liability for the controlling shareholder and other connected parties;

      (6)   other ways specified by China Securities Regulatory Commission."

      EXISTING ARTICLE 53

      The existing Article 53 shall be deleted in its entirety and replaced with the following:

      "Article 57 For the purpose of the foregoing Article, a "controlling shareholder" means a person who satisfies any one of the following conditions:

      (1) he/she alone or acting in concert with others has the power to elect more than half of the board of directors;

      (2) he/she alone or acting in concert with others has the power to exercise or to control the exercise of 30 per cent or more of the voting rights in the Company;

      (3) he/she alone or acting in concert with others holds 30 per cent or more of the outstanding shares of the Company;

      (4) he/she alone or acting in concert with others in any other manner controls the Company in fact.

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      "Acting in concert" referred to in this Article means any act of two or more persons who, pursuant to an agreement (whether oral or written), reach consensus to obtain or consolidate control of the Company through the acquisition by any of them of voting rights of the Company."

      EXISTING ARTICLE 56

      The existing Article 56 shall be deleted in its entirety and replaced with the following:

      "Article 60 The shareholders' general meeting shall have the following functions and powers:

      (1) to decide on the Company's operational policies and investment plans;

      (2) to elect and replace directors and decide on matters relating to the remuneration of directors;

      (3) to elect and replace the supervisors who are representatives of shareholders and decide on matters relating to the remuneration of supervisors;

      (4)   to examine and approve reports of the board of directors;

      (5)   to examine and approve reports of the supervisory committee;

      (6) to examine and approve the Company's proposed annual preliminary and final financial budgets;

      (7) to examine and approve the Company's profit distribution plans and plans for making up losses;

      (8) to decide on increases or reductions in the Company's registered capital;

      (9) to decide on matters such as merger, division, dissolution and liquidation of the Company;

      (10)  to decide on the issue of debentures by the Company;

      (11) to decide on the appointment, dismissal and disengagement of the accounting firm of the Company;

      (12)  to amend these articles of association;

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      (13) to consider motions raised by shareholders who represent 5 per cent or more of the total shares of the Company carrying the right to vote;

      (14) to consider and approve the proposals for the establishment of strategy, audit, nomination, remuneration, appraisal and other special committees of the board of directors of the Company;

      (15) to decide on other matters which require resolutions of the shareholders in general meeting according to relevant laws, administrative regulations and provisions of these articles of association;

      (16) to decide on matters which the board of directors may be delegated or authorized to deal with by the shareholders in general meeting."

      EXISTING ARTICLE 58

      The existing Article 58 shall be deleted in its entirety and replaced with the following:

      "Article 62 Shareholders' general meetings are divided into annual general meetings and extraordinary general meetings. Shareholders' general meetings shall be convened by the board of directors. Annual general meetings are held once every year and within six (6) months from the end of the preceding financial year.

      In the event that the Company is not able to convene the annual general meeting within the aforesaid prescribed period for any reasons, it shall report to the relevant stock exchanges to explain the reasons and make an announcement.

      Under any of the following circumstances, the board of directors shall convene an extraordinary general meeting within two (2) months:

      (1) when the number of directors is less than the number of directors required by the Company Law or two-thirds of the number of directors specified in these articles of association;

      (2) when the unrecovered losses of the Company amount to one third of the total amount of its share capital;

      (3) when the shareholder(s) holding 10 per cent or more of the Company's outstanding shares carrying voting rights request(s) in writing the convening of an extraordinary general meeting;

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      (4) when deemed necessary by the board of directors or as requested by the supervisory committee."

      NEW ARTICLE 83

      The following new article shall be added as Article 83:

      "Article 83 Where the shareholders' general meeting is considering matters related to a connection transaction, a connected shareholder shall not participate in voting and the shares with voting rights which they represent shall not be counted in the total number of valid votes. Announcement on the resolutions passed at the shareholders' general meeting shall adequately disclose the details of the unconnected shareholders' votes. If the connected shareholders are unable to abstain from voting due to special reasons, they may vote according to the normal procedures after the Company has obtained consent of the competent authority. Detailed explanation shall be given in the announcement regarding the resolutions passed at the general meeting.

      A connected transaction referred to in the preceding paragraph refers to an event whereby a transfer of resources or obligations takes place between connected parties, regardless of whether a consideration is paid, for instance:

      (1)   the sale or purchase of merchandise;

      (2)   the sale or purchase of assets other than merchandise;

      (3)   the provision or receipt of labour services;

      (4)   agency arrangements;

      (5)   lease arrangements;

      (6)   provision of finance (made in the form of cash or in kind);

      (7)   guarantees;

      (8)   management contracts;

      (9)   transfer of research and development projects;

      (10)  licence agreements;

      (11)  gift;

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      (12)  debt restructuring;

      (13)  non-monetary transactions;

      (14)  joint investment by connected parties.

      The following events are not deemed as a connected transaction:

      (1) a connected party obtains shares by paying up subscription monies in the form of currencies in accordance with prospectuses and placing circulars of the Company;

      (2) a connected party receives dividends and bonuses in accordance with a resolution of shareholders' general meeting;

      (3) a connected party purchases debentures issued by the Company to the public;

      (4) other events not deemed to be a connected transaction by the relevant laws and regulations.

      A connected shareholder shall voluntarily abstain from voting and surrender his voting rights in the shareholders' general meeting. In the event that a connected shareholder does not voluntarily abstain from voting, the chairman of the meeting shall request the connected shareholder to abstain from voting. In case where the chairman needs to abstain from voting, the vice-chairman or other directors shall request the chairman and other connected shareholders to abstain from voting. Any shareholder who does not need to abstain from voting may request connected shareholders to abstain from voting.

      Should a shareholder being requested to abstain from voting or other shareholders object to the nature of the connected transaction and the disclosure of interest, abstention from voting and surrender of voting rights in the meeting arising therefrom, an extraordinary board meeting of the directors who do not need to abstain from voting may be sought to resolve the matter. Such resolution shall be final. Should the dissenter still have an objection, he may file a complaint to the agency of the Securities Regulatory Commission or seek to solve the case in other ways after the shareholders' general meeting."

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      EXISTING ARTICLES 83 AND 84

      The existing Articles 83 and 84 shall be deleted in their entirety and replaced with the following:

      "Article 88 If votes are counted at a shareholders' general meeting, the result of the count shall be recorded in the minutes of the meeting and signed by directors present at the meeting. The minutes of the shareholders' general meeting shall record the following matters:

      (1) the number of shares carrying the right to vote attending the shareholders' general meeting and its ratio to the total number of shares of the Company;

      (2)   the date and venue of the meeting;

      (3)   the name of the chairman of the meeting and the agenda;

      (4) the key points of speech made by all speakers on each matter under consideration;

      (5)   the voting result of each matter resolved;

      (6) details of the queries and suggestions of shareholders and the responses or explanations of the board of directors and supervisory committee;

      (7) other matters that should be recorded in the minute book according to the shareholders' general meeting and these articles of association.

      The minutes, the signature book of shareholders attending the meeting and the proxy forms shall be kept at the office of the Company."

      NEW ARTICLE 100

      The following new article shall be added as Article 100:

      "Article 100 The directors of the Company shall include independent directors and at least one-third of the board members shall be independent directors.

      An independent director is a director who does not act in other capacities in the Company other than as a director, and who does not have any relationship with the Company or its substantial shareholders which may affect the director in making independent and objective judgement.

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      (1) The board of directors, supervisory committee of the Company or shareholders, individually or jointly, holding 1 per cent or more of the issued shares of the Company may nominate a candidate as independent director. Independent directors shall be elected at the shareholders' general meeting.

            Independent directors shall serve a term of 3 years. A director may serve consecutive terms if re-elected upon the expiration of his term. However, an independent director shall not consecutively hold the office for more than six years.

      (2) The board of directors may propose to the shareholders' general meeting to remove any independent director who is absent from the board meetings for three consecutive times. Except where a person shall not act as a director as stipulated in the Company Law, an independent director shall not be removed before expiration of office without reason. In the event of early removal from office, the Company shall disclose the same as a special disclosure matter. Should the independent director being removed from office consider the reason of removal to be improper, a public statement may be made.

      (3) An independent director may resign before the expiration of his term. The independent director shall submit a written resignation to the board of directors, and state any matter that is related to his resignation or which he considers it necessary that the attention of the shareholders and creditors of the Company should be drawn to. Should the resignation of the independent director cause the ratio of independent directors in the board of directors of the Company to fall below one-third, the resignation of the independent director shall become effective after the vacancy is filled by the succeeding independent director.

      (4)   An independent director shall have the following special duties:

            1. a connected transaction of which the total consideration accounts for more than 5 per cent of the latest audited net asset value of the Company shall be approved by the independent directors before submission to the board of the directors for discussion;

            2. to propose to the board of directors any engagement or removal of accountants;

            3. to propose to the board of directors the convening of an extraordinary general meeting;

            4.    to propose the convening of a board meeting;

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

            5.    to engage external auditors or consultants independently;

            6. should a matter proposed for discussion at a shareholders' general meeting by the board require independent financial report by an independent financial adviser, the independent financial adviser shall be engaged by the independent directors;

            7. to make a call for voting rights to the shareholders before the shareholders' general meeting;

            8. to make independent opinions on significant events of the Company.

      To exercise the above duties, independent directors shall obtain approval of more than half of all independent directors."

      NEW ARTICLE 101

      The following new article shall be added as Article 101:

      "Article 101 To ensure that the independent directors can effectively perform their duties, the Company shall provide to the independent director with the necessary working conditions as follows:

      (1) The Company shall ensure that the independent directors enjoy equal rights to information as other directors. In respect of any significant matter subject to board decision, the Company shall give prior notice to the independent directors within the prescribed time and provide them with adequate information at the same time. Should the independent directors consider the information to be inadequate, they may request for supplementary information. In the case where 2 or more independent directors consider the information to be inadequate or the grounds to be unclear, they may propose jointly in writing to postpone the board meeting or delay the discussion of the relevant matters by the board of the directors. Such proposal shall be accepted by the board of directors.

      (2) The Company shall provide the independent directors with the necessary working conditions for the discharge of their duties. The secretary to the board of directors of the Company shall actively assist the independent directors with their discharge of duties, including briefing on the situation and provision of materials, etc..

      (3) When the independent directors perform their duties, the relevant staff of the Company shall actively coordinate with them, and shall not refuse, hinder or

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

            conceal, and shall not interfere with their independence in discharging their duties. The Company shall make disclosure where the proposals of independent directors are not accepted or their duties cannot be performed.

      (4) The fees required for the engagement of intermediaries and discharge of other duties by the independent directors shall be borne by the Company.

      (5) The Company shall offer appropriate allowances to the independent directors. The budget for the level of allowances shall be formulated by the board of directors and approved at a shareholders' general meeting. Apart from the above allowances, the independent directors shall not obtain other additional or undisclosed benefits from the Company and its substantial shareholders or an institution in which the independent directors have interests and its staff.

      (6) The Company may establish a compulsory liability insurance system of the independent directors according to its needs."

      NEW ARTICLE 102

      The following new article shall be added as Article 102:

      "Article 102 An independent director shall fulfil the following requirements:

      (1) possesses the qualifications as an independent director of a listed company in accordance with the laws, regulations and other related requirements;

      (2) satisfies the criteria of independence as stipulated in laws, administrative regulations and regulatory documents;

      (3) has basic knowledge of the operations of a listed company, and is familiar with the relevant laws, administrative regulations, regulations and rules;

      (4) possesses more than 5 years' working experience in practising law, finance or possess other experience necessary for discharging the duties as an independent director;

      (5)   other requirements as specified in these articles of association.

      The following persons shall not act as an independent director:

      (1) an employee of the Company or its subsidiaries and his/her direct relatives and main social relations (direct relatives include spouse, parents and children while main social relations include siblings, parents-in-law, sons/daughters-in-law, spouses of siblings, siblings of spouse);

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      (2) a natural person shareholder holding, directly or indirectly, more than 1 per cent of the shares of the Company in issue or being a top 10 shareholder of the Company and his/her direct relatives;

      (3) an employee of a corporate shareholder directly or indirectly holding more than 5 per cent of the shares of the Company or an employee of any of the top 5 corporate shareholders, and his/her direct relatives;

      (4) any person who falls within any of the above 3 categories in the most recent year;

      (5) any person who provides financial, legal, consultation services to the Company or its subsidiaries or an employee of such relevant institutions;

      (6)   other persons."

      EXISTING ARTICLE 96

      The existing Article 96 shall be deleted in its entirety and replaced with the following:

      "Article 103 The board of directors is responsible to the shareholders' general meeting and exercises the following powers:

      (1) to be responsible for the convening of the shareholders' general meeting and to report on its work to the shareholders' general meeting;

      (2)   to implement the resolutions of the shareholders' general meetings;

      (3)   to decide on the Company's business plans and investment plans;

      (4) to formulate the Company's annual preliminary and final financial budgets;

      (5) to formulate the Company's profit distribution plans and plan for making up losses;

      (6) to formulate proposals for increases or reductions in the Company's registered capital and the issue of debentures of the Company;

      (7) to draw up plans for the merger, division or dissolution of the Company;

      (8) to formulate proposals for the establishment of strategy, audit, nomination, remuneration, appraisal and other special committees of the board of directors;

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      (9) to decide on the establishment of the Company's internal management structure;

      (10) to appoint or dismiss the Company's general manager, and pursuant to the general manager's nominations to appoint or dismiss the deputy general manager and other senior management (including the financial controller) of the Company and decide on their remunerations;

      (11)  to establish the Company's basic management system;

      (12) to formulate proposals for any amendments to the Company's articles of association;

      (13) to exercise any other powers conferred by these articles of association or the shareholders' general meetings.

      Except the board of directors' resolutions in respect of the matters specified in sub-paragraphs (6), (7) and (12) of this Article which shall be passed by more than two-thirds of the directors, the board of directors' resolutions in respect of all other matters may be passed by more than one half of the directors.

      The board of directors may formulate rules governing decision making in respect of the financial and investment management of the Company, the formulation of or amendment to such rules shall be passed by more than two-thirds of the directors (at least one of them shall be a non-executive director)."

      NEW ARTICLE 104

      The following new article shall be added as Article 104:

      "Article 104 The board of directors of the Company shall stringently control the paying off of the Company's capital appropriated by a connected party with non-cash assets. In the event that a connected party intends to pay off the Company's capital appropriated by it with non-cash assets, the following provisions shall be observed:

      (1) the assets used for compensation shall belong to the same business system of the Company. They should help enhance the Company's independence and core competitiveness and minimize connected transactions. They shall not be assets which have not yet been put into operation or have no objective and clear net book values;

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      (2) the Company shall engage intermediaries with relevant securities and futures business qualifications to conduct a valuation on the assets which can be used to pay off liabilities. The value of the assets or the audited net book values of the assets to be used for paying off the liabilities shall be used to determine the basis of pricing. However, the final consideration shall not prejudice the interests of the Company, and shall be discounted after full consideration is given to the present value of the capital appropriated;

      (3) the independent directors shall express independent opinion on the proposal of paying off of liabilities using assets by the connected party of the Company. They may engage intermediaries with relevant securities and futures business qualifications to issue an independent financial adviser report;

      (4) the proposal of paying off of liabilities using assets by the connected party of the Company shall be submitted to China Securities Regulatory Commission for approval;

      (5) the proposal of paying off of liabilities using assets by the connected party of the Company shall be subject to consideration and approval at a shareholders' general meeting in which the connected shareholders shall abstain from voting."

      NEW ARTICLE 105

      The following new article shall be added as Article 105:

      "Article 105 All directors of the Company shall cautiously handle and stringently control the risk of external debt. They shall be held responsible for the losses resulting from an external guarantee given in violation of the regulations or an irregular external guarantee in accordance with the laws. The controlling shareholder and other connected parties shall not compel the Company to provide a guarantee to third parties.

      When providing external guarantee, the Company shall comply with the following provisions:

      (1) the subject of an external guarantee provided by the Company shall have a bank credit rating of an AA grade and shall not have any bad credit record with a bank;

      (2) resolutions in respect of the Company's external guarantee shall be passed by more than two-third of all directors; those beyond the authority of the board of directors shall be proposed to a shareholders' general meeting for approval;

APPENDIX IX                                               PROPOSED AMENDMENTS TO
                                                         ARTICLES OF ASSOCIATION

      (3) no guarantee shall be provided for the controlling shareholder and other connected parties or non legal person units in which the Company has an equity interest of 50 per cent or less or individual;

      (4) no guarantee shall be directly or indirectly provided for debts of any party whose asset-liability ratio is above 70 per cent;

      (5) the total amount of external guarantees shall not exceed 5 per cent of the net asset value as stated in the Company's consolidated financial statements for the latest accounting year;

      (6) the provision of a counter-guarantee shall be requested from the other party in respect of an external guarantee, and the person providing the counter-guarantee shall have actual ability to assume the obligations;

      (7) the Company shall strictly observe the relevant provisions for the faithful discharge of the obligations of information disclosure in respect of the external guarantee. It should also honestly provide the information on all external guarantees to the registered accountant as required.

      The independent directors of the Company shall make specific statements in respect of the Company's accumulated and current external guarantees and the situation in respect of the compliance with the above provisions in the annual report, and express independent opinion.

      The board of directors shall set the boundaries for making risky investments with the Company's assets, and establish stringent review and decision-making procedures. Evaluation by relevant experts and professionals shall be organized for significant investment projects, and approval shall be sought at a shareholders' general meeting."

      OTHERS

      The numbering of Articles or other Articles being affected by the above proposed amendments will be accordingly adjusted in proper order.

APPENDIX X                                                         MISCELLANEOUS

(A) DECISION MAKING SYSTEM CONCERNING CONNECTED TRANSACTIONS OF GUANGSHEN RAILWAY COMPANY LIMITED

                          CHAPTER 1 GENERAL PROVISIONS

      Article 1

      To better regulate the decision making system concerning the connected transactions of Guangshen Railway Company Limited (hereinafter referred to as the "Company"), to improve the internal control system of the Company and to protect the legitimate interests of all shareholders, the Company formulates this decision making system in accordance with the Company Law of the People's Republic of China (hereinafter referred to as the "Company Law"), the Articles of Association of the Company and other relevant regulations of the State.

      Article 2

      Connected transactions of the Company refer to transactions which involve the exchange of resources or assets, mutual provision of products or labour services between the Company and its subsidiaries and their respective connected persons, including but not limited to:

      (1)   the sale or purchase of merchandise;

      (2)   the sale or purchase of assets other than merchandise;

      (3)   the provision or receipt of labour services;

      (4)   agency arrangements;

      (5)   lease arrangements;

      (6) the provision of finance (including those in the form of cash or in kind);

      (7)   guarantees;

      (8)   management contracts;

      (9)   the transfer of research and development projects;

      (10)  licence agreements;

      (11)  gift;

APPENDIX X                                                         MISCELLANEOUS

      (12)  debt restructuring;

      (13)  non-monetary transactions;

      (14)  joint investment by connected parties.

      A subsidiary of the Company is an enterprise of which the Company is the largest shareholder or which the Company controls the composition of the board of directors by virtue of its shareholdings or the provisions of the articles of the association of such party or any joint venture agreement.

           CHAPTER 2 DEFINITION OF THE SCOPE OF CONNECTED TRANSACTIONS

      Connected persons of the Company include connected legal persons, connected natural persons and potential connected persons.

      Article 3

      Any legal person who has the following relationship with the Company shall be deemed to be a connected legal person of the Company:

      (1)   Control:

            Where a party has direct or indirect control over another party, or is entitled to exercise control over the financial, personnel and operation decision of such other party according to its proportionate shareholdings or the provisions of the articles of the association of such other party or the operation agreement.
            Examples: the relationship between parent company and subsidiary, parent company and second-tier subsidiary, or holding company and controlled company.

      (2)   Significant influence:

            Where a party is entitled to participate in and have significant influence over the financial, personnel and operation decision of another party according to its proportionate shareholdings or the provisions of the articles of the association of such other party or the operation agreement. A party holding more than 20 per cent of the equity interests in the other party shall be deemed to have significant influence over such party, unless the articles of the association or the operation agreement expressly excludes its right to participate in decision making.

APPENDIX X                                                         MISCELLANEOUS

      (3)   Under common control:

            Where both parties are, directly or indirectly, controlled or influenced by the same third party. Examples: fellow subsidiaries, fellow associated companies, and relationship between fellow subsidiaries and fellow associated companies.

      (4)   Cross appointment:

            Where any director, supervisor or senior management of the Company or any person holding more than 10 per cent of the equity interests in the Company is appointed as a director, supervisor or senior management of the other party.

      (5) Any legal person who is deemed to have connection with the Company in accordance with the relevant laws and regulations of the State.

      Article 4

      Any person who falls within any of the following categories shall be deemed to be a connected natural person of the Company:

      (1) any individual shareholder who holds more than 5 per cent of the shares of the Company;

      (2)   a director, supervisor or senior management of the Company;

      (3) a director, supervisor or senior management of a connected enterprise which has controlling shareholdings of the Company;

      (4)   any relatives of the aforesaid person, including:

            1.    parents;

            2.    spouse;

            3.    siblings;

            4. children of the age of 18 and have the capacity to assume civil liability;

            5. parents of the spouse, spouse of the children, siblings of the spouse, spouse of the siblings.

APPENDIX X                                                         MISCELLANEOUS

      Article 5

      Any person who enters into any agreement or arrangement with a connected legal person of the Company and falls within the requirements of Article 3 and clauses (2), (3) and (4) of Article 4 herein after the agreement becoming effective shall be deemed to be a potential connected person of the Company.

      Article 6

      The subject of the following relationships shall not be deemed to be a connected person of the Company:

      (1) any enterprise or individual which has a material creditor-debtor relationship with the Company solely in the course of business, such as lending, guarantee or leasing, etc.;

      (2) any enterprise or individual which has mutual operation reliance as being a distributor, supplier or user with long term or substantial business dealings;

      (3) any enterprise or individual whose connection arises from the part-time job of general staff or the family member of general staff.

      Article 7

      The properties or interests involved in a connected transaction entered into by the Company may include, but not limited to, the following:

      (1)   Tangible property:

            Including finished goods or semi finished goods, raw materials, energy and other moveable or immovable property, work-in-progress and completed work, etc.;

      (2)   Intangible property:

            Including goodwill, trade mark, patent, authorship, know-how, trade secret, land use right and other intangible property;

      (3)   Labour and services:

            Including services which should be paid for, such as labour, property management of dormitory, office and facilities, etc., consultation service, technology service, financial service (including guarantee and security etc.), lease and agency service;

      (4)   equity interests, debts or potential gains.

APPENDIX X                                                         MISCELLANEOUS

      Article 8

      Any connected transaction entered into between the Company and a connected person on more or less favourable conditions than those normal conditions of a transaction entered into between other independent enterprises and prejudicial to the interests of the Company and shareholders shall be defined as an improper connected transaction. The following connected transactions are considered as improper connected transactions:

      (1) where the selling or purchase price of products or other movable and immovable property are significantly higher or lower than the price offered in a usual transaction;

      (2) the fees, charging rate or interest rate in respect of the provision or receipt of labour services, services or financing are significantly higher or lower than the normal standards (being the state standards, industry standards or the usual standards generally adopted within the same country and the same industry);

      (3) the price of acquiring intangible assets or realising the equity interests is significantly higher or lower than its actual value; whereas the actual value shall be determined with reference to the valuation of the intangible assets or the equity interests carried out by valuation firms (if the property is a state-owned asset, its value shall also be subject to the confirmation of the relevant state-owned assets management department in accordance with the laws);

      (4) giving up any business opportunity for the benefits of a connected person; the Company engaging in an unfair transaction or assuming additional obligations in order to execute the decision of its parent company, unless there is sufficient evidence showing that the Company has been or will be fully indemnified with profits of the parent company or through other decisions made by the parent company, such connected transaction shall not be deemed as an improper connected transaction;

      (5) not exercising its equity interests in a connected person, creditor's rights or other property rights of the connected person in an active manner such that the interests of the Company and the shareholders are prejudiced;

      (6) any connected transaction that violates any provisions of the relevant laws, regulations and policies of the State.

APPENDIX X                                                         MISCELLANEOUS

       CHAPTER 3 BASIC PRINCIPLES OF ENTERING INTO CONNECTED TRANSACTIONS

      Article 9

      A connected transaction of the Company shall adhere to the following basic principles:

      (1)   compliance with the principles of honesty and integrity;

      (2) where possible, to avoid, minimize and regulate the principles of entering into connected transactions. As regards the review and approval of any inevitable connected transactions, the Company shall adhere to the principles of openness, fairness and impartiality;

      (3) the shareholders' general meeting, the board of directors and the supervisory committee shall determine whether such connected transaction is in the interests of the Company with reference to objective standards. When the connected transaction is put to the meeting for voting, relevant parties shall abstain from voting or make a representation of fairness. If no resolution is passed owing to the abstention, the connected transaction shall be deemed to be null and void;

      (4) the price of the connected transaction shall not deviate from the fair standards of an independent third party in the market, and must adhere to the principles of openness and market fairness. Where it is difficult to find comparable market price or there is pricing restriction for the connected transaction, the standards of costs and profits of the connected transaction shall be expressly stated in the contract or agreement.

        CHAPTER 4 PRINCIPLES APPLICABLE TO SHAREHOLDERS' GENERAL MEETING
                     IN RELATION TO CONNECTED TRANSACTIONS

      Article 10

      When the connected transaction is put to the shareholders' general meeting of the Company for voting, connected shareholders shall abstain from voting. If the connected shareholders are unable to abstain due to special reasons, they may vote after the Company has obtained consent from the relevant department. In such case, the Company shall explain in detail during the shareholders' general meeting, and shall separately count the votes of the unconnected shareholders.

      Article 11

      Any resolution in respect of the proposed connected transaction or its relevant matter at the shareholders' general meeting of the Company shall be valid only when it is passed by the majority of unconnected shareholders with voting rights.

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APPENDIX X                                                         MISCELLANEOUS

      Article 12

      When a connected person of the Company enters into an agreement with the Company in respect of a connected transaction, certain necessary abstention measures shall be adopted:

      (1) any individual person shall only represent one party when entering into the agreement;

      (2) no connected person is allowed to interfere the decision made by the Company in whatsoever manner;

      (3) any matter that the connected person is required to abstain from voting in accordance with the relevant laws and regulations of the State and the Articles of Association.

    CHAPTER 5 PRINCIPLES APPLICABLE TO THE BOARD OF DIRECTORS IN RELATION TO
                             CONNECTED TRANSACTIONS

      Article 13

      In the event that any director or any other enterprise in which the director is employed has any direct or indirect connection with the contract, transaction or arrangement (other than the employment contract) entered into or proposed by the Company, the director shall disclose the nature and extent of the connection to the board of directors as soon as possible, regardless of whether the relevant matter requires the approval or consent of the board of directors under usual circumstances.

      Unless the connected director has made disclosure to the board of directors according to the aforesaid requirement under this Article and is not counted by the board of directors in the quorum and such matter is approved in the meeting at which such director has abstained from voting, the Company is entitled to rescind the contract, transaction or arrangement, except that the counterparty is a third party acting in good faith.

      Article 14

      If, prior to the Company considering the entering into of the relevant contract, transaction and arrangement for the first time, a director of the Company gives notice in writing to the board of directors stating that he will be interested in subsequent contracts, transactions and arrangements to be entered into by the Company due to the matter listed in such notice, the relevant director shall, within the scope explained in such notice, be deemed to have fulfilled the disclosure requirement required under Article 13.

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APPENDIX X                                                         MISCELLANEOUS

      Article 15

      The board of directors shall determine whether the relevant matter proposed to the board of directors or the shareholders' general meeting for review constitutes a connected transaction in accordance with the requirements of this system. For the purpose of determination, the shareholding of the shareholders shall be that on the date it is registered.

      If the board of directors considers that the relevant matter proposed to the board of directors or the shareholders' general meeting for review constitutes a connected transaction, the board of directors shall notify the connected shareholder in writing and expressly advise that such connected transaction shall be voted in accordance with the requirements of this system. For material connected transactions, the board of directors shall seek advice from its minority shareholders.

      Article 16

      Where the board of directors considers any proposal or matter which involves any connected directors, the connected directors may attend the board meeting and explain his view in accordance with the laws and regulations, but may not vote on such proposal or matter. If any director absent from the board meeting is a connected director, he may not authorise other directors to vote on his behalf on such proposal or matter.

      Any resolution in respect of any proposal or matter which involves any connected director shall be valid only when it is passed by a majority of the unconnected directors.

      Article 17

      The board of directors of the Company shall determine whether such connected transaction is in the interests of the Company with reference to objective standards and shall engage a professional valuer or independent financial adviser if necessary.

      Article 18

      When the board of directors of the Company votes on a connected transaction, any interested party may not vote on the following:

      (1)   a connected transaction in which the director has personal interest;

      (2) a connected transaction between the Company and a connected enterprise in which the director is employed or he has a controlling shareholding;

      (3) any matter the director is required to abstain from voting in accordance with the relevant laws and regulations of the State and the Articles of Association.

APPENDIX X                                                         MISCELLANEOUS

      Article 19

      Directors shall attend in person or appoint another director to attend on his behalf the board meeting at which the board of directors considers matters concerning a connected transaction. The proxy form shall set out the name of the proxy, the matter the proxy presents and authority of the proxy and the period for which the authority is valid and shall be signed by the appointor.

         CHAPTER 6 PRINCIPLES APPLICABLE TO THE SUPERVISORY COMMITTEE IN
                       RELATION TO CONNECTED TRANSACTIONS

      Article 20

      In the event that any supervisor or any other enterprises in which the supervisor is employed has any direct or indirect connection with the contract, transaction or arrangement (other than the employment contract) entered into or proposed by the Company, the supervisor shall disclose the nature and extent of the connection to the board of directors as soon as possible, regardless of whether the relevant matter requires the approval or consent of the board of directors under usual circumstances.

      Article 21

      Where the supervisory committee considers any proposal or matter which involves any connected supervisor, the connected supervisor may attend the meeting of the supervisory committee and explain his view in accordance with the laws and regulations, but may not vote on such proposal or matter. If any supervisor absent from the meeting is a connected supervisor, he may not authorise other supervisors to vote on his behalf on such proposal or matter.

      Article 22

      The supervisory committee shall exercise his right of supervision over the connected transactions of the Company in accordance with its duties, and shall ensure that the connected transactions are conducted in a fair, equitable and open manner. Any resolution in respect of any proposal or matter which involves any supervisor shall be valid only when it is passed by a majority of the unconnected supervisors.

      Article 23

      When the supervisory committee of the Company votes on a connected transaction, any interested party may not vote on the following:

      (1) a connected transaction in which the supervisor has personal interest;

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APPENDIX X                                                         MISCELLANEOUS

      (2) a connected transaction between the Company and a connected enterprise in which the supervisor is employed or he has a controlling shareholding;

      (3) any matter the supervisor is required to abstain from voting in accordance with the relevant laws and regulations of the State and the Articles of Association.

      Article 24

      At least half of the supervisors shall participate the meeting at which the supervisory committee considers a connected transaction. The opinion of the supervisors in respect of the connected transaction shall be recorded.

      Article 25

      The supervisory committee of the Company shall disclose its opinion in respect of the relevant material connected transactions in its periodic report.

      Article 26

      In the event that the connected transaction is prejudicial to the interests of the Company, the supervisors shall take remedial action and report to the shareholders' general meeting or to the relevant regulatory departments if necessary.

                 CHAPTER 7 DISCLOSURE OF CONNECTED TRANSACTIONS

      Article 27

      This system is not applicable to any connected transaction which is entered into between the Company and a connected person with an aggregate amount of less than RMB3,000,000 and below 0.5 per cent of the latest audited net asset value of the Company. However, certain basic information of such connected transaction shall be disclosed in the forthcoming periodic report.

      Article 28

      Any connected transaction entered into between the Company and a connected person with an aggregate amount from RMB3,000,000 to RMB30,000,000 or representing 0.5 per cent to 5 per cent of the latest audited net asset value of the Company shall be approved by the board of directors. The Company shall disclose the information of the relevant transaction in detail in the forthcoming report after completion of such transaction.

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APPENDIX X                                                         MISCELLANEOUS

      Article 29

      Any connected transaction entered into by a subsidiary in which the Company controls or holds more than 50 per cent of its shares shall be disclosed according to the requirements applicable to a connected transaction of the Company.

      Article 30

      Any transaction entered into or any material event between the largest creditor of the Company and the largest debtor of the Company shall be disclosed as a connected transaction of the Company. Apart from guarantee and debt restructuring, matters such as any change of creditors and debtors shall also be disclosed.

      Article 31

      Disclosure of a connected transaction by the Company shall include but not limited to the following:

      (1)   the date and place of the transaction;

      (2)   the relationship amongst the parties thereto;

      (3)   a summary of the relevant transaction and its purpose;

      (4)   the subject matter, price and pricing policy of the transaction;

      (5) the nature and proportion of interests attributable to the connected person in the transaction;

      (6) where the connected transaction involves an acquisition or disposal of interests in a company, the particulars of the beneficial owner of such company shall be stated in detail, including the name of such owner and its business condition;

      (7) the opinion of the board of directors on the impact of the connected transaction on the Company;

      (8) the opinion of the supervisory committee on the voting procedures and the fairness of the connected transaction;

      (9)   any other particulars required by relevant regulatory departments.

APPENDIX X                                                         MISCELLANEOUS

      Article 32

      In the event that the aggregate amount of a connected transaction proposed to be entered into by the Company and a connected person exceeds RMB30,000,000 or 5 per cent of the latest audited net asset value of the Company, the board of directors shall disclose the transaction as soon as possible after the resolution has been passed. The particulars to be disclosed shall comply with the requirements of Article 31. Such connected transaction shall be subject to the approval of the shareholders at a general meeting of the Company. Any connected person interested in such connected transaction shall abstain from voting on the resolution in the shareholders' general meeting.

      For such kind of connected transaction, the board of directors of the Company shall advise whether such transaction is in the interests of the Company. Meanwhile, the Company shall engage an independent financial adviser to advise whether such transaction is fair and reasonable so far as the shareholders are concerned and shall explain the reasons, major assumptions and factors taken into account. The Company shall disclose the information of the relevant transaction in detail in the forthcoming periodic report.

      Article 33

      In the event that the cumulative amount of the connected transactions consecutively entered into between the Company and the connected person in respect of the same subject matter within 12 months meets the amounts stated in Article 28, the Company shall disclose the same in accordance with Article 28.

      Article 34

      In the event that the cumulative amount of the connected transactions entered into between the Company and the connected person in respect of the same subject matter within 12 consecutive months meets the amounts stated in Article 32, the Company shall disclose the same in accordance with Article 32.

      Article 35

      In the event that the connected transaction agreements entered into between the Company and the connected person (including products supply and sale agreements, service agreements, lease agreements, etc.) have been disclosed in the previous periodic report of the Company, and the major terms (such as price, quantity and payment method, etc.) in such agreements have not significantly changed prior to the publishment of the forthcoming periodic report, the Company shall be exempted from the requirements of the aforesaid Articles of this system. However, the Company shall explain the progress of such agreements within the relevant period in the periodic report and its corresponding notes to the financial report.

APPENDIX X                                                         MISCELLANEOUS

      Article 36

      If the Company and the connected person enter into the following connected transactions, the Company shall be exempted from voting and disclosure requirements applicable to connected transactions:

      (1) a connected person receives dividend or bonus pursuant to a resolution passed at the shareholders' general meeting;

      (2) a connected transaction entered into between the Company and its controlling subsidiary;

      (3)   the purchase of bonds of the Company by the connected person;

      (4) any other matters which are exempted from disclosure by laws, regulations and rules.

                       CHAPTER 8 SUPPLEMENTARY PROVISIONS

      Article 37

      This system is formulated by the board of directors and shall take effect from the date on which it is approved at a shareholders' general meeting. It shall be subject to the interpretation of the board of directors.

      Article 38

      In the event of any circumstances which is not regulated by this system and any conflict between this system and the provisions of the Company Law, the Articles of Association and the relevant laws, regulations and policies of the State, the provisions of the Company Law, the Articles of Association and the relevant laws, regulations and policies shall prevail. Also, the implementation of this system shall not affect the compliance by the Company with those principles and obligations that the Company is required to follow and fulfil in accordance with the regulations, rules or codes formulated and/or implemented from time to time by the regulatory authorities overseas where its shares or securities are listed.

APPENDIX X                                                         MISCELLANEOUS

(B) WORKING REGULATIONS FOR INDEPENDENT DIRECTORS OF THE GUANGSHEN RAILWAY COMPANY LIMITED

                          CHAPTER 1 GENERAL PROVISIONS

      Article 1

      This system is formulated in accordance with the Guiding Opinion for Listed Companies on the Establishment of an Independent Director System issued by China Securities Regulatory Commission (hereinafter referred to as the "CSRC"), the articles of association and other relevant requirements of the State, in order to further regulate the corporate management structure of Guangshen Railway Company Limited (hereinafter referred to as the "Company") and to promote the regulatory operation of the Company.

      Article 2

      An independent director is a director who does not act in any other capacities in the Company other than as a director, and who does not have any relationship with the Company or its substantial shareholders which may affect the director in making independent and objective judgement.

      Article 3

      An independent director owes fiduciary and diligent duties towards the Company and all shareholders. An independent director shall perform his duties prudently, uphold the overall interests of the Company and, in particular, protect the legal rights of minority shareholders according to relevant laws and regulations.

      An independent director shall carry out his duties independently without being affected by any substantial shareholders or de facto controller of the Company or any unit or individual which is interested in the Company.

      An independent director may concurrently serve as an independent director in but not more than 5 listed companies, and shall ensure that he has sufficient time and energy to effectively carry out the duties of an independent director.

      Article 4

      An independent director shall serve the Company for not less than 15 working days in each year, and shall ensure that he has sufficient time and energy to effectively carry out the duties of an independent director.

APPENDIX X                                                         MISCELLANEOUS

                            CHAPTER 2 QUALIFICATIONS

      Article 5

      An independent director shall fulfill the following requirements:

      (1) possess the qualifications as a director of a listed company according to laws, administrative regulations and other relevant regulations of the State;

      (2) satisfy the criteria of independence as stipulated in the Guiding Opinion for Listed Companies on the Establishment of an Independent Director System issued by the CSRC;

      (3) have basic knowledge of the operations of a listed company, and shall be familiar with the relevant laws, administrative regulations, regulations and rules;

      (4) possess more than five years' working experience in practising law or finance or other experience which is necessary for discharging the duties as an independent director;

      (5)   other requirements as specified in the articles of association.

      Article 6

      An independent director shall be independent, and the following persons may not act as an independent director:

      (1) any person who holds any position in the Company or its subsidiaries and his/her direct relatives and main social relations (direct relatives include his/her spouse, parents and children while main social relations include siblings, parents-in-law, sons/daughters-in-law, spouses of siblings, siblings of spouse);

      (2) any person who, directly or indirectly, holds more than 1 per cent of the issued shares of the Company or is a natural person shareholder amongst the top 10 shareholders of the Company and his/her direct relatives;

      (3) any person who holds any position in a corporate shareholder directly or indirectly holding more than 5 per cent of the issued shares of the Company or holds any position in any of the top 5 corporate shareholders, and his/her direct relatives;

      (4) any person who falls within any of the 3 categories above during the most recent year;

      (5) any person who provides financial, legal or consultation services to the Company or its subsidiaries;

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APPENDIX X                                                         MISCELLANEOUS

      (6)   any person specified by the articles of association;

      (7)   any person specified by the CSRC.

      Article 7

      Independent directors and candidates of independent directors shall attend trainings organized by the CSRC and its authorized institutions in accordance with the requirements of the CSRC.

                 CHAPTER 3 NOMINATION, ELECTION AND APPOINTMENT

      Article 8

      The board of directors, supervisory committee of the Company and shareholders, individually or jointly, holding more than 1 per cent of the issued shares of the Company may nominate a candidate as independent director, whom shall be elected at a shareholders' general meeting.

      Article 9

      The proposer shall obtain the consent of the nominee prior to the nomination. The proposer shall thoroughly understand the occupation, academic background, professional title, detailed working experience and all part-time employment of the nominee, and shall express opinion on the qualification and independence of the nominee in acting as an independent director. The nominee shall make a public announcement to declare that he/she has no relationship with the Company which may affect him/her in making independent and objective judgement. Prior to the shareholders' general meeting at which the election of independent director is held, the board of directors of the Company shall announce the aforesaid matters as required.

      Article 10

      Prior to the shareholders' general meeting at which the election of independent director is held, the Company shall submit the relevant information of all nominees to the CSRC, local branch office of the CSRC where the Company locates and the Shanghai Stock Exchange at the same time. The qualification and independence of the nominee shall be reviewed by the CSRC.

      Where the board of directors of the Company has any objection in respect of the nominee, the written opinion of the board of directors shall be submitted together.

APPENDIX X                                                         MISCELLANEOUS

      Article 11

      A nominee who is reviewed and objected by the CSRC may stand as a nominee for director, but not independent director, of the Company. Prior to the shareholders' general meeting at which the election of independent director is held, the board of directors of the Company shall make a statement as to whether the CSRC has any objection against any nominee for an independent director.

      Article 12

      Independent directors shall have the same term of office as other directors of the Company, and may serve consecutive term if re-elected upon the expiry of the terms of their office. An independent director, however, may not hold the office consecutively for more than six years.

      Article 13

      The board of directors may propose at the shareholders' general meeting to remove any independent director who fails to attend the board meetings in person for three consecutive times. Save as aforesaid and where a person is not allowed to act as a director as stipulated in the Company Law of the People's Republic of China (hereinafter referred to as the "Company Law"), an independent director shall not be removed before the expiry of the term of office without reason. Where any independent director is removed prior to the expiry of his term, the Company shall disclose the same as a special disclosure matter. In the event that the independent director being removed from office considers the reason of removal is inappropriate, he may make a public statement.

      Article 14

      An independent director may resign prior to the expiry of his term. The independent director shall submit a written resignation to the board of directors, and state any matter that is related to his resignation or which the shareholders and creditors of the Company should be aware. If the resignation of the independent director will cause the ratio of independent directors in the board of directors of the Company falls below the minimum requirement under the Guiding Opinion for Listed Companies on the Establishment of an Independent Director System and the articles of association, the resignation of the independent director shall become effective after the vacancy is filled by the succeeding independent director.

APPENDIX X                                                         MISCELLANEOUS

                               CHAPTER 4 AUTHORITY

      Article 15

      Apart from the authorities vested by the Company Law and other relevant laws and regulations of the PRC, an independent director shall have the following special rights:

      1. to approve any proposed connected transaction to be entered into by the Company and its connected persons with an aggregate amount of more than five per cent of the latest audited net asset value of the Company before submission to the board of the directors for discussion. Before making any decision, the independent directors may engage intermediaries to prepare an independent financial report as the basis of their decision.

      2. to propose to the board of directors any engagement or removal of accountants.

      3. to propose to the board of directors the convening of an extraordinary general meeting.

      4.    to propose the convening of a board meeting.

      5.    to engage any external auditor or consultant independently.

      6. to make a call for voting rights to the shareholders before the shareholders' general meeting.

      An independent director shall obtain approval of more than half of all independent directors before exercising the aforesaid rights. The Company shall make disclosure in the event that the aforesaid proposals of independent directors are not adopted or the aforesaid duties cannot be performed in the normal course.

      Article 16

      Other than the aforesaid duties, independent directors shall give independent opinion to the board of directors or at a shareholders' general meeting in respect of the following matters:

      1.    nomination, appointment or removal of directors;

      2.    appointment or removal of senior management;

      3.    remuneration of the directors and senior management of the Company;

APPENDIX X                                                         MISCELLANEOUS

      4. existing or previous loan of the Company from a shareholder, de facto controller and connected enterprises of the Company or other capital flow which exceeds 5 per cent of the Company's latest audited net asset value, and whether the Company has adopted effective measures to recover the amount receivables;

      5. any matters which, in the opinion of the independent directors, may be prejudicial to the interests of the minority shareholders;

      6. other matters stipulated in the articles of association. The independent directors shall give one of the following opinion in respect of the above matters:

            consent;

            qualified opinion and the reasons;

            opposition and the reasons;

            incapable of expressing opinion and the impediments.

      The Company shall announce the opinion of the independent directors in respect of any matter if it is a discloseable matter. Where the independent directors fail to reach any consensus, the board of director shall disclose individual opinion of each independent director.

      Article 17

      To ensure that the independent directors can effectively perform the duties, the Company shall provide the independent directors with the necessary working conditions.

      (1) The Company shall ensure that the independent directors shall enjoy the same right to information as other directors. In respect of any matters which are subject to the approval of the board of directors, the Company shall give prior notice to the independent directors within the time prescribed by law together with adequate information. If the independent directors consider the information to be insufficient, they may request for supplementary information. Where 2 or more independent directors consider the information to be insufficient or the grounds to be unclear, they may jointly propose in writing to postpone the board meeting or delay the discussion on the relevant matters. The board of directors shall accept such proposal.

            Information provided by the Company to the independent directors shall be kept for at least 5 years by both the Company and the independent directors.

APPENDIX X                                                         MISCELLANEOUS

      (2) The secretary to the board of directors shall actively provide assistance to the independent directors to facilitate their discharge of duties. Where an announcement is required for any independent opinions, proposals and written statements made by independent directors, the secretary to the board of directors shall timely handle matters relating to such announcement at the stock exchange.

      (3) Where the independent directors perform duties, the relevant staff of the Company shall actively co-operate with them and may not refuse, hinder or conceal, and may not interfere with the independent directors from performing their duties.

      (4) Engagement fees of intermediaries and expenses incurred by independent directors in the course of their duties shall be borne by the Company.

      (5) The Company shall provide appropriate allowance to the independent directors. The amount of allowances shall be formulated by the board of directors in a budget and approved at a shareholders' general meeting and disclosed in the annual report of the Company.

      (6) Other than the aforesaid allowance, the independent directors may not receive any other additional benefits from the Company and its substantial shareholders or any institution in which the independent directors have interests and any staff of such institution.

                       CHAPTER 5 SUPPLEMENTARY PROVISIONS

      Article 18

      This system is formulated by the board of directors and shall take effect from the date on which it is approved at a shareholders' general meeting. It shall be subject to the interpretation of the board of directors.

      Article 19

      In the event of any circumstances which is not regulated by this system and any conflict between this system and the provisions of the Company Law, the articles of association and the relevant laws, regulations and policies of the State, the provisions of the Company Law, the articles of association and the relevant laws, regulations and policies of the State shall prevail. Also, the implementation of this system shall not affect the compliance by the Company with the requirements in relation to the independent directors' qualification, authorities and other respects formulated and implemented from time to time by any regulatory authorities overseas where its shares or securities are listed.

APPENDIX X                                                         MISCELLANEOUS

(C)   SYSTEM FOR SHAREHOLDERS' GENERAL MEETING (AMENDED)

                           CHAPTER 1 GENERAL PROVISION

      Article 1

      This system is formulated in accordance with the Company Law of the People's Republic of China (hereinafter referred to as the "Company Law"), the Special Regulations on the Overseas Offering and Listing of Shares by Joint Stock Limited Companies promulgated by the State Council and the articles of association of Guangshen Railway Company Limited (hereinafter referred to as the "Company") (hereinafter referred to as the "Articles of Association"), in order to protect the legitimate interests of all shareholders of the Company and improve the system of shareholders' general meeting.

      CHAPTER 2 FUNCTIONS AND POWERS OF THE SHAREHOLDERS' GENERAL MEETINGS

      Article 2

      Shareholders' general meeting is the organ of authority of the Company and it shall exercise the following functions and powers in accordance with law.

      (1) To decide the business directions and investment plans of the Company, to decide diversified business investment of RMB20 million or above and investment in marketable securities and foreign equity investment projects with investment amount of more than RMB50 million.

            To consider merger and acquisition proposals of the Company.

      (2) To elect and replace directors and decide on matters relating to their remuneration.

      (3) To elect and replace supervisors who are representatives of shareholders and to decide on matters relating to their remuneration.

      (4)   To consider and approve the report of the board of directors.

      (5)   To consider and approve the report of the supervisory committee.

      (6) To consider and approve annual preliminary and final financial budgets of the Company.

APPENDIX X                                                         MISCELLANEOUS

      (7) To consider and approve proposal of the Company for profits distribution and for making up losses.

      (8) To decide on an increase in or reduction of the registered capital of the Company.

      (9) To decide on matters such as mergers, spin-off, dissolution and winding up of the Company.

      (10)  To decide on the issue of debentures of the Company.

      (11) To decide on the appointment, removal or non-renewal of engagement of accountants.

      (12)  To consider and approve amendments to the Articles of Association.

      (13) To consider motions proposed by shareholders holding 5 per cent or above of the shares of the Company carrying voting right.

      (14) Any other matters required to be resolved at a shareholders' general meeting by laws, administrative regulations and the articles of association.

      (15) Matters that a shareholders' general meeting may authorize or appoint the board of directors to handle.

             CHAPTER 3 PROCEEDINGS OF SHAREHOLDERS' GENERAL MEETINGS

      Article 3

      Shareholders' general meetings are divided into annual general meetings and extraordinary general meetings and are convened by the board of directors. Annual general meetings shall be convened once every year and shall be held within six months after the end of the preceding financial year.

      Article 4

      In the event of any of the following circumstances, the board of directors shall convene an extraordinary general meeting within two months.

      (1) when the number of directors is less than the number required by the Company Law or less than two-thirds of the number required by the articles of association;

      (2) when the uncovered losses of the Company amount to one-third of the total amount of its share capital;

APPENDIX X                                                         MISCELLANEOUS

      (3) upon the written demand of shareholder(s) holding 10 per cent or above of the issued shares of the Company carrying voting right requesting for the convening of an extraordinary general meeting;

      (4) when the board of directors considers it necessary or upon the request of the supervisory committee.

      Article 5

      Any matters required to be proposed by the board of directors to shareholders' general meetings for consideration and approval shall be proposed to shareholders' general meetings by the board of directors of the Company.

      Shareholders holding 5 per cent or above of the shares of the Company carrying voting rights are also entitled to propose motions at shareholders' general meetings.

      Article 6

      Notice of Shareholders' General Meetings

      (1) To convene a shareholders' general meeting, the Company shall give a written notice, containing the business to be considered at the meeting and the date and venue of the meeting, 45 days before the date of the meeting as required.

      (2) The notice of a shareholders' general meeting shall be given in the following manners:

            By post. The notice of shareholders' general meeting shall be delivered to shareholders (whether they have voting rights at the shareholders' general meeting) by personal delivery or pre-paid airmail. The address of the recipient shall be the registered address as shown on the register of members.

            By announcement. For shareholders of domestic shares, the notice of shareholders' general meeting may be published in the form of an announcement.

      Article 7

      The Company shall calculate the number of voting shares represented by shareholders proposing to attend the shareholders' general meeting according to the written replies received by the Company 20 days before the date of such meeting. The Company may convene a shareholders' general meeting if the number of shares represents more than half of the Company's voting shares. If the number of shares is less than half of the Company's voting shares, the Company may convene the shareholders' general meeting after re-publishing the business to be considered at the shareholders' general meeting, and the date and venue of the meeting by way of announcement within 5 days.

APPENDIX X                                                         MISCELLANEOUS

      Any matter not set out in the notice convening an extraordinary general meeting shall not be decided at such meeting.

      Article 8

      Any shareholder entitled to attend and vote at the shareholders' general meeting is entitled to appoint one person or several persons as his/her proxy/proxies to attend the meeting and vote on his/her behalf. A proxy needs not be a member. Such proxy/proxies shall exercise the following rights in accordance with the instruction of such shareholder:

      (1)   the right to speak at the shareholders' general meeting;

      (2)   the right to demand a poll individually or jointly;

      (3) the right to vote on a show of hands or on a poll, in case of more than one proxy, the proxy shall only be entitled to exercise his voting right of a shareholder on a poll.

      Article 9

      The chairman of the board of directors shall convene and chair the shareholders' general meeting. If the chairman fails to attend the meeting, the board of directors may appoint one director of the Company to convene and chair the meeting. If no person is appointed as the chairman of the meeting, shareholders attending the meeting may elect one person to be the chairman. If, for any reason, shareholders are not able to elect the chairman, the shareholder (including proxies) holding the largest number of voting shares shall be the chairman of the meeting.

      Article 10

      When a shareholder (including proxies) votes at the shareholders' general meeting, he shall exercise his voting rights according to the number of voting shares that he/she represents. Each share shall carry one vote.

      Article 11

      At any shareholders' general meeting, voting shall be decided on a show of hands unless a poll is demanded by the following persons:

      (1)   the chairman of such meeting;

      (2)   at least two shareholders having the right to vote or their proxies;

      (3) one or more shareholders (including their proxies) individually or jointly representing 10 per cent or above of the shares carrying the rights to vote at such meeting.

APPENDIX X                                                         MISCELLANEOUS

      Article 12

      In the case of an equality of votes, whether on a show of hands or a poll, the chairman of the meeting shall be entitled to one additional vote.

      Article 13

      The chairman of the meeting shall decide whether a resolution is passed or not. His decision shall be final and conclusive, and shall be announced at the meeting and recorded in the minutes of the meeting.

      Article 14

      If the chairman of the meeting is in any doubt as to the resolution of the business proposed, he could demand to count the votes. If the chairman has not demanded to count the votes and any shareholder or his/her proxy present at the meeting disagrees with the results announced by the chairman of the meeting, the shareholder or his/her proxy is entitled to demand to count the votes immediately after the announcement of the results, and the chairman of the meeting shall count the votes immediately.

      Article 15

      If votes are counted at the shareholders' general meeting, the results of the counting of votes shall be recorded in the minutes of the meeting.

      Article 16

      Resolutions of a shareholders' general meeting can be divided into ordinary resolutions and special resolutions.

      An ordinary resolution shall be passed by more than half of the voting rights held by the shareholders (including proxies) present at the shareholders' general meeting.

      A special resolution shall be passed by more than two-thirds of the voting rights held by the shareholders (including proxies) present at the shareholders' general meeting.

      Article 17

      The following matters shall be approved by ordinary resolutions at a shareholders' general meeting.

      (1) the work reports of the board of directors and the supervisory committee;

APPENDIX X                                                         MISCELLANEOUS

      (2) the proposal of the board of directors for profit distribution and for making up losses;

      (3) the removal of member of the board of directors and the supervisory committee, and their remuneration and payment method;

      (4) the annual preliminary and final budgets, balance sheets, profit and loss statements and other financial statements of the Company;

      (5) any matters other than those required to be approved by special resolutions under the laws, administrative regulations or the articles of association.

      Article 18

      The following matters shall be approved by special resolutions at a shareholders' general meeting.

      (1) an increase in or reduction of the share capital, and the issue of any class of shares, warrants and other similar securities of the Company;

      (2)   issue of debentures of the Company;

      (3)   the spin-off, mergers, dissolution and winding up of the Company;

      (4)   the amendments to the articles of association;

      (5) any other matters which are considered at the shareholders' general meeting by an ordinary resolution as having a material effect on the Company and shall be approved by a special resolution.

      Article 19

      Any matters resolved at the shareholders' general meeting shall be recorded in the minutes of such meeting which shall be signed by directors present at the meeting. The minutes together with the signature book of the shareholders and the proxy forms of the proxies present at the meeting shall be kept at the registered office of the Company.

      Article 20

      Copies of the minutes shall be available for inspection, free of charge, by shareholders during the business hours of the Company. Upon request of copy of the relevant minutes by any shareholder, the Company shall deliver the copy of the relevant minutes within 7 days after the receipt of reasonable fee.

APPENDIX X                                                         MISCELLANEOUS

                            CHAPTER 4 CLASS MEETINGS

      Article 21

      Requirements of class meetings shall be implemented in accordance with the requirements set out in Chapter 9 of the articles of association.

                       CHAPTER 5 SUPPLEMENTARY PROVISIONS

      Article 22

      This system shall take effect upon approval by shareholders' general meeting of the Company. Other requirements in relation to shareholders' general meeting shall be implemented in accordance with the relevant requirements in the articles of association.

      Article 23

      This system shall be subject to the interpretation of the board of directors of the Company.

                   NOTICE OF CLASS MEETING OF DOMESTIC SHARES

                    [GUANGSHEN RAILWAY COMPANY LIMITED LOGO]
 (a joint stock limited company incorporated in the People's Republic of China)
                                (Stock Code: 525)

NOTICE IS HEREBY GIVEN that the board of directors ("BOARD") of Guangshen Railway Company Limited (the "COMPANY") has resolved that a class meeting of the holders of domestic shares of the Company (the "Domestic Shareholders Class Meeting") is to be held at the Meeting Room of the Company at 3/F, No. 1052 Heping Road, Shenzhen, Guangdong Province, the People's Republic of China ("PRC") at 9:00 a.m. on 30 December 2004 (Thursday) to consider and, if thought fit, to pass the following resolution as a special resolution:-

"THAT subject to the approval at: (i) the class meeting of holders of H shares of the Company; and (ii) the extraordinary general meeting of shareholders of the Company, the proposal for the application for the public issue of Renminbi-denominated ordinary shares of the Company of Renminbi 1.00 each (the "A Share Issue"), structure of which is set out as follows, be and is hereby approved.

Structure of the A Share Issue:

(a) Class of securities to be issued: Renminbi-denominated ordinary shares ("A Shares");

(b)   Par value of each A Share: Renminbi 1.00;

(c)   Size of the A Share Issue: Not more than 2.75 billion A Shares;

(d)   Proposed place of listing: Shanghai Stock Exchange;

(e) Target subscribers: Natural persons and institutional investors within the PRC, except those restricted by the applicable PRC laws and regulations;

(f) Pricing and issuing mechanism: Pricing and issuing mechanism will be determined by the applicable rules and regulations of China Securities Regulatory Commission; and

(g) Use of proceeds: To finance the acquisition of the assets and liabilities in relation to the operation of the railway transportation business between Guangzhou and Pingshi from Guangzhou Railway Group Yang Cheng Railway Company.

Resolution approving the proposal shall be valid for one (1) year from the date of approval."

                   NOTICE OF CLASS MEETING OF DOMESTIC SHARES

Notes:

(1) Each shareholder entitled to attend and vote at the Domestic Shareholders Class Meeting may appoint one or more proxies (whether a shareholder or not) to attend the meeting and vote on his behalf.

(2) Where a shareholder appoints more than one proxy, his proxies may only exercise the voting right when a poll is taken.

(3) The instrument appointing a proxy must be in writing and signed by the appointer or his attorney duly authorized in writing. If the proxy form is signed by an attorney on behalf of the appointor, the power of attorney or other authority must be notarially certified. To be valid, the proxy form, together with a notarially certified copy of the power of attorney or other authority, must be delivered to the registered address of the Company not less than 24 hours before the commencement of the Domestic Shareholders Class Meeting or any adjournment thereof (as the case may be).

(4) Shareholders who intend to attend the Domestic Shareholders Class Meeting are requested to deliver the attendance confirmation reply form to the registered office of the Company in person, by post or by facsimile on or before 10 December 2004.

(5) The Domestic Shareholders Class Meeting is expected to last not more than half a day. Shareholders and proxies attending the Domestic Shareholders Class Meeting shall be responsible for their own traveling, accommodation and other related expenses.

Registered Office of the Company:
No. 1052 Heping Road
Shenzhen, Guangdong Province
The People's Republic of China
Telephone: 86-755-25587920 or 25588146
Facsimile: 86-755-25591480

                                                           By Order of the Board
                                                               GUO XIANGDONG
                                                             Company Secretary

Shenzhen, the PRC
15 November 2004

                       NOTICE OF CLASS MEETING OF H SHARES

                    [GUANGSHEN RAILWAY COMPANY LIMITED LOGO]
 (a joint stock limited company incorporated in the People's Republic of China)
                                (Stock Code: 525)

NOTICE IS HEREBY GIVEN that the board of directors ("BOARD") of Guangshen Railway Company Limited (the "COMPANY") has resolved that a class meeting of the holders of H shares of the Company (the "H Shares Shareholders Class Meeting") is to be held at the Meeting Room of the Company at 3/F, No. 1052 Heping Road, Shenzhen, Guangdong Province, the People's Republic of China ("PRC") at 9:30 a.m. on 30 December 2004 (Thursday) (or immediately after the conclusion or adjournment of the class meeting of the holders of the domestic shares of the Company) to consider and, if thought fit, to pass the following resolution as a special resolution:-

"THAT subject to the approval at: (i) the class meeting of holders of domestic shares of the Company; and (ii) the extraordinary general meeting of shareholders of the Company, the proposal for the application for the public issue of Renminbi-denominated ordinary shares of the Company of Renminbi 1.00 each (the "A Share Issue"), structure of which is set out as follows, be and is hereby approved.

Structure of the A Share Issue:

(a) Class of securities to be issued: Renminbi-denominated ordinary shares ("A Shares");

(b)   Par value of each A Share: Renminbi 1.00;

(c)   Size of A Share Issue: Not more than 2.75 billion A Shares;

(d)   Proposed place of listing: Shanghai Stock Exchange;

(e) Target subscribers: Natural persons and institutional investors within the PRC, except those restricted by the applicable PRC laws and regulations;

(f) Pricing and issuing mechanism: Pricing and issuing mechanism will be determined by the applicable rules and regulations of China Securities Regulatory Commission; and

(g) Use of proceeds: To finance the acquisition of the assets and liabilities in relation to the operation of the railway transportation business between Guangzhou and Pingshi from Guangzhou Railway Group Yang Cheng Railway Company.

Resolution approving the proposal shall be valid for one (1) year from the date of approval."

                       NOTICE OF CLASS MEETING OF H SHARES

Notes:

(1) Holders of H shares of the Company are advised that the register of members of the Company's H shares will be closed from 30 November 2004 to 30 December 2004 (both days inclusive). Holders of H shares of the Company whose names appear on the register of members of H shares of the Company at 4:00 p.m. on 29 November 2004, or their proxies, are entitled to attend the H Shares Shareholders Class Meeting by presenting their identity cards or passports.

(2) Each shareholder entitled to attend and vote at the H Shares Shareholders Class Meeting may appoint one or more proxies (whether a shareholder or not) to attend the meeting and vote on his behalf.

(3) Where a shareholder appoints more than one proxy, his proxies may only exercise the voting right when a poll is taken.

(4) The instrument appointing a proxy must be in writing and signed by the appointer or his attorney duly authorized in writing. If the proxy form is signed by an attorney on behalf of the appointor, the power of attorney or other authority must be notarially certified. To be valid, the proxy form, together with a notarially certified copy of the power of attorney or other authority, must be delivered to the registered address of the Company not less than 24 hours before the commencement of the H Shares Shareholders Class Meeting or any adjournment thereof (as the case may be).

(5) Shareholders who intend to attend the H Shares Shareholders Class Meeting are requested to deliver the attendance confirmation reply form to the registered office of the Company in person, by post or by facsimile on or before 10 December 2004.

(6) The H Shares Shareholders Class Meeting is expected to last not more than half a day. Shareholders and proxies attending the H Shares Shareholders Class Meeting shall be responsible for their own traveling, accommodation and other related expenses.

Registered Office of the Company:
No. 1052 Heping Road
Shenzhen, Guangdong Province
The People's Republic of China
Telephone: 86-755-25587920 or 25588146
Facsimile: 86-755-25591480

                                                           By Order of the Board
                                                               GUO XIANGDONG
                                                             Company Secretary

Shenzhen, the PRC
15 November 2004

                     NOTICE OF EXTRAORDINARY GENERAL MEETING

                    [GUANGSHEN RAILWAY COMPANY LIMITED LOGO]
 (a joint stock limited company incorporated in the People's Republic of China)
                                (Stock Code: 525)

NOTICE IS HEREBY GIVEN that the board of directors ("BOARD") of Guangshen Railway Company Limited (the "COMPANY") has resolved that an extraordinary general meeting (the "EGM") of the Company is to be held at the Meeting Room of the Company at 3/F, No. 1052 Heping Road, Shenzhen, Guangdong Province, the People's Republic of China ("PRC") at 10:00 a.m. on 30 December 2004 (Thursday) (or immediately after the conclusion or adjournment of the class meeting of the holders of H shares of the Company) to consider and, if thought fit, to pass the following resolutions:-

                              ORDINARY RESOLUTIONS

1. "THAT subject to the passing of the special resolution numbered 1 set out in this notice of the EGM (the "Notice"),

      (a) the conditional sale and purchase agreement entered into between Guangzhou Railway Group Yang Cheng Railway Company (Chinese Characters) ("Yang Cheng") and the Company dated 15 November 2004 (the "Acquisition Agreement"), a copy of which has been initialled by the chairman of the EGM (the "Chairman") and for the purpose of identification marked "A", be and is hereby approved, confirmed and ratified; and

      (b) any one director of the Company be and is hereby authorised to do all such further acts and things and execute such further documents and take all steps which in his/her opinion may be necessary, desirable and expedient to implement and/or give effect to the terms of the Acquisition Agreement and the transactions contemplated thereunder."

2. "THAT subject to the passing of the ordinary resolution numbered 1 set out in the Notice,

      (a) the conditional leasing agreement entered into between Guangzhou Railway (Group) Company (Chinese Characters) (the "Parent Company") and the Company dated 15 November 2004 (the "Leasing Agreement");

                     NOTICE OF EXTRAORDINARY GENERAL MEETING

      (b) the conditional comprehensive services agreement entered into between the Parent Company and the Company dated 15 November 2004 (the "Parent Comprehensive Services Agreement"); and

      (c) the conditional comprehensive services agreement entered into between Yang Cheng and the Company dated 15 November 2004 (the "YC Comprehensive Services Agreement"),

            (the Leasing Agreement, the Parent Comprehensive Services Agreement and the YC Comprehensive Services Agreement shall hereinafter collectively be referred to as the "Ongoing Connected Transactions Agreements"),

            copies of which have been initialled by the Chairman and for the purpose of identification marked "B", and the transactions contemplated thereunder as more particularly described in the paragraph headed "Ongoing Connected Transactions" in the announcement of the Company dated 15 November 2004, which the Company expects to occur on a regular and continuous basis in its ordinary course of business, together with the proposed annual caps as set out therein in relation to each type of ongoing connected transaction, be and are hereby approved, confirmed and ratified and any one director of the Company be and is hereby authorised to do all such further acts and things and execute such further documents and take all such steps which in his/her opinion may be necessary, desirable and expedient to implement and/or give effect to the terms of such connected transactions."

3. "THAT subject to the passing of the special resolution numbered 1 set out in the Notice, the Board be and is hereby authorized to handle for and on behalf of the Company all matters relevant to the A Share Issue (as defined in the special resolution numbered 1 set out in the Notice)."

4. "THAT subject to the passing of the special resolution numbered 1 set out in the Notice and the completion of the A Share Issue, the proposal that the existing and new shareholders of the Company will be entitled to sharing the undistributed retained profits of the Company after the distribution of profits for the year 2004 be and is hereby approved."

5. "THAT subject to the passing of the special resolution numbered 1 set out in the Notice and the completion of the A Share Issue, the ODecision Making System Concerning Connected Transactions of the Company' be and is hereby approved and adopted." (Note 7)

                     NOTICE OF EXTRAORDINARY GENERAL MEETING

6. "THAT subject to the passing of the special resolution numbered 1 set out in the Notice and the completion of the A Share Issue, the OWorking Regulations for Independent Directors of the Company' be and is hereby approved and adopted." (Note 7)

7. "THAT subject to the passing of the special resolution numbered 1 set out in the Notice and the completion of the A Share Issue, the OSystem for Shareholders' General Meeting (Amended)' be and is hereby approved and adopted." (Note 7)

8. "THAT the termination of the engagement of Mr. Feng Qifu as a director of the Company be and is hereby considered and approved."

9. "THAT the appointment of Mr. Li Kelie as a director of the Company be and is hereby considered and approved."

                               SPECIAL RESOLUTIONS

1. "THAT subject to the approval at: (i) the class meeting of holders of domestic shares of the Company; and (ii) the class meeting of holder of H shares of the Company, and the passing of the ordinary resolution numbered 1 set out in the Notice, the proposal for the application for the public issue of Renminbi-denominated ordinary shares of the Company (the "A Share Issue"), structure of which is set out as follows, be and is hereby approved.

      Structure of the A Share Issue:

      (a) Class of securities to be issued: Renminbi-denominated ordinary shares ("A Shares");

      (b)   Par value of each A Share: Renminbi 1.00;

      (c)   Size of A Share Issue: Not more than 2.75 billion A Shares;

      (d)   Proposed place of listing: Shanghai Stock Exchange;

      (e) Target subscribers: Natural persons and institutional investors within the PRC, except those restricted by the applicable PRC laws and regulations;

      (f) Pricing and issuing mechanism: Pricing and issuing mechanism will be determined by the latest rules and regulations of China Securities Regulatory Commission; and

                     NOTICE OF EXTRAORDINARY GENERAL MEETING

      (g) Use of proceeds: To finance the acquisition of the assets and liabilities in relation to the operation of the railway transportation business between Guangzhou and Pingshi from Yang Cheng.

      Resolution approving the proposal shall be valid for one (1) year from the date of approval."

2.    "THAT:

      (a) the proposed amendment to the articles of association be and is hereby approved (Note 7); and

      (b) the Board be and is hereby authorised to do all such further acts and things and take all steps which in its opinion may be necessary, desirable and expedient to give effect to such amendment, including but not limited to application for approval of, registration of or filing the amendments with the relevant governmental bodies of the PRC and Hong Kong and making further amendments as governmental bodies of the PRC may require."

3. "THAT subject to the passing of the special resolution numbered 1 set out in the Notice and the completion of the A Share Issue:

      (a) the articles of association of the Company, a copy of which has been initialled by the Chairman and for the purpose of identification marked "C", be and is hereby approved and adopted (Note 7); and

      (b) the Board be and is hereby authorised to do all such further acts and things and take all steps which in its opinion may be necessary, desirable and expedient to give effect to such approval and adoption, including but not limited to application for approval of, registration of or filing the articles of association with the relevant governmental bodies of the PRC and Hong Kong and making further amendments as governmental bodies of the PRC may require."

PROPOSED AMENDMENTS TO THE ARTICLES OF ASSOCIATION OF THE COMPANY

Please refer to the circular to be despatched by the Company to its shareholders for details.

                     NOTICE OF EXTRAORDINARY GENERAL MEETING

INFORMATION ABOUT THE CANDIDATE OF EXECUTIVE DIRECTOR

Mr. Li Kelie, aged 56, joined the Company on 4 October, 2004 and is the General Manager of the Company. Mr. Li is a member of Chinese Writers' Association and a vice chairman of (Chinese Characters) (Guangzhou Writers' Association). Mr. Li has participated in the operation and management of railway transportation for years and has extensive industry experience. From 1994 to September 2004, Mr. Li held various senior positions within Guangzhou Railway (Group) Company and its subsidiaries. Before he joined the Company, he was the Chairman and the General Manager of (Chinese Characters) (Sanmao Railway Company Limited).

Notes:

(1) Holders of the H shares of the Company are advised that the register of members of the Company's H shares will be closed from 30 November 2004 to 30 December 2004 (both days inclusive), during which no transfer of H shares will be registered. Shareholders of the Company whose names appear on the registers of members of the Company at 4:00 p.m. on 29 November 2004, or their proxies, are entitled to attend the EGM by presenting their identity cards or passports.

(2) Each shareholder entitled to attend and vote at the EGM may appoint one or more proxies (whether a shareholder or not) to attend the meeting and vote on his behalf.

(3) Where a shareholder appoints more than one proxy, his proxies may only exercise the voting right when a poll is taken.

(4) The instrument appointing a proxy must be in writing and signed by the appointer or his attorney duly authorized in writing. If the proxy form is signed by an attorney on behalf of the appointor, the power of attorney or other authority must be notarially certified. To be valid, the proxy form, together with a notarially certified copy of the power of attorney or other authority, must be delivered to the registered address of the Company not less than 24 hours before the commencement of the EGM or any adjournment thereof (as the case may be).

(5) Shareholders who intend to attend the EGM are requested to deliver the attendance confirmation reply form to the registered office of the Company in person, by post or by facsimile on or before 10 December 2004.

(6) The EGM is expected to last for half a day. Shareholders and proxies attending the EGM shall be responsible for their own traveling, accommodation and other related expenses.

                     NOTICE OF EXTRAORDINARY GENERAL MEETING

(7) Details of the systems and regulations proposed to be adopted and the proposed amendments to the articles of association will be set out in a circular to be despatched by the Company to its shareholders as soon as practicable (which shall in no event be later than 6 December 2004).

Registered Office of the Company:
No. 1052 Heping Road
Shenzhen, Guangdong Province
The People's Republic of China
Telephone: 86-755-25587920 or 25588146
Facsimile: 86-755-25591480

                                                           By Order of the Board
                                                               GUO XIANGDONG
                                                             Company Secretary

Shenzhen, the PRC
15 November 2004

                    [GUANGSHEN RAILWAY COMPANY LIMITED LOGO]

 (a joint stock limited company incorporated in the People's Republic of China)
                                 STOCK CODE: 525
                                                               Number of shares
                                                               to which this
                       PROXY FORM FOR USE BY SHAREHOLDERS      proxy form
                   AT THE H SHARES SHAREHOLDERS CLASS MEETING  relates: (Note 1)

I/We (Note 2)__________________________________________________________________
of_____________________________________________________________________________
being the registered shareholder of Guangshen Railway Company Limited (the "Company") hereby appoint THE CHAIRMAN OF THE H SHARES SHAREHOLDERS CLASS MEETING/ __________________________________________________________ (Note 3) of
_______________________________________________________________________________
as my/our proxy to attend and vote on my/our behalf at the H shares shareholders class meeting (the "H Shares Shareholders Class Meeting") of the Company (or any adjournment thereof) to be held at the Meeting Room of the Company at 3/F, No. 1052 Heping Road, Shenzhen, Guangdong Province, the People's Republic of China, at 9:30 a.m. on 30 December 2004 (or immediately after the conclusion or adjournment of the domestic shareholders class meeting) in respect of the resolution set out in the notice convening the H Shares Shareholders Class Meeting as hereunder indicated, and if no indication is given, as my/our proxy thinks fit or abstains at his/her own discretion.

              RESOLUTION                    FOR (Note 4)      AGAINST (Note 4)
-------------------------------------     ----------------    ----------------
To approve the A Share Issue (Note 7)

Date: ________________ 2004                 Signature: _________________(Note 5)

Notes:

1. Please fill in the number of shares in the Company registered in your name to which this proxy form relates. Failure to fill in the number of shares will result in this proxy form being deemed to relate to all shares in the Company registered in your name.

2.    Full name(s) and address(es) must be inserted in BLOCK LETTERS.

3. If any proxy other than the chairman is preferred, strike out "THE CHAIRMAN OF THE H SHARES SHAREHOLDERS CLASS MEETING/" and insert the name and address of the proxy you intend to appoint in the space provided. A shareholder is entitled to appoint one or more proxies to attend and vote at the H Shares Shareholders Class Meeting. The proxy or proxies need not be a member of the Company. Any alteration made to this proxy form must be signed by the person who signs it.

4. IMPORTANT: IF YOU WISH TO VOTE FOR ANY RESOLUTION, PUT A "[ ]" IN THE BOX MARKED "FOR". IF YOU WISH TO VOTE AGAINST ANY RESOLUTION, PUT A "[ ]" IN THE BOX MARKED OAGAINSTO. Failure to complete the boxes will entitle your proxy to cast your vote(s) or abstain at his/her discretion.

5. This proxy form must be signed by you or your attorney duly authorised in writing (in which case the written authority appointing such attorney has to be notarially certified) or, if the appointor is incorporation, this proxy form must be executed under its common seal or under the hand of a director or an attorney of the corporation duly authorised in writing.

6. To be valid, this proxy form, together with any notarially certified copy of the power of attorney or any other authority under which the proxy form is signed must be lodged with the Secretariat of the Board of Directors of the Company at No. 1052 Heping Road, Shenzhen, Guangdong Province, the People's Republic of China not less than 24 hours before the commencement of the H Shares Shareholders Class Meeting or any adjournment thereof (as the case may be).

7. The term is defined in the notice convening the H Shares Shareholders Class Meeting.

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